NEW ISSUE - BOOK-ENTRY-ONLY                                                                                                 RATINGS:

                                                                                                                      (MBIA Insured)
Taxable (Federal)                                                                                                      Moody's : Aaa
Tax-Exempt (State of California)                                                                              Standard & Poor's: AAA
                                                                                                                         Fitch : AAA
         In the opinion of Orrick, Herrington & Sutcliffe LLP, Bond Counsel, under existing law, interest on the Series 2002 Bonds is exempt from present
State of California personal income taxes. Interest on the Series 2002 Bonds is not excludable from gross income for federal income tax purposes. Bond Counsel expresses no opinion regarding any other tax consequences related to the ownership or disposition of, or the accrual or receipt of interest on, the
Series 2002 Bonds. See "Tax Matters" herein.
                                                              $737,340,000
                                                           COUNTY OF SAN DIEGO
                                                     TAXABLE PENSION OBLIGATION BONDS
                $132,215,000                                  $505,125,000                                 $100,000,000
                Series 2002A                                  Series 2002B                                 Series 2002C
          (Current Interest Bonds)                      (Auction Rate Securities)                 (Public Income Notes (PINES(®)))

Dated: Date of Delivery                                                                Due: August 15, as shown on inside cover page

         The County of San Diego (the "County") is issuing its Taxable  Pension  Obligation  Bonds,  Series 2002A,  Series 2002B and
Series 2002C (collectively, the "Series 2002 Bonds") pursuant to Articles 10 and 11 (commencing with Section 53570) of Chapter 3, Division 2, Title 5 of the
Government Code of the State of California, a Trust Agreement (the "Original Trust Agreement") dated as of January 1, 1994, by and between the County and
U.S. Trust Company of California, N.A., as trustee (the "Prior Trustee") and a First Supplemental Trust Agreement (the "Supplemental Trust Agreement," and
together with the Original Trust Agreement, the "Trust Agreement") dated as of September 1, 2002 by and between the County and BNY Western Trust Company, as trustee (the "Trustee"), to fund a portion of the increased statutory obligation of the County to make payments to the County's Employees' Retirement Association
(the "Association") by refunding the Debenture (defined below), to defease to maturity, a portion of the County's outstanding Taxable Pension Obligation
Bonds, Series A (the "Prior Bonds," and together with the Series 2002 Bonds and any additional bonds which may be issued under the Trust Agreement, the
"Bonds"), and to pay the initial costs of financing.

         The Prior Bonds were issued to finance the County's statutory obligation pursuant to Section 31584 of the County Employees Retirement Law of
1937, as amended (the "Retirement Law") to appropriate and make payments to the San Diego County Employees' Retirement Association (the "Association") for
certain amounts arising as a result of retirement benefits accruing to members of the Association. In respect of an increased statutory obligation since the issuance of the Prior Bonds, the County will execute a debenture (the "Debenture") in favor of the Association. See "Plan of Financing" and "Security
and Sources of Payment for the Series 2002 Bonds."

         Interest on the Series 2002A Bonds will be payable on February 15 and August 15, commencing on August 15, 2003. Interest on the Series 2002B Bonds and
Series 2002C Bonds is payable semiannually on February 15 and August 15 of each year, commencing February 15, 2003. The Series 2002A Bonds (the "Current
Interest Bonds") and the Series 2002C Bonds (the "PINES") will bear interest at the respective rates per annum set forth on the inside front cover page.
Interest on the Series 2002B Bonds (the "Auction Rate Securities") will accrue at the Applicable Auction Rates until the Fixed Rate Conversion Date for such
Series 2002B Bonds as described under the caption "The Bonds - Series 2002B Bonds" herein and in Appendix F -"Auction and Settlement Procedures" attached hereto.

         The Series 2002 Bonds are being issued in fully registered form, registered in the name of Cede & Co., as nominee of The Depository Trust
Company, New York, New York ("DTC") in the United States. DTC will act as securities depository of the Series 2002 Bonds. Individual purchases will be made in book-entry form only in denominations of (i) with respect to Current Interest Bonds, $5,000 principal amount or any integral multiple thereof, (ii)
with respect to Auction Rate Securities, $25,000 principal amount or any integral multiple thereof, and (iii) with respect to PINES, $25 principal amount or integral multiples thereof. Purchasers will not receive certificates representing their beneficial ownership interest in the Series 2002 Bonds purchased. See Appendix E attached hereto.

         Certain of the Series 2002 Bonds are subject to optional and mandatory sinking fund redemption prior to maturity, as described herein under the caption
"The Series 2002 Bonds."

         Payment of principal and interest on the Series 2002 Bonds when due will be insured by a financial guaranty insurance policy to be issued by MBIA
Insurance Corporation ("MBIA"), simultaneously with the delivery of the Series 2002 Bonds. See "Financial Guaranty Insurance Policy."

                                      M B I A

         THE PAYMENT OF PRINCIPAL OF AND INTEREST ON THE BONDS ARE OBLIGATIONS IMPOSED BY LAW PAYABLE FROM FUNDS TO BE APPROPRIATED BY THE COUNTY PURSUANT TO
THE RETIREMENT LAW. PURSUANT TO SECTION 31584 OF THE RETIREMENT LAW, THE BOARD OF SUPERVISORS OF THE COUNTY IS OBLIGATED TO MAKE APPROPRIATIONS TO PAY THE
UNFUNDED ACCRUED ACTUARIAL LIABILITY OF THE ASSOCIATION AND PURSUANT TO SUCH SECTION THE COUNTY AUDITOR-CONTROLLER SHALL TRANSFER FROM ANY MONEY AVAILABLE IN
ANY FUND IN THE COUNTY TREASURY THE SUMS SPECIFIED IF THE BOARD OF SUPERVISORS FAILS TO MAKE SUCH APPROPRIATIONS. IN ADDITION, THE SERIES 2002 BONDS AND THE
PRIOR BONDS ARE SECURED ON A PARITY TOGETHER WITH ANY ADDITIONAL BONDS WHICH HEREAFTER MAY BE ISSUED UNDER THE TRUST AGREEMENT, AND ARE NOT SECURED OR
LIMITED AS TO PAYMENT BY ANY SPECIAL SOURCE OF FUNDS OF THE COUNTY.

         THE SERIES 2002 BONDS DO NOT CONSTITUTE AN OBLIGATION OF THE COUNTY FOR WHICH THE COUNTY IS OBLIGATED TO LEVY OR PLEDGE ANY FORM OF TAXATION. THE SERIES
2002 BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE COUNTY, THE STATE OR ANY OF ITS POLITICAL SUBDIVISIONS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY
DEBT LIMITATION OR RESTRICTION.

         The County intends to apply to list the Series 2002C Bonds on the New York Stock Exchange ("NYSE"). If such application is approved, trading of the
Series 2002C Bonds on the NYSE is expected to commence approximately 30 days after the issuance of the Series 2002C Bonds.

         This cover page contains information for quick reference only. It is not a summary of this issue. Potential purchasers must read the entire Official
Statement to obtain information essential to making an informed investment decision.

         The Series 2002 Bonds will be offered when, as and if executed, delivered, and received by the Underwriters, subject to the approval as to their legality by Orrick, Herrington & Sutcliffe LLP, Bond Counsel and certain other conditions. Certain legal matters will be passed upon for the Underwriters by their counsel, Hawkins, Delafield & Wood, Los Angeles, California, for the County by the County Counsel, and for MBIA by its counsel, Kutak Rock LLP,
Irvine, California. It is anticipated that the Series 2002 Bonds in definitive form will be available for delivery to DTC in New York, New York, and through the Euroclear System and Clearstream, Luxembourg in Europe on or about October 3, 2002.

Salomon Smith Barney                                                                               Morgan Stanley & Co. Incorporated
Banc of America Securities LLC                                                                              Bear, Stearns & Co. Inc.
Lehman Brothers                                                                                                  Ramirez & Co., Inc.

Dated: September 17, 2002
____________________
PINES is a registered service mark of Salomon Smith Barney Inc.

                                Maturity Schedule

                         $132,215,000 Series 2002A Bonds
                            (Current Interest Bonds)

                Maturity              Principal            Interest
              (August 15)             Amount                Rate                 Price
                  2008                $14,675,000            3.88%                 100%
                  2009                 15,325,000            4.12                  100
                  2010                 15,990,000            4.34                  100
                  2011                 16,720,000            4.60                  100
                  2012                 17,515,000            4.65                  100
                  2013                 18,355,000            4.72                  100
                  2014                 16,405,000            4.86                  100
                  2015                 17,230,000            4.95                  100

                        ____________________________________

                         $505,125,000 Series 2002B Bonds
                            (Auction Rate Securities)

                                                                                                                       Initial Auction
                          Principal        Maturity      Initial Auction        Auction Date       Initial Interest    Interest Period
     Subseries             Amount         (August 15)          Date              Generally           Payment Date          (Days)

        B-1             $100,000,000         2032        October 23, 2002       Each fourth       February 15, 2003          21
                                                                            Wednesday thereafter
        B-2              135,025,000         2030        October 30, 2002       Each fourth       February 15, 2003          28
                                                                            Wednesday thereafter
        B-3              135,050,000         2030        November 6, 2002       Each fourth       February 15, 2003          35
                                                                            Wednesday thereafter
        B-4              135,050,000         2030       November 13, 2002       Each fourth       February 15, 2003          42
                                                                            Wednesday thereafter

                              _________________________________

          $100,000,000 6.125% Series 2002C PINES due August 15, 2032: Price 100%
                             (Public Income Notes (PINES(®)))
                              _________________________________

 COUNTY OF SAN DIEGO, STATE OF CALIFORNIA

                              BOARD OF SUPERVISORS

          Ron Roberts, Chairman                      Fourth District
          Greg Cox, Vice-Chairman                    First District
          Dianne Jacob                               Second District
          Pam Slater                                 Third District
          Bill Horn                                  Fifth District

                                   ******

                                COUNTY OFFICIALS

                  Walter F. Ekard, Chief Administrative Officer
                   Bart J. Hartman, Treasurer - Tax Collector
                    William J. Kelly, Chief Financial Officer
                         John J. Sansone, County Counsel

                                   ******

                                SPECIAL SERVICES

             Bond Counsel                                    Trustee
  Orrick, Herrington & Sutcliffe LLP                BNY Western Trust Company
        Los Angeles, California                      Los Angeles, California

                                Financial Advisor
                                    JP Morgan
                            San Francisco, California

         No dealer, broker, salesperson or other person has been authorized by the County or the Underwriters to give any information or to make any representations in connection with the offer or sale of the Series 2002 Bonds other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized by the
County or the Underwriters. This Official Statement does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Series 2002 Bonds by a person in any jurisdiction in which it is unlawful for such person to make such an offer, solicitation or sale.

         This Official Statement is not to be construed as a contract with the purchasers or owners of the Series 2002 Bonds. Statements contained in this
Official Statement which involve estimates, forecasts or matters of opinion, whether or not expressly so described herein, are intended solely as such and are not to be construed as representations of fact.

         The information set forth herein has been obtained from sources which are believed to be reliable but is not guaranteed as to accuracy or completeness, and is not to be construed as a representation by the County or the Underwriters. The information and expression of opinion herein are subject to change without notice and neither delivery of the Official Statement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the County or any other parties described herein since the date hereof. All summaries of the Trust Agreement or other documents are made subject to the provisions of such documents and do not purport to be complete statements of any or all of such provisions. Reference is hereby made to such documents on file with the County for further information in connection therewith.

         The Underwriters have provided the following sentence for inclusion in this Official Statement. The Underwriters have reviewed the information in this
Official Statement in accordance with, and as part of, their responsibility to investors under the federal securities laws as applied to the facts and circumstances of this transaction, but the Underwriters do not guarantee the accuracy or completeness of such information.

         In connection with the offering of the Series 2002 Bonds, the
Underwriters may over allot or effect transactions which stabilize or maintain the market price of such Series 2002 Bonds at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time. The Underwriters may offer and sell the Series 2002
Bonds to certain dealers and dealer banks and banks acting as agents at prices lower than the public offering price stated on the cover page hereof and said public offering prices may be changed from time to time by the Underwriters.

                                TABLE OF CONTENTS

APPENDICES

APPENDIX A  - ECONOMIC, FINANCIAL AND DEMOGRAPHIC INFORMATION REGARDING THE COUNTY OF SAN DIEGO
APPENDIX B  - SAN DIEGO COUNTY GENERAL PURPOSE FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED JUNE 30, 2001
APPENDIX C  - SUMMARY OF THE TRUST AGREEMENT
APPENDIX D  - FORM OF BOND COUNSEL APPROVING OPINION
APPENDIX E  - BOOK-ENTRY SYSTEM
APPENDIX F  - AUCTION AND SETTLEMENT PROCEDURES
APPENDIX G  - SPECIMEN FINANCIAL GUARANTY INSURANCE POLICY

                                  $737,340,000
                               COUNTY OF SAN DIEGO
                        TAXABLE PENSION OBLIGATION BONDS
               $132,215,000 Series 2002A (Current Interest Bonds)
               $505,125,000 Series 2002B (Auction Rate Securities)
           $100,000,000 Series 2002C (Public Income NotES (PINES®))

                                  INTRODUCTION

         This introduction contains only a brief summary of certain of the terms of the Series 2002 Bonds being offered, and a brief description of the Official
Statement. All statements contained in this introduction are qualified in their entirety by reference to the entire Official Statement. References to, and summaries of, provisions of the Constitution and laws of the State of California and any documents referred to herein do not purport to be complete and such references are qualified in their entirety by reference to the complete provisions. Capitalized terms used in this Official Statement and not defined elsewhere herein have the meanings given such terms under the Trust Agreement.
See Appendix C - "Summary of the Trust Agreement - Definitions."

General

         This Official Statement, including the cover and the appendices attached hereto (the "Official Statement"), provides certain information concerning the Taxable Pension Obligation Bonds, Series 2002A (the "Series 2002A
Bonds"), Series 2002B (the "Series 2002B Bonds") and Series 2002C (the "Series
2002C Bonds," together with the Series 2002A Bonds and Series 2002B Bonds, the
"Series 2002 Bonds") issued by the County of San Diego (the "County"), in an aggregate principal amount of $737,340,000. The Series 2002 Bonds will be issued pursuant to a Trust Agreement (the "Original Trust Agreement") dated as of
January 1, 1994, by and between the County and U.S. Trust Company of California,
N.A., as trustee (the "Prior Trustee") and a First Supplemental Trust Agreement
(the "Supplemental Trust Agreement," and together with the Original Trust
Agreement, the "Trust Agreement") dated as of September 1, 2002 by and between the County and BNY Western Trust Company, as trustee (the "Trustee").

         The Series 2002 Bonds are being issued to fund a portion of the increased statutory obligation of the County to make payments to the County's
Employees' Retirement Association (the "Association") by refunding the Debenture
(defined below), to defease to maturity a portion of the County's outstanding
Taxable Pension Obligation Bonds, Series A (the "Prior Bonds," and together with the Series 2002 Bonds and any additional bonds which may be issued pursuant to the Trust Agreement, the "Bonds"), and to pay the initial costs of financing.
The Prior Bonds were issued to finance the County's statutory obligation pursuant to Section 31584 of the County Employees Retirement Law of 1937, as
amended (the "Retirement Law") to appropriate and make payments to the San Diego
County Employees' Retirement Association (the "Association") for certain amounts arising as a result of retirement benefits accruing to members of the
Association. In respect of an increased statutory obligation since the issuance of the Prior Bonds, the County will execute a debenture (the "Debenture") in favor of the Association. The Bonds are absolute and unconditional obligations imposed upon the County by law and enforceable against the County pursuant to the Retirement Law, are payable on a parity together with any additional bonds which hereafter may be issued under the Trust Agreement, and are not secured or limited as to payment by any special source of funds of the County.

The County

         The County, incorporated in 1850, is the southernmost major metropolitan area in the State of California and covers 4,255 square miles. The
County population in 2001 was estimated to be 2,883,600, making it the third largest county in California. The County's Fiscal Year 2002-03 General Fund
budget totals $2.6 billion. The County possesses a diverse economic base consisting of manufacturing, world trade, financial services, tourism, agriculture, defense and aerospace technology industries. For financial, economic and demographic information about the County, see Appendix A.

The San Diego Employees' Retirement Association

         The Association, established July 1, 1939 under provisions of the
County Employees' Retirement Law of 1937, is a contributory type plan covering substantially all salaried employees. The plan is integrated with the federal
Social Security System. For Fiscal Year 2001-2002, contributions to the retirement fund amounted to approximately $50.5 million by the County and $17.3 million by employee members. There were 18,524 active members, 9,632 retired members and 3,315 deferred members as of June 30, 2002.

         In 2002, the Board of Supervisors of the County adopted a number of enhanced benefits for members of the Association. As a result of the adoption of these benefits, the County incurred an increased obligation pursuant to the
Retirement Law as an unfunded accrued actuarial liability to the Association. As of January 31, 2002, the total estimated accrued unfunded liability from these additional benefits was approximately $870.8 million. The Series 2002 Bonds are being issued in part to fund a portion of such liability. See "Plan of
Financing" and Appendix A - "Retirement Program" herein.

Security and Sources of Payment for the Series 2002 Bonds

         The obligation of the County to make payments with respect to the Bonds is an absolute and unconditional obligation of the County imposed upon the
County by law and enforceable against the County pursuant to the Retirement Law, and payment of principal of, premium, if any, and interest on the Bonds is not limited to any special source of funds. The Trust Agreement provides that the
County is obligated to deposit or cause to be deposited with the Trustee the amount of the County's obligations on the Bonds for each fiscal year within thirty days of the commencement of such fiscal year. See Appendix C - "Summary of the Trust Agreement - Funds and Accounts - Bond Fund; Deposits to Bond Fund."
In the event that the County fails or neglects to make appropriations and transfers in respect of its obligation to pay the Bonds, the judgment in the court action referred to in "Validation" below (the "Validation Action") holds that the County Auditor-Controller will be obligated pursuant to Section 31584 of the Retirement Law to satisfy the County's obligations under the Bonds from any money available in any fund in the County Treasury if the Board of
Supervisors of the County (the "Board") fails or neglects to make such appropriations.

         The Bonds are payable on a parity together with any additional bonds which hereafter may be issued under the Trust Agreement, and are not secured or limited as to payment by any special source of funds of the County.

         THE PAYMENT OF PRINCIPAL OF AND INTEREST ON THE BONDS ARE OBLIGATIONS
IMPOSED BY LAW PAYABLE FROM FUNDS TO BE APPROPRIATED BY THE COUNTY PURSUANT TO
THE RETIREMENT LAW. PURSUANT TO SECTION 31584 OF THE RETIREMENT LAW, THE BOARD
OF SUPERVISORS OF THE COUNTY IS OBLIGATED TO MAKE APPROPRIATIONS TO PAY THE
UNFUNDED ACCRUED ACTUARIAL LIABILITY OF THE ASSOCIATION AND PURSUANT TO SUCH
SECTION THE COUNTY AUDITOR-CONTROLLER SHALL TRANSFER FROM ANY MONEY AVAILABLE IN
ANY FUND IN THE COUNTY TREASURY THE SUMS SPECIFIED IF THE BOARD OF SUPERVISORS
FAILS TO MAKE SUCH APPROPRIATIONS. THE BONDS DO NOT CONSTITUTE AN OBLIGATION OF
THE COUNTY FOR WHICH THE COUNTY IS OBLIGATED TO LEVY OR PLEDGE ANY FORM OF
TAXATION. THE BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE COUNTY, THE STATE
OR ANY OF ITS POLITICAL SUBDIVISIONS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR
STATUTORY DEBT LIMITATION OR RESTRICTION.

         The Association's assets will not secure or be available to pay principal of or interest on the Bonds.

The Series 2002 Bonds

         Purchases of the Series 2002 Bonds will be made in denominations
("Authorized Denominations") of (i) with respect to the Series 2002A Bonds (the
"Current Interest Bonds), $5,000 principal amount or any integral multiple thereof, (ii) with respect to the Series 2002B Bonds (the "Auction Rate
Securities"), $25,000 principal amount or any integral multiple thereof, and
(iii) with respect to the Series 2002C Bonds (the "PINES"), $25 principal amount or any integral multiple thereof, and will be registered in the name of Cede &
Co., as nominee of The Depository Trust Company, New York, New York ("DTC"). DTC
will act as securities depository of the Series 2002 Bonds. Ownership interests in the Series 2002 Bonds may be purchased in book-entry form only. Principal of, premium, if any, and interest on the Series 2002 Bonds will be paid by the
Trustee to DTC or its nominee, which will in turn remit such payment to its
Participants for subsequent disbursement to the beneficial owners of interests in the Series 2002 Bonds. Interest on the Series 2002 Bonds other than the
Current Interest Bonds is payable semiannually on February 15 and August 15 of each year, commencing on February 15, 2003. Interest on the Current Interest
Bonds is payable semiannually on February 15 and August 15 of each year, commencing on August 15, 2003. See "The Series 2002 Bonds" herein. See Appendix
E - "Book-Entry Only System and Global Clearance Procedures" herein.

Financial Guaranty Insurance Policy

         Payment of principal and interest on the Series 2002 Bonds when due will be insured by a financial guaranty insurance policy to be issued by MBIA
Insurance Corporation ("MBIA") simultaneously with the delivery of the Series
2002 Bonds. See "Financial Guaranty Insurance Policy" herein.

Tax Matters

         In the opinion of Orrick, Herrington & Sutcliffe LLP, Bond Counsel, based upon existing laws, regulations, rulings and court decisions, interest on the Series 2002 Bonds is exempt from State of California personal income taxes, although interest on the Series 2002 Bonds is not excluded from gross income for federal income tax purposes. Bond Counsel expresses no opinion regarding any other tax consequences caused by the ownership or disposition of, or the accrual or receipt of interest on, the Series 2002 Bonds. See "Tax Matters" herein and
Appendix D hereto.

Continuing Disclosure

         The County has agreed to provide, or cause to be provided, to each nationally recognized municipal securities information repository and any public or private repository or entity designated by the State as a state repository for purposes of Rule 15c2-12(b)(5) adopted by the Securities and Exchange
Commission (each, a "Repository") certain annual financial information and operating data and, in a timely manner, notice of certain material events. These covenants have been made in order to assist the Underwriters listed on the front cover page (collectively, the "Underwriters") in complying with SEC Rule
15c2-12(b)(5). The County has never failed to comply in all material respects with any previous undertakings with regard to said Rule to provide annual reports or notices of material events. See "Continuing Disclosure" herein.

Forward-Looking Statements

         Certain statements included or incorporated by reference in the
Official Statement constitute "forward-looking statements." Such statements are generally identifiable by the terminology used such as "plan," "expect,"
"estimate," "budget" or other similar words. The achievement of certain results or other expectations contained in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements described to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although such expectations reflected in such forward-looking statements are believed to be reasonable, there can be no assurance that such expectations will prove to be correct. The County is not obligated to issue any updates or revisions to the forward-looking statements if or when its expectations, or events, conditions or circumstances on which such statements are based occur, whether or not they prove to be correct.

Miscellaneous

         The description herein of the Trust Agreement and any other agreements relating to the Bonds are qualified in their entirety by reference to such documents, and the descriptions herein of the Bonds are qualified in their entirety by the form thereof and the information with respect thereto included in the aforementioned documents. See Appendix C - "Summary of the Trust
Agreement." Copies of the documents are on file and available for inspection at the principal corporate trust office of the Trustee at 700 South Flower, Suite
500, Los Angeles, California 90017; Attention: Corporate Trust Department. All
capitalized terms used in this Official Statement and not otherwise defined herein have the same meanings as in the Trust Agreement. See Appendix C -
"Summary of the Trust Agreement" for definitions of certain words and terms used but not otherwise defined herein.

         The information and expressions of opinion herein speak only as of their date and are subject to change without notice. Neither the delivery of this Official Statement nor any sale made hereunder nor any future use of this
Official Statement shall, under any circumstances, create any implication that there has been no change in the affairs of the County since the date hereof.

         The presentation of information, including tables of receipt of revenues, is intended to show recent historical information and is not intended to indicate future or continuing trends in the financial position or other affairs of the County. No representation is made that past experience, as it might be shown by such financial and other information, will necessarily continue or be repeated in the future.

                                PLAN OF FINANCING

General

          In respect of an increased unfunded accrued actuarial liability to the
Association since the issuance of the Prior Bonds, the County will execute the
Debenture in favor of the Association. A portion of the Series 2002 Bonds are being issued for the purpose of refunding the Debenture and the obligations of the County with respect to the retirement benefits represented thereby. The
Debenture is an absolute and unconditional obligation imposed upon the County by law and enforceable against the County pursuant to the Retirement Law, and is not limited as to payment as to any source of funds of the County. Upon the refunding of the Debenture with the proceeds of the Series 2002 Bonds, the
County's obligation with respect to the Series 2002 Bonds will be an absolute and unconditional obligation imposed upon the County by law and enforceable against the County pursuant to the Retirement Law, and will not be limited as to payment to any special source of funds of the County.

          Pursuant to Section 31584 of the Retirement Law, the Board is required to appropriate and pay amounts determined to be owing to the Association. The
Series 2002 Bonds are issued in respect of the County's statutory obligation to amortize the unfunded actuarial accrued liability imposed by the Retirement Law.

          The authorization by the County of the issuance of the Series 2002
Bonds as obligations of the County imposed by law and that the Series 2002 Bonds are valid and in conformity with all applicable provisions of law were validated by judgement of the Superior Court of the State of California rendered on
December 14, 1993.

          A portion of the Series 2002 Bonds is being issued to defease to maturity a portion of the outstanding Prior Bonds on their respective maturity dates. A portion of the proceeds of the sale of the Series 2002 Bonds will be deposited into the Escrow Fund established under the Escrow Agreement, dated as of September 1, 2002 (the "Escrow Agreement") by and between the County and BNY
Western Trust Company, as Escrow Agent. Such amounts will be invested in cash, direct obligations of the United States of America, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of
America (the "Defeasance Securities"). The Defeasance Securities will be scheduled to mature in such amounts and at such times and bear interest at such rates as to provide amounts sufficient for the payment when due of interest on all or a portion of the following maturities of the Prior Bonds and to provide for the payment of such Prior Bonds on their respective maturity dates:

      Maturity Date           Refunded Principal        Interest Rate         CUSIP
       08/15/2003                $  35,275,000             6.38%           797398AH7
       08/15/2004                   34,310,000             6.44            797398AJ3
       08/15/2005                   36,605,000             6.49            797398AK0
       08/15/2006                   39,075,000             6.56            797398AL8
       08/15/2007                   11,160,000             6.59            797398AM6

Swap Agreement

          The County at any time may enter into a swap agreement to convert a portion of the interest expense on the Series 2002 Bonds from a variable interest rate to a fixed interest rate, or from a fixed interest rate to a variable interest rate. Initially, and concurrently with the issuance of the
Series 2002 Bonds, the County expects to enter into Swap Agreements to convert variable rate interest expense on the Series 2002 Bonds to a fixed interest rate effective February 15, 2003, which expires February 15, 2031. The initial swap counter parties will be Citibank N.A., New York and Morgan Stanley Capital
Services, Inc.

                    APPLICATION OF SERIES 2002 BOND PROCEEDS

         The proceeds of the Series 2002 Bonds are expected to be applied approximately as set forth below:

                  Escrow Fund................................................... $176,890,583.96
                  Refunding of Debenture........................................  550,000,000.00
                  Costs of Issuance(1)    ......................................   10,449,416.04
                                                                                   -------------
                    Total........................................................$737,340,000.00
                                                                                  ==============

------------------------
(1) Includes fees of Bond Counsel, Underwriters' Counsel, the Financial Advisor,
    the Trustee, Underwriters' discount, rating agency fees, NYSE listing fees,
    Verification Agent fees, printing cost, premium for Financial Guaranty
    Insurance Policy and certain miscellaneous expenses.

                              THE SERIES 2002 BONDS

General

         The Series 2002 Bonds will be issued in fully registered form and will be registered in the name of Cede & Co., as nominee of The Depository Trust
Company, New York, New York ("DTC"). DTC will act as securities depository of the Series 2002 Bonds. Ownership interests in the Series 2002 Bonds may be purchased in book-entry form only. Principal of, premium, if any, and interest on the Series 2002 Bonds will be paid by the Trustee to DTC or its nominee, which will in turn remit such payment to its Participants for subsequent disbursement to the beneficial owners of interests in the Series 2002 Bonds. See
"Book-Entry Only System" herein.

Series 2002A Bonds

         General. The Series 2002A Bonds will be issued as fully registered bonds, without coupons, in book-entry only form, in denominations of $5,000 principal amount or any integral multiple thereof. The Series 2002A Bonds shall be dated their date of delivery and shall bear interest at the respective rates and mature on the dates set forth therefor on the inside cover page of this
Official Statement. Interest on the Series 2002A Bonds shall be payable semiannually on February 15 and August 15 of each year (each an "Interest
Payment Date"), commencing on August 15, 2003. Each Series 2002A Bond will bear interest from the Interest Payment Date next preceding the date of authentication thereof to which interest has been duly paid or provided for, unless a Series 2002A Bond is authenticated before the close of business on the first Record Date, in which case interest will accrue from their date of delivery, or unless authenticated during the period from the close of business on a Record Date to and including the next Interest Payment Date, in which case it shall bear interest from such Interest Payment Date. Interest on the Series
2002A Bonds will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Series 2002B Bonds

         General. The Series 2002B Bonds shall be issued in four subseries (each a "Subseries"), designated Subseries 2002B-1, Subseries 2002B-2, Subseries
2002B-3 and Subseries 2002B-4. The Series 2002B Bonds will be issued in denominations $25,000 or any integral multiple thereof. The Series 2002B Bonds shall be dated their date of delivery and shall mature on the dates set forth on the inside cover page of this Official Statement. Each of the four Subseries of the Series 2002B Bonds, prior to the Fixed Rate Conversion Date for any one or more Subseries shall be "Auction Rate Securities." While Series 2002B Bonds are
Auction Rate Securities, Series 2002B Bonds will bear interest as set forth under this caption and in Appendix F to this Official Statement. Interest on
Series 2002B Bonds shall be payable semiannually on each Interest Payment Date, commencing February 15, 2003. Each Series 2002B Bond will bear interest from the
Interest Payment Date next preceding the date of authentication thereof to which interest has been duly paid or provided for, unless a Series 2002B Bond is authenticated before the close of business on the first Record Date, in which case interest will accrue from their date of delivery, or unless authenticated during the period from the close of business on a Record Date to and including the next Interest Payment Date, in which case it shall bear interest from such
Interest Payment Date. Interest on the Series 2002B Bonds will be calculated on the basis of a 360-day year for the actual number of days elapsed.

         Optional Redemption. Series 2002B Bonds shall be subject to redemption at the option of the County, at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest with respect thereto, on any
Interest Payment Date, prior to their respective maturities in any order of maturity from any moneys available therefor, in whole or in part in any
Authorized Denomination.

         Mandatory Redemption. The Series 2002B Bonds, Subseries B-1 (the
"Series 2002B-1 Bonds") shall be subject to mandatory sinking fund redemption prior to maturity at a prepayment price equal to the principal amount of the
Series 2002B-1 Bonds to be redeemed, plus accrued interest with respect thereto to the redemption date, on August 15 of each year, commencing on August 15, 2014 in the principal amounts and on the redemption dates as follows:

     Redemption Date
       (August 15)            Principal Amount
       -----------            ----------------
         2014                     $2,875,000
         2015                      3,050,000
         2016                      3,250,000
         2017                      3,450,000
         2018                      3,675,000
         2019                      3,900,000
         2020                      4,150,000
         2021                      4,400,000
         2022                      4,675,000
         2023                      4,975,000
         2024                      5,300,000
         2025                      5,625,000
         2026                      5,975,000
         2027                      6,350,000
         2028                      6,750,000
         2029                      7,200,000
         2030                      7,650,000
         2031                      8,125,000
         2032*                     8,625,000
-------------------
*Stated Maturity.

         The Series 2002B Bonds, Subseries B-2 (the "Series 2002B-2 Bonds")
shall be subject to mandatory sinking fund redemption prior to maturity at a prepayment price equal to the principal amount of the Series 2002B-2 Bonds to be redeemed, plus accrued interest with respect thereto to the redemption date, on
August 15 of each year, commencing on August 15, 2016 in the principal amounts and on the redemption dates as follows:

     Redemption Date
       (August 15)            Principal Amount
       -----------            ----------------
         2016                     $ 6,075,000
         2017                       6,450,000
         2018                       6,800,000
         2019                       7,200,000
         2020                       7,600,000
         2021                       8,050,000
         2022                       8,525,000
         2023                       9,000,000
         2024                       9,525,000
         2025                      10,075,000
         2026                      10,650,000
         2027                      11,250,000
         2028                      11,925,000
         2029                      12,600,000
         2030*                      9,300,000
-------------------
*Stated Maturity.

         The Series 2002B Bonds, Subseries B-3 (the "Series 2002B-3 Bonds")
shall be subject to mandatory sinking fund redemption prior to maturity at a prepayment price equal to the principal amount of the Series 2002B-3 Bonds to be redeemed, plus accrued interest with respect thereto to the redemption date, on
August 15 of each year, commencing on August 15, 2016 in the principal amounts and on the redemption dates as follows:

     Redemption Date
       (August 15)             Principal Amount
       -----------             ----------------
         2016                     $ 6,100,000
         2017                       6,450,000
         2018                       6,800,000
         2019                       7,200,000
         2020                       7,600,000
         2021                       8,050,000
         2022                       8,525,000
         2023                       9,000,000
         2024                       9,525,000
         2025                      10,075,000
         2026                      10,650,000
         2027                      11,275,000
         2028                      11,900,000
         2029                      12,600,000
         2030*                      9,300,000
-------------------
*Stated Maturity.

         The Series 2002B Bonds, Subseries B-4 (the "Series 2002B-4 Bonds")
shall be subject to mandatory sinking fund redemption prior to maturity at a prepayment price equal to the principal amount of the Series 2002B-4 Bonds to be redeemed, plus accrued interest with respect thereto to the redemption date, on
August 15 of each year, commencing on August 15, 2016 in the principal amounts and on the redemption dates as follows:

     Redemption Date
       (August 15)            Principal Amount
       -----------            ----------------
         2016                    $ 6,100,000
         2017                      6,425,000
         2018                      6,825,000
         2019                      7,200,000
         2020                      7,625,000
         2021                      8,050,000
         2022                      8,500,000
         2023                      9,000,000
         2024                      9,525,000
         2025                     10,050,000
         2026                     10,650,000
         2027                     11,275,000
         2028                     11,925,000
         2029                     12,600,000
         2030*                     9,300,000
-------------------
*Stated Maturity.

         Auction Rate Provisions. While any Series 2002B Bonds are Auction Rate
Securities, except as otherwise specifically provided in the Trust Agreement, the provisions of the Trust Agreement summarized in Appendix C and the auction and settlement procedures summarized in Appendix F shall govern the interest rates per annum and the payment terms of the Series 2002B Bonds. See "Interest
Rates" and "Applicable Auction Rates," below. For a further description of the
Auction Rate Securities, see also Appendix C - "Summary of the Trust Agreement"
and Appendix F - "Auction and Settlement Procedures" herein.

         It is  anticipated  that Salomon Smith Barney Inc.,  Morgan  Stanley & Co.  Incorporated,  Banc of America
Securities  LLC,  Bear,  Stearns & Co. Inc.,  and Lehman  Brothers  Inc.  will act as initial  Broker-Dealers  with respect to the Series 2002B Bonds.  Deutsche  Bank Trust Company  Americas  will act as initial  Auction Agent with respect to the Series 2002B Bonds.

         Interest Rates. The Series 2002B Bonds will initially bear interest at the Applicable Auction Rate established pursuant to the Auction Procedures described in Appendix F hereto. Interest on Auction Rate Securities will accrue for each Auction Interest Period or portion thereof and will be payable in arrears on each succeeding Interest Payment Date. "Auction Interest Period"
means, as to the applicable Auction Rate Securities of a Subseries, each period during which a specific Auction Rate is in effect, as a result of an Auction, for such Subseries of Auction Rate Securities, which Auction Interest Period may be a twenty-eight (28) day period, or such other period as may be designated from time to time as an Auction Interest Period by the County and the Market
Agent pursuant to an Auction Interest Period Adjustment for a Subseries of
Auction Rate Securities, each Auction Interest Period running from, and including, the day following the last day of the prior Auction Interest Period for such Subseries of Auction Rate Securities to the day of the next Auction for such Subseries of Auction Rate Securities; provided that the initial Auction
Interest Period shall commence on the date of delivery of the Series 2002B Bonds and shall end on the initial Auction date for the applicable Subseries set forth on the inside from cover page of this Official Statement. The length of an
Auction Interest Period may be adjusted pursuant to the Supplemental Trust
Agreement. See Appendix C - "Summary of the Trust Agreement." The initial
Interest Payment Date will be February 15, 2003.

         Interest payments on the Auction Rate Securities are to be made by the
Trustee to the persons who appear as registered owners on the registration books maintained by the Trustee as bond registrar as of the close of business on the second Business Day next preceding each Interest Payment Date (the "Regular
Record Date").

         Applicable Auction Rate. The rate per annum at which interest is payable on Auction Rate Securities for each Auction Interest Period is referred to as the "Applicable Auction Rate." Interest on Auction Rate Securities shall be computed on the basis of a 360-day year for the actual number of days elapsed. The rates of interest on each subseries of the Series 2002B Bonds for the first Auction Interest Period will be determined by the Broker-Dealers on or prior to the day preceding the date of original delivery of the Series 2002B
Bonds. The rate of interest on each Subseries for each subsequent Auction
Interest Period shall be equal to the annual rate of interest that results from implementation of the Auction Procedures described in Appendix F - "Auction
Procedures," subject to the limitations described below.

(A)      If a notice of an adjustment in the  percentages  used to determine the Maximum Auction Rate, the All-Hold
                  Rate and the  Non-Payment  Rate (in each  case,  defined in  Appendix  C hereto)  shall have been given by the  Market  Agent for a  Subseries  and such  adjustment  shall not have  taken  effect because  of a  failure  to  satisfy  either  of the  conditions  set  forth in  clause  (i) under
                  "Description  of Auctions  for Auction  Rate  Securities  -  Adjustment  of  Percentages  Used to
                  Determine  Maximum,  All-Hold and Non-Payment  Rates" in Appendix F, then an Auction shall not be held with respect to such Subseries for the succeeding  Auction Interest Period;  and the rate of interest for such  subseries of Series 2002B Bonds for such Auction  Interest  Period shall equal the Maximum Auction Rate.

(B)               If, on any Auction Date, an Auction is not held for any other reason, the rate of interest for the next succeeding Auction
                  Interest Period shall equal the Maximum Auction Rate on such
                  Auction Date.

         Notwithstanding the foregoing, if the ownership of Auction Rate
Securities of any Subseries is no longer maintained in book-entry form by the
Securities Depository, the Applicable Auction Rate for each Subseries for any
Auction Interest Period thereafter shall equal the Maximum Auction Rate on the
Business Day immediately preceding the first day of the applicable Auction
Interest Period. In addition, if a payment default shall have occurred, the
Applicable Auction Rate for the Auction Interest Period commencing on or immediately after such payment default and for each Auction Interest Period thereafter to and including the Auction Interest Period, if any, during which, or commencing less than two (2) Business Days after, such payment default is cured shall equal the Non-Payment Rate on the first day of each such Auction
Interest Period; provided, however, that for any Auction that occurred on the
Business Day immediately preceding any such Auction Interest Period, the
Applicable Auction Rate for that Auction Interest Period shall be the
Non-Payment Rate.

         Conversion of Auction Rate Securities to Fixed Interest Rates. On any
Interest Payment Date, at the option of the County, all but not less than all of the Auction Rate Securities of a Subseries may be converted from Auction Rate
Securities to Series 2002B Bonds bearing interest at fixed interest rates and on such date (the "Fixed Rate Conversion Date") the Auction Rate Securities of such
Subseries will be subject to mandatory tender for purchase at a price of par, plus accrued but unpaid interest. Not less than 40 days prior to the Fixed Rate
Conversion Date, the Trustee is required to mail written notice of the conversion and mandatory tender to the Owners of the Auction Rate Securities of such Subseries to be converted setting forth the information required in the
Trust Agreement. Upon satisfaction of certain conditions set forth in the Trust
Agreement, the Series 2002B Bonds of such Subseries shall be purchased or deemed purchased at the Tender Price. See Appendix C - "Summary of the Trust Agreement
- Conversion of Auction Rate Securities to Fixed Interest Rates" and "- Purchase
of Auction Rate Securities" herein.

Series 2002C Bonds

         General. The Series 2002C Bonds (the "PINES") will be issued in denominations of $25 principal amount or any integral multiple thereof. The
Series 2002C Bonds shall be dated their date of delivery and shall mature on the date set forth on the inside cover page of this Official Statement. Interest on the Series 2002C Bonds shall be payable semiannually on each Interest Payment
Date, commencing on February 15, 2003. Each 2002C Bond will bear interest from the Interest Payment Date next preceding the date of authentication thereof to which interest has been duly paid or provided for, unless a Series 2002C Bond is authenticated before the close of business on the first Record Date, in which case interest will accrue from their date of delivery, or unless authenticated during the period from the close of business on a Record Date to and including the next Interest Payment Date, in which case it shall bear interest from such
Interest Payment Date. On an Interest Payment Date, interest will be paid to the persons in whose names the Series 2002C Bonds were registered as of the Record
Date. With respect to any Interest Payment Date, the Record Date will be the date fifteen calendar days prior to such Interest Payment Date. Interest on the
Series 2002C Bonds will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

         If any Interest Payment Date falls on a Saturday, Sunday, legal holiday or a day on which the corporate trust office of the Trustee is authorized by law to close (a "Business Day"), then payment of interest may be made on the next succeeding Business Day and no additional interest will accrue because of such delayed payment, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business
Day, in each case with the same force and effect as if made on such date.

         The County expects the Series 2002C Bonds to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Series 2002C Bonds that is not included in their trading price.
Any portion of the trading price of a note that is attributable to accrued and unpaid interest will be treated as ordinary interest income for U.S federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Series 2002C
Bonds. See generally "Tax Matters."

         Prior to this offering, there has been no public market for the Series
2002C Bonds. The County intends to apply to list the Series 2002C Bonds on the
New York Stock Exchange, and, if such application is accepted, the County expects trading in the Series 2002C Bonds on the New York Stock Exchange to
begin within 30 days after the original issue date. In order to meet one of the requirements for listing the Series 2002C Bonds, the underwriters will undertake to sell the PINES to a minimum of 400 beneficial holders.

         The Series 2002C Bonds are a new issue of securities with no established trading market. The underwriters have advised the County that they intend to make a market in the Series 2002C Bonds but are not obligated to do so and may discontinue market making at any time without notice. Neither the County nor the underwriters can give any assurances that the trading market for the
Series 2002C Bonds will be liquid.

         Optional Redemption. The Series 2002C Bonds are subject to optional redemption prior to maturity, at the option of the County, in whole or in part in Authorized Denominations, on any date on or after August 15, 2007, at a redemption price equal to the principal amount of the Series 2002C Bonds to be redeemed plus interest accrued thereon to the date fixed for redemption.

Redemption Procedures

         Sinking Fund Redemption of Term Bonds. The Trustee will effect each mandatory sinking fund redemption of the Series 2002B Bonds (the "Term Bonds")
by redeeming from each person who is the registered owner of a Term Bond to be redeemed on the Record Date immediately preceding a redemption date, an amount of such Term Bonds determined by (1) multiplying the principal amount of the
Term Bonds to be redeemed on the applicable redemption date by a fraction the numerator of which is the principal amount of the Term Bonds owned by such registered owner and the denominator of which is the principal amount of the
Term Bonds outstanding immediately prior to such date of redemption, and (2)
then rounding the product down to the next lower integral multiple of $25,000.
The Trustee will apply, to the extent possible, any remaining amount of a sinking fund installment to redeem $25,000 units of such Series 2002B Bonds and will select by lot the units to be redeemed from all such Term Bond registered owners.

         Notice of Redemption. Notice of the intended redemption of each Bond shall be given by the Trustee by first class mail, postage prepaid, to the registered owner at the address of such owner. All such redemption notices shall be given not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption.

         Each notice of redemption shall state the date of such notice, the redemption price, if any, the name and appropriate address of the Trustee, the
CUSIP number (if any) of the maturity or maturities, and, if less than all of any such maturity is to be redeemed, the distinctive certificate numbers of the
Series 2002 Bonds of such maturity, to be redeemed and, in the case of Series
2002 Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Series 2002 Bonds the redemption price, if any, thereof and in the case of a Series 2002 Bond to be redeemed in part only, the specified portion of the principal amount thereof to be redeemed, together with interest accrued thereon to the redemption date, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Series 2002 Bonds be then surrendered at the address of the Trustee specified in the redemption notice. Failure to receive such notice shall not invalidate any of the proceedings taken in connection with such redemption.

         Notice of such redemption shall also be sent to the Insurer, to each
Broker-Dealer (if applicable), to the Rating Agencies, to all municipal registered Securities Depositories and to at least two of the NRMSIRs, no later than simultaneously with the mailing of notices required by the first paragraph above; provided, that neither failure to receive such notice nor any defect in any notice so mailed shall affect the sufficiency of the proceedings for the redemption of such Series 2002 Bonds.

         Failure to give notice by mailing to the registered owner of any Bond designated for redemption or tender or to any depository or information service shall not affect the validity of the proceedings for the redemption of any other
Bond if notice of such redemption shall have been mailed as herein provided.

         Effect of Notice of Redemption. Notice of redemption having been given in the manner provided in this Article and if either there were no conditions to such redemption or the conditions have been satisfied, and money for the redemption being held by the Trustee for that purpose, thereupon the Series 2002
Bonds so called for redemption shall become due and payable on the redemption date and such Series 2002 Bonds shall thereafter no longer be entitled to any security or benefit under this Trust Agreement except to receive payment of the redemption price thereof.

                  SECURITY AND SOURCES OF PAYMENT FOR THE BONDS

          Pursuant to the Retirement Law, the County Board of Supervisors is
obligated to appropriate and make payments to the Association for certain amounts arising as a result of retirement benefits accruing to members of the
Association. Pursuant to Section 31584 of the Retirement Law, the Board of
Supervisors of the County is obligated to make appropriations to pay the unfunded accrued actuarial liability of the Association and pursuant to such
Section the County Auditor-Controller shall transfer from any money available in any fund in the County Treasury the sums specified if the Board of Supervisors fails to make such appropriations. The Trust Agreement provides that the County is obligated to deposit or cause to be deposited with the Trustee the amount of the County's obligations on the Bonds for each fiscal year within thirty days of the commencement of such fiscal year. For a description of the method used to determine the amount the County is obligated to deposit with respect to Auction
Rate Securities, see Appendix C - "Summary of the Trust Agreement - Funds and
Accounts - Bond Fund; Deposits to Bond Fund."

          THE PAYMENT OF PRINCIPAL OF AND INTEREST ON THE BONDS ARE OBLIGATIONS
IMPOSED BY LAW PAYABLE FROM FUNDS TO BE APPROPRIATED BY THE COUNTY PURSUANT TO
THE RETIREMENT LAW. PURSUANT TO SECTION 31584 OF THE RETIREMENT LAW, THE BOARD
OF SUPERVISORS OF THE COUNTY IS OBLIGATED TO MAKE APPROPRIATIONS TO PAY THE
UNFUNDED ACCRUED ACTUARIAL LIABILITY OF THE ASSOCIATION AND PURSUANT TO SUCH
SECTION THE COUNTY AUDITOR-CONTROLLER SHALL TRANSFER FROM ANY MONEY AVAILABLE IN
ANY FUND IN THE COUNTY TREASURY THE SUMS SPECIFIED IF THE BOARD OF SUPERVISORS
FAILS TO MAKE SUCH APPROPRIATIONS.

          The Trust Agreement provides that the County reserves the right to enter into one or more other agreements or indentures for any of its corporate purposes, and reserves the right to issue other obligations for such purposes.
See Appendix C - "Summary of the Trust Agreement."

          THE BONDS DO NOT CONSTITUTE AN OBLIGATION OF THE COUNTY FOR WHICH THE
COUNTY IS OBLIGATED TO LEVY OR PLEDGE ANY FORM OF TAXATION. THE BONDS DO NOT
CONSTITUTE AN INDEBTEDNESS OF THE COUNTY, THE STATE OR ANY OF ITS POLITICAL
SUBDIVISIONS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY DEBT
LIMITATION OR RESTRICTION.

          A portion of the proceeds of the Series 2002 Bonds will be used to fund a portion of the unfunded accrued actuarial liability of the County to the
Association. However, the Association's assets will not secure or be available to pay principal of or interest on the Bonds.

                                   VALIDATION

         On November 10, 1993, the County, acting pursuant to the provisions of
Sections 860 et seq. of the California Code of Civil Procedure and Government
Code Sections 53511 and 53589.5, filed a complaint in the Superior Court of the
State of California for the County of San Diego seeking judicial validation of the proceedings and transactions relating to the issuance of the Debentures, the
Prior Bonds and any future series of bonds to be issued by the County in connection therewith (collectively, the "Pension Obligations Bonds") and certain other matters. On December 16, 1993, the court entered a default judgment to the effect, among other things, that the Pension Obligations Bonds are valid, legal and binding obligations of the County and in conformity with all applicable provisions of law. In issuing the opinion as to the validity of the Series 2002
Bonds, Bond Counsel will rely upon the entry of the foregoing default judgment.

                       FINANCIAL GUARANTY INSURANCE POLICY

The MBIA Insurance Corporation Insurance Policy

         The following information has been furnished by MBIA for use in this
Official Statement. Reference is made to Appendix G for a specimen of MBIA's policy.

         MBIA's policy unconditionally and irrevocably guarantees the full and complete payment required to be made by or on behalf of the County to the
Trustee or its successor of an amount equal to (i) the principal of (either at the stated maturity or by an advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Series 2002 Bonds as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed by MBIA's policy shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner of the Series 2002 Bonds pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law (a "Preference").

         MBIA's policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Series 2002 Bonds. MBIA's policy does not, under any circumstance, insure against loss relating to: (i)
optional or mandatory redemptions (other than mandatory sinking fund redemptions); (ii) any payments to be made on an accelerated basis; (iii)
payments of the purchase price of Series 2002 Bonds upon tender by an owner thereof; or (iv) any Preference relating to (i) through (iii) above. MBIA's policy also does not insure against nonpayment of principal of or interest on the Series 2002 Bonds resulting from the insolvency, negligence or any other act or omission of the Trustee or any other paying agent for the Series 2002 Bonds.

         Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by MBIA from the
Trustee or any owner of a Bond the payment of an insured amount for which is then due, that such required payment has not been made, MBIA on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with
State Street Bank and Trust Company, N.A., in New York, New York, or its
successor, sufficient for the payment of any such insured amounts which are then due. Upon presentment and surrender of such Series 2002 Bonds or presentment of such other proof of ownership of the Series 2002 Bonds, together with any appropriate instruments of assignment to evidence the assignment of the insured amounts due on the Series 2002 Bonds as are paid by MBIA, and appropriate instruments to effect the appointment of MBIA as agent for such owners of the
Series 2002 Bonds in any legal proceeding related to payment of insured amounts on the Series 2002 Bonds, such instruments being in a form satisfactory to State
Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A.
shall disburse to such owners or the Trustee payment of the insured amounts due on such Series 2002 Bonds, less any amount held by the Trustee for the payment of such insured amounts and legally available therefor.

MBIA

         MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the
"Company"). The Company is not obligated to pay the debts of or claims against
MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern
Mariana Islands, the Virgin Islands of the United States and the Territory of
Guam. MBIA has three branches, one in the Republic of France, one in the
Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         MBIA does not accept any responsibility for the accuracy or completeness of this Official Statement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the policy and MBIA set forth under the heading
"Financial Guaranty Insurance Policy." Additionally, MBIA makes no representation regarding the Series 2002 Bonds or the advisability of investing in the Series 2002 Bonds.

         The Financial Guarantee Insurance Policies are not covered by the
Property/Casualty Insurance Security Fund specified in Article 76 of the New
York Insurance Law.

MBIA Information

         The following documents filed by the Company with the Securities and
Exchange Commission (the "SEC") are incorporated herein by reference: (1) The
Company's Annual Report on Form 10-K for the year ended December 31, 2001; and

(2)      The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

         Any documents filed by the Company pursuant to Sections 13(a), 13(c),
14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this
Official Statement and prior to the termination of the offering of the Series
2002 Bonds offered hereby shall be deemed to be incorporated by reference in this Official Statement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Official Statement, shall be deemed to be modified or superseded for purposes of this Official Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this
Official Statement.

         The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Company's Annual Report on Form 10-K for the
year ended December 31, 2001, and (2) the Company's Quarterly Report on Form
10-Q for the quarter ended June 30, 2002), are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Company's web site at
http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance
Corporation, 113 King Street, Armonk, New York 10504. The telephone number of
MBIA is (914) 273-4545.

         As of December 31, 2001, MBIA had admitted assets of $8.5 billion
(audited), total liabilities of $5.6 billion (audited), and total capital and surplus of $2.9 billion (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. As of June 30, 2002, MBIA had admitted assets of $8.7 billion
(unaudited), total liabilities of $5.7 billion (unaudited), and total capital and surplus of $3.0 billion (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

Financial Strength Ratings of MBIA

         Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

         Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc. rates the financial  strength of MBIA
"AAA."

         Fitch Ratings rates the financial strength of MBIA "AAA."

         Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the
Series 2002 Bonds, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Series
2002 Bonds. MBIA does not guaranty the market price of the Series 2002 Bonds nor does it guaranty that the ratings on the Series 2002 Bonds will not be revised or withdrawn.

         In the event the Insurer were to become insolvent, any claims arising under a policy of financial guaranty insurance are excluded from coverage by the
California Insurance Guaranty Association, established pursuant to Article 14.2
(commencing with Section 1063) of Chapter 1 of Part 2 of Division 1 of the
California Insurance Code.

                                   TAX MATTERS

General

         In the opinion of Orrick, Herrington & Sutcliffe LLP, Bond Counsel, based upon existing laws, regulations, rulings and court decisions, interest on the Series 2002 Bonds is exempt from State of California personal income taxes, although interest on the Series 2002 Bonds is not excluded from gross income for federal income tax purposes. Bond Counsel expresses no opinion regarding any other tax consequences caused by the ownership or disposition of, or the accrual or receipt of interest on, the Series 2002 Bonds. A complete copy of the proposed form of Bond Counsel opinion is contained in Appendix D hereto.

         Certain requirements and procedures contained or referred to in the
Trust Agreement and other relevant documents may be changed and certain actions may be taken or omitted under the circumstances and subject to the terms and conditions set forth in such documents. Bond Counsel expresses no opinion as to any Series 2002 Bonds or the interest thereon if any such change occurs or action is taken or omitted upon the advice or approval of bond counsel other than Orrick, Herrington & Sutcliffe LLP.

         Although Bond Counsel has rendered an opinion that interest on the
Series 2002 Bonds is exempt from State of California personal income taxes, the ownership or disposition of, or the accrual or receipt of interest on, the
Series 2002 Bonds may otherwise affect a Bondowner's federal or state tax liability. The nature and extent of these other tax consequences will depend upon the particular tax status of the Bondholder or the Bondowner's other items of income or deduction, and Bond Counsel expresses no opinion regarding any such other tax consequences.

Certain United States Federal Income Tax Consequences

         The following is a summary of certain United States federal income tax consequences of the ownership of the Series 2002 Bonds as of the date hereof.
This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could affect the accuracy of the statements set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular purchasers of the
Series 2002 Bonds. For example, it generally is addressed only to original purchasers of the Series 2002 Bonds, deals only with Series 2002 Bonds held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences of holding Series 2002 Bonds that may be relevant to investors in special tax situations, such as banks, insurance companies, electing large partnerships, tax-exempt organizations, dealers in securities or currencies, Series 2002 Bonds held as a hedge or as part of a hedging, straddle, integrated or conversion transaction, or Bondowners whose "functional currency"
(as defined in Code section 985) is not the United States dollar. Persons considering the purchase of Series 2002 Bonds should consult their own tax advisors concerning the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

         Payment of Interest. Except as set forth below, interest on a Series
2002 Bond will be taxable to a Bondowner as ordinary interest income at the time it accrues or is received, in accordance with the Bondowner's method of accounting for tax purposes. Special rules governing the treatment of Current
Interest Bonds issued at an original issue discount are described under
"Original Issue Discount" below.

         Original Issue Discount. A Series 2002 Bond which has an "issue price"
of less than its "stated redemption price at maturity" generally will be issued at an original issue discount for federal income tax purposes. The issue price of a Series 2002 Bond generally is the first price at which a substantial amount of all of the Series 2002 Bonds of the same maturity are sold to the public
(excluding bond houses, brokers, or similar persons acting in the capacity of
Underwriter or wholesalers). The "stated redemption price at maturity" is the total amount of all payments provided by the Series 2002 Bond other than
"qualified stated interest" payments; qualified stated interest generally is stated interest that is unconditionally payable at least annually. Qualified stated interest will be taxable to a Bondowner when accrued or received in accordance with such Bondowner's method of tax accounting. A Series 2002 Bond generally will be considered to have de minimis original issue discount if the excess of its stated redemption price at maturity over its issue price is less than the product of 0.25 percent of the stated redemption price at maturity and the number of complete years to maturity (or the "weighted average maturity" in the case of a Series 2002 Bond that provides for payment of an amount other than qualified stated interest before maturity). Bondowners of Series 2002 Bonds having de minimis original issue discount generally must include a proportionate amount of the de minimis original issue discount in income as each payment of stated principal is made as a payment received in retirement of the Series 2002
Bond.

         Bondowners of Series 2002 Bonds issued at an original issue discount that is not de minimis original issue discount and that mature more than one year from the date of issuance will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Original issue discount accrues based on a compounded, constant yield to maturity; accordingly,
Bondowners of Series 2002 Bonds issued at an original issue discount generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods. The annual amount of original issue discount includable in income by the initial Bondowner of a Series 2002
Bond issued at an original issue discount will equal the sum of the daily portions of the original issue discount with respect to the Series 2002 Bond for each day on which such Bondowner held the Series 2002 Bond during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term "accrual period" means any interval of time with respect to which the accrual of original issue discount is measured, and which may vary in length over the term of the
Series 2002 Bond provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or end of an accrual period. The amount of original issue discount allocable to an accrual period will be the excess of (a) the product of the "adjusted issue price" of the Series 2002 Bond at the commencement of such accrual period and its "yield to maturity" over (b) the amount of any qualified stated interest payments allocable to the accrual period. The "adjusted issue price" of the
Series 2002 Bond at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any Bondowner (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the Series 2002 Bond. The "yield to maturity" of the Series 2002 Bond is computed on the basis of a constant interest rate, compounding at the end of each accrual period, taking into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; the original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

         Premium and Market Discount. If a Bondowner purchases a Series 2002
Bond for an amount that is less than the Series 2002 Bond's stated redemption price at maturity, or, in the case of a Series 2002 Bond issued at an original issue discount, less than its adjusted issue price (as defined above) as of the date of purchase, the amount of the difference generally will be treated as
"market discount" for federal income tax purposes. A Series 2002 Bond acquired at its original issue will not have market discount unless the Series 2002 Bond is purchased at less than its issue price. Market discount generally will be de minimis and hence disregarded, however, if it is less than the product of 0.25 percent of the stated redemption price at maturity of the Series 2002 Bond and the number of remaining complete years to maturity. Under the market discount rules, a Bondowner is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Series 2002 Bond as ordinary income to the extent of any accrued market discount which has not previously been included in income. If such Series 2002 Bond is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includable as ordinary income to the Bondowner as if such Bondowner had sold the Series 2002 Bond at its then fair market value. In addition, the Bondowner may be required to defer, until the maturity of the Series 2002 Bond or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Series 2002 Bond.

         Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity of a Series 2002 Bond, unless the
Bondowner elects to accrue on a constant yield basis. A Bondowner of a Series
2002 Bond may elect to include market discount in income currently as it accrues
(on either a ratable or constant yield basis), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service (the
"IRS").

         A Bondowner who purchases a Series 2002 Bond issued at an original issue discount for an amount exceeding (the "excess amount") its adjusted issue price (as defined above) and less than or equal to the sum of all amounts payable on the Series 2002 Bond after the purchase date other than payments of qualified stated interest will be considered to have purchased such Series 2002
Bond with "acquisition premium." The amount of original issue discount which such Bondowner must include in gross income with respect to such Series 2002
Bond will be reduced in the proportion that such excess amount bears to the original issue discount remaining to be accrued as of the Series 2002 Bond's acquisition.

         A Bondowner who acquires a Series 2002 Bond for an amount that is greater than the sum of all amounts payable on the Series 2002 Bond after the purchase date other than payments of qualified stated interest will be considered to have purchased such Series 2002 Bond at a premium, and will not be required to include any original issue discount in income. A Bondowner generally may elect to amortize such premium using a constant yield method over the remaining term of the Series 2002 Bond. Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the IRS. Special rules may apply if a Series 2002 Bond is callable.

         Constant Yield Election. A Bondowner of a Series 2002 Bond may elect to include in income all interest, discount and premium with respect to such Series
2002 Bond based on a constant yield method, as described above. The election is made for the taxable year in which the Bondowner acquires the Series 2002 Bond, and it may not be revoked without the consent of the IRS. If such election is made with respect to a Series 2002 Bond having market discount, such Bondowner will be deemed to have elected to include market discount in gross income currently on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a Series 2002 Bond having amortizable bond premium, such Bondowner will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.

         Sale and Retirement of the Series 2002 Bonds. Upon the sale, exchange or retirement of a Series 2002 Bond, a Bondowner will recognize taxable gain or loss equal to the difference between the amount realized from the sale, exchange or retirement (less any accrued qualified stated interest which will be taxable as such) and the Bondowner's adjusted tax basis in the Series 2002 Bond.
(Defeasance by the County of any Series 2002 Bond may result in a reissuance thereof, in which event a Beneficial Owner will also recognize taxable gain or loss as described in the preceding sentence.) Such gain or loss generally will be capital gain or loss, except to the extent of any accrued market discount
(see "Premium and Market Discount" above), and such capital gain or loss will generally be long term capital gain or loss if the Series 2002 Bond has been held for more than one year. A Bondowner's adjusted tax basis in a Series 2002
Bond will equal the cost of the Series 2002 Bond, increased by any original issue discount or market discount previously includable in taxable income by the
Bondowner with respect to such Series 2002 Bond, and reduced by any amortizable bond premium applied to reduce interest on a Series 2002 Bond, any principal payments received by the Bondowner, and any other payments not constituting qualified stated interest (as defined above).

         The Code provides preferential treatment under certain circumstances for net long-term capital gains realized by individual investors. The ability of
United States Bondowners to offset capital losses against ordinary income is limited. Bondowners should consult their own tax advisors regarding the treatment of such gain or loss.

         Backup Withholding and Information Reporting. A 31 percent "backup"
withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a Series 2002 Bond by, certain Bondowners. Backup withholding will apply only if (i) the Bondowner fails to furnish its Taxpayer Identification Number ("TIN") to the payer, (ii)
the IRS notifies the payor that the Bondowner has furnished an incorrect TIN,
(iii) the IRS notifies the payor that the Bondowner has failed to report properly payments of interest and dividends or (iv) under certain circumstances, the Bondowner fails to certify, under penalty of perjury, that it has both furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.
Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Bondowners should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

         The amount of any backup withholding from a payment to a Bondowner will be allowed as a credit against such Bondowner's federal income tax liability and may entitle such Bondowner to a refund, provided that the required information is furnished to the IRS.

         Non-United States Bondowners. A "non-United States Bondowner" is any
person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent applicable regulations provide otherwise), or (iii)
an estate or trust the income of which is includable in gross income for United
States federal income tax purposes regardless of its source. A non-United States
Bondowner generally will not be subject to United States federal withholding tax with respect to payments of interest on Series 2002 Bonds, provided that the beneficial owner of the Series 2002 Bond certifies under penalties of perjury as to its status as a non-United States Bondowner and complies with applicable identification procedures. In certain circumstances, the above-described certification can be provided by a bank or other financial institution.

         In addition, a non-United States Bondowner generally will not be subject to United States federal income tax on any gain realized upon the sale, retirement, defeasance or other disposition of a Series 2002 Bond, unless such
Bondowner is an individual who is present in the United States for 183 days or more during the taxable year of such sale, retirement or other disposition and certain other conditions are met. If a non-United States Bondowner is engaged in a trade or business in the United States and income or gain from the Series 2002
Bond is effectively connected with the conduct of such trade or business, the non-United States Bondowner will be exempt from withholding tax if appropriate certification has been provided, but will generally be subject to regular United
States income tax on such income and gain in the same manner as if it were a
United States Bondowner. In addition, if such non-United States Bondowner is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits for the taxable year, subject to adjustments.

         Backup withholding will not apply to payments of principal, premium, if any, and interest made to a non-United States Bondowner by the City on a Series
2002 Bond with respect to which the Bondowner has provided the required certification under penalties of perjury of its non-United States Bondowner status or has otherwise established an exemption, provided in each case that the
City or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person. Payments on the sale, exchange or other disposition of a Series 2002 Bond by a non-United States Bondowner to or
through a foreign office a broker will not be subject to backup withholding.
However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a United
States trade or business for a specified three-year period (or, in addition, for payments made after December 31, 2000, (i) a foreign partnership in which United
States persons hold more than 50 percent of the income or capital interests,
(ii) a foreign partnership which, at any time during its tax year, is engaged in the conduct of a trade or business in the United States, or (iii) certain United
States branches of foreign banks or insurance companies), information reporting will be required unless the beneficial owner has provided certain required information or documentation to the broker or to establish its non-United States status or otherwise establishes an exemption. Payments to or through the United
States office of a broker will be subject to backup withholding and information reporting unless the Bondowner certifies under penalties of perjury to its non-United States Bondowner status or otherwise establishes an exemption.

         Non-United States Bondowners should consult their tax advisors regarding the application of United States federal income tax laws, including information reporting and backup withholding, to their particular situations.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code"),
prohibit employee benefit plans ("Plans") subject to ERISA or the Code from engaging in certain transactions involving "plan assets" with persons that are
"parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and "parties in interest" with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan
(subject to certain exceptions not relevant here). A violation of these
"prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries and parties in interest.

         The Underwriters, as a result of their own activities or because of the activities of an affiliate, may be considered "disqualified persons" within the meaning of ERISA or "parties in interest" within the meaning of the Code, with respect to certain employee benefit plans. Prohibited transactions within the meaning of Section 406 of ERISA and Section 4975 of the Code may arise if Series
2002 Bonds are acquired by a Plan with respect to which the Underwriters, or any of their respective affiliates, are "disqualified persons" or "parties in interest." Certain exemptions from the prohibited transaction rules could be applicable, however, depending in part upon the type of Plan fiduciary making the decision to acquire a Bond and the circumstances under which such decision is made. Included among these exemptions are those regarding securities purchased during the existence of an underwriting, investments by insurance company separate accounts, investments by insurance company general accounts, investments by bank collective investment funds, transactions effected by a
"qualified professional asset manager," and transactions affected by an
"in-house asset manager." Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. In order to ensure that no prohibited transaction under ERISA and the Code will take place in connection with the acquisition of a Bond by or on behalf of a Plan, each prospective purchaser of a Bond who is a Plan or is acquiring on behalf of a Plan will be required to represent that either (i) no prohibited transactions under ERISA and the Code will occur in connection with the acquisition of such Bond or (ii) the acquisition of such Bond is subject to a statutory or administrative exemption.

         Any Plan fiduciary which proposes to cause a Plan to purchase Series
2002 Bonds should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Series 2002 Bonds is appropriate for the
Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                    VERIFICATION OF MATHEMATICAL COMPUTATIONS

         Upon delivery of the Series 2002 Bonds, The Arbitrage Group, Inc.,
independent certified public accountants, will deliver a report stating that the firm has verified the mathematical accuracy of certain computations relating to the adequacy of the Defeasance Securities scheduled to mature in such amounts and at such times and bear interest at such rates as to provide amounts sufficient for the payment when due of interest on the Prior Bonds and to provide for the payment of the Prior Bonds on their respective maturity dates.

                              CERTAIN LEGAL MATTERS

         Legal matters incident to the authorization, issuance, sale and delivery by the County of the Series 2002 Bonds are subject to the approval of
Orrick, Herrington & Sutcliffe LLP, Bond Counsel, and certain other conditions.
Certain legal matters will be passed upon for the Underwriters by their counsel,
Hawkins, Delafield & Wood, Los Angeles, California, for the County by the County
Counsel, and for MBIA by their counsel, Kutak Rock LLP, Irvine, California.

                              FINANCIAL STATEMENTS

         The general purpose financial statements of the County, pertinent sections of which are included in Appendix B to this Official Statement, have been audited by KPMG LLP, independent certified public accountants, as stated in their report appearing in Appendix B. KPMG LLP has not consented to the inclusion of its report as Appendix B and has not undertaken to update its report or to take any action intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in this Official
Statement, and no opinion is expressed by KPMG LLP with respect to any event subsequent to its report dated December 28, 2001.

                                   LITIGATION

         Two employee organizations and several individual members of the
Association have sued the County and the Association alleging generally that the
Association incorrectly treated certain earnings of the Association as unrestricted assets for purposes of ascertaining the amounts needed to fund
Association benefits. The plaintiffs are requesting that the Association revise its actuarial valuations of assets and that the County be mandated to pay to the
System all arrears emanating from the revised valuations. For further discussion of this litigation, see Appendix A - "Economic, Financial and Demographic
Information Regarding the County of San Diego - County Financial Information -
Retirement System."

         No litigation is pending or threatened concerning the validity of the
Series 2002 Bonds. The County is not aware of any litigation pending or threatened questioning the political existence of the County or contesting the
County's ability to issue and pay the Series 2002 Bonds.

         There are a number of lawsuits and claims pending against the County.
Other than as described in this section and in Appendix A, the County does not believe that any of these proceedings could have a material adverse impact upon the financial condition of the County.

                                     RATINGS

         Standard & Poor's ("S&P") has assigned the Series 2002 Bonds a rating of "AAA," Moody's Investors Service, Inc. ("Moody's") has assigned the Series
2002 Bonds a rating of "Aaa," and Fitch Ratings ("Fitch") has assigned the
Series 2002 Bonds a rating of "AAA" with the understanding that, upon delivery of the Series 2002 Bonds, the financial guaranty insurance policy will be delivered by the Insurer. In addition, S&P has assigned the Series 2002 Bonds an underlying rating of "AA-," Moody's has assigned the Series 2002 Bonds an underlying rating of "Aa3," and Fitch has assigned the Series 2002 Bonds an underlying rating of "AA-." Such ratings reflect only the views of such organizations and explanations of the significance of such ratings may be obtained only from the organizations at: Moody's Investors Service, Inc. 99
Church Street, New York, New York 10007-2796, telephone number (212) 553-0317;
Standard and Poor's Ratings Services, 55 Water Street, New York, New York 10041,
telephone number (212) 438-2000. There is no assurance that such ratings will continue for any given period of time or that they will not be revised downward or withdrawn entirely by the rating agencies, if in the judgment of such rating agencies circumstances so warrant. Any such downward revision or withdrawal of such ratings may have an adverse effect on the market price of the Series 2002
Bonds.

                                  UNDERWRITING

         The Series 2002 Bonds are being purchased by the Underwriters. The
Underwriters have agreed, subject to certain conditions, to purchase the Series
2002 Bonds at a price of $731,011,770.03 (representing the principal amount of the Series 2002 Bonds less an Underwriter's discount of $6,328,229.97). The
Purchase Contract relating to the Series 2002A Bonds (the "Series 2002A Purchase
Contract"), the Purchase Contract relating to the Series 2002B Bonds (the
"Series 2002B Purchase Contract") and the Purchase Contract relating to the
Series 2002C Bonds (the "Series 2002C Purchase Contract") provide that the
Underwriters will purchase all of the Series 2002 Bonds if any are purchased, the obligation to make such purchase being subject to certain terms and conditions set forth in the respective Purchase Contract, the approval of certain legal matters by counsel and certain other conditions. It is anticipated that the Series 2002B Purchase Contract will be executed on October 1, 2002.

         The Underwriters may offer and sell the Series 2002 Bonds to certain dealers and others at prices lower than the offering prices stated on the cover page. The offering prices may be changed from time to time by the Underwriters.
During and after the offering of the Series 2002 Bonds, the Underwriters may purchase and sell the offered Series 2002 Bonds in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with such offering. The
Underwriters also may impose penalty bids, whereby selling concessions allowed to other broker-dealers in respect of the Series 2002 Bonds sold in such offerings for their account may be reclaimed by the Underwriters if such securities are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market prices of the Series 2002 Bonds, which may be higher than the prices that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

                                FINANCIAL ADVISOR

         JPMorgan Securities, Inc. served as the Financial Advisor to the County in connection with the execution and delivery of the Series 2002 Bonds. The defeasance of a portion of the outstanding Prior Bonds may result in the partial termination of a debt service forward sale agreement, dated as of June 12, 1997, among the County, the trustee named therein and JPMorgan Chase Bank (formerly
Morgan Guaranty Trust Company of New York) (the "Forward Agreement"). JPMorgan
Chase Bank, an affiliate of JPMorgan Securities, Inc., will seek under the
Forward Agreement, a termination payment in connection with such partial termination.

                              CONTINUING DISCLOSURE

         Pursuant to a Continuing Disclosure Agreement with the Trustee (the
"Disclosure Agreement"), the County has agreed to provide, or cause to be provided with respect to each fiscal year of the County, commencing with fiscal year 2001-02, by no later than eight months after the end of the respective fiscal year, to each nationally recognized municipal securities information repository and any public or private repository or entity designated by the
State as a state repository for purposes of Rule 15c2-12(b)(5) adopted by the
Securities and Exchange Commission (each, a "Repository") the audited financial statements, if available, or unaudited financial statements, and the annual financial information and operating data with respect to the County, for each fiscal year of the County, as described under the section of this Official
Statement entitled "County Financial Information." In addition, the County has agreed to provide, or cause to be provided, to each Repository in a timely manner notice of the following "Listed Events" if determined by the County to be material: (1) principal and interest payment delinquencies; (2) non-payment related defaults; (3) unscheduled draws on the debt service reserves reflecting financial difficulties; (4) unscheduled draws on credit enhancements reflecting financial difficulties; (5) substitution of credit or liquidity providers, or their failure to perform; (6) adverse tax opinions or events affecting the tax-exempt status of the security; (7) modifications to rights of security holders; (8) bond calls; (9) defeasances; (10) release, substitution, or sale of property securing repayment of the securities; and (11) rating changes. These covenants have been made in order to assist the Underwriter in complying with
SEC Rule 15c2-12(b)(5). The County has never failed to comply in all material respects with any previous undertakings with regard to said Rule to provide annual reports or notices of material events.

         The County and the Trustee may amend the Disclosure Agreement, and waive any provision thereof, by written agreement of the parties, without the consent of the owners of the Series 2002 Bonds (except to the extent required under clause (4)(ii) below), if all of the following conditions are satisfied:
(1) such amendment is made in connection with a change in circumstances that arises from a change in legal (including regulatory) requirements, a change in law (including rules or regulations) or in interpretations thereof, or a change in the identity, nature or status of the County or the type of business conducted thereby; (2) the Disclosure Agreement as so amended would, in the opinion of nationally recognized bond counsel, have complied with the requirements of Rule 15c2-12 as of the date of the Disclosure Agreement, after taking into account any amendments or interpretations of the Rule, as well as any change in circumstances; (3) the County shall have delivered to the Trustee an opinion of Bond Counsel, or other nationally recognized bond counsel or counsel expert in federal securities laws, addressed to the County and the
Trustee, to the same effect as set for in clause (2) above; and (4) either (i)
the County shall have delivered to the Trustee an opinion of Bond Counsel, or other nationally recognized bond counsel or counsel expert in federal securities laws, or a determination by a person, in each case unaffiliated with the County
(such as Bond Counsel or the Trustee) and acceptable to the County, addressed to the County and the Trustee, to the effect that the amendment does not materially impair the interests of the holders of the Series 2002 Bonds or (ii) the holders of the Series 2002 Bonds consent to the amendment to the Disclosure Agreement pursuant to the same procedures as are required for amendments to the Trust
Agreement with consent of holders of the Series 2002 Bonds pursuant to the terms of the Trust Agreement as in effect on the date of the Disclosure Agreement. The
County shall describe such amendment and the reason therefore in its next annual report filed with the Repositories.

         In addition, the County's obligations under the Disclosure Agreement shall terminate upon a legal defeasance or payment in full of all of the Series
2002 Bonds. The provisions of the Disclosure Agreement are intended to be for the benefit of the owners of the Series 2002 Bonds and beneficial owners of the
Series 2002 Bonds and shall be enforceable by the Trustee on behalf of such owners and any owners of Series 2002 Bonds, provided that any enforcement action by any such person shall be limited to a right to obtain specific enforcement of the County's obligations under the Disclosure Agreement and any failure by the
County to comply with the provisions thereof shall not be an event of default under the Trust Agreement.

                                  MISCELLANEOUS

         Included herein are brief summaries of certain documents and reports, which summaries do not purport to be complete or definitive, and reference is made to such documents and reports for full and complete statements of the contents thereof. This Official Statement is not to be construed as a contract or agreement between the County and the purchasers or owners of any of the
Series 2002 Bonds. Any statements made in this Official Statement involving matters of opinion, whether or not expressly so stated, are intended merely as an opinion and not as representations of fact. The information and expressions of opinion herein are subject to change without notice and neither the delivery of this Official Statement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in affairs in the County since the date hereof.

         The execution and delivery of this Official Statement have been duly authorized by the County.

                                                     COUNTY OF SAN DIEGO

                                                     By:      /s/ William J. Kelly
                                                          ---------------------------------
                                                              Chief Financial Officer

                                                    APPENDIX A

                             ECONOMIC, FINANCIAL AND DEMOGRAPHIC INFORMATION REGARDING
                                              THE COUNTY OF SAN DIEGO

                                                    THE COUNTY

         The  County of San Diego  (the  "County")  is the  southernmost  major  metropolitan  area in the State of
California.  The County  covers 4,255  square  miles,  extending 70 miles along the Pacific  Coast from the Mexican border to Orange County,  and inland 75 miles to Imperial  County.  Riverside and Orange Counties form the northern boundary.  The County is  approximately  the geographic size of the State of Connecticut.  The County's Fiscal Year
2001-2002 budget is approximately $3.8 billion.

         The County was  incorporated  on February 18, 1850,  and  functions  under a charter  adopted in 1933,  as subsequently  amended from time to time. The County is governed by a five-member  Board of  Supervisors  elected to four-year  terms in district  nonpartisan  elections.  The Board of Supervisors  appoints the Chief  Administrative
Officer and the County Counsel.  The Chief  Administrative  Officer appoints the Chief Financial  Officer.  Elected officials include the Assessor/Recorder/County Clerk, District Attorney, Sheriff and Treasurer-Tax Collector.

         Many of the County's  functions  are  required  under County  ordinances  or by State or federal  mandate.
State and  federally  mandated  programs,  primarily in the social and health  services  areas,  are directed to be maintained at certain minimum levels,  which may, under some conditions,  limit the County's ability to control its budget.  However,  under  designated  State and  federal  programs,  eligible  costs are  subject to  reimbursement according to specific guidelines.

         The County is the  delivery  system for  federal,  state and local  programs.  The County  supports a wide range of services to its residents  including:  regional  services  such as courts,  probation,  medical  examiner, jails,  elections and public health;  health,  welfare and human services such as mental health, senior citizen and child welfare  services;  basic local  services  such as planning,  parks,  libraries  and Sheriff's  patrol to the unincorporated  area, and law enforcement by contract and libraries by city's request to incorporated  cities;  and infrastructure such as roads, waste disposal and flood control to the unincorporated area of the County.

                                           COUNTY FINANCIAL INFORMATION

         The  following  is a  description  of the County's  budget  process,  current  budget,  historical  budget information,  changes  in fund  balance,  balance  sheets,  its  major  revenues  and  expenditures,  indebtedness, investments and certain other financial information relating to the County.

Ad Valorem Property TaxationAd Valorem Property Taxation

         The following  tables  describe the assessed  valuation of property  within the County subject to taxation for fiscal year 1992-1993 through fiscal year 2001-2002, and the tax collections in such years:

                                          ASSESSED VALUATION OF PROPERTY
                                           SUBJECT TO AD VALOREM TAXATION
                                      Fiscal Years 1992-1993 through 2001-2002
                                                   (in Thousands)

                                                                      Gross Assessed                     Net Assessed
                                                                           -        -
 Fiscal Year                                             Personal        Valuation                      Valuation for
       -----                                                             ---------
                      Land            Improvements       Property                       Exemption(1)    Tax Purposes(2)
                      ----            ------------       --------                       ---------       ------------
1992-93                56,942,666        83,395,166       7,050,615       147,388,447     3,011,676       144,376,771
1993-94                57,882,778        84,631,884       7,028,170       149,542,832     3,521,396       146,021,436
1994-95                58,065,632        85,628,280       7,175,750       150,869,662     3,683,231       147,186,431
1995-96                58,469,323        86,585,240       7,536,344       152,590,907     3,826,612       148,764,295
1996-97                58,743,000        86,763,943       7,404,271       152,911,214     3,799,409       149,111,805
1997-98                59,965,573        87,226,802      10,222,561       157,414,936     4,512,558       152,902,378
1998-99                63,633,576        94,172,901      10,557,494       168,363,971     4,655,382       163,708,589
1999-00                70,120,054       105,048,079      10,221,397       185,389,530     4,840,800       180,548,730
2000-01                76,745,341       112,696,090    11,598,967         201,040,398     5,322,920       195,717,478
2001-02                84,852,228       122,629,978    12,675,786         220,157,994     5,674,325       214,483,668
-----------------------
Source: County of San Diego Auditor and Controller.
(1)  Exemption figures include veterans, church, welfare, religious, college and cemetery exemptions.
(2)  Net  Assessed  Valuation  for Tax  Purposes  figures  include  local  secured,  unsecured,  state  unitary and redevelopment valuation.

         The following table shows the  approximate tax levied against the ten largest  taxpayers in the County for
Fiscal Year 2001-2002.

                                               TEN LARGEST TAXPAYERS
                                               Fiscal Year 2001-2002

             Property Owners                              Business Area                         Approximate Tax
             ---------------                              -------------                         ---------------
       San Diego Gas & Electric Company              Gas & Electric Utility                        $26,981,581
       Southern California Edison Co.                Electric Utility                               18,276,830
       Pacific Bell                                  Telephone Company                              14,754,410
       Qualcomm Inc.                                 Telecommunications                              4,852,868
       Irvine Co.                                    Real Estate                                     4,527,742
       Equitable Life Assurance Society              Real Estate                                     3,876,720
       Kilroy Realty LP                              Real Estate                                     3,687,656
       BRE Properties                                Real Estate                                     3,269,348
       CalWest Industrial                            Real Estate                                     3,224,427
       Cabrillo Power                                Electric Utility                                3,069,138
--------------------
Source:  County of San Diego Auditor and Controller.

         See "- Utility  Costs" herein for a discussion  of SDG&E and Edison's  percentage of property tax payments with respect to the County's total General Fund property tax revenues.

         Taxes are levied for each  fiscal  year on taxable  real and  personal  property  which is situated in the
County as of the  preceding  January 1.  However,  upon a change in  ownership  of  property or  completion  of new construction,  State law permits an  accelerated  recognition  and taxation of increases in real property  assessed valuation.  For assessment and collection  purposes,  property is classified either as "secured" or "unsecured" and is listed  accordingly on separate  assessment rolls. The "secured roll" is that assessment roll containing locally assessed property secured by a lien which is sufficient,  in the opinion of the assessor,  to secure payment of the taxes. Other property is assessed on the "unsecured roll."

         The County levies a 1% property tax on behalf of all taxing  agencies in the County.  The taxes  collected are allocated on the basis of a formula  established by State law enacted in 1979.  Under this formula,  the County and all other taxing  entities  receive a base year  allocation  plus an allocation on the basis of growth in situs assessed value (new  construction,  change of ownership,  inflation)  prorated among the jurisdictions  which serve the tax rate areas within which the growth occurs.  Tax rate areas are specifically  defined geographic areas which were developed to permit the levying of taxes for less than  county-wide or less than city-wide  special and school districts.  In addition,  the County levies and collects  additional  voter  approved debt service and fixed charge assessments on behalf of any taxing agency and special districts within the County.

         Property taxes on the secured roll are due in two  installments,  on November 1 and February 1. If unpaid, such taxes become delinquent after 5:00 p.m. on December 10 and April 10,  respectively,  and a ten percent penalty attaches. A ten dollar cost also applies to all delinquent second  installments.  Property on the secured roll with unpaid  delinquent  taxes is declared  tax-defaulted  after 5:00 p.m. on June 30th. Such property may thereafter be redeemed by payment of the delinquent taxes, the ten percent  delinquency  penalty,  the ten dollar cost, a fifteen dollar per parcel  redemption fee (from which the State receives five dollars),  and redemption  penalty of one and one half percent per month starting July 1 and continuing until date of redemption  (collectively,  the "Redemption
Amount").  If taxes remain unpaid after five years on the default roll, the property  becomes subject to a tax sale by the County Treasurer - Tax Collector.

         Property  taxes on the  unsecured  roll are due as of the  January 1 lien date and become  delinquent,  if unpaid,  on August 31. A ten percent penalty  attaches to delinquent taxes on property on the unsecured roll and an additional  penalty of one and one-half  percent per month begins to accrue on November 1. The taxing authority has four ways of collecting  unsecured  personal property taxes: (1) a civil action against the taxpayer;  (2) filing a certificate  in the office of the  County  Clerk  specifying  certain  facts in order to obtain a judgment  lien on certain  property  of the  taxpayer;  (3)  filing a  certificate  of  delinquency  for  recordation  in the  County
Recorder's  office in order to obtain a lien on certain  property  of the  taxpayer;  and (4)  seizure  and sale of personal property, improvements or possessory interests belonging or assessed to the taxpayer.

Secured Tax Rolls StatisticsSecured Tax Rolls Statistics

         The following  table below sets forth the secured tax roll,  the number of tax bills  prepared,  the total assessed  value of property on the secured  roll and the total  property  taxes levied on the secured roll for each of the last eight fiscal years,  including an estimate for the fiscal year ending on June 30, 2002.  The table also shows the number of bills and the amount of taxes due on them that were  unpaid as of the end of each  fiscal  year shown, and the percentage of the taxes levied for each year that were uncollected as of the fiscal year end.

                                            SECURED TAX ROLL STATISTICS
                                     Fiscal Years 1994-1995 through 2001-2002

                                                                                                    Delinquent
                                                                                                   Tax Amount as
    Fiscal       Total       Total Assessed        Total Tax       Delinquent      Delinquent       Percent of
     Year        Bills           Value(1)           Amount(2)       Tax Bills      Tax Amount(3)    Tax Amount
     ----        -----           -----  -           ------          ---------      ----------       ----------
1994-95           802,687     $144,207,931,163    $1,608,693,370      31,450          $56,947,574        3.54%
1995-96           805,698      145,681,809,785     1,623,328,413      30,053           46,680,249        2.88
1996-97           815,818      146,000,629,437     1,640,179,294      28,924           37,476,117        2.28
1997-98           823,332      149,611,690,276     1,685,104,282      28,715           31,933,378        1.90
1998-99           831,497      160,102,387,349     1,791,871,717      33,484           32,513,581        1.60
1999-00           842,959      176,113,891,329     1,962,926,237      36,820           39,059,369        1.70
2000-01           857,777      191,194,756,333     2,126,737,380      33,817           38,805,254        1.82
2001-02(4)        871,191      209,281,264,375     2,335,927,431      36,000           45,000,000        1.93
----------------------------
Source: County of San Diego Auditor and Controller.
(1)  Total Assessed Value figures include local secured and state unitary valuation.
(2)  Amount excludes penalties.
(3)  Delinquent  Tax Amounts  represent  the dollar value of tax due for  delinquencies  in the year shown that had not been collected as of June 30 of that year.
(4)  Total Bills, Total Assessed Value and Total Tax Amount figures are actual, remaining columns are estimated.

Liens and Redemption

         Properties may be redeemed under a five year  installment  plan by paying all current taxes plus a minimum annual  payment of 20% of the original  Redemption  Amount.  A delinquent  taxpayer may enter into the  installment plan at any time up to the June 30  occurring  five years  after the  property  becomes  tax-defaulted.  Redemption interest  accrues at 1-1/2%  per month on the unpaid  balance  of the  Redemption  Amount  during the period of the installment  plan.  If taxes are unpaid  after June 30 of the fifth year of default (or if an  installment  plan is in  place,  taxes  are  unpaid  at the end of the  plan),  the  property  becomes  subject  to  sale by the  County
Treasurer-Tax Collector.

         Before the  1990-91  fiscal  year,  the  County  bore the full cost of  property  assessment  and  revenue collection  and  distribution.  State  legislation  enacted  in 1990  allowed  counties  to charge  cities,  school districts,  special  districts and  redevelopment  agencies for their share of property tax  administrative  costs.
Subsequent  legislation  permanently exempted school districts from paying property tax administrative fees. In the
2001-2002  fiscal  year,  the  County  collected  $4,773,673  in such  fees  from  cities,  special  districts  and redevelopment agencies.

Assessed Valuations

         The  assessed  valuation  of  property in the County is  established  by the County  Assessor,  except for public utility property which is assessed by the State Board of Equalization.  Assessed  valuations are reported in compliance with the  requirements of Proposition  13.  Generally,  property can be reappraised to market value only upon a change in  ownership  or  completion  of new  construction.  The  assessed  value of  property  that has not incurred a change of ownership or new  construction  must be adjusted  annually to reflect  inflation at a rate not to exceed 2% per year based on the  California  consumer  price  index.  In the event of declining  property  value caused by  substantial  damage,  destruction,  economic  or other  factors,  the  assessed  value  must be  reduced temporarily  to reflect market value.  For the  definition of full cash value and more  information on property tax limitations and adjustments, see "Limitations on Tax Revenues."

         The County  Assessor  determines  and  enrolls a value for each  parcel of taxable  real  property  in the
County every year.  The value  review may result in a reduction  in value.  Taxpayers in the County also may appeal the  determination  of the County  Assessor with respect to the assessed  value of their  property.  Prior to 1992, assessment  appeals  filings  in the  County  averaged  less  than  2,000  petitions  annually.  From 1992 to 1997, assessment  appeals  filings  averaged  22,000 each year.  Appeals have declined with the turnaround in real estate values in 1998.

         In the current fiscal year 2001-2002, the County Assessor has processed approximately 2,600 appeals.

Financial StatementsFinancial Statements

         The following  tables set forth the General Fund  Combined  Balance Sheet for fiscal years ending June 30,
2000 and June 30, 2001 and the General Fund  Comparison  of  Revenues,  Expenditures  and Fund  Balances for fiscal years 1997-1998 through 2000-2001.

                                                   GENERAL FUND
                                              COMBINED BALANCE SHEET
                                          June 30, 2000 and June 30, 2001
                                                  (In Thousands)

ASSETS                                                              2000                         2001
------                                                              ----                         ----
Cash(1)                                                                    $70,527           $394,358
Cash with Fiscal Agent (2)                                                 136,477            186,043
Taxes Receivable                                                               592                102
Accounts Receivable                                                        196,910            158,558
Loans Receivable                                                               689                689
Due from Other Funds (2)(3)                                                153,651            198,025
Deposits with Others                                                             -                  -
Inventories-Materials and Supplies                                           7,687              8,070
                                                                             -----              -----
         TOTAL ASSETS                                                     $566,533           $945,845
                                                                           =======            =======

LIABILITIES AND EQUITIES
------------------------
Accounts Payable                                                           $32,298            $35,011
Accrued Payroll                                                             29,072             29,874
Amount Due for Tax and Revenue Anticipation Notes (2)                      131,607            179,147
Due to Other Funds(3)                                                       19,046             43,115
Deferred Revenue(1)                                                          1,585             40,414
Fund Balance-Unavailable Encumbrances                                       91,888             99,848
Fund Balance-Unavailable Reserves(1)                                        14,889            167,243
Fund Balance-Unreserved(1)                                                 246,148            351,193
                                                                           -------            -------
         TOTAL LIABILITIES AND EQUITIES                                   $566,533                  $
                                                                           =======                  =
------------------------------------------
Source:  County of San Diego Auditor and Controller.
(1)  Pursuant  to  Governmental  Accounting  Standards  Board  Statement  No. 33  ("GASB  33"),  revenues  from all nonexchange  transactions  are to be  recognized  when  funds are  earned.  In a  nonexchange  transaction,  a governmental  entity gives (or receives) value without  directly  receiving (or giving) equal value in return.
     In prior years,  those funds were included in the Trust and Agency Fund section of the  financial  statements.
     Thus,  revenues were not earned when received,  but when expenditures were incurred.  See "2000-01 Fiscal Year
     Financial Summary" below.
(2)  Consistent with National Council on Governmental  Accounting  Interpretation  No. 9, the liability for tax and revenue  anticipation  notes  outstanding  at June  30 is  displayed  in the  General  Fund  and  offset  by a corresponding asset recorded as cash with fiscal agent representing the pledged amounts.
(3)  Represents  receivables and payables  between General Fund and other County funds based on actual or estimated claims outstanding.

                                                COUNTY OF SAN DIEGO
                                                   GENERAL FUND
                              COMPARISON OF REVENUES, EXPENDITURES AND FUND BALANCES
                                     For Fiscal Years 1997-98 through 2000-01
                                                  (in Thousands)

SOURCES OF FUNDS                                                   1997-98        1998-99       1999-00       2000-01
----------------                                                   -------        -------       -------       -------

Fund Balances Reserved for Encumbrance                            $ 33,290       $ 47,916      $ 56,092      $ 91,888
Unreserved Fund Balances                                            64,391        155,853       209,989       246,148
Taxes                                                              284,970        302,044       314,570       340,769
Licenses, Permits and Franchises                                    21,034         22,087        22,233        24,751
Fines, Forfeitures and Penalties                                    21,849         19,267        27,406        29,511
Use of Money and Property                                           26,236         21,478        25,284        39,176
Aid from Other Government Agencies                               1,344,981      1,289,314     1,451,260     1,233,794
Charges for Current Services                                       174,468        191,123       189,365       198,522
Other Revenue                                                       15,966         27,485        25,052        31,905
Sale of Fixed Assets                                                     -              -           900            14
Operating Transfers-in(1)                                           25,583          2,877         2,989       360,791
Issuance of Lease Purchases(2)
                                                              --------       --------       --------
                                                                     4,226          3,856         1,654             -
                                                                     -----          -----         -----             -
         TOTAL SOURCES                                          $2,016,994     $2,083,300    $2,326,794    $2,597,269

USES OF FUNDS
-------------

General                                                          $ 181,031      $ 182,528     $ 147,684     $ 134,357
Public Protection                                                  535,863        564,060       650,705       706,978
Public Ways and Facilities                                           1,458          1,964         1,742         2,819
Health and Sanitation                                              281,363        304,631       355,982       432,210
Public Assistance                                                  759,389        645,312       681,751       692,983
Education                                                              270            259           383           501
Recreation and Cultural Services                                     8,094          8,459        10,836        11,833
Capital Outlay                                                       4,226          3,856         1,654             -
Debt Service                                                        14,249         10,482         7,657        12,581
Operating Transfers-out                                             85,367         86,384       124,641       135,296
                                                              ------------    -----------    ----------  ---- -------
         TOTAL USES                                             $1,871,310     $1,807,935    $1,983,035    $2,129,558
--------------------------
Source: County of San Diego, Auditor and Controller.
(1) Accounting  method  change of the Special  Revenue  funds for the Safety  Augmentation  Sales Tax  (Proposition
    172),  Health and Social  Services'  Realignment  monies and the ongoing tobacco tax (Proposition 10) receipts.
    Revenues  from these  three  sources  are  recognized  in the Special  Revenue  funds and treated as  operating transfers when moved to the General Fund to reimburse expenses incurred.
(2) Excludes refundings.

General Fund Budget

         The County  General Fund  finances  the legally  authorized  activities  of the County not provided for in other  restricted  funds.  General Fund  revenues  are derived  from such  sources as taxes,  licenses and permits, fines,  forfeitures  and penalties,  use of money and property,  aid from other  government  agencies,  charges for current services and other revenue.  General Fund  expenditures and encumbrances are classified by the functions of public  safety,  health and human  services,  land use and  environment,  community  services,  finance and general government and other.

         The Board of Supervisors  is required by State law to adopt a balanced  annual budget no later than August
30 of each year. The Board of Supervisors  may, by resolution,  extend the date of adoption of a balanced budget to
October  2. The Board of  Supervisors  is further  required  to set tax rates by  September 1  in  accordance  with
Article XIII A of the California  Constitution.  See "County Financial  Information - Ad Valorem Property Taxation"
herein.

         Since the budget must be in balance,  any  shortfall in revenues  requires a reduction in  appropriations.
No increase in the aggregate  appropriations  can be made after the final budget has been adopted unless the County has received written certification of additional revenue from the sources of such revenue.

         In order to ensure that the budget remains in balance  throughout the fiscal year,  quarterly  reviews are made covering  actual  receipts and  expenditures.  In the event of any shortfall in projected  revenue,  immediate steps are taken to reduce  appropriations.  Appropriation  reductions  would be achieved  through a combination  of hiring  freezes,  employee  layoffs,  and freezes on the purchase of equipment,  services and supplies.  California counties are not permitted by State law to impose fees to raise general  revenue,  but only to recover the costs of regulation or provision of services.  The Chief  Financial  Officer is  responsible  for  monitoring  and reporting expenditures within budgeted appropriations.

2001-02 Fiscal Year Financial Summary

         Based on the unaudited  financial  statements,  the County closed the Fiscal Year 2001-02  General Fund to end in a solid financial position,  with a positive fund balance of $229.7 million.  Of this amount,  $76.7 million is comprised of unspent group management  reserves and contingency  reserves;  the balance of $153 million was from overrealized  revenue or expenditure  savings related to County  operations.  In addition,  the County  maintains a general reserve of $53.0 million as a designation for any unforeseen  catastrophic  situations and for economic and operational  uncertainties.  Further,  the steady local economy has contributed to additional year-end revenues and cost savings.  Significant positive and negative components of the County's 2001-02 fiscal status include:

         1.       The gross regional product increased approximately 6.0% for 2001, with a real change of 2.2%;

         2.       As of July 2002, the estimated  County  unemployment  rate of  approximately  4.2% remained below both the estimated California and national levels;

         3.       Current and  Supplemental  Tax revenue at year-end  exceeded the budgeted amounts by $6.8 million due to continued strong real estate activity;

         4.       Sales and VLF revenues  distributed by the State to cities and counties  showed a positive budget variance  of $6.8  million due to healthy  local  retail  activity  and strong  automotive  sales statewide; and

         5.       Miscellaneous  Fees  including  Franchises  and Fines  closed  above the  budgeted  level by $4.5 million due to the strong local economy.

2002-03 Fiscal Year Financial Summary

         The County's  operational  plan (the  "Operational  Plan")  describes the financial  plan for the next two fiscal  years.  The proposed  budget for the  Operational  Plan for Fiscal Years  2002-03 and 2003-04 is a total of
$2.669  billion,  which is 6.1%  greater  than the Fiscal  Year  2001-02  Operational  Plan.  Key  assumptions  and components of the proposed  Operational  Plan and  comparisons  with the 2001-02  unaudited  Fiscal Year  financial information include the following:

         1.       The gross regional product will experience  growth of  approximately  5.1% from December 31, 2002 to December 31, 2003,  with real growth  estimated at 1.8% from December 31, 2002 to December 31,
                  2003;

         2.       The County  unemployment  rate will decrease to  approximately  3.8%,  below both  California and national levels;

         3.       Total General  Revenues  (revenues not tied to a specific  County program) will increase by $39.3 million  and $25.3  million,  to $608.1  million and $633.3  million in Fiscal  Year  2002-03 and
                  2003-04, respectively;

         4.       Key General  Revenue  categories  will increase in Fiscal Year 2002-2003 by 9.2% ($27.5  million)
                  for current secured property taxes and 4.3% ($7.6 million) for VLF revenues; and

         5.       In Fiscal Year  2002-2003,  the County will increase the general  reserve of $53 million to $55.5 million and  appropriate  an  operational  contingency  reserve of $11.0  million.  Both reserves will be set aside for any unforeseen  catastrophic  situations  and for economic and  operational uncertainties during Fiscal Year 2002-03.

         The following table shows the County's General Fund budgets for fiscal years 2001-2002 and 2002-2003.

                                                COUNTY OF SAN DIEGO
                                                GENERAL FUND BUDGET
                                       Fiscal Years 2001-2002 and 2002-2003
                                                  (in Thousands)

                                                                    Adopted Budget       Adopted Budget
                                                                       2001-2002            2002-2003
                                                                       ---------            ---------
APPROPRIATIONS
--------------
Public Safety                                                             $ 767,349            $ 808,473
Health & Human Services                                                   1,340,569            1,415,355
Land Use & Environment                                                       84,717               88,578
Community Services                                                           34,224               42,972
Finance and General Government and Other                                    272,298              296,970
Appropriation for Contingencies and Designation                              16,600               16,100
                                                                             ------               ------
Total Appropriations                                                     $2,515,757           $2,668,448
                                                                          =========            =========

REVENUES
--------
Current Property Taxes                                                    $ 299,105            $ 326,637
Taxes other than Current Property Taxes                                      55,901               57,094
Licenses, Permits & Franchises                                               25,881               28,296
Fines, Forfeitures & Penalties                                               26,824               33,624
Use of Money & Property                                                      20,822               20,622
Aid from other Government Agencies                                        1,349,780            1,397,156
Charges for Current Service                                                 188,346              203,538
Miscellaneous Revenues and Other Financing Sources*                         457,606              517,999
                                                                            -------              -------
Total Revenues                                                                    $           $2,584,966
                                                                                               =========

Estimated Fund Balance Available                                             91,492               83,482
                                                                             ------               ------
Total Available Financing                                                $2,515,757           $2,668,448
                                                                          =========            =========
----------------------------
Source: County of San Diego Auditor and Controller.
*  "Miscellaneous  Revenues and Other  Financing  Sources" for Fiscal Year 2001-02  incorporates  the conversion of
  Realignment
   and Proposition 172 safety revenues from "Aid from other Government Agencies" to "Special Revenues."

Teeter PlanTeeter Plan

         Beginning  fiscal year  1993-1994,  the County  adopted the  alternative  method of secured  property  tax apportionment  available  under  Chapter 3, Part 8,  Division 1, of the Revenue and  Taxation  Code of the State of
California  (also known as the "Teeter  Plan").  This  alternative  method  provides for funding each taxing entity included in the Teeter Plan with its total secured  property taxes during the year the taxes are levied,  including any amount  uncollected at fiscal year end.  Under this plan,  the County  assumes an obligation  under a debenture or similar  demand  obligation  to advance  funds to cover  expected  delinquencies,  and, by such  financing,  its general  fund  receives  the full  amount of secured  property  taxes  levied each year and,  therefore,  no longer experiences  delinquent  taxes.  In  addition,  the County's  general  fund  benefits  from future  collections  of penalties and interest on all delinquent  taxes collected on behalf of participants in this  alternative  method of apportionment.

         Upon  adopting  the Teeter Plan in 1993,  the County was required to  distribute  to  participating  local agencies,  95% of the then  accumulated,  secured roll property tax  delinquencies and to place the remaining 5% in the tax losses  reserve fund, as described  below.  On November 20, 1995,  the County issued its Teeter  Obligation
Taxable  Commercial  Paper  Notes,  Series A (the  "Series A Teeter  Notes") and its Teeter  Obligation  Tax-Exempt
Commercial  Paper Notes,  Series B (the "Series B Teeter  Notes," and together with the Series A Teeter Notes,  the
"Teeter  Obligation  Commercial  Paper Notes").  The Series A Teeter Notes were initially  delivered in a principal amount of  $25,900,000,  which  principal  amount  was not in  excess of  remaining  uncollected  delinquencies  in property  taxes and  assessments  due to the County and the other  Revenue  Districts  for all fiscal  years of the
County ended on and prior to June 30, 1993 for which the County has provided funds  pursuant to the Law,  exclusive of Default  Penalties  thereon.  Proceeds  received from the initial sale of the Series A Teeter Notes were applied first to refund  the  principal  amount of the  Debenture  issued to refund  the  County's  obligation  to fund the delinquencies  in property taxes,  assessments  and other levies due to the County and the other Revenue  Districts pursuant  to the Law for all  fiscal  years of the  County  ended  on and  prior to June  30,  1993  (the  "Initial
Debenture),  with  remaining  amounts to pay costs in connection  with the initial  issuance of the Series A Teeter
Notes.  The Series B Teeter Notes were  initially  delivered  in a principal  amount of  $42,400,000,  exclusive of
Default  Penalties  thereon.  Proceeds  received from the initial sale of the Series B Teeter Notes were applied to refund the remaining  Debentures  attributable to the fiscal years ended June 30, 1994 and June 30, 1995 and to pay costs in  connection  with the initial  issuance of the Series B Teeter  Notes.  There are no Series A Teeter Notes
outstanding  and the County will not issue any additional  Series A  Teeter Notes.  Beginning in June 1996 and each
June  thereafter,  including on June 18, 2002, the County has issued its Series B Teeter Notes to refund the demand obligations  attributable  to the fiscal year then ending and to pay costs in connection  with the issuance of such
Series B Teeter Notes. As of August 21, 2002,  $58,024,000  aggregate  principal  amount of the Series B Notes were outstanding.

         The  Teeter  Obligation  Commercial  Paper  Notes  and the  interest  thereon  are on a parity in right of payment from the General  Fund with all other  obligations  of the County  payable  from the General  Fund,  except
County  obligations  to set aside  amounts  therefor and to repay tax and revenue  anticipation  notes which it may issue from time to time for working  capital  purposes in accordance  with  applicable law, which are senior to the
County's  Commercial Paper Notes and other General Fund  obligations,  including the obligation to make Base Rental payments.

         The Series B Teeter Notes have a first  priority lien on Series B Taxes and certain  amounts  deposited in the  Series B Pledge  Fund  held by the  Fiscal  Agent.  "Series  B  Taxes"  means  (i) the  right to  collect  any uncollected  property taxes and  assessments  attributable to the fiscal years ended June 30, 1995 through June 30,
2002, and such other fiscal years, if any, as may be specified in a Supplemental  Resolution,  for which the County actually  provided  funding pursuant to Section 4705 of the California  Revenue and Taxation Code (the "Law"),  and
Default  Penalties  thereon,  (ii) all  amounts  received by the County  upon the sale of property to recover  such property taxes or assessments,  (iii) all  amounts received by the County upon redemption of properties for sale or previously  sold to recover such property taxes or  assessments,  in each case to which the County is entitled as a consequence  of electing to being  governed by the Law,  but not amounts  evidencing  or  constituting  interest or
Redemption  Penalties,  and (iv) the right to collect interest and Redemption  Penalties on such property taxes and assessments  that are paid during the  occurrence and  continuance  of an Event of Default under the  Reimbursement
Agreement dated June 22, 1998 by and between Landesbank  Hessen-Thuringen  Girozentrale (the "Bank") and the County
(the "Reimbursement  Agreement"),  or as otherwise provided in the Reimbursement Agreement, but not including costs and fees paid as redemption and County  administrative  fees in connection  with a parcel tax default in accordance with the Law.  Series B Taxes do not include Other Taxes.  "Other Taxes" means (i) the right to collect  delinquent property taxes and assessments due to the County and other Revenue  Districts and  attributable to the fiscal years ending  after June 30, 1996 (except for such  amounts  which are defined as "Series B Taxes" or otherwise  excluded from the definition of "Other  Taxes"),  for which the County  actually  provides  funding  pursuant to the Law and
Default  Penalties  thereon,  (ii) all amounts  received  by the County  upon the sale of property to recover  such property taxes or assessments,  and (iii) all amounts  received by the County upon the redemption of properties for sale or  previously  sold to  recover  such  property  taxes or  assessments,  in each case to which the  County is entitled as a consequence  of electing to being  governed by the Law, but not amounts  evidencing  or  constituting interest  or  Redemption  Penalties,  and (iv) the right to  collect  interest  and  Redemption  Penalties  on such property taxes and  assessments  that are paid during the  occurrence and  continuance of an Event of Default under the Reimbursement  Agreement or as otherwise provided in the Reimbursement  Agreement,  but not including costs and fees paid in as redemption  and County  administrative  fees in connection  with a parcel tax default in accordance with the Law.

         Pursuant to the Law, the County is required to  establish a tax losses  reserve fund to cover losses which may occur in the amount of tax liens as a result of special  sales of  tax-defaulted  property  (i.e.,  if the sale price of the  property  is less than the  amount  owed).  The  amount  required  to be on deposit in the tax losses reserve fund is, at the election of the County,  one of the  following  amounts:  (1) an amount not less than 1% of the  total  amount  of taxes  and  assessments  levied  on the  secured  roll for a  particular  year for  entities participating  in the Teeter Plan,  or (2) an amount not less than 25% of the total  delinquent  secured  taxes and assessments  calculated  as of the end of the  fiscal  year for  entities  participating  in the Teeter  Plan.  The
County's tax losses reserve fund is fully funded,  in accordance  with the County's  election to be governed by the second  alternative,  at $7.047  million as of July 1, 2002.  Accordingly,  any  additional  penalties and interest that otherwise would be credited to the tax losses reserve fund are credited to the County's General Fund.

Interfund Borrowing

         Section 6 of Article XVI of the California  Constitution  provides for interfund borrowing (a "Treasurer's
Loan")  to cover  short-term  operational  deficits  occurring  as a result  of  imbalances  between  receipts  and expenditures.  The California  Constitution  prohibits  interfund borrowing by Participant's prior to the first day of the fiscal year or after the last Monday of April of each  fiscal  year,  and of amounts in excess of 85% of the school  district  taxes levied by a county under Section 21 of Article XIII of the California  Constitution  and of
amounts  apportioned  to  such  school  district  under  Section  6  Article  IX of  the  California  Constitution.
Participants  may utilize  Treasurer's  Loans from time to time for various  purposes.  A Treasurer's  Loan must be repaid from the  Participant's  first revenues received after the incurrence of a Treasurer's Loan before any other obligation, including the respective Notes, is paid from such revenues.

Retirement Program

         General.  The employees  retirement  system of the County (the "System"),  established  July 1, 1939 under provisions of the County  Employees'  Retirement  Law of 1937, is a contributory  type plan covering  substantially all salaried  employees.  The plan is integrated with the federal Social Security System.  There were 18,524 active members, 9,632 retired members and 3,315 deferred members as of June 30, 2002.

         The retirement  system operates on a fiscal year basis.  The system is governed by a Retirement Board that causes an actuarial  valuation to be prepared  annually.  At June 30, 2001,  the date of the most recent  actuarial valuation  report,  the actuarial  accrued  liability was  approximately  $3.5 billion and was  approximately  107%
funded,  based upon the methodology  employed by the  Association  which is currently in dispute as described below under "- Current  Litigation." For Fiscal Year 2001-2002,  contributions to the retirement fund were  approximately
$50.5 million by the County and $17.3 million by employee members.  Based on the June 30, 2001 actuarial  valuation report,  the County  expects to make no  contributions  for its  General  members and an  estimated  $13 million in contributions  for its Safety  members  during  Fiscal  Year  2002-03.  This  expectation  may change  based on the performance  of the  Association's  investment  portfolio  or the  results  of  litigation  described  below  under
"-Current Litigation."

         In the case of Ventura  County Deputy  Sheriff's  Association  v. Board of  Retirement  of Ventura  County
Employees' Retirement  Association  ("Ventura"),  the California Supreme Court held that certain payments made by a county in excess of basic salary  payments to employees are to be included in the definition of final  compensation within the meaning of the  Retirement  Law. In 1998 there were three  lawsuits  filed  against the San Diego County
Employees  Retirement  Association  which were  consolidated  into a  coordinated  proceeding  in the County of San
Francisco  Superior Court.  On February 14, 2002, the County of San Francisco  Superior Court approved a settlement of these  lawsuits.  In  consideration  for the  dismissal  of  these  lawsuits,  the San  Diego  County  Employees
Retirement  Association and the County agreed to increase benefits for active and retired employees.  As of January
31, 2002, the total estimated accrued unfunded  liability from these additional  benefits was approximately  $870.8 million.  The Bonds are being issued in part to fund a portion of the increased  unfunded  liability  that resulted from these settlements and labor agreements.  See "Recent and Anticipated Financings" herein.

         The Retirement  Board's  method for computing  actual  contributions  (level  percentages)  results in the employer  contribution  remaining  approximately  level from generation to generation as a percentage of the active employee  payroll.  The  actuarially  computed  liabilities are based upon  assumptions,  which make provisions for future salary increases  resulting from  inflationary  factors.  The level of funding  available for the retirement system is a function of a number of factors,  including  duration of  employment,  assumptions  regarding  costs of living and the  performance  of the stock  market.  Additional  costs  resulting  from  retiree  health  insurance, certain  cost-of-living  adjustments  (COLA) and death benefits are paid on a current basis from surplus investment earnings in the fund.

         Current  Litigation.  Two employee  organizations and several  individual  members of the Association have sued the  County  and the  Association  in three  separate  but  presently  identical  lawsuits.  In  general,  the plaintiffs  allege  that since the fiscal  year  ending  June 30,  1997,  contrary  to  requirements  of the County
Employees Retirement Law of 1937 and the California  Constitution,  the Association treated earnings of the System, in excess of total interest  credited to  contributions  and reserves during a year, to be regarded as unrestricted assets of the System for  purposes  of  ascertaining  both the amount of the assets  available  to fund  previously promised  benefits  and the  amount  of  additional  funds of the  County  needed to fund the  previously  promised benefits.  Plaintiffs  further  allege  that by  failing to treat  these  excess  earnings  and  surplus  assets as available  only for  deficiencies  in  interest  earnings  in other  years  and  losses  on  investments  and other contingencies,  the Association  breached its duties to Association members when it recommended to the County Board of  Supervisors  that the  County's  contributions  to the System be reduced or  eliminated,  by having  improperly regarded those assets as being  available to fund  previously  promised  benefits.  Plaintiffs also allege that the
County or  Retirement  Board  failed to discharge  statutory  obligations  to "meet and confer" with the  Plaintiff employee  organizations  prior to  determining  a course of action to be taken with respect to the  recommendations contained in the  actuarial  valuation.  For each of the fiscal years in issue,  the County has either made reduced payments or no payments to the System based upon the actuarial report and the Retirement  Board's  recommendations, which the County believes were made in accordance with law.

         The plaintiffs are requesting  that the  Association be mandated to limit the use of such excess  earnings to the  purposes  alleged by them,  to cause  revised  actuarial  valuations  of assets to be done  reflecting  the plaintiff's  allegations,  and to require  the  submission  of  revised  recommendations  to the  County  regarding necessary  County  appropriations  based upon corrected  actuarial  valuations;  and that the County be mandated to
implement  these  revised   recommendations  and  pay  to  the  System  all  arrears  emanating  from  the  revised recommendation, plus accrued interest.

         Based upon the advice of County  Counsel,  who is  representing  the County in the  litigation,  it is the
County's view that the  prospects are remote that the County's  exposure,  if any,  would exceed $215 million,  the amount of the County's annual employer  contributions  between  July 1,  1996 and June 30, 2002 which,  but for the existence  of the  alleged  improperly-counted  excess  and  surplus,  the County  would  have paid to the  System, including  interest  thereon.  If unsuccessful in defending against  plaintiffs'  claims, it is unclear whether the
County  would have to  reimburse  all such  employer  contributions  plus  interest  in a lump sum or  whether  the reimbursement  could be spread over some  longer  period such as ten years,  the  current  amortization  period for payments for unfunded  actuarial  accrued  liability to the System.  Also, upon making certain  hardship  findings, the trial court could  allow  payments to be made in ten annual  installments  plus  interest.  Alternatively,  the
County  could  issue  judgment  bonds to cover an adverse  decision.  If the County did have to pay a judgment in a lump sum, it would utilize all available  resources,  as a consequence  of which public  services will be adversely affected.

         The trial date for these  cases,  which are  consolidated,  is  currently  set for early  January,
2003.  It is possible  that these cases could be resolved  without a trial as the result of motions in or about
December,  2002.  If the County  were not to prevail  at the trial  court  level,  it could  commence  the  appellate  process.  This process is  expected  to take at least ten  months,  if not  longer,  from the time of the entry of the trial court final  decisions  disposing  of the cases.  Thereafter,  one of the  parties  could seek  additional  discretionary appellate review by the California  Supreme Court which, if granted,  would take an additional  period of time. The
County does not believe that any adverse  decision to the County in this case will  adversely  affect the repayment of the Series 2002 Bonds.

         Financial  Information  Summary.  Shown below are the County contributions for recent fiscal years and the estimated level of contributions to the retirement system for fiscal year 2002-2003.

                                                 COUNTY OF SAN DIEGO
                                      EMPLOYER CONTRIBUTIONS TOWARD RETIREMENT

                  1993-94.........................................................  $  98,983,977
                  1994-95.........................................................     83,422,077
                  1995-96(1)......................................................    101,403,375
                  1996-97(1)......................................................    103,943,995
                  1997-98(1)......................................................    106,058,597
                  1998-99(1)......................................................     82,646,830
                  1999-00(1)......................................................     85,636,380
                  2000-01(1)......................................................     92,023,755
                  2001-02(1)......................................................    104,277,169
                  2002-03(1)(2)...................................................    116,447,504
--------------------
Source: County of San Diego Auditor and Controller.
(1)  Fiscal years 1995-96 through 2002-03 include principal and interest payments on the Prior Bonds.
(2)  Estimate.

         Investments of the retirement  system are recorded at fair value,  net of brokerage  commissions and other costs normally  incurred in a sale, based upon closing sale proceeds  reported on recognized  securities  exchanges on the last  business  day of the  period,  or for listed  securities  having no sales  reported  and for  unlisted securities,  based  upon  last  reported  bid  prices.  Standard  & Poor"s  Ratings  Services,  a  division  of The
McGraw-Hill  Companies  ("S&P")  presently  rates the County's  retirement  system's  ability to meet its financial commitments  "AA+." The approximate  fair value of all investments  held by the retirement  system,  as of June 30,
2001 was as follows:

Domestic equity                                                                   $1,654,200,000
International equity                                                                 894,400,000
Fixed Income                                                                         931,200,000
Real Estate                                                                          250,700,000
Other                                                                                 86,400,000
                                                                                      ----------
Total Investments                                                                 $3,816,900,000
                                                                                   =============

         Recently,  certain public  companies  whose debt and stock  securities are owned by the  Association  have declared  bankruptcy.  However,  any Association  portfolio losses resulting from these bankruptcies have not had a material adverse impact on the Association's financial condition.

Risk Management

         The County is required  to obtain and  maintain  public  liability  insurance  and  workers'  compensation insurance under various types of its financing lease  obligations.  These financing leases generally require public liability  insurance to be issued by a responsible  carrier or be in the form of  self-insurance or self-funding to cover  claims for damages  including  death,  personal  injury,  bodily  injury,  or property  damage  arising from operations  involving the facilities  covered by such leases,  affording  protection  with a combined  single limit loss of not less  than  $5,000,000  per  occurrence  with  respect  to  bodily  injury,  death or  property  damage liability.  In addition,  these  financing  leases  generally  require the County to obtain and  maintain  workers'
compensation  insurance issued by a responsible  carrier or in the form of  self-insurance or self-funding to cover all  persons  employed by the County in  connection  with the  facilities  covered by such leases and to cover full liability for compensation  under the act requiring workers'  compensation.  Any self-insurance or self-funding for these risks is subject to certain conditions,  including,  but not limited to, providing evidence of self-insurance and of appropriation  of such funds as may be necessary for  self-funding  and annual  certification to the trustee with  respect  to such  financing  leases by the  County's  risk  management  officer or an  independent  insurance consultant of the sufficiency of coverage.

         The County does not carry liability  insurance for premises  liability,  medical  malpractice,  errors and omissions,  false arrest,  general liability or primary workers' compensation.  Accordingly,  the County may not be in compliance  with the insurance  requirements of its financing  lease.  In accordance with Government  Accounting
Standards  Board  Statement 10,  "Accounting  and Financial  Reporting  for Risk  Financing and Relating  Insurance
Items," the County  established  two Internal  Service Funds,  the Public  Service  Liability Fund and the Worker's
Compensation Fund  (collectively,  the "ISF") to report all of its uninsured risk management  activities.  In 1996, the County adopted a ten-year phased funding  program to fund the liability for outstanding  claims in its ISF. The
County has  deposited  the  following  amounts  into its ISF:  $2 million in Fiscal Year  1996-1997,  $4 million in
Fiscal Year  1997-1998,  $6 million in Fiscal Year  1998-99,  $8 million in Fiscal  Year  1999-2000,  $8 million in
Fiscal Year 2000-01 and $8 million in Fiscal Year 2001-02.  Actuarial  evaluations  estimated that at June 30, 2002 claims of $97.8 million,  including $16.1 million in public  liability and $81.7 million in workers'  compensation, were  probable.  This estimate was based  partially on the experience of similar  governmental  entities as well as the loss  profile of the County.  As of June 30,  2002,  the ISF had  reserves of $47.5  million.  The  estimate of claims  liabilities  were  recorded in the ISF. In Fiscal Year  2002-03,  the County  intends to deposit $4 million into the Worker's  Compensation  Fund and does not intend to make a deposit into the Public Service Liability Fund.
Thereafter,  the County  intends  to  deposit $4 million  annually  until the  liability  for  outstanding  workers compensation claims is fully reserved.

Utility Costs

         The State of California has experienced  power  shortages and significant  increases in the wholesale cost of power.  The State has taken  several  actions to mitigate  the  short-term  and  long-term  effects of the power shortages on the State's  economy.  There can be no assurance  that there will not be future  disruptions in energy supplies or related  developments  that could  affect the  State's  revenues.  In  addition,  slower than  expected economic  growth could  adversely  affect  projected  revenues for the State for fiscal year 2001-02 and subsequent fiscal years. Any of these developments could adversely impact the financial condition of the County.

         The County is supplied  with  electricity  and  natural gas solely by San Diego Gas & Electric  ("SDG&E").
The County has experienced limited power shortages which, to date, have not affected the County's  operations.  For
Fiscal  Year  2001-02,  approximately  2.49%,  or  $7,507,149  of the  County's  General  Fund  property  taxes  of
$301,522,550.88  are derived  from SDG&E and 1.70% or  $5,125,180  are derived from SCE.  This  portion  represents approximately  .50% of the County's total General Fund revenues of  $2,515,757,524.  Ad valorem real property taxes are secured by the respective  real property prior to all other  obligations  that may also be secured by such real property.

County of San Diego Employees

         The following table lists the number of County employees for the years 1992 to 2001:

                                               TOTAL COUNTY EMPLOYEES

                              June 30                                  Total Employees(1)
                              -------                                  ---------------
                               1992                                          17,022
                               1993                                          16,999
                               1994                                          17,256
                               1995                                          16,470
                               1996                                           17,626
                               1997                                          17,623
                               1998                                          17,775
                               1999                                           18,049
                               2000                                           18,866
                               2001                                           19,420
------------------
Source:  County of San Diego Auditor and Controller.
(1) Includes permanent and temporary employees.

         County  employees are represented by eight unions  representing 24 bargaining  units. The unions represent approximately 85% of the County's  approximately  19,000 employees and include the Deputy Sheriffs'  Association of
San Diego County;  Social Services Union,  Local 535, SEIU,  AFL-CIO;  Deputy District Attorneys  Association;  San
Diego  Probation  Officers'   Association,   SEIU,  Local  2028,  AFL-CIO,  CLC;  District  Attorney  Investigators
Association;  the Service  Employees  International  Union,  Local 2028,  AFL-CIO,  CLC;  San Diego  Deputy  County
Counsels Association and the Public Defender Association of San Diego County.

         Labor  agreements  are in place for most unions  through  June 22,  2006,  covering  approximately  16,000 employees.  The Deputy Sheriffs' Association and the District Attorney  Investigators'  Association have agreements through  June 21,  2007.  The labor  contracts  for the  Deputy  District  Attorneys'  Association  and the  Public
Defenders'  Association  expired on June 30, 2001.  The County Board of  Supervisors  imposed final offers on these two labor unions on January 11, 2002.  The remaining employees are unrepresented.

Short-Term Borrowing

          The County  issued its 2002-03  Tax and  Revenue  Anticipation  Notes,  $34,855,000  Series A (the "2003A
TRANs") and  $153,905,000  Series B (the "2003B TRANs",  together with the 2003A TRANs, the "2003 TRANs") on behalf of the County and  certain  school  districts  within the County (the  "Participants")  in an  aggregate  principal amount of  $188,760,000,  of which  $135,000,000 of the 2002B TRANs will represent notes issued by the County.  The
2003 TRANs were  executed and  delivered on July 1, 2002.  The 2003A TRANs are scheduled to mature on June 30, 2003 and the 2003B TRANs are  scheduled to mature on July 31,  2003.  The 2003 TRANs are being issued for the purpose of financing  seasonal cash flow  requirements  for general fund  expenditures  during the fiscal year ending June 30,
2003. The 2003 TRANs are limited  obligations of the County and each  respective  Participant  but are payable only out of Unrestricted Revenues.

          In addition,  the County has  authorized  and issued its Series B Teeter Notes as taxable and  tax-exempt obligations,  secured by (i) a pledge of all amounts  received by the County as payments  for  delinquent  property taxes  associated  with the Teeter Plan levied in all fiscal  years ended before June 30, 2002 and (ii) all amounts received by the County upon the sale of property to recover such property taxes,  assessments and other levies,  or upon  redemption of properties  previously sold to recover such property  taxes,  assessments or other levies.  The
Teeter  Obligation  Commercial  Paper Notes may also be payable  from the General  Fund of the County.  The amounts pledged  to the Teeter  Obligation  Commercial  Paper  Notes  will not be  available  to pay the 2003 TRANs and the amounts pledged to pay the 2003 TRANs will not be available to pay the Teeter  Obligation  Commercial  Paper Notes.
See  "Security  for and Sources of Payment of the  Certificates"  and "County  Financial  Information  - The Teeter
Plan."

         During  the 1990s,  the County has  utilized  Treasurer's  Loans from time to time for  various  purposes, including the finance of County library  programs and other County  programs.  The largest  Treasurer's Loan in the last five  years was in fiscal  year  1996-97  for  $25,000,000.  Should  the  County  find it  necessary  to use a
Treasurer's  Loan,  then such  borrowing,  pursuant to the California  Constitution,  must be repaid from the first
County revenues received thereafter before any other obligation, including the Notes, is paid from such revenues.

General Obligation Debt, Lease Obligations and Long-Term Loans

         The County has no  outstanding  general  obligation  bonds.  Starting  with the  financing of the El Cajon
Administrative  Building  in 1955,  the  County  has made use of  various  lease  arrangements  with  joint  powers authorities,  a nonprofit  corporation,  the County Employees' Retirement  Association,  a redevelopment agency and private  parties to finance  capital  project  needs.  Under  these  arrangements,  the  financing  entity  usually constructs or acquires  capital assets with the proceeds of lease revenue bonds or  certificates  of  participation and then leases the asset or assets to the County.  As of June 30, 2002,  annual  long-term  lease  payments of the
County  for  Fiscal  Year  2001-2002  amounted  to  approximately  $130  million  and as of July 1, 2002  there was approximately  $765 million  aggregate  principal  amount of long-term  general fund obligations  outstanding.  The annual  long-term  lease  payments for the  obligations  will aggregate  approximately  $119 million in Fiscal Year
2002-2003.

         A summary of general fund long-term obligations payable from the general fund is presented as follows:

                                                COUNTY OF SAN DIEGO
                                     SUMMARY OF GENERAL LONG-TERM OBLIGATIONS
                                           PAYABLE FROM THE GENERAL FUND
                                                As of July 1, 2002
                                                  (in Thousands)

                                                                               Final       Original        Principal
                                                                Interest     Maturity      Principal        Amounts
                                                                 Rates         Dates        Amounts       Outstanding
                                                                 -----         -----        -------       -----------

CERTIFICATES OF PARTICIPATION (COPs)
San Diego County Capital
   Asset Leasing Corporation (SANCAL):
  1993 Series A, COP's, issued March 1993                       3.00-5.75%    2013       $     7,640      $     5,415
  1993 Master Refunding, COP's, issued May 1993               2.50-5.625      2012           203,400          112,945
  1993 Vista Building, issued March 1993                       3.25-5.10      2007            26,085           12,295
  1996 Regional Communication System, COP's, issued            4.30-5.50      2018            52,230           37,780
           May 1996
  1996 North & East County Courthouse, COP's, issued           4.30-5.60      2019            37,690           34,375
           December 1996
  1997 Master Refunding, COP's, issued June 1997               4.00-4.80      2004            28,035            8,385
  1997 Central Jail Refunding, COP's, issued July 1997         4.00-5.42      2025            80,675           73,745
  1998 Downtown Courthouse Refunding, COP's, issued            4.00-4.94      2023            73,115           63,115
           December 1998
  1999 East Mesa Refunding, COP's, issued September 1999       3.60-4.75      2009            15,010           13,770
  2000 Information System, COP's, issued May 2000             4.50-5.125      2010            51,520           43,350
  2002 Motorola Refunding, COP's issued March 2002             2.00-5.00      2011            26,060           26,060

San Diego Regional Building Authority (SDRBA):
San Diego Regional Building Authority Lease, MTS Tower         2.15-5.25      2019            36,960           36,960
          Refunding, COP's, issued September 2001
  Total SANCAL and SDRBA                                                                 $   638,420      $   468,195
                                                                                             =======          =======

Third-Party Financing Leases:
Others, various beginning dates from March 1991                4.24-8.00      00-07           18,744           13,952
          to the present

  Total Third Party Financing Leases                                                     $    18,744      $    13,952
                                                                                              ======           ======

Pension Bonds:
  San Diego County Pension Obligation Bonds, Series A,         4.70-6.60      2007       $   430,430      $   282,900
          issued February 1994

  Total General Long Term Obligations                                                    $ 1,087,594       $  765,047
                                                                                           =========          =======
------------------
Source: County of San Diego Auditor and Controller.

Recent Financing and Anticipated Financings

         In January 2002,  the County sold all of its right,  title and interest in and to a portion of the tobacco settlement  payments  required  to be made to the County  under the Master  Settlement  Agreement  entered  into by
participation   cigarette   manufacturers  ("County  Tobacco  Assets")  to  the  San  Diego  County  Tobacco  Asset
Securitization  Corporation (the "Corporation").  The Tobacco Securitization  Authority of Southern California (the
"Authority"),  a joint powers authority organized by the County and the County of Sacramento,  issued approximately
$467 million tobacco  settlement  revenue bonds,  the proceeds of which were used to fund a loan to the Corporation to purchase the County  Tobacco  Assets.  These bonds are not a debt of the County but are limited  obligations  of the  Authority.  No funds of the County are pledged or otherwise  available  to the payment of the  principal of or interest on these bonds.  The County will use the proceeds of the purchase price  received from the  Corporation to fund new health care programs.  Such funding is not expected to impact available funds for existing  health-related programs of the County.

         The County expects to issue  certificates  of  participation  in fiscal year 2002-03 through the San Diego
County Capital Asset Leasing  Corporation in the approximate  aggregate  principal amount of $65 million to finance reconstruction of Edgemoor Hospital, a skilled-nursing facility located in Santee, California.

Direct and Overlapping Debt

         The County  contains  numerous  municipalities,  school  districts and special  purpose  districts such as water  districts,  all of which have issued general  obligation  bonds. Set forth below is a direct and overlapping debt report (the "Debt Report") prepared by California  Municipal  Statistics Inc. as of  August 1, 2002.  The Debt
Report is  included  for  general  information  purposes  only.  The County has not  reviewed  the Debt  Report for completeness or accuracy and makes no representations in connection therewith.

         The Debt Report  generally  includes long term  obligations  sold in the public  credit  markets by public agencies  whose  boundaries  overlap the boundaries of the County in whole or in part.  Such long term  obligations generally are not payable from revenues of the County  (except as indicated) nor are they  necessarily  obligations secured by land within the County.  In many cases long term obligations  issued by a public agency are payable only from the general fund or other revenues of such public agency.

                                                    COUNTY OF SAN DIEGO
                                   ESTIMATED DIRECT AND OVERLAPPING BONDED DEBT
                                              (as of August 1, 2002)

2001-02 Assessed Valuation:      $214,483,668,959 (includes unitary utility valuation)
Redevelopment Incremental Valuation:  13,289,406,770
                                    ----------------
Adjusted Assessed Valuation:     $201,194,262,189

OVERLAPPING TAX AND ASSESSMENT DEBT:                                            % Applicable      Debt 8/1/02
-----------------------------------                                             ------------      ------------
Metropolitan Water District of Southern California                                 17.743%    $     89,260,597
San Diego County Water Authority                                                  100.               3,220,000
Southwestern Community College District                                           100.              39,540,000
San Diego Unified School District                                                 100.             489,989,881
San Diego Unified School District Lease Tax Obligations                           100.              67,845,000
Vista Unified School District                                                     100.              92,000,541
Other Unified School Districts                                                    100.             119,411,829
Union High School Districts                                                       100.             105,845,117
School Districts                                                                  100.             270,361,885
Otay Municipal Water District Improvement Districts                               100.              11,480,000
Other Municipal Water Districts                                                   100.               1,840,000
City of San Diego                                                                 100.              15,690,000
Other Cities                                                                      100.               4,030,000
San Diego Open Space Park Facilities District                                     100.              41,175,000
Other Special Districts                                                           100.               1,380,000
Community Facilities Districts                                                    100.             727,494,284
1915 Act Bonds (Estimated)                                                        100.             211,391,864
                                                                                                --------------
  TOTAL GROSS OVERLAPPING TAX AND ASSESSMENT DEBT                                               $2,291,955,998
    Less:                                 San Diego Open Space Park Facilities District (100% self-supporting)
     41,175,000
---------------
  TOTAL NET OVERLAPPING TAX AND ASSESSMENT DEBT                                                 $2,250,780,998
DIRECT AND OVERLAPPING GENERAL FUND OBLIGATION DEBT:
---------------------------------------------------
San Diego County General Fund Obligations                                         100.     %   $   515,801,687
San Diego County Pension Obligations                                              100.             282,900,000  (1)
San Diego County Superintendent of School Obligations                             100.               2,122,500
Community College District Certificates of Participation                          100.              75,680,000
San Diego Unified School District Certificates of Participation                   100.              30,280,000
Other Unified School District Certificates of Participation                       100.              83,789,005
High School District Certificates of Participation                                100.              52,121,500
School District Certificates of Participation                                     100.             121,632,155
Municipal Water District Certificates of Participation                            100.              29,425,000
City of San Diego General Fund Obligations                                        100.             566,505,000
City of Escondido General Fund Obligations                                        100.              92,572,847
Other City General Fund Obligations                                               100.             366,258,378
San Miguel Consolidated Fire Protection District Certificates of Participation    100.              10,505,000
Fallbrook Sanitary District Certificates of Participation                         100.              10,780,000
                                                                                               ---------------
  TOTAL GROSS DIRECT AND OVERLAPPING GENERAL FUND OBLIGATION DEBT                               $2,240,373,072
    Less:                   Otay Municipal Water District Certificates of Participation (100% self-supporting)
26,665,000
        Grossmont Union High School District Certificates of Participation (100% self-supporting from
          tax increment revenues)                                                                    7,389,000
        City of Oceanside Certificates of Participation                                              2,635,000
                                                                                              ----------------
  TOTAL NET DIRECT AND OVERLAPPING GENERAL FUND OBLIGATION DEBT                                 $2,203,684,072
  GROSS COMBINED TOTAL DEBT                                                                     $4,532,329,070  (2)
  NET COMBINED TOTAL DEBT                                                                       $4,454,465,070
Ratios to 2001-02 Assessed Valuation:
------------------------------------
  Total Gross Overlapping Tax and Assessment Debt............1.07%
  Total Net Overlapping Tax and Assessment Debt..............1.05%
Ratios to Adjusted Assessed Valuation:
-------------------------------------
  Combined Direct Debt  ($798,701,687).......................0.40%
  Gross Combined Total Debt..................................2.25%
  Net Combined Total Debt....................................2.21%
STATE SCHOOL BUILDING AID REPAYABLE AS OF 6/30/02:  $2,728,994
-------------------------------------------------

(1)  Excludes pension obligations to be sold.
(2)  Excludes tax and revenue anticipation notes, revenue, mortgage revenue and tax allocation bonds and non-bonded capital lease obligations.
------------------------
Source: California Municipal Statistics.

                                           SUPPLEMENTAL FINANCIAL INFORMATION

         The following  information  concerning the State of  California's  budgets has been obtained from publicly available  information which the County believes to be reliable;  however, the County takes no responsibility as to the accuracy or completeness thereof and has not independently verified such information.

State Budget for Fiscal Year 2001-02

         Governor  Davis  signed the 2001-02  State  Budget on July 26,  2001.  The total  spending  plan of $103.3 billion  represents a $2.4 billion  increase  from the 2000-01  State  Budget.  Approximately  $78.8 billion of the spending plan relies on the General  Fund,  $21.3 billion on special  funds,  and $3.2 billion on bond funds.  As a result of a  slowdown  in  California's  economy  and state  revenues,  the final  2001-02  State  Budget  reflects significant  cutbacks from the spending  levels  proposed by the Governor in January 2001,  except for increases in
K-12 spending.  The 2001-02 State Budget also includes certain  expansions to health programs  described below, tax relief  provisions  for property  tax  assistance  to senior  citizens and for  agricultural  businesses  and rural residents  consisting of certain  exemptions from the sales and use tax for agricultural and rural activities.  The spending  plan  assumes  that the General  Fund monies  spent for  electricity  purchases  in 2000 and 2001 will be reimbursed from revenue bond proceeds.

         The  2000-01  fiscal  year ended with a reserve of $6.3  billion.  In Fiscal Year  2001-02,  revenues  are projected  to fall by 3.7  percent  from the prior year to $75.1  billion.  A decline  in  capital  gains and stock market  activity  sectors and the general  slowdown in statewide  economic  activity  caused a decrease in revenues from Fiscal Year  2000-01.  The year-end  reserve is projected to decline to $2.6  billion,  or slightly  below 3.5 percent of total General Fund  revenues.  Expenditures  are estimated to be $78.8  billion,  a 1.7 percent  decline from the prior year.

         The principal features of the 2001-02 State Budget are summarized below:

         1.       The 2001-02 State Budget provides  approximately  $122 million ($115 million General Fund) in tax relief in Fiscal Year  2001-02.  The main  provision  is a permanent  45 percent  increase in the senior  citizens'  property tax  assistance  program.  The 2001-02  State Budget also contains an agricultural  and rural tax relief package,  which includes sales tax exemptions for agricultural and  forestry  equipment,  liquified  petroleum  gas,  and  diesel  fuel  used  for  agricultural purposes.  In addition,  the 2001-02 State Budget lowers the reserve  threshold from 4 percent to
                  3 percent of annual revenues needed to impose  one-quarter  cent of the state's sales tax adopted in 1991.

         2.       The 2001-02 State Budget  includes full funding for inflation and  enrollment  growth in K-12, as well as targeted increases for low-performing  schools,  expanded child care, a settlement of the special education lawsuit,  revenue limit equalization,  and before and after school programs. In higher education,  the 2001-02 State Budget provides full funding for enrollment  growth,  avoids any fee increases,  and generally increases base funding for various programs.  The 2001-02 State
                  Budget  includes  $45.5  billion in  Proposition  98 spending in 2001-02 for K-12  education,  an increase of $2.5 billion over the current  year.  The 2001-02  State Budget  provides for funding of $7,002 per pupil,  which  represents  an increase of $324,  or 4.9 percent,  above the revised current-year  level of  per-pupil  spending  of  $6,678.  Proposition  98 totals  (including  the revised total for Fiscal Year 2000-01)  reflect the  Legislature's  appropriation of more General
                  Fund monies than is required to meet the  constitutional  minimum,  which was $415  million  more than the Fiscal Year 2000-01  minimum  funding level and  approximately  $4 billion more than the guarantee  for Fiscal  Year  2001-02.  The  budget  allocates  almost $2  billion to provide  for inflation and growth adjustments.  Specifically,  the budget includes  approximately $565 million to accommodate a projected 1.4 percent increase in the student  population,  and $1.4 billion for a 3.87 percent cost-of-living adjustment which applies to most program funding.

         3.       The 2001-02 State Budget  appropriates  tobacco  settlement  funds to support  expanded  coverage under the Healthy  Families  Program and  enhanced  coverage  for cancer  treatment.  The 2001-02
                  State Budget also provides a lump-sum  payment of $191 million to settle  litigation  relating to payment  rates for hospital  outpatient  services,  and funding for rate  increases for long-term care nursing facilities.

         4.       The  CalWORKs  Program and Foster Care  programs are  allotted  increased  funding of $97 million from 2000-01 for  cost-of-living  adjustments and to fund costs associated with a new methodology for CalWORKs  beginning in Fiscal Year 2002-03.  The 2001-02 State Budget also includes  funds to expand  services for foster youth,  continue cash and food  benefits for recent  immigrants,  and raise the hourly wage for specified In-Home Supportive Services workers.

         5.       The  2001-02  State  Budget  allocates  $5.3  million  to  inmate  and ward  populations  for the
                  Departments of Corrections and Youth  Authority,  respectively.  Additionally,  the 2001-02 State
                  Budget  includes  funding of $4.6 billion from the General Fund for the California  Department of
                  Corrections for increased  health care services and the replacement of  electromechanical  doors.
                  This  represents an increase of $71.2 million,  or 1.6 percent,  above the 2000-01  funding.  The
                  2001-02  State  Budget  also  contains  funding  in the  Department  of Youth  Authority  for new initiatives related to mental health,  substance abuse, and sex-offender  treatment.  The 2001-02
                  State Budget also provides  funding of $30 million for new and expanded  initiatives in the areas of anti-drug  related  activities,  $25 million to fund a local forensic  laboratory  Improvement
                  program,   and  $7.6   million  to  increase   law   enforcement   capabilities   in   addressing
                  high-technology crime programs, and rural law enforcement assistance programs.

         6.       The 2000-01  State  Budget  included a  five-year  transfer  (from  2001-02  through  2005-06) of
                  General Fund sales taxes on gasoline to support traffic  congestion  relief efforts.  The 2001-02
                  State  Budget  adopts the  Governor's  May  Revision  proposal to postpone  the  transfer for two years;  transfers are now scheduled to take place from 2003-04  though  2007-08.  To provide cash resources  for  transportation  projects  during the next two years,  the  2001-02  State  Budget authorizes $560 million in loans from the Motor Vehicle Account,  Public Transportation  Account,
                  and State Highway Account,  which will be repaid beginning in 2006-07.  In addition,  the 2001-02
                  State  Budget  includes a proposed  constitutional  amendment to  permanently  dedicate the sales taxes on gasoline to transportation-related projects beginning in 2003-04.

         7.       The 2001-02 State Budget  includes  allocations  of $7.7 million from the General Fund for Energy
                  Commission  power plant siting  workload,  $3.7 million  ($2.7  million  General Fund) for Public
                  Utilities Commission work regarding power plant siting and operation,  generation,  transmission, and  conservation  issues,  and $1.8  million  for the  Electricity  Oversight  Board for  issues related to market monitoring and power plant outage and maintenance standards.
State Budget for Fiscal Year 2002-03

         Governor  Davis  signed the  2002-03  State  Budget on  September  5,  2002.  The total  spending  plan of approximately  $98.9 billion  represents a decrease of approximately  2.4 percent from the  $101.3 billion  2001-02
State  Budget,  with a  corresponding  decrease in the State's  General Fund to  approximately  $76.7 billion.  The
2002-03  State Budget  provides for a General Fund reserve of  approximately  $1.035 billion.  The  Proposition  98 guarantee for 2002-03 is $41.6 billion  and represents  approximately  54 percent of General Fund  expenditures and more than 40 percent of all  expenditures.  In addition,  the 2002-03 State Budget contains  $235 million in vetoes
including  a  proposed   $50 million   increase  in  the  State's  Healthy  Family  Program  and  $70 million  from transportation  funding.  The 2002-03 State Budget also limits the previous growth in State  government by reducing
State operations by approximately $750 million and by eliminating 7,000 currently vacant State positions.

         Overall,  General Fund revenues and transfers represent  approximately 83 percent of total State revenues.
The remaining 17 percent are special funds  dedicated to specific  programs.  The three  largest  revenue  sources)
personal  income,  sales and bank and  corporation  taxes)  account  for about 53  percent of total  revenues.  The decreases in spending  from the 2001-02 State Budget are a result of the  substantial  decline in revenues from the personal income tax in capital gains and stock options.

         The principal features of the 2002-03 State Budget include:

1.       The  Proposition  98  guarantee  for 2002-03 is  $3.3 billion  higher  than the  2001-2002  State  Budget.
                  Approximately  $727 million  relates to higher Department of Finance estimates for a K-12 average daily attendance  ("ADA") increase of 1.37 percent.  In addition,  a total of  $143.3 million  in
                  Proposition 98  appropriations  were vetoed and set aside to be appropriated  later in the fiscal year for any increased costs in existing programs.

2.       The 2002-03 State Budget reflects the Governor's  proposed  funding of $7,067 per pupil,  which represents an increase of  6.9 percent  from the $6,610 per pupil level in the 2001-2002  State  Budget.  It also includes  $817 million  in new funds to provide for a 2.0 percent  cost-of-living  allowance
                  ("COLA") for both apportionments and categorical  programs,  although the statutory rate provides for a 1.66 percent COLA.

3.       The 2002-03 State Budget  includes a  $738 million  increase in federal  funds,  which funds are available under the recent No Child Left Behind Act enacted to help support  existing  programs and augment program funding in selected areas.

4.       The 2002-03 State Budget  provides the  University of California  $69.2 million  to fund 7,700  additional enrollments.  It  provides  $97.6 million  for the  California  State  University  to fund 15,278 additional  enrollments.  Additionally,  it contains  $118.7 million for the California Community
                  Colleges to fund 32,200 additional students.

5.       The 2002-03  State Budget  provides  $629.3 million  for four types of Cal Grant Awards,  representing  an increase of  $90 million,  or 17 percent  over the amount  provided for Cal Grants in the 2001-02
                  State Budget.

6.       The 2002-03  State  Budget  includes an  additional  appropriation  of  $89.6 million  for the  California
                  Highway  Patrol for security  purposes.  These costs are expected to be reimbursed by the federal government.

7.       The 2002-03 State Budget provides  $672.2 million  for the Healthy  Families  Program for which enrollment is expected to increase to 624,000 children by June 30, 2003.

8.       The  2002-03  State  Budget  provides  $2.6 billion  for  resources  acquisition  and  protection  through
                  Proposition 40.  In addition,  $476.7 million  is allocated  for the State's  share of the CalFed
                  Bay-Delta Program.

9.       The 2002-03  State Budget  allocates  $116.3 million  for the COPS program and  $116.3 million  for county juvenile justice crime prevention programs.

Future State Budgets

         On May 29,  2002,  the  California  Court of Appeal for the  Second  District  decided  the case of Howard
Jarvis  Taxpayers  Association,  et al. v. Kathleen  Connell (as Controller of the State of California).  The Court
held that the State  Controller  may not  disburse  funds in the  absence of a final  budget  bill or an  emergency appropriation,  except when payments are made pursuant to continuing  appropriations  authorized by the  California
Constitution,  statutes or other  provisions  of law, the Federal  Labor  Standards  Act and certain  other federal funding  mandates.  The  California  Supreme  Court has stayed the Court of Appeal's  decision and has accepted the case on appeal.  A ruling is expected in November  2002.  To date there have not been any delays in State  payments to the County. The County believes that it has sufficient resources to provide mandated County services.

         No  prediction  can be made by the County as to whether  the State will  continue to  encounter  budgetary problems in this or in any future  fiscal years,  and if it were to do so, it is not clear what  measures  would be taken by the State to balance its budget,  as required by law. In  addition,  the County  cannot  predict the final outcome  of future  State  budget  negotiations,  the  impact  that such  budgets  will  have on its  finances  and operations  or what  actions  will be taken in the  future  by the  State  Legislature  and  Governor  to deal with changing State revenues and  expenditures.  Current and future State budgets will be affected by national and State economic  conditions  and other  factors,  including the current  economic  downturn,  over which the County has no control.

                                         SAN DIEGO COUNTY INVESTMENT POOL

General

         Pursuant to a resolution  adopted July 8, 1958,  the Board of  Supervisors  delegated to the Treasurer the authority to invest and  reinvest  funds of the County.  Applicable  law limits this  delegation  of authority to a one-year  period and must be renewed  annually by action of the Board of  Supervisors.  In addition to funds of the
County (and the  various  departments  in the County,  such as Public  Works and Public  Administration),  funds of certain local agencies within the County,  including school  districts in the County,  are required under state law to be  deposited  into County  treasury  ("Involuntary  Depositors").  In  addition,  certain  agencies,  including community  college  districts,  invest  certain  of  their  funds  in the  County  treasury  on a  voluntary  basis
("Voluntary  Depositors"  and together with the Involuntary  Depositors,  the  "Depositors").  Deposits made by the
County and the various  local  agencies are  commingled in a pooled  investment  fund (the  "Treasury  Pool" or the
"Pool"). No particular deposits are segregated for separate investment.

         Under State law,  Depositors in the Pool are permitted to withdraw  funds which they have  deposited on 30 days notice.  The County does not expect that the Pool will  encounter  liquidity  shortfalls  based on its current portfolio  and  investment  guidelines  or realize  any  losses  that may be  required  to be  allocated  among all
Depositors in the Pool.

         The County has  established an Oversight  Committee as required by State law. The members of the Oversight
Committee include the Treasurer,  the Chief Financial Officer,  members of the public, and a representative  from a special  district  and a school  district.  The role of the  Oversight  Committee  is to  review  and  monitor  the
Investment Policy that is prepared by the Treasurer.

The Treasury Pool's Portfolio

         As of July 31, 2002, the securities in the Treasury Pool had a market value of  $3,314,701,248  and a book value of  $3,301,469,146,  for a net unrealized gain of .40% or $13,232,102 of the book value of the Treasury Pool.
As of July 31, 2002, the weighted  average  maturity of the Pool portfolio was  approximately  268 days. As of July
26, 2002,  31.09% of the Pool was invested in  securities  with  maturities  ranging from 1-30 days,  18.72% of the
Pool was  invested in  securities  with  maturities  ranging  from 31-90 days,  18.89% of the Pool was  invested in securities  with  maturities  ranging  from  91-180  days,  11.67%  of the Pool was  invested  in  securities  with maturities  ranging from 181-365 days,  2.30% of the Pool was invested in securities with  maturities  ranging from
366 to 2 years, and 17.34% of the Pool was invested in securities with maturities between 2 and 5 years.

         The effective  duration for the Treasury Pool was 0.38 years as of July 31, 2002.  "Duration" is a measure of the price  volatility of the  portfolio  and reflects an estimate of the  projected  increase or decrease in the value of the  portfolio  based upon a decrease or increase  in  interest  rates.  A duration of 0.38 means that for every one percent increase in interest rates the market value of the portfolio would decrease by 0.38 percent.

         As of July 31,  2002,  approximately  2.53% of the total  funds in the Pool were  deposited  by  Voluntary
Depositors,  such as cities and fire districts,  5.11% by community  colleges,  37.15% by the County, and 51.95% by
K-12 school districts.

         S&P maintains  ratings on the Pool's ability to meet its financial  commitments of "AAAf" (credit  quality rating) and "S1"  (volatility  rating).  The "AAAf" rating  reflects the  extremely  strong  protection  the pool's portfolio  investments  provide against losses from credit defaults.  The Pool invests primarily in "AAA" or "A-1+"
rated  securities or in U.S. agency  securities.  The "S1" volatility  rating signifies that the pool possesses low sensitivity to changing market  conditions,  given its low-risk profile and conservative  investment  policies.  To maintain accurate ratings and analysis on rated pools, S&P's actively monitors the pool's  investments,  strategies and  management.  The  ratings  reflect  only the  views of S&P and any  explanation  of the  significance  of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

Investments of the Treasury Pool

         Authorized  Investments.  Investments  of the Pool are placed in those  securities  authorized  by various sections of the California  Government Code, which include  obligations of the United States Treasury,  Agencies of the  United  States  Government,  local and State  bond  issues,  bankers  acceptances,  commercial  paper of prime quality,  certificates  of  deposit  (both  collateralized  and  negotiable),  repurchase  and  reverse  repurchase agreements,  medium term  corporate  notes,  shares of  beneficial  interest in  diversified  management  companies
(mutual funds), and asset backed (including mortgage related) and pass-through securities.  Generally,  investments in repurchase  agreements  cannot  exceed a term of one year and the security  underlying  the  agreement  shall be valued at 102% or greater of the funds  borrowed  against the  security and the value of the  repurchase  agreement shall be adjusted no less than quarterly.  In addition,  reverse repurchase  agreement generally may not exceed 20%
of the base  value of the  portfolio  and the term of the  agreement  may not  exceed 92 days.  Securities  lending transactions are considered  reverse repurchase  agreements for purposes of this limitation.  Base Value is defined as the total cash balance  excluding any amounts borrowed (i.e.,  amounts  obtained  through selling  securities by way of reverse repurchase agreements or other similar borrowing methods).

         Legislation  which  would  modify the  currently  authorized  investments  and place  restrictions  on the ability of municipalities  to invest in various  securities is considered from time to time by the California State
Legislature.  Therefore,  there can be no  assurances  that the current  investments  in the Treasury Pool will not vary significantly from the investments described herein.

         The Investment  Policy. The County's  Investment Policy (the "Investment  Policy") (which may be modified, amended,  or otherwise  changed at any time at the sole discretion of the Treasurer)  currently  states the primary goals of the Treasurer  when  investing  public funds to be as follows:  the primary  objective is to safeguard the principal of the funds under the  Treasurer's  control,  the secondary  objective is to meet the liquidity needs of the Pool  Participants,  and the third  objective  is to  achieve a return on the funds  under the  control  of the
Treasurer  within the  parameters of prudent risk  management.  The Investment  Policy  contains a goal that 50% of the Pool should be invested in securities  maturing in one year or less,  with the remainder of the portfolio being invested in debt  securities with maturities  spread  approximately  equally over more than one year to five years.
With respect to reverse  repurchase  agreements,  the Investment  Policy provides for a maximum maturity of 92 days
(unless  the reverse  repurchase  agreement  includes a written  guarantee  of a minimum  earning or spread for the entire period of such  agreement) and a limitation on the total amount of reverse  repurchase  agreements to 20% of the  total  investments  in the  Pool.  The  Investment  Policy  states  that the  purpose  of  reverse  repurchase agreements  is to  supplement  the yield on  securities  owned by the Pool or to  provide  funds for the  immediate payment of an  obligation  and that the  maturity  of the  reverse  repurchase  agreement  and the  maturity of the security purchased be the same.

         The  Investment  Policy also  authorizes  investments  in covered call  options or put options,  which are options  on the  part of a third  party  to buy  from the  Pool a  specified  security  within  a finite  time at a specified price.  Under the Investment  Policy,  securities subject to covered calls are not to be used for reverse repurchase  agreements,  cash sufficient to pay for outstanding  puts are to be invested in securities  maturing on or before the expiration date of the option,  the maximum maturity of a covered call option/put  option is to be 90 days and not more than 10% of the total  investments in the Pool could have options (in contrast to  "derivatives")
written against them at any one time.

         The  County  from  time  to  time  has  engaged  in  securities  lending  transactions.  Generally,  these transactions  involve  the  transfer  by the  governmental  entity,  through  an agent,  of  securities  to certain broker-dealers  and financial  institutions or other entities in exchange for  collateral,  and this collateral may be cash or  securities.  Most  commonly,  these  transactions  provide  for the  return  of the  collateral  to the securities  borrower upon receipt of the same securities at a later date.  Presently,  the County has suspended its securities lending  transactions  program, but may decide to enter into a securities lending agreement with another custodian in the future.  Any such securities lending  transactions are considered  reverse  repurchase  agreements under the Investment  Policy and,  accordingly,  the total principal  amount of reverse  repurchase  agreements and securities  lending  agreements  may not exceed 20% of the Pool.  Since the  inception of the  County's  securities lending  program in 1987,  there has not been any loss of principal  to the Pool  resulting  from these  securities lending transactions or the investment of the related collateral.

Certain Information Relating to Pool

         The following table reflects information with respect to the Pool as of the close of business
July 31, 2002. As described  above, a wide range of investments  is authorized by state law.  Therefore,  there can be no assurances  that the  investments  in the Pool will not vary  significantly  from the  investments  described below.  In addition,  the value of the various  investments in the Pool will fluctuate on a daily basis as a result of a  multitude  of  factors,  including  generally  prevailing  interest  rates  and  other  economic  conditions.
Therefore,  there  can be no  assurance  that the  values  of the  various  investments  in the Pool  will not vary significantly  from the values  described  below. In addition,  the values  specified in the following  tables were based upon  estimates  of market  values  provided  to the County by a third  party.  Accordingly,  there can be no assurance that if these  securities had been sold on July 31, 2002,  the Pool  necessarily  would have received the values  specified.  The  County  has no Pool  investments  in Enron or any  other  corporation  that has  filed for bankruptcy.

                                              Treasurer-Tax Collector
                                       San Diego County Portfolio Statistics
                                                As of July 31, 2002

                                                                                                                                                                       Weighted
                                                                                                                                                                       Average
                                                         Percent of                        Market         Accrued                          Unrealized       Yield to   Days to
                                                         Portfolio          Book Value      Price        Interest         Market Value    Gain/(Loss)     Maturity     Maturity
                                                         ---------          ----------      -----        --------         ------------    -----------     --------     --------

Federal Farm Credit Bank Notes                               1.51%      $    50,001,973     100.19%   $     185,069    $     50,093,750  $       91,177       3.11%         586
Federal Home Loan Bank Notes                                 3.68           119,964,528     101.67       1,712,018          121,997,522       2,032,994       6.65         765
Federal National Mortgage Association Notes                  9.23           299,986,804     102.00       4,828,510          306,000,750       6,013,945       5.39       1,051
Federal Home Loan Mortgage Corporation Notes                 9.30           304,980,492     101.07       2,735,636          308,278,000       3,297,508       4.45         795
Student Loan Marketing Assoc. Notes                          1.51            50,010,888     100.19          87,500           50,095,500          84,612       2.20         156
Money Market Funds                                          12.67           420,000,000     100.00         596,957          420,000,000               0       1.79           1
Repurchase Agreements                                       13.58           450,000,000     100.00          23,517          450,000,000               0       1.88           1
Negotiable Certificates of Deposit                          20.40           674,982,953     100.19       7,065,221          676,259,925       1,276,972       2.24         200
Commercial Paper                                            28.10           931,051,508      99.66               0          931,485,801         434,293       2.09          69
Collateralized Certificates of Deposit                       0.01               490,000     100.00             376              490,000               0       2.90         137
                                                       --------------- ----------------- ------------ ---------------- ---------------- ----------------- ------------ ------------
Totals for July 2002                                      100.00%        $3,301,469,146     100.29%    $17,234,806       $3,314,701,248     $13,232,102       2.81%        268

Totals for June 2002                                      100.00%      $3,180,325,241       100.27%    $13,348,050       $3,194,452,101     $14,126,861       2.82%        284

Change from Prior Month                                                    $121,143,905       0.02%                        $120,249,147       ($894,759)     -0.01%           -16

Overall Portfolio Effective Duration                                       0.38 years

                                                                                   Fiscal Year                                   Calendar Year to
                           July '02 Return                 Annualized            to Date Return             Annualized              Date Return               Annualized
                           ---------------                 ----------            --------------             ----------              -----------               ----------

Book Value                       0.234%                      2.760%                   0.234%                  2.760%                 1.813%                      3.121%
Market Value                     0.230                       2.711                    0.230                   2.711                  1.676                       2.886

                                CONSTITUTIONAL AND STATUTORY LIMITATIONS ON TAXES,
                                            REVENUES AND APPROPRIATIONS

Article XIIIAArticle XIIIA

         On June 6, 1978,  California  voters approved an amendment  (commonly known as both Proposition 13 and the
Jarvis-Gann  Initiative)  to the  California  Constitution.  This  amendment,  which  added  Article  XIIIA  to the
California  Constitution,  among other things affects the valuation of real property for the purpose of taxation in that it defines the full cash  property  value to mean "the county  assessor's  valuation of real property as shown on the 1975-76  tax bill under  `full cash  value,' or  thereafter,  the  appraised  value of real  property  newly constructed,  or when a change in ownership  has occurred  after the 1975  assessment."  The full cash value may be adjusted  annually to reflect  inflation at a rate not to exceed 2% per year, or a reduction in the consumer  price index or comparable  local data at a rate not to exceed 2% per year, or reduced in the event of declining  property value caused by damage,  destruction or other factors including a general economic downturn.  The amendment further limits  the amount of any ad valorem  tax on real  property  to one  percent  of the full cash  value  except  that additional  taxes may be levied to pay debt service on  indebtedness  approved by the voters prior to July 1, 1978, and bonded  indebtedness  for the acquisition or improvement of real property  approved on or after July 1, 1978 by two-thirds of the votes cast by the voters voting on the proposition.

         Legislation  enacted by the California  Legislature  to implement  Article XIIIA provides that all taxable property is shown at full  assessed  value as described  above.  In  conformity  with this  procedure,  all taxable property  value  included in this Official  Statement  (except as noted) is shown at 100% of assessed value and all general tax rates reflect the $1 per $100 of taxable value.  Tax rates for voter approved bonded  indebtedness  and pension liability are also applied to 100% of assessed value.

         Future assessed  valuation growth allowed under Article XIIIA (new construction,  change of ownership,  2%
annual value  growth) will be allocated  on the basis of "situs"  among the  jurisdictions  that serve the tax rate area within which the growth occurs.  Local  agencies and school  districts will share the growth of "base" revenue from the tax rate area.  Each year's  growth  allocation  becomes part of each  agency's  allocation  the following year.  The  Participants  are unable to predict the nature or  magnitude  of future  revenue  sources  which may be provided by the State of  California  (the  "State") to replace  any lost  property  tax  revenues.  Article  XIIIA effectively  prohibits  the  levying of any other ad valorem  property  tax above the 1% limit  except for taxes to support indebtedness approved by the voters as described above.

Article XIIIA Litigation

         In June 1978,  Article XIIIA of the California  Constitution was amended by Proposition 13 to, among other things,  limit a County  assessor's  ability to annually  adjust for inflation to 2% per year. See  "Constitutional and  Statutory  Limitations  on Taxes and  Appropriations-Article  XIIIA"  herein.  On November 2, 2001,  an Orange
County  Superior  Court ruled in County of Orange v. Orange  County  Assessment  Appeals  Board No. 3 (the  "Orange
County  Litigation")  that the Orange County Assessor raised a homeowner's  assessment in violation of Article XIII
A by increasing the assessment on the homeowner's  property by more than 2% per year,  when the price  appreciation in prior years was less than 2% per year.  Orange  County  raised  assessments  by more than 2% in a single year if the value of a property remained flat after a taxpayer  purchased the property,  and then increased by more than 2%
in a subsequent year.

         A class  action  complaint  seeking  only  declaratory  relief and  comparable  to the one involved in the
Orange County  Litigation has been filed against the County for the 2000-2001  property tax levy. The County cannot predict the outcome of the Orange  County  Litigation  or the  landowner  lawsuit  against the County.  The Court's ruling in the Orange County Litigation only applies to the particular  assessment  involved in that case.  However, if the Court's  reasoning is applied  generally,  or if the decision in the County's lawsuit is consistent with the
Orange County  lawsuit,  the loss of tax revenue to communities  could be significant.  Further,  the County cannot predict the effect,  if any,  that the outcome of either the Orange County  Litigation  or the lawsuit  against the
County would have on property tax revenues to be received by the County, although the effect could be adverse.

Article XIIIBArticle XIIIB

         On November 6, 1979,  California  voters  approved  Proposition  4, the so-called Gann  Initiative,  which added Article XIIIB to the California  Constitution.  In June 1990, Article XIIIB was amended by the voters through their approval of Proposition 111. Article XIIIB of the California  Constitution  limits the annual  appropriations of the State and any city, county,  school district,  authority or other political  subdivision of the State to the level of  appropriations  for the prior  fiscal  year,  as  adjusted  annually  for  changes in the cost of living, population and services rendered by the governmental  entity.  The "base year" for establishing such  appropriation limit is the 1978-79 fiscal year.  Increases in appropriations  by a governmental  entity are also permitted (i) if financial  responsibility  for  providing  services  is  transferred  to  the  governmental  entity,  or  (ii)  for emergencies  so long as the  appropriations  limits for the three  years  following  the  emergency  are reduced to prevent any aggregate  increase above the  Constitutional  limit.  Decreases are required where  responsibility for providing services is transferred from the government entity.

         Appropriations  subject to Article XIIIB include  generally any  authorization to expend during the fiscal year the  proceeds of taxes  levied by the State or other entity of local  government,  exclusive of certain  State subventions,  refunds of taxes,  and benefit  payments  from  retirement,  unemployment  insurance  and  disability insurance  funds.  Appropriations  subject to  limitation  pursuant to Article XIIIB do not include debt service on indebtedness  existing or legally  authorized as of January 1, 1979,  on bonded  indebtedness  thereafter  approved according  to law by a vote of the  electors  of the  issuing  entity  voting  in an  election  for  such  purpose, appropriations  required to comply with mandates of courts or the Federal government,  appropriations for qualified out lay  projects,  and  appropriations  by the State of revenues  derived from any increase in gasoline  taxes and motor vehicle weight fees above January 1, 1990 levels.  "Proceeds of taxes"  include,  but are not limited to, all tax revenues and the proceeds to any entity of government  from (i)  regulatory  licenses,  user charges,  and user fees to the extent such proceeds  exceed the cost of providing the service or  regulation,  (ii) the  investment of tax  revenues  and (iii)  certain  State  subventions  received  by local  governments.  Article  XIIIB  includes a requirement  that if an entity's  revenues in any year exceed the amount  permitted  to be spent,  the excess would have to be returned by revising tax rates or fee schedules over the subsequent two fiscal years.

         As  amended in June  1990,  the  appropriations  limit for the  Participants  in each year is based on the limit for the prior year,  adjusted  annually  for changes in the costs of living and  changes in  population,  and adjusted,  where  applicable,  for transfer of financial  responsibility  of providing  services to or from another unit of government.  The change in the cost of living is, at the  Participants'  option,  either (i) the percentage change in California per capita personal  income,  or (ii) the percentage  change in the local  assessment roll for the jurisdiction due to the addition of nonresidential  new  construction.  The measurement of change in population is a blended  average of  statewide  overall  population  growth,  and  change in  attendance  at local  school and community college ("K-14") districts.

         As amended by Proposition 111, the appropriations  limit is tested over consecutive  two-year periods. Any excess of the aggregate  "proceeds of taxes"  received by the County over such  two-year  period above the combined appropriations  limits  for  those two years is to be  returned  to  taxpayers  by  reductions  in tax rates or fee schedules over the subsequent two years.

         Article XIIIB permits any government entity to change the  appropriations  limit by vote of the electorate in conformity with statutory and Constitutional  voting requirements,  but any such voter-approved  change can only be effective for a maximum of four years.

Proposition 46

         On June 3, 1986,  California  voters approved  Proposition 46, which added an additional  exemption to the
1% tax limitation  imposed by Article XIIIA.  Under this amendment to Article XIIIA,  local  governments and school districts  may increase the  property tax rate above 1% for the period  necessary to retire new general  obligation bonds,  if two-thirds of those voting in a local  election  approve the issuance of such bonds and the money raised through the sale of the bonds is used exclusively to purchase or improve real property.

Proposition 62

         Proposition  62 was adopted by the voters at the  November 4, 1986,  general  election  which (a) requires that any new or higher taxes for general governmental  purposes imposed by local governmental  entities such as the
County be approved by a two-thirds vote of the  governmental  entity's  legislative  body and by a majority vote of the voters of the  governmental  entity  voting in an  election  on the tax,  (b)  requires  that any  special  tax
(defined as taxes levied for other than general  governmental  purposes)  imposed by a local  government  entity be approved by a  two-thirds  vote of the voters of the  governmental  entity  voting in an  election on the tax,  (c)
restricts  the use of revenues  from a special tax to the purposes or for the service for which the special tax was imposed,  (d) prohibits the imposition of ad valorem taxes on real property by local  governmental  entities except as permitted by Article XIIIA of the California  Constitution,  (e) prohibits the  imposition of transaction  taxes and  sales  taxes on the sale of real  property  by local  governmental  entities,  and (f)  requires  that any tax imposed by a local  governmental  entity on or after August 1, 1985,  be ratified by a majority  vote of the voters voting in an election on the tax within two years of the adoption of the  initiative  or be  terminated by November
15, 1988.

         On  September  28,  1995,  the  California  Supreme  Court,  in the  case  of  Santa  Clara  County  Local
Transportation  Authority v. Guardino,  upheld the  constitutionality  of  Proposition  62. In this case, the court held that a  county-wide  sales tax of one-half of one percent was a special tax that,  under  Section 53722 of the
Government  Code,  required a  two-thirds  voter  approval.  Because the tax received an  affirmative  vote of only
54.1%,  this  special tax was found to be invalid.  The  decision did not address the question of whether or not it should be applied retroactively.

         Following the California  Supreme Court's  decision  upholding  Proposition 62, several actions were filed challenging  taxes  imposed  by public  agencies  since the  adoption  of  Proposition  62.  On June 4,  2001,  the
California Supreme Court released its decision in one of these cases,  Howard Jarvis Taxpayers  Association v. City of La Habra,  et al. ("La Habra").  In this case,  the court held that public  agency's  continued  imposition  and collection of a tax is an ongoing  violation,  upon which the statute of  limitations  period begins anew with each collection.  The court also held that,  unless another statute or  constitutional  rule provided  differently,  the statute of limitations for challenges to taxes subject to Proposition 62 is three years.  Accordingly,  a challenge to a tax subject to  Proposition  62 may only be made for those taxes  received  within three years of the date the action is brought.
         Since the adoption of Proposition  62, the County enacted an increase in the transient  occupancy tax from
8% to 9% without a vote. No challenge  has been  instituted  against the  imposition or collection of this tax. The
County has  collected an average of  approximately  $314,000  from the increase in the  transient  occupancy tax in each year from fiscal years  1997-98  through  2000-01,  totaling  approximately  $1.3  million,  and has collected
$193,666  thus far in fiscal  year  2001-02.  The County  believes  that any effect on the ability of the County to collect this increase in the transient  occupancy tax or order to refund any  previously  collected  taxes will not adversely affect the ability of the County to repay the Bonds or any of its other obligations as and when due.

Right to Vote on Taxes Initiative-Proposition 218

         On  November 5, 1996,  the voters of the State  approved  Proposition  218, a  constitutional  initiative, entitled the "Right to Vote on Taxes Act"  ("Proposition  218").  Proposition  218 adds Articles XIIIC and XIIID to the  California  Constitution  and  contains a number of  interrelated  provisions  affecting  the ability of local governments,  including  the County,  to levy and collect both  existing and future  taxes,  assessments,  fees and charges.  Proposition  218 became  effective  on November 6, 1996.  Senate Bill 919 was enacted to provide  certain implementing  provisions  for  Proposition  218 and became  effective July 1, 1997. The County is unable to predict whether and to what extent  Proposition 218 may be held to be  constitutional  or how its terms will be interpreted and applied by the courts.  Proposition  218 could  substantially  restrict  the  County's  ability to raise future revenues and could subject certain  existing  sources of revenue to reduction or repeal,  and increase the County's costs to hold elections,  calculate fees and assessments,  notify the public and defend its fees and assessments in court.  Further,  as described  below,  Proposition  218 provides for broad  initiative  powers to reduce or repeal assessments,  fees and  charges.  This  initiative  power is not  limited by the terms of  Proposition  218 to fees imposed  after  November 6, 1996 and absent  other legal  authority  could result in  retroactive  reduction in any existing  taxes,  assessments or fees and charges,  However,  other than any impact  resulting from the exercise of this initiative power,  presently the County does not believe that the potential  financial impact on the financial condition  of the County as a result of the  provisions  of  Proposition  218 will  adversely  affect the  County's ability to pay the  principal of and interest on the Notes as and when due and its other  obligations  payable from the General Fund.

         Article  XIIIC of  Proposition  218 requires  majority  voter  approval for the  imposition,  extension or increase of general  taxes and  two-thirds  voter  approval  for the  imposition,  extension or increase of special taxes,  including  special taxes deposited into the County's  General Fund.  Proposition 218 also provides that any general tax imposed,  extended or increased  without voter approval by any local  government on or after January 1,
1995 and prior to  November  6, 1996  shall  continue  to be imposed  only if  approved  by a  majority  vote in an election held within two years of November 6, 1996. The County has not enacted  imposed,  extended or increased any tax without voter approval since January 1, 1995.  These voter approval  requirements of Proposition 218 reduce the flexibility  of the County to raise  revenues  through  General Fund taxes,  and no assurance can be given that the
County will be able to raise such taxes in the future to meet increased expenditure requirements.

         Article XIIIC of Proposition 218 also expressly  extends the initiative  power to give voters the power to reduce or repeal local taxes, assessments,  fees and charges, regardless of the date such taxes, assessments,  fees or charges were imposed.  This extension of the  initiative  power to some extent  constitutionalizes  the March 6,
1995 State  Supreme  Court  decision in Rossi v. Brown,  which upheld an  initiative  that repealed a local tax and held that the State  constitution  does not  preclude  the  repeal,  including  the  prospective  repeal,  of a tax ordinance  by an  initiative,  as  contrasted  with the  State  constitutional  prohibition  on  referendum  powers regarding statutes and ordinances which impose a tax.  Generally,  the initiative process enables California voters to enact  legislation upon obtaining  requisite voter approval at a general  election.  Proposition 218 extends the authority  stated  in  Rossi  v.  Brown  by  expanding  the  initiative  power to  include  reducing  or  repealing assessments,  fees and  charges,  which had  previously  been  considered  administrative  rather than  legislative matters and therefore  beyond the initiative  power.  This extension of the initiative  power is not limited by the terms of Proposition  218 to fees imposed after November 6, 1996 and absent other legal  authority  could result in retroactive  reduction in any existing taxes,  assessments or fees and charges.  Such legal authority could include the  limitations  imposed  on  the  impairment  of  contracts  under  the  contract  clause  of the  United  States
Constitution.  SB 919 provides that the initiative  power  provided for in Proposition  218 "shall not be construed to mean that any owner or beneficial  owner of a municipal  security,  purchased  before or after  November 6, 1998 assumes the risk of, or in any way consents to, any action by  initiative  measure that  constitutes  an impairment of contractual  rights" protected by the United States  Constitution.  However,  no assurance can be given that the voters of the County  will not,  in the  future,  approve an  initiative  which  reduces  or repeals  local  taxes, assessments,  fees or charges that  currently are deposited  into the County's  General Fund.  Further,  "fees" and
"charges"  are not defined in Article  XIIIC or SB 919, and it is unclear  whether these terms are intended to have the same  meanings for purposes of Article  XIIIC as they do in Article  XIIID,  as described  below.  Accordingly, the scope of the  initiative  power  under  Article  XIIIC could  include  all  sources of General  Fund moneys not received from or imposed by the federal or State government or derived from investment income.

         The initiative  power granted under Article XIIIC of Proposition  218, by its terms,  applies to all local taxes,  assessments,  fees and charges and is not limited to local  taxes,  assessments,  fees and charges that are property  related.  The County is unable to predict  whether the courts will interpret the initiative  provision to be limited to property  related  fees and  charges.  No  assurance  can be given that the voters of the County will not, in the future,  approve an  initiative  which  reduces or repeals  local taxes,  assessments,  fees or charges which are deposited  into the County's  General  Fund.  The County  believes that in the event that the  initiative power was exercised so that all local taxes,  assessments,  fees and charges which may be subject to the provisions of Proposition  218 are reduced or  substantially  reduced,  the financial  condition of the County,  including its
General Fund,  would be materially  adversely  affected.  As a result,  there can be no assurances  that the County would be able to pay the  principal  of and interest  represented  by the Notes as and when due or any of its other obligations payable from the General Fund.

         Article XIIID of  Proposition  218 adds several new  requirements  making it generally  more difficult for local agencies to levy and maintain  "assessments"  for municipal  services and programs.  "Assessment"  is defined in Proposition  218 and SB 919 to mean any levy or charge upon real property for a special  benefit  conferred upon the real  property.  This  includes  maintenance  assessments  imposed  in  County  service  areas  and in  special districts.  In most instances,  in the event that the County is unable to collect  assessment  revenues relating to specific  programs as a  consequence  of  Proposition  218, the County will curtail such  services  rather than use amounts  in the  General  Fund to finance  such  programs.  Accordingly,  the  County  anticipates  that any impact
Proposition 218 may have on existing or future taxes,  fees, and assessments  will not adversely affect the ability of the  County  to pay the  principal  of and  interest  represented  by the  Notes as and when  due.  However,  no assurance  can be given that the County may or will be able to reduce or eliminate  such  services in the event the assessments that presently finance them are reduced or repealed.

         Article XIIID of Proposition  218 also adds several  provisions  affecting  "fees" and "charges" which are defined as "any levy other than an ad valorem tax, a special tax, or an assessment,  imposed by a local  government upon a parcel  or upon a person  as an  incident  of  property  ownership,  including  a user fee or  charge  for a property  related  service."  All new and,  after June 30, 1998,  existing  property  related fees and charges must conform to requirements  prohibiting,  among other things,  fees and charges which (i) generate revenues  exceeding the funds  required to provide the property  related  service,  (ii) are used for any purpose  other than those for which the fees and charges are imposed,  (iii) are for a service not  actually  used by, or  immediately  available to, the owner of the property in question,  or (iv) are used for general governmental  services,  including police, fire or library  services,  where the service is available to the public at large in substantially  the same manner as it is to property  owners.  Further,  before any  property  related  fee or charge may be imposed or  increased, written  notice  must be given to the record  owner of each  parcel of land  affected  by such fee or  charge.  The
County  must then hold a hearing  upon the  proposed  imposition  or increase of such  property  based fee,  and if written  protests  against the proposal are presented by a majority of the owners of the  identified  parcels,  the
County may not impose or increase  the fee or charge.  Moreover,  except for fees or charges  for sewer,  water and refuse  collection  services,  no  property  related  fee or charge may be imposed or  increased  without  majority approval by the  property  owners  subject to the fee or charge or, at the option of the local  agency,  two-thirds voter  approval by the  electorate  residing in the affected  area. The annual amount of revenues that are received by the County and  deposited  into its  General  Fund which may be  considered  to be property  related  fees under
Article XIIID of Proposition  218 is not  substantial.  Accordingly,  presently the County does not anticipate that any impact  Proposition  218 may have on future  fees and  charges  will not  adversely  affect the  ability of the
County to pay the principal of and interest  represented  by the Notes as and when due.  However,  no assurance can be given  that the  County  may or will be able to  reduce or  eliminate  such  services  in the event the fees and charges that presently finance them are reduced or repealed.

         The County has a clean water  enterprise  fund which is  self-supporting  from fees and  charges  that may ultimately be determined to be property  related for purposes of Article XIIID of  Proposition  218.  Further,  the
fees and charges of the County's  enterprise funds,  including those which are not property related for purposes of
Article  XIIID of  Proposition  218, may be determined to be fees and charges  subject to the  initiative  power as provided in Article XIIIC of  Proposition  218, as described  above.  In the event that fees and charges  cannot be appropriately  increased or are reduced  pursuant to the exercise of the initiative  power,  the County may have to choose  whether to reduce or  eliminate  the service  financed by such fees or charges or finance such service from its General  Fund.  Further,  no assurance  can be given that the County may or will be able to reduce or eliminate such services in the event the fees and charges that presently finance them are reduced or repealed.

         Additional   implementing   legislation  respecting  Proposition  218  may  be  introduced  in  the  State legislature  from time to time that would  supplement and add provisions to California  statutory law. No assurance may be given as to the terms of such legislation or its potential impact on the County.

Future Initiatives

         Article XIIIA, Article XIIIB, Article XIIIC, Article XIIID, Proposition 46 and Proposition 62 were each adopted as measures  that  qualified for the ballot  pursuant to the State's initiative  process.  From time to time other initiative  measures could be adopted,  further affecting the County's revenues or its ability to expend revenues.

                                        ECONOMIC AND DEMOGRAPHIC INFORMATION

General

         The  County of San Diego  (the  "County")  is the  southernmost  major  metropolitan  area in the State of
 California.  The County  covers 4,255 square  miles,  extending 70 miles along the Pacific  Coast from the Mexican border to Orange County,  and inland 75 miles to Imperial County.  Riverside and Orange counties form the northern boundary. The County is approximately the size of the State of Connecticut.

         Topography of the County varies from broad coastal plains and fertile  inland  valleys to mountain  ranges in the east which rise to an  elevation  of 6,500  feet.  Eastern  slopes of these  mountains  form the rim of the
 Anza-Borrego  Desert and the Imperial Valley.  The Cleveland National Forest occupies much of the interior portion of the  County.  The  climate is equable  in the  coastal  and valley  regions  where most of the  population  and resources are located. The average annual rainfall in the coastal areas is approximately 10 inches.

         The County  possesses a diverse  economic base consisting of a significant  manufacturing  presence in the fields of  electronics  and  shipbuilding,  a large tourist  industry  attracted by the  favorable  climate of the region, and a considerable  defense-related  presence which contributes  approximately $10 billion annually to the retail and service businesses of the area.

         The  County  is also  growing  as a major  center  for  culture  and  education.  Over 30  recognized  art organizations,  including the San Diego Opera, the Old Globe Theatre productions,  the La Jolla Chamber Orchestra, as well as museums and art  galleries,  are located in the  County.  Higher  education  is provided  through  five two-year colleges and six four-year colleges and universities.

         The San Diego  Convention  Center  began  operation  in November  1989.  The  Convention  Center  contains approximately  526,000  square feet of exhibit space and over 200,000  square feet of  meeting/banquet  rooms.  In
 September  2001, a major  expansion of the Convention  Center was completed  which increased the square footage by approximately 50%. Major conventions and trade shows are scheduled into the year 2009.

         In  addition  to the City of San Diego,  other  principal  cities in the County  include  Carlsbad,  Chula
 Vista,  Oceanside,  El Cajon,  Escondido, La Mesa and National City. Most County residents live within 20 miles of the coast.  Farther  inland are  agricultural  areas,  principally  planted in avocados  and  tomatoes,  while the easternmost portion of the County has a dry, desert-like topography.

         The County is the  delivery  system for  federal,  state and local  programs.  The County  provides a wide range of services to its residents including:  (i) regional services such as courts,  probation,  medical examiner, jails,  elections and public health; (ii) health,  welfare and human services such as mental health, senior citizen and child welfare services;  (iii) basic local services such as planning,  parks, libraries and Sheriff's patrol to the  unincorporated  area,  and law  enforcement  and  libraries  by  contract  to  incorporated  cities;  and (iv)
infrastructure such as roads, waste disposal and flood control to the unincorporated area of the County.

County Government

         The County was  incorporated  on February 18, 1850,  and  functions  under a charter  adopted in 1933,  as subsequently  amended from time to time. The County is governed by a five-member  Board of  Supervisors  elected to four-year  terms in district  nonpartisan  elections.  The Board of Supervisors  appoints the Chief  Administrative
Officer and the County Counsel.  The Chief  Administrative  Officer appoints the Chief Financial  Officer.  Elected officials include Assessor/Recorder/County Clerk, District Attorney, Sheriff and Treasurer-Tax Collector.

 Growth Management

         The County has  fostered a regional  growth  management  plan rather  than  development  limitations.  The current regional growth  management  effort was approved by the voters in November 1988 as Proposition C, the only one of five  growth-related  measures on the ballot to be approved.  It provides for a voluntary  planning process to help define,  plan, and prepare for the impacts of growth on a regional  basis.  Representatives  of the County and each of the 18  incorporated  cities  within the  County  agreed to a growth  management  board that came into being in 1990  through an amendment to the SANDAG joint  powers  agreement  designating  SANDAG as the board.  The board has no power to limit growth in any jurisdiction.

 Population

         There are 18  incorporated  cities in the County,  and a number of  unincorporated  communities.  For many years the  population of the County has grown at a greater rate than that of either  California or the nation.  The
County  population as of January,  2002 was estimated to be  approximately  2,918,300,  making it the third largest
County by population in California and the sixteenth  largest  Metropolitan  Statistical Area in the United States.
The 2002 population increased 2.0% from 2001.

         Population  in the County is  expected to grow to over 3.2  million  people by the year 2005,  to over 3.6 million  people by 2015,  and to over 3.9  million  people by 2020 which is a 35%  increase  over this  twenty year period.

         The City of San Diego is the sixth  largest  city in the nation,  and had a  population  of  approximately
 1,255,700 people in as of January 1, 2002.

         The  following  table shows changes in the  population in the County,  the State and the United States for
the years 1991 to 2001.

                                              POPULATION ESTIMATES(1)

                 San Diego                            State of
                  County           Percent           California       Percent      United States    Percent
   Year            (000)              Change            (000)         Change           (000)          Change
   ----            -----              ------            -----         ------           -----          ------
   1991            2,589               ---             30,945         ---             253,419         --
   1992            2,628               1.51%           31,478           1.72%         256,304          1.14%
   1993            2,646                .68            31,858           1.21          258,939          1.03
   1994            2,653                .26            32,075            .68          261,431           .96
   1995            2,657                .15            32,223            .46          263,909           .95
   1996            2,662                .19            32,396            .54          266,398           .94
   1997            2,692               1.13            32,743           1.07          268,930           .95
   1998            2,741               1.82            33,186           1.35          271,387           .91
   1999            2,789               1.75            33,660           1.43          273,828           .90
   2000            2,835               1.65            34,207           1.63          276,059           .81
   2001            2,883               1.69            34,818           1.79          281,426          1.94
 --------------------
 Sources: State of California Department of Finance; U.S. Bureau of the Census.
(1)  As of January 1 of the year shown.

Employment

         The  County's  total labor  force,  the number of persons  who work or are  available  for work,  averaged
approximately   1,473,000  as  of  July  2002.  The  number  of  employed  workers  in  the  labor  force  averaged approximately  1,410,700.  The total  work age  population  (15 to 64 years  old)  employed  in the labor  force is expected  to  increase.  The  following  table  sets  forth  information  regarding  the size of the  labor  force, employment  and  unemployment  rates for the  County,  the State and the United  States for the years 1998  through
2002.
                                         LABOR FORCE - EMPLOYMENT AND UNEMPLOYMENT*
                                             ANNUAL AVERAGES 1998-2002
                                               By Place of Residence
                                                  (in Thousands)

                                                    1998           1999          2000          2001        2002(1)
                                                    ----           ----          ----          ----        -------
County of San Diego
Labor Force                                      1,321.0        1,361.6       1,401.9       1,424.9        1,473.1
Employment                                       1,274.6        1,319.6       1,359.9       1,379.2        1,410.7
Unemployment Rate                                   3.5%           3.1%          3.0%          3.2%           4.2%
State of California
Labor Force                                     16,336.5       16,596.5      17,090.8      17,362.3       17,728.5
Employment                                      15,367.5       15,731.7      16,245.6      16,435.2       16,561.6
Unemployment Rate                                   5.9%           5.2%          4.9%          5.3%           6.6%
United States
Labor Force                                    138,624.0      140,213.0     141,544.0     142,314.0      142,605.0
Employment                                     132,517.0      134,513.0     135,888.0     134,055.0      134,149.0
Unemployment Rate                                   4.4%           4.1%          4.0%          4.0%           5.9%
---------------------------
Sources:   State Data - California Employment Development Department; National Data - U.S. Department of
                 Labor, Bureau of Labor Statistics.
* Data not seasonally adjusted; March 2001Benchmark.
(1) Preliminary data for July, 2002.

         Employment by industry  statistics  for San Diego County are tabulated on a major  statistical  area basis
(the  "MSA").  Non-agricultural  employment  for totaled  1,238,000  jobs as of July 2002.  The  services  industry constitutes the largest employment sector and accounted for approximately  34.2% of  nonagricultural  employment as of July  2002,  with a total of  424,000  employed.  The  wholesale  and retail  trade  industries  were the second largest sector as of July 2002,  comprising  approximately  22.5% of  non-agricultural  employment  with a total of
278,100 jobs.

         As of July  2002,  agriculture  accounted  for  approximately  .91% of  total  employment  in the  County.
Recently,  the United States Department of Agriculture  ("USDA") named the County as a primary disaster area due to wind, fire and drought  conditions.  This  designation  allows farmers and ranchers in the County to be immediately eligible for USDA emergency loans.

         As of July 2002,  government  accounted for  approximately  16.8% of total  employment  and  manufacturing accounted  for an  additional  10.3%.  The  construction  and  transportation  sectors of  employment  are  greatly influenced  by the  general  health of the economy due to the fact that they serve  exclusively  the local  market.
These two sectors are therefore directly influenced by the growth of population and housing.

         The following  table sets forth the annual average  employment  within the County,  by employment  sector, for the fiscal years 1998 through 2002.

                                                 SAN DIEGO COUNTY
                               NON-AGRICULTURAL LABOR FORCE AND INDUSTRY EMPLOYMENT
                                                  ANNUAL AVERAGES
                                                     1998-2002
                                                 By Place of Work
                                                  (in Thousands)

             Employment Sector                                               1998          1999        2000        2001       2002(1)
             -----------------                                               ----          ----        ----        ----       -------

             Mining                                                           0.3           0.3         0.4         0.3           0.3
             Transportation Public Utilities and Communications              47.0          51.3        50.9        50.6          50.7
             Construction                                                    61.8          67.0        70.4        74.3          77.0
             Manufacturing                                                  127.6         128.1       129.7       128.7         127.7
             Wholesale and Retail Trade                                     249.4         256.5       267.8       279.5         278.1
Finance, Insurance and Real Estate                              65.3          68.7         69.8        71.6         72.4
             Services                                                       359.6         381.7       400.6       422.1         424.0
             Government                                                     194.5         199.3       206.8       221.4         207.8

             Total, All Non- Farm Industries                              1,105.5       1,152.9     1,196.5     1,248.5       1,238.0
----------------------------
Sources: California Employment Development Department.
(1)  Preliminary data for July, 2002.

             The following table sets forth the major employers in the County as of December 31, 2001:

                                                 SAN DIEGO COUNTY
                                                 LARGEST EMPLOYERS

Firm                                                                                         Service/Product
----                                                                                         ---------------
10,000 OR MORE EMPLOYEES:
Federal Government State of California                                                            Government
University of California, San Diego                                                         Higher Education
County of San Diego                                                                               Government
San Diego Unified School District                                                                  Education
City of San Diego                                                                                 Government

5,000-9,999 EMPLOYEES:
Sharp Healthcare Corp.                                                                            Healthcare
U.S. Postal Service                                                                           Postal Service
QUALCOMM, Inc.                                                                            Telecommunications
Kaiser Permanente Medical Care Program                                                            Healthcare
Scripps Health                                                                                    Healthcare
Pacific Bell                                                                              Telecommunications

3,000-4,999 EMPLOYEES:
Science Applications International Corp.                                                 Technology Services
Albertson's Inc                                                                            Retail Food Chain
Sempra Energy                                                                                      Utilities
San Diego State University                                                                  Higher Education
Sony Technology Center                                                                Communication-Wireless
Palomar Pomerado Health Systems                                                                   Healthcare
United Parcel Service                                                                  Mail Delivery Service
National Steel & Shipbuilding Co.                                                 Shipbuilders and Repairers
Ace Parking Management, Inc.                                                    Parking Stations and Garages

2,000-2,999 EMPLOYEES:
The Scripps Research Institute                                                                      Research
Grossmont-Cuyamaca Community College                                                               Education
Palomar Community College                                                                          Education
City of Chula Vista                                                                               Government
Children's Hospital & Health Center                                                               Healthcare
Callaway Golf Co.                                                                    Recreation Manufacturer
Hewlett Packard Company                                                  Electronic Instruments Manufacturer
Cajon Valley Union School District                                                                 Education

----------------------------------------
Source:  San Diego County Chamber of Commerce.

Regional Economy

         In recent  years the County has  enjoyed  economic  stability,  out  pacing  the State  economy  despite a general  recession in the State.  Much of this strength was evidenced by and due to outstanding  employment  gains, population growth, personal income increases, and high levels of commercial and industrial development.

         The GRP for 2001 rose to $117.2  billion  from  $110.1  billion  in 2000.  The GRP is an  estimate  of the value for all goods and services  produced in the region.  The following  table presents the County's GRP from 1996 through 2001.

                                                COUNTY OF SAN DIEGO
                                              GROSS REGIONAL PRODUCT
                                                     1996-2001

                      Gross Regional                      Annual Percent Change
                       Product
                          (Billion $)
                          -----------
                                                Current Dollars             Real Change*
        Year                                       San Diego                 San Diego
        ----                                       ---------                 ---------
       1996               $  79.4                   5.9%                        4.2%
       1997                  86.1                   8.4                         6.7
       1998                  92.6                   7.6                         6.7
       1999                 101.4                   9.5                         5.8
       2000                 110.1                   8.6                         6.4
       2001(1)              117.2                   6.5                         3.5
-----------------------
Sources:  Bureau of Economic Analysis; Economic Research Bureau of the San Diego Regional Chamber of Commerce.
*    Adjusted using the GDP/GSP Implicit Price Deflator.
(1)  Forecast.

         Economic activity and population  growth in the local economy are closely related.  Helping to sustain the
County's economy is the performance of three basic industries of the region,  which consist of  manufacturing,  the military,  and  tourism.  The U.S.  Department  of Defense  contributes  about $10  billion  annually  to the local economy,  through  wages paid to the  uniformed  military and civilian  personnel,  and for  equipment and services purchased from local  businesses.  San Diego's military presence is anticipated to remain relatively stable and may even increase due to the  consolidation  of military  operations and facilities  from elsewhere in California,  the
West, and throughout the United States.  The Department of Defense closed and vacated the Naval Training  Center in
1997.  However,  three  procurement  agencies have recently  relocated to San Diego,  including the Naval Space and
Warfare  Systems  Command,  the Naval  Aviation  Engineering  Servicing  Unit,  which hires private  contractors to service  jets,  and the Naval  Aviation  Technical  Service  Facility,  which stores  approximately  10 million jet blueprints.

Building Activity

         Building  permit  valuation for both  residential and  non-residential  construction in the County in 2001 decreased  over 2000 levels by  approximately  1%. Even though  measures  limiting new housing  remain in effect in areas throughout the County, residential valuations increased 5.4%.  Non-residential valuations decreased 16.9%.

         Annual total  building  permit  valuation and the annual unit total of new  residential  permits from 1997 through 2001 are shown in the following table.

                                                COUNTY OF SAN DIEGO
                                             BUILDING PERMIT ACTIVITY
                                             Calendar Years 1997-2001
                                                  (in Thousands)

                                1997           1998           1999            2000           2001
                                ----           ----           ----            ----           ----
Valuation
Residential                    $2,032,771     $2,314,056     $2,985,960      $3,008,209     $3,169,514
Non-Residential                   958,229      1,211,275      1,336,628       1,391,497      1,189,910
                            ---   -------      ---------      ---------       ---------      ---------
Total                          $2,991,000     $3,525,331     $4,322,588               $              $
                                =========      =========      =========
New Housing Units
Single Family                       8,338          9,160          9,993           9,166          9,331
Multiple Family                     3,064          3,013          6,434           6,760          6,319
                            ------  -----  ------  -----  ------- -----  -------  -----  ------- -----
Total                         $    11,402    $    12,173   $     16,427    $     15,926         $
                               ==========     ==========    ===========     ===========
---------------------------
Source: Construction Industry Research Board.

Commercial Activity

         Consumer  spending for Calendar Year 2000 resulted in  approximately  $36,245,418  in taxable sales in the
County.  The  following  table sets forth  information  regarding  taxable  sales in the County for Calendar  Years
1997-2001.

                                                COUNTY OF SAN DIEGO
                                                   TAXABLE SALES
                                             Calendar Years 1997-2001
                                                  (in Thousands)

Type of Business                          1997            1998            1999              2000            2001(1)
----------------                          ----            ----            ----              ----            -------

Apparel Stores                       $     926,657   $   1,029,691   $   1,050,003        $ 946,351        $ 307,105
General Merchandise                      3,285,977       3,561,551       3,966,854        3,584,108        1,033,841
Specialty stores                         2,739,312       2,991,422       3,311,320        3,663,924          891,375
Food Stores Group                        1,337,330       1,375,365       1,469,238        1,557,244          401,809
Home Furnishings/Appliances                858,165         955,772       1,085,001        1,237,271          315,145
Eating and Drinking
   Establishments                        2,523,340       2,714,916       2,929,084        3,211,306          854,003
Building Materials Group                 1,466,965       1,671,507       1,882,514        2,104,100          609,777
Automotive                               4,728,592       5,041,798       5,868,743        6,955,856        1,888,817
All Other Retail Stores                    535,973         594,504         672,926          733,653          208,342
Business and Personal
   Services                              1,538,544       1,703,325       1,863,511        1,954,589          496,362
All Other Outlets                        7,467,671       7,976,153       8,653,211        9,337,740        2,401,960
                                       -----------     -----------    ------------    --  ---------     -- ---------

TOTAL ALL OUTLETS                    $  27,408,526   $29,616,004     $32,752,405        $36,245,418       $9,404,536
                                      ============    ==========      ==========         ==========        =========
---------------------------
Source: California State Board of Equalization, Taxable Sales in California.
(1)  Data through June 2001.

Personal Income

         The following  table  summarizes  the total  effective  buying income and the median  household  effective buying income for the County, the State, and the United States between 1995 and 2000.

                                                   PERSONAL INCOME
                                          Calendar Years 1995 through 2000

                                                   Total Effective                   Median Household
                                                    Buying Income                        Effective
Year and Area                                      (000's Omitted)                     Buying Income
-------------                                      ---------------                     -------------

1995
----
San Diego County                                   $  45,541,671                          $33,679
California                                           477,640,503                           34,533
United States                                      3,964,285,118                           32,238

1996
----
San Diego County                                      40,913,543                           34,445
California                                           492,516,991                           35,216
United States                                      4,161,512,384                           33,482

1997
----
San Diego County                                      43,212,824                           35,725
California                                           524,439,600                           36,483
United States                                      4,399,998,035                           34,618

1998
----
San Diego County                                      46,056,143                           36,296
California                                           551,999,317                           37,091
United States                                      4,621,491,730                           35,377

1999
----
San Diego County                                      49,907,828                           39,213
California                                           590,376,663                           39,492
United States                                      4,877,786,658                           37,233

2000
----
San Diego County                                      54,337,662                           44,292
California                                           652,190,282                           44,464
United States                                      5,230,824,904                           39,129
---------------------------
Source: Sales and Marketing Management - Survey of Buying Power.

Transportation

         Surface,  sea and air  transportation  facilities  serve County  residents  and  businesses.  Interstate 5 parallels  the coast from Mexico to the Los Angeles area and points north.  Interstate  15 runs inland,  leading to
Riverside-San  Bernardino,  Las Vegas,  and Salt Lake City.  Interstate 8 runs eastward through the southern United
States.

         San  Diego's  International  Airport  (Lindbergh  Field)  is  located  approximately  one mile west of the downtown area at the edge of San Diego Bay. The  facilities  are owned and maintained by the San Diego Unified Port
District and are leased to commercial  airlines and other tenants.  The airport is  California's  third most active commercial  airport,  served by 20 major  airlines.  In addition to San Diego  International  Airport there are two naval air stations and seven general aviation airports located in the County.

         Public transit in the metropolitan  area is provided by the Metropolitan  Transit  Development  Board. The
San Diego Trolley,  developed by the Metropolitan  Transit  Development Board beginning in 1979, has been expanded.
A total of 17.6 miles were added to the original 108 miles; construction was completed in 1990.

         San Diego is the terminus of the Santa Fe Railway's main line from Los Angeles.  Amtrak passenger  service is available at San Diego, with stops at Del Mar and Oceanside in the North County.

         San Diego's harbor is one of the world's  largest natural  harbors.  The Port of San Diego is administered by the San Diego  Unified Port  District,  which  includes  the cities of San Diego,  National  City,  Chula Vista,
Imperial Beach, and Coronado.

Visitor and Convention Activity

         An excellent  climate,  proximity to Mexico,  extensive maritime  facilities,  and such attractions as the
San Diego Zoo and Wild Animal Park,  Sea World,  Cabrillo  National  Monument,  and Palomar  Observatory  allow San
Diego to attract a high level of visitor and convention  business each year.  Contributing to the growth of visitor business has been the development of the 4,600-acre  Mission Bay Park at San Diego and the  construction of meeting and convention facilities at the San Diego Community Concourse.

         San Diego's  visitor  industry is a major sector of the region's  economy.  Visitor  revenues in San Diego
County  reached  approximately  $5.2  billion in 2000,  according  to an estimate by the San Diego  Convention  and
Visitors Bureau,  an increase of  approximately  $5.0 million from the prior year. The County hosted 51 conventions and trade shows in 2000, attended by approximately 261,590 delegates, who spent approximately $248,127,238.

Education

         Forty-two  independent  school  districts  provide  educational  programs for the elementary and secondary public school  children in the County.  Each school system is governed by a locally  elected board of education and administered  by a  superintendent  or other chief  administrative  officer  appointed by the board.  In the County there are three  types of school  districts:  elementary,  union high and  unified.  Elementary  districts  educate elementary  students,  union high districts  educate for the most part secondary  students,  and unified  districts educate both  elementary  and secondary  students.  There are currently 12 unified,  24 elementary and 6 union high school districts in the County.

         Community  colleges in California are locally  operated and administered  two-year  institutions of higher education.  They  offer  Associates  in Arts and  Associates  in  Science  degrees  and have  extensive  vocational curricula.  There are five community  college districts in the County with students at eleven campuses and numerous adult and community centers.

         Among the institutions of higher education  offering  bachelors and graduate  programs in metropolitan San
Diego are San Diego  State  University,  the  University  of  California  at San Diego,  National  University,  the
University  of  San  Diego,  Point  Loma  College,   California  State  University  -  San  Marcos,  United  States
International University, and the University of Phoenix.

                                 APPENDIX B

                              SAN DIEGO COUNTY

                    GENERAL PURPOSE FINANCIAL STATEMENTS

                  FOR THE FISCAL YEAR ENDING JUNE 30, 2001

                      Financial Report of San Diego County
________________________________________________________________________________

KPMG
     750 B Street
     San Diego, CA 92101

                          Independent Auditors' Report

The Honorable Board of Supervisors of the
      County of San Diego:

We have audited the accompanying general purpose financial statements of the
County San Diego, California (the County) as of and for the year ended June
30,2001, as listed in the accompanying table of contents. These general purpose financial statements are the responsibility of the management of the County. Our responsibility is to express an opinion on these general purpose financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the general purpose financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the general purpose financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the general purpose financial statements referred to above present fairly, in all material respects, the financial position of the County of San Diego, California as of June 30, 2001, and the results of its operations and the cash flows of its proprietary fund types, and the changes in net assets of its pension trust fund and investment trust fund, for the year then ended in conformity with accounting principles generally accepted in the United States of
America.

As discussed in Note 4(H), during 2001, the Board adopted the provisions of
Governmental Accounting Standards Board Statement No. 33, Accounting and
Financial Reporting for Non-Exchange Transactions.

Our audit was conducted for the purpose of forming an opinion on the general purpose financial statements taken as a whole. The combining and individual fund and account group financial statements and schedules listed in the accompanying table of contents, which are also the responsibility of the management of the
County, are presented for purposes of additional analysis and are not a required part of the general purpose financial statements of the County. Such additional information has been subjected to the auditing procedures applied in our audit of the general purpose financial statements and, in our opinion, is fairly presented, in all material respects, when considered in relation to the general purpose financial statements taken as a whole.

The introductory and statistical sections listed in the accompanying table of contents are presented for purposes of additional analysis and are not a required part of the general purpose financial statements of the County. Such additional information has not been subjected to the auditing procedures applied in the audit of the general purpose financial statements, and accordingly we express no opinion on it.

                                    KPMG LLP

December 28, 2001

                                       Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                            GENERAL PURPOSE STATEMENTS

IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE GOVERNMENTAL ACCOUNTING STANDARDS
BOARD, THE FOLLOWING GENERAL PURPOSE STATEMENTS ARE PRESENTED:

     COMBINED BALANCE SHEET - ALL FUND TYPES AND ACCOUNT GROUPS

     COMBINED STATEMENT OF REVENUES, EXPENDITURES, AND CHANGES IN FUND BALANCES - ALL GOVERNMENTAL FUND TYPES

     COMBINED STATEMENT OF REVENUES, EXPENDITURES, AND CHANGES IN FUND BALANCES - (BUDGET AND ACTUAL) NONGAAP
     BUDGETARY BASIS - ALL GOVERNMENTAL FUND TYPES

     COMBINED STATEMENT OF REVENUES, EXPENSES, AND CHANGES IN RETAINED EARNINGS - ALL PROPRIETARY FUND TYPES

     COMBINED STATEMENT OF CASH FLOWS - ALL PROPRIETARY FUND TYPES

     PENSION TRUST FUND - STATEMENT OF CHANGES IN PLAN NET ASSETS

     INVESTMENT TRUST FUND - STATEMENT OF CHANGES IN NET ASSETS

     NOTES TO COMBINED FINANCIAL STATEMENTS

____________________________________________________________________________________________________________________

                      Financial Report of San Diego County
____________________________________________________________________________________________________________________

                               COMBINED BALANCE SHEET
                        ALL FUND TYPES AND ACCOUNT GROUPS
                                 JUNE 30, 2001
                     With Comparative Figures for June 30, 2000
                                 (In Thousands)
                                                                                    GOVERNMENTAL FUND TYPES
                                                                                       SPECIAL        DEBT        CAPITAL
                                                                        GENERAL        REVENUE       SERVICE      PROJECTS
ASSETS AND OTHER DEBITS
Equity in Pooled Cash and Investments                                 $ 391,846       334,035         2,202        10,296
Cash with Fiscal Agent                                                  186,043         1,793        36,082        35,510
Collections in Transit                                                    2,198         5,667
Imprest Cash                                                                312            17
Investments                                                                   2
Taxes Receivable                                                            102
Accounts and Notes Receivable                                           158,558       111,301           238           814
Due from Other Funds                                                    198,025        15,381            94        15,907
Advances to Other Funds                                                     689           157           478
Inventory of Materials and Supplies                                       8,070         3,070
Deposits with Others                                                                      127                           7
Restricted Assets:
  Investments                                                                          81,830
Fixed Assets, Net
Amount Available in Debt Service Funds
Amount to be Provided for Retirement of
General Long-Term Debt
Total Assets and Other Debits                                         $ 945,845       553,378        39,094        62,534
LIABILITIES, EQUITY AND OTHER CREDITS
Liabilities:
  Accounts Payable                                                     $ 35,011        10,820                      1,307
  Accrued Payroll                                                        29,874         1,662
  Accrued Interest
  Amount Due for Tax & Revenue Anticipation Notes                       179,147
  Due to Other Funds                                                     43,115        85,991           307        22,551
  Obligations Under Securities Lending
Due to Other Governments
  Advances from Other Funds                                                               371           287        10,331
  Amount Due for Commercial Paper Notes
  Deferred Revenue                                                       40,414        10,075                       5,810
  Long-Term Debt Payable
Total Liabilities                                                       327,561       108,919           594        39,999
Equity and Other Credits:
  Investment in General Fixed Assets
  Contributed Capital
Retained Earnings:
  Unreserved
Fund Balances:
  Reserved for Encumbrances                                              99,848        67,741                         160
  Reserved for Notes Receivable and Advances                              7,000        24,070
  Reserved for Deposits with Others                                                       127
  Reserved for Inactive Landfill Maintenance                                          101,414
  Reserved for Inventory of Materials and Supplies                        8,070           344
  Reserved for Debt Service                                                                          38,500
  Reserved for Pool Participants
  Reserved for Employees' Pension Benefits
  Reserved for Other Purposes                                           152,173        35,305
Unreserved:
  Designated for Subsequent Years' Expenditures                         125,290            86
  Undesignated                                                          225,903       215,372                      22,375
Total Equity and Other Credits                                          618,284       444,459        38,500        22,535

Total Liabilities, Equity and Other Credit                             $945,845       553,378        39,094        62,534

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                            GENERAL PURPOSE STATEMENTS

                                                COMBINED BALANCE SHEET
                                           ALL FUND TYPES AND ACCOUNT GROUPS
                                                    JUNE 30, 2001
                                     With Comparative Figures for June 30, 2000
                                                    (In Thousands)
                                                                                                           STATEMENT 1A
            PROPRIETARY                   FIDUCIARY                                                          TOTALS
             FUND TYPES                   FUND TYPES                   ACCOUNT GROUPS                   (MEMORANDUM ONLY)
                       INTERNAL           TRUST AND         GENERAL FIXED      GENERAL LONG-TERM
    ENTERPRISE          SERVICE            AGENCY               ASSETS               DEBT             2001          2000

     67,662             145,189           1,814,121                                                2,765,351      2,283,568
                                            144,471                                                  403,899        504,565
          7               2,922              12,855                                                   23,649         13,425
          2                 201                  39                                                      571            520
                                          3,954,245                                                3,954,247      4,242,134
                                            215,237                                                  215,339        213,266
        408               2,021              73,574                                                  346,914        306,243
      1,972              23,772              66,846                                                  321,997        202,648
      9,772                 207                                                                       11,303          5,359
        118               2,166                                                                       13,424         13,335
                                                                                                         134            134

     68,112              75,650               1,503            1,267,762                              81,830        102,014
                                                                                      38,500       1,413,027      1,365,895
                                                                                                      38,500         32,499

                                                                                   1,000,951       1,000,951      1,085,105
    148,053             252,128           6,282,891            1,267,762           1,039,451       10,591,136    10,370,710

      1,791              13,096             145,769                                                  207,794        140,072
        139                 829                                                                       32,504         30,829
                                                                                                                          1
                                                                                                     179,147        131,607
        741              59,674             109,618                                                  321,997        202,648
                                            183,184                                                  183,184        206,065
      1,417                                 502,537                                                  503,954        685,058
        314                                                                                           11,303          5,359
                                             63,856                                                   63,856         71,630
        102                   2                                                                       56,403         23,819
        503              92,649                                                    1,039,451       1,132,603      1,189,888
      5,007             166,250           1,004,964                                1,039,451       2,692,745      2,686,976

                                                               1,267,762                           1,267,762      1,236,708
     44,456              57,458                                                                      101,914        101,915

     98,590              28,420                                                                      127,010        106,950

                                                                                                     167,749        115,980
                                                                                                      31,070         26,044
                                                                                                         127             54
                                                                                                     101,414        104,224
                                                                                                       8,414          7,967
                                                                                                      38,500         32,499
                                          1,461,060                                                1,461,060      1,318,081
                                          3,816,867                                                3,816,867      4,272,606
                                                                                                     187,478

                                                                                                     125,376         88,852
                                                                                                     463,650        271,854
    143,046              85,878           5,277,927            1,267,762                           7,898,391      7,683,734

    148,053             252,128           6,282,891            1,267,762           1,039,451       10,591,136    10,370,710

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                      Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                   COMBINED STATEMENT OF REVENUES, EXPENDITURES
                            AND CHANGES IN FUND BALANCES - ALL GOVERNMENTAL FUND TYPES
                                              Year Ended June 30, 2001
                                With Comparative Figures for Year Ended June 30, 2000
                                                  (In Thousands)
                                                                                                           STATEMENT 1B
                                                                SPECIAL        DEBT        CAPITAL
                                                  GENERAL       REVENUE       SERVICE     PROJECTS            TOTALS
                                                    FUND         FUNDS         FUNDS        FUNDS        (MEMORANDUM ONLY)

                                                                                                         2001         2000

Revenues:
  Taxes                                         $   340,769      89,550          540         1,609      432,468     344,393
  Licenses, Permits and Franchises                   24,751      10,045                                  34,796      31,796
  Fines, Forfeitures and Penalties                   29,511       1,624                      9,004       40,139      36,235
  Revenues from Use of Money and
Property                                           39,176        27,751        1,836        5,481       74,244       48,519
  Aid from Other Governmental Agencies:
   State                                            773,424     426,933                      1,693    1,202,050    1,070,475
   Federal                                          423,066      64,466                      1,405      488,937     454,968
   Other                                             37,304       5,531        4,531           800       48,166      49,570
  Charges for Current Services                      198,522      22,374                      2,400      223,296     209,400
  Other Revenue                                      31,905       5,025                        284       37,214      28,782
Total Revenues                                    1,898,428     653,299        6,907        22,676    2,581,310    2,274,138

Expenditures:
  Current:
   General                                          134,357       2,357                                 136,714     150,879
   Public Protection                                706,978      21,234                                 728,212     667,565
   Public Ways and Facilities                         2,819      81,113                                  83,932      72,721
   Health and Sanitation                            432,210      22,418                                 454,628     370,379
   Public Assistance                                692,983      54,447                                 747,430     737,284
   Education                                            501      18,120                                  18,621      14,263
   Recreational and Cultural                         11,833       1,269                                  13,102      12,393
   Capital Outlay                                                                           57,723       57,723      55,239
   Debt Service                                      12,581       2,528      124,891                    140,000     110,221
Total Expenditures                                1,994,262     203,486      124,891        57,723    2,380,362    2,190,944

Excess of Revenues Over
  (Under) Expenditures                            (95,834)      449,813      (117,984)    (35,047)      200,948      83,194

Other Financing Sources (Uses):
  Sale of Fixed Assets                                   14          19                      2,825        2,858       1,277
  Long Term Debt Proceeds                                         3,584                                   3,584      70,461
   Proceeds of Lease Purchase                                                                                         1,654
     Financing Instruments
  Operating Transfers In                            360,791      86,646      126,969        87,478      661,884     250,127
  Operating Transfers (Out)                        (135,296)   (441,786)      (2,984)      (81,115)    (661,181)   (258,057)
  Proceeds of Refunding Bonds                                       454       17,946                     18,400      14,988
  Payment to Refunded Bond Escrow Agent                            (454)     (17,946)                   (18,400)    (14,988)
Total Other Financing
  Sources (Uses)                                  225,509      (351,537)      123,985       9,188        7,145       65,462
Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                       129,675        98,276        6,001      (25,859)      208,093     148,656

Fund Balances - Beginning of Year                   495,367     346,119       32,499        48,394      922,379     515,070
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)                      (7,141)                                             (7,141)    (16,268)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                            383            64                                     447          16
Fund Balances - End of Year                     $   618,284     444,459       38,500        22,535    1,123,778     647,474

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                     COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                         (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                 ALL GOVERNMENTAL FUND TYPES
                                                   Year Ended June 30, 2001
                                                       (In Thousands)
                                                                                                              STATEMENT 1C
                                                                                             GENERAL FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                   $   340,769           337,436            3,333
  Licenses, Permits and Franchises                                             24,751            22,872            1,879
  Fines, Forfeitures and Penalties                                             29,511            27,642            1,869
  Revenues from Use of Money and Property                                      36,877            23,939           12,938
  Aid from Other Governmental Agencies:
   State                                                                      773,424           876,461         (103,037)
   Federal                                                                    423,066           407,581           15,485
   Other                                                                       37,304            37,446             (142)
  Charges for Current Services                                                198,522           188,205           10,317
  Other Revenue                                                                31,905            46,846          (14,941)
Total Revenues                                                              1,896,129         1,968,428          (72,299)

Expenditures:
  Current:
   General                                                                    142,584           203,207           60,623
   Public Protection                                                          719,296           779,068           59,772
   Public Ways and Facilities                                                   4,268            20,639           16,371
   Health and Sanitation                                                      447,476           521,622           74,146
   Public Assistance                                                          700,198           805,855          105,657
   Education                                                                      503               523               20
   Recreational and Cultural                                                   14,009            15,358            1,349
   Capital Outlay
   Debt Service                                                                12,581            12,581
Total Expenditures                                                          2,040,915         2,358,853          317,938

Excess of Revenues Over
  (Under) Expenditures                                                       (144,786)         (390,425)         245,639

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                             14                                 14
  Operating Transfers In                                                      360,791           361,171             (380)
  Operating Transfers (Out)                                                  (188,491)         (197,196)           8,705
  Long Term Debt Proceeds
  Encumbrances, Beginning of Year                                              91,888            91,888
Total Other Financing
  Sources (Uses)                                                              264,202           255,863            8,339

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                   119,416          (134,562)         253,978

Fund Balances - Beginning of Year                                             261,250           261,250
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)                                                (7,141)           (7,141)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                                                          383                                383
Fund Balances - End of Year                                               $   373,908           119,547          254,361

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                         COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                    (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                               ALL GOVERNMENTAL FUND TYPES
                                                 Year Ended June 30, 2001
                                                     (In Thousands)
                                                                                                    STATEMENT 1C (Cont)
                                                                                         SPECIAL REVENUE FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                    $   89,550            72,898           16,652
  Licenses, Permits and Franchises                                             10,045             8,718            1,327
  Fines, Forfeitures and Penalties                                              1,624             1,117              507
  Revenues from Use of Money and Property                                      24,635             6,573           18,062
  Aid from Other Governmental Agencies:
   State                                                                      426,934           436,364           (9,430)
   Federal                                                                     64,466            97,470          (33,004)
   Other                                                                        5,505             3,457            2,048
  Charges for Current Services                                                 22,374            35,728          (13,354)
  Other Revenue                                                                 4,997             5,029              (32)
Total Revenues                                                                650,130           667,354          (17,224)

Expenditures:
  Current:
   General                                                                      1,691             1,944              253
   Public Protection                                                           21,860            32,434           10,574
   Public Ways and Facilities                                                 107,499           145,809           38,310
   Health and Sanitation                                                       57,887            73,722           15,835
   Public Assistance                                                           54,447            90,183           35,736
   Education                                                                   21,963            24,961            2,998
   Recreational and Cultural                                                    2,133             5,800            3,667
   Capital Outlay
   Debt Service
Total Expenditures                                                            267,480           374,853          107,373

Excess of Revenues Over
  (Under) Expenditures                                                        382,650           292,501           90,149

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                             19                                 19
  Operating Transfers In                                                        7,926             8,086             (160)
  Operating Transfers (Out)                                                  (366,901)         (381,046)          14,145
  Long Term Debt Proceeds                                                       3,584             3,584
  Encumbrances, Beginning of Year                                              24,051            24,051
Total Other Financing
  Sources (Uses)                                                             (331,321)         (345,325)          14,004

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                    51,329           (52,824)         104,153

Fund Balances - Beginning of Year                                             182,276           182,276
Equity Conveyed to Other Entities                                                   -
Residual Equity Transfers (Out)                                                     -
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                                                           64                                 64
Fund Balances - End of Year                                               $   223,669           129,452          104,217

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                        COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                           (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                      ALL GOVERNMENTAL FUND TYPES
                                                        Year Ended June 30, 2001
                                                              (In Thousands)
                                                                                                   STATEMENT 1C (Cont)
                                                                                          DEBT SERVICE FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                       $   540               418              122
  Licenses, Permits and Franchises
  Fines, Forfeitures and Penalties
  Revenues from Use of Money and Property                                         118                66               52
  Aid from Other Governmental Agencies:
   State
   Federal
   Other                                                                        4,531             4,509               22
  Charges for Current Services
  Other Revenue
Total Revenues                                                                  5,189             4,993              196

Expenditures:
  Current:
   General
   Public Protection
   Public Ways and Facilities
   Health and Sanitation
   Public Assistance
   Education
   Recreational and Cultural
   Capital Outlay
   Debt Service                                                                51,954            52,020               66
Total Expenditures                                                             51,954            52,020               66

Excess of Revenues Over
  (Under) Expenditures                                                        (46,765)          (47,027)             262

Other Financing Sources (Uses):
  Sale of Fixed Assets
  Operating Transfers In                                                       47,021            46,994               27
  Operating Transfers (Out)
  Long Term Debt Proceeds
  Encumbrances, Beginning of Year
Total Other Financing
  Sources (Uses)                                                               47,021            46,994               27

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                       256               (33)             289

Fund Balances - Beginning of Year                                               1,238             1,238
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies
Fund Balances - End of Year                                                 $   1,494             1,205              289

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
________________________________________________________________________________________________________________________
                                COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                                 (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                          ALL GOVERNMENTAL FUND TYPES
                                                           Year Ended June 30, 2001
                                                                  (In Thousands)
                                                                                                    STATEMENT 1C (Cont)
                                                                                          CAPITAL PROJECTS FUND
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                     $   1,609             7,155           (5,546)
  Licenses, Permits and Franchises
  Fines, Forfeitures and Penalties                                              9,004             9,484             (480)
  Revenues from Use of Money and Property                                       2,138               685            1,453
  Aid from Other Governmental Agencies:
   State                                                                        1,693            54,115          (52,422)
   Federal                                                                      1,405             4,657           (3,252)
   Other                                                                          800               838              (38)
  Charges for Current Services                                                  2,400             4,630           (2,230)
  Other Revenue                                                                   284             4,101           (3,817)
Total Revenues                                                                 19,333            85,665          (66,332)

Expenditures:
  Current:
   General
   Public Protection
   Public Ways and Facilities
   Health and Sanitation
   Public Assistance
   Education
   Recreational and Cultural
   Capital Outlay                                                              39,016           175,111          136,095
   Debt Service
Total Expenditures                                                             39,016           175,111          136,095

Excess of Revenues Over
  (Under) Expenditures                                                        (19,683)          (89,446)          69,763

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                          2,825             9,809           (6,984)
  Operating Transfers In                                                       87,218           146,357          (59,139)
  Operating Transfers (Out)                                                   (68,852)          (68,887)              35
  Long Term Debt Proceeds
  Encumbrances, Beginning of Year                                                  41                41
Total Other Financing
  Sources (Uses)                                                               21,232            87,320          (66,088)

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                     1,549            (2,126)           3,675

Fund Balances - Beginning of Year                                                 (67)              (67)
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies
Fund Balances - End of Year                                                 $   1,482            (2,193)           3,675

____________________________________________________________________________________________________________________________(Cont)
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County

____________________________________________________________________________________________________________________

                            COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN FUND BALANCES
                                            (BUDGET AND ACTUAL) NONGAAP BUDGETARY BASIS
                                                       ALL GOVERNMENTAL FUND TYPES
                                                        Year Ended June 30, 2001
                                                                (In Thousands)
                                                                                                    STATEMENT 1C (Cont)
                                                                                          TOTALS (MEMORANDUM ONLY)
                                                                             Actual on                           Variance
                                                                             Budgetary                          Favorable
                                                                               Basis            Budget        (Unfavorable)

Revenues:
  Taxes                                                                   $   432,468           417,907           14,561
  Licenses, Permits and Franchises                                             34,796            31,590            3,206
  Fines, Forfeitures and Penalties                                             40,139            38,243            1,896
  Revenues from Use of Money and Property                                      63,768            31,263           32,505
  Aid from Other Governmental Agencies:
   State                                                                    1,202,051         1,366,940         (164,889)
   Federal                                                                    488,937           509,708          (20,771)
   Other                                                                       48,140            46,250            1,890
  Charges for Current Services                                                223,296           228,563           (5,267)
  Other Revenue                                                                37,186            55,976          (18,790)
Total Revenues                                                              2,570,781         2,726,440         (155,659)

Expenditures:
  Current:
   General                                                                    144,275           205,151           60,876
   Public Protection                                                          741,156           811,502           70,346
   Public Ways and Facilities                                                 111,767           166,448           54,681
   Health and Sanitation                                                      505,363           595,344           89,981
   Public Assistance                                                          754,645           896,038          141,393
   Education                                                                   22,466            25,484            3,018
   Recreational and Cultural                                                   16,142            21,158            5,016
   Capital Outlay                                                              39,016           175,111          136,095
   Debt Service                                                                64,535            64,601               66
Total Expenditures                                                          2,399,365         2,960,837          561,472

Excess of Revenues Over
  (Under) Expenditures                                                        171,416          (234,397)         405,813

Other Financing Sources (Uses):
  Sale of Fixed Assets                                                          2,858             9,809           (6,951)
  Operating Transfers In                                                      502,956           562,608          (59,652)
  Operating Transfers (Out)                                                  (624,244)         (647,129)          22,855
  Long Term Debt Proceeds                                                       3,584             3,584
  Encumbrances, Beginning of Year                                             115,980           115,980
Total Other Financing
  Sources (Uses)                                                                1,134            44,852          (43,718)

Excess of Revenues Over (Under)
  Expenditures and Other
   Financing Sources (Uses)                                                   172,550          (189,545)         362,095

Fund Balances - Beginning of Year                                             444,697           444,697
Equity Conveyed to Other Entities
Residual Equity Transfers (Out)                                                (7,141)           (7,141)
Increase (Decrease) in:
  Reserve for Inventory of
  Materials and Supplies                                                          447                                447
Fund Balances - End of Year                                               $   610,553           248,011          362,542

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                   COMBINED STATEMENT OF REVENUES, EXPENDITURES AND CHANGES IN RETAINED EARNINGS
                                            ALL PROPRIETARY FUND TYPES
                                             Year Ended June 30, 2001
              With Comparative Figures for Year Ended June 30, 2000
                                                  (In Thousands)
                                                                                                           STATEMENT 1D
                                                                    PROPRIETARY                           TOTALS
                                                                    FUND TYPES                      (MEMORANDUM ONLY)
                                                                               INTERNAL
                                                            ENTERPRISE          SERVICE            2001             2000
Operating Revenues:
  Charges for Services                                       $33,248            264,272          297,520           242,197

Operating Expenses:
  Salaries                                                     3,802             21,296           25,098            25,561
  Claims and Judgments                                                           51,593           51,593            22,398
  Cost of Materials                                                              43,223           43,223            45,119
  Repairs and Maintenance                                      1,221             18,477           19,698            14,401
  Fuel                                                                            4,801            4,801             4,062
  Equipment Rental                                               576                395              971             1,544
  Sewage Processing                                            9,897                               9,897            10,975
  Contracted Services                                         13,910             95,114          109,024            65,705
  Depreciation                                                 2,929              7,506           10,435             9,896
  Utilities                                                      293             29,340           29,633            15,146
  Other                                                        3,425             10,628           14,053            14,681
Total Operating Expenses                                      36,053            282,373          318,426           229,488

   Operating Income (Loss)                                    (2,805)           (18,101)         (20,906)           12,709

Nonoperating Revenues:
   Interest                                                    4,568              4,132            8,700             5,946
   Taxes                                                          30                                  30                26
   Grants                                                      1,180                               1,180               722
   Gain on Disposal of Equipment                                   6                 97              103                58
   Other                                                          30                 18               48                83
Total Nonoperating Revenues                                    5,814              4,247           10,061             6,835

Nonoperating Expenses:
  Interest on Long-Term Debt                                      18                374              392               575
  Loss on Disposal of Equipment                                  323                 45              368             2,286
  Other                                                            1                 14               15
Total Nonoperating Expenses                                      342                433              775             2,861

Nonoperating Income (Loss)                                     5,472              3,814            9,286             3,974

Net Income (Loss) Before Contributions and Transfers           2,667            (14,287)         (11,620)           16,683

Capital Contributions                                           (311)            26,207           25,896
Operating Transfers In                                           756              4,977            5,733            10,527
Operating Transfers (Out)                                       (583)            (5,853)          (6,436)           (2,597)
Net Income (Loss)                                              2,529             11,044           13,573            24,613

Depreciation on Grant Funded Fixed Assets                        586                                 586               446

Increase (Decrease) in Retained Earnings                       3,115             11,044           14,159            25,059

Retained Earnings:
Beginning Balance                                             95,475             17,376          112,851            81,891
Retained Earnings
  Ending Balance                                             $98,590             28,420          127,010           106,950

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                                   COMBINED STATEMENT OF CASH FLOWS
                                                      ALL PROPRIETARY FUND TYPES
                                                       Year Ended June 30, 2001
                                              With Comparative Figures for June 30, 2000
                                                           (In Thousands)
                                                                                                           STATEMENT 1E
                                                                                PROPRIETARY                  TOTALS
                                                                                FUND TYPES              (MEMORANDUM ONLY)
                                                                                        INTERNAL
                                                                          ENTERPRISE     SERVICE        2001         2000
Cash Flows from Operating Activities:
  Operating Income (Loss)                                                $   (2,805)     (18,101)    (20,906)       12,709
   Adjustments to Reconcile Operating Income (Loss) to
     Net Cash Provided by Operating Activities:
      Depreciation                                                           2,929         7,506      10,435         9,896
      Decrease (Increase) in Accounts Receivable and
        Notes Receivable, Net                                                  667        (1,381)       (714)           16
      Decrease (Increase) in Prepaid Expense
      Decrease (Increase) in Due from Other Fund                               131       (10,120)     (9,989)       (6,535)
      Decrease (Increase) in Inventory of Materials
        and Supplies, Net                                                                    352         352          (135)
      Increase (Decrease) in Accounts Payable                                  147          (306)       (159)        6,363
      Increase (Decrease) in Accrued Payroll                                    (3)           35          32            20
      Increase (Decrease) in Due to Other Funds                             (1,656)       41,600      39,944         8,243
      Increase (Decrease) in Due to Other Governments                        1,283                     1,283        (1,339)
      Increase (Decrease) in Long-Term Debt Payable                            (37)       24,879      24,842        (4,044)
      Increase (Decrease) in Deferred Revenue                                   14        (1,500)     (1,486)        1,145
      Other Revenue                                                             61                        61           109
Net Cash Provided (Used) by Operating Activities                               731        42,964      43,695        26,448

Cash Flows from Non-Capital Financing Activities:
  Advances Made no Long-Term Loans                                                           (74)        (74)          183
  Grants                                                                     1,491                     1,491        (1,209)
  Transfers from (to) Other Funds                                              518          (876)       (358)        7,930
  Residual Equity Conveyed to Other Entities                                                  (3)         (3)
  Loans from (to) Other Funds                                                                                       10,964
Net Cash Provided (Used) by Non-Capital
  Financing Activities                                                        2009          (953)      1,056        17,868

Cash Flows from Capital and Related Financing Activities:
  Acquisition of Fixed Assets                                               (1,008)      (25,565)    (26,573)      (20,546)
  Capital Contributions                                                                   26,007      26,007
  Proceeds from Sale of Equipment                                                6           683         689           680
  Grants                                                                       387                       387         1,934
  Principal Paid on Long-Term Debt                                            (176)       (5,211)     (5,387)       (3,800)
  Interest Paid on Long-Term Debt                                              (20)         (427)       (447)         (542)
  Transfers from (to) Other Funds                                             (345)                     (345)
  Residual Equity Transfers In                                                                                      17,590
Net Cash Provided (Used) by Capital and Related
  Financing Activities                                                      (1,156)       (4,513)     (5,669)       (4,684)
Cash Flows from Investing Activities:
  Interest                                                                   4,557         4,170       8,727         5,368

Net Increase (Decrease) in Cash and Cash Equivalents                         6,141        41,668      47,809        45,000

Cash and Cash Equivalents-Beginning of Year                                 61,530       106,644     168,174       123,174

Cash and Cash Equivalents-End of Year                                      $67,671       148,312     215,983       168,174
Noncash Investing, Capital Financing Activities:
  Acquisition of Fixed Assets                                                 $108                       108           749
  Transfer Fixed Assets from (to) General Fixed
   Assets/Other Funds                                                                        204         204         5,573
  Fixed Asset Acquisition through Capital Lease                                                -           -         2,418
  Fixed Asset write-off                                                       (291)                     (291)       (1,856)
  Assumption of Capital Lease From General Long-Term Debt                                      -           -           365
  Accrued Interest                                                             980         1,144       2,124         1,367
Total Noncash Investing Capital Financing Activities                          $797         1,348       2,145         8,616

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                                   PENSION TRUST FUND
                                         STATEMENT OF CHANGES IN PLAN NET ASSETS
                                                Year Ended June 30, 2001
                                   With Comparative Figures for Year Ended June 30, 2000
                                                      (In Thousands)
                                                                                                           STATEMENT 1F
                                                                                                            TOTALS
                                                                                                     2001           2000

ADDITIONS:
  Contributions:
   Employer                                                                                          $41,123         38,167
   Plan Members                                                                                       10,789          8,359
Total Contributions                                                                                   51,912         46,526

Investment Income:
  Net Appreciation (Depreciation)
   in Fair Market Value of Investments                                                             (506,362)       420,965
  Interest Income                                                                                    112,795        105,053
  Other Income                                                                                        48,772         38,366
Total Investment Income                                                                             (344,795)       564,384

Total Additions                                                                                     (292,883)       610,910

DEDUCTIONS:
  Benefits                                                                                           154,828        142,565
  Refunds of Contributions                                                                             1,645            976
  Administrative Expense                                                                               6,383          5,318
Total Deductions                                                                                     162,856        148,859

Net Increase (Decrease)                                                                             (455,739)       462,051

Net Assets Held in Trust for Pension Benefits:
  Beginning of Year                                                                                4,272,606      3,810,555

End of Year                                                                                       $3,816,867      4,272,606

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                                         Financial Report of San Diego County
____________________________________________________________________________________________________________________

                                                PENSION TRUST FUND
                                        STATEMENT OF CHANGES IN NET ASSETS
                                             Year Ended June 30, 2001
              With Comparative Figures for Year Ended June 30, 2000
                                                  (In Thousands)
                                                                                                           STATEMENT 1G
                                                                                                            TOTALS
                                                                                                     2001           2000

ADDITIONS:
   Contributions on Pooled Investments                                                           $12,872,164     10,339,734
   Interest and Investment Income                                                                     89,979         62,208
Total Additions                                                                                   12,962,143     10,401,942

DEDUCTIONS:
  Distribution from Pooled Investments                                                            12,720,822     10,154,935

Net Increase (Decrease)                                                                              241,321        247,007

Net Assets Held in Trust for Pool Participants:
  Beginning of Year                                                                                1,219,739      1,071,074

End of Year                                                                                       $1,461,060      1,318,081

____________________________________________________________________________________________________________________________
See Notes To General Purpose Financial Statements

                      Financial Report of San Diego County
______________________________________________________________________________________

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 2001

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies of the County of San Diego (the "County")
         conform to generally accepted accounting principles (GAAP) applicable to governmental units. The following is a summary of the more significant of such policies.

A.       THE FINANCIAL REPORTING ENTITY

                  The County of San Diego is a political subdivision of the
                  State of California (the "State") charged with general
                  governmental powers and governed by an elected five-member
                  Board of Supervisors (the "Board"). As required by generally accepted accounting principles, these financial statements present the County of San Diego (the primary government) and its component units. The component units discussed in Note 1B are included in the County's reporting entity because of the significance of their operational or financial relationships with the County.

B.       INDIVIDUAL COMPONENT UNIT DISCLOSURES

                  Blended component units are listed below. The first seven
                  component units are legally separate entities which are
                  governed by the San Diego County Board of Supervisors. They are reported as if they were part of the primary government, because they benefit the County exclusively. The San Diego
                  County Capital Asset Leasing Corporation (SANCAL) is a
                  non-profit corporation governed by a five-member Board of
                  Directors which is appointed by the County Board of
                  Supervisors. SANCAL is reported as if it was part of the
                  primary government, because its sole purpose is to finance the acquisition of County buildings and equipment. The San Diego
                  County Employees Retirement Association (SDCERA) is governed by a nine-person Board of Directors of which four members are appointed by the County Board of Supervisors. SDCERA is a
                  legally separate entity reported as if it were part of the primary government, because it exclusively benefits the County by providing pensions for retired County employees. The San
                  Diego County Children and Families Commission (SDCCFC) is
                  governed by a five-member Board of Commissioners. All five
                  Commissioners are appointed by the County Board of
                  Supervisors. SDCCFC is reported as if it was part of the
                  primary government, because its sole purpose is to finance the cost of ensuring that parents have high quality information and support so that their young children are physically,
                  emotionally and developmentally ready to learn. Separate
                  financial statements for the individual component units
                  described above may be obtained from the County Chief
                  Financial Officer/Auditor and Controller.

                  The first five entities listed below are included as special revenue funds, the sanitation districts as enterprise funds, and the Redevelopment Agency as a capital project fund and debt service fund. SANCAL is included as a special revenue fund, capital project fund and debt service fund. SDCERA is included as a pension trust fund. SDCCFC is included as a
                  special revenue fund.

                           County Service Districts
                           Flood Control District
                           Lighting Maintenance District
                           Air Pollution Control District
                           County of San Diego Housing Authority
                           Sanitation Districts
                           San Diego County Redevelopment Agency
                           San Diego County Capital Asset Leasing Corporation (SANCAL)
                           San Diego County Employees' Retirement Association (SDCERA)
                           San Diego County Children and Families Commission (SDCCFC)

C.       BASIS OF PRESENTATION

                  The financial transactions of the County are recorded in
                  individual funds and account groups. The various funds and account groups are reported by type in the financial
                  statements. Amounts in the "Totals-Memorandum Only" columns in the financial statements represent a summation of the combined financial statement line-items of the fund types and account groups and are presented only for analytical purposes. The summation includes fund types and account groups that use
                  different bases of accounting, both restricted and
                  unrestricted amounts, and the caption "amount to be provided,"
                  which is not an asset in the usual sense. Consequently,
                  amounts shown in the "Totals-Memorandum Only" columns are not comparable to a consolidation and do not represent the total resources available or total revenues and
                  expenditures/expenses of the County.

                  The County implemented Governmental Accounting Standards Board
                  (GASB) Statement No. 33, "Accounting and Financial Reporting
                  for Nonexchange Transactions" for fiscal year 2000/01. This statement establishes new standards concerning the timing for recognizing nonexchange transactions as revenues and deferred revenues. The County, in accordance with the statement,
                  determined that it was not practical to restate the detailed transactions for fiscal year 1999/00 and, instead, restated
                  the beginning fund balance/net asset numbers of certain funds for fiscal year 2000/01. It may therefore be misleading to make meaningful comparisons between the two fiscal years. The numbers for fiscal year 1999/00 are presented for
                  informational purposes. See footnote 4H for additional
                  details. The County uses the following fund categories, fund types, and account groups:

                  Governmental Fund Types

                  General Fund - To account for all financial resources except those required to be accounted for in another fund. The
                  general fund is the County's operating fund.

                  Special Revenue Funds - To account for the proceeds of
                  specific revenue sources that are legally restricted to
                  expenditures for specified purposes. Included in these funds are the general funds of various component entities as
                  described in Note 1B.

                  Debt Service Funds - To account for the accumulation of
                  resources for the payment of principal and interest on general long-term debt.

                  Capital Project Funds - To account for financial resources to be used for the acquisition or construction of major capital facilities (other than those financed by proprietary fund
                  types).

                  Proprietary Fund Types

                  Enterprise Funds - To account for operations (a) that are
                  financed and operated in a manner similar to private business enterprises, where the intent of the governing body is that the costs (expenses, including depreciation) of providing
                  goods or services to the general public on a continuing basis be financed or recovered primarily through user charges; or
                  (b) where the governing body has decided that periodic
                  determination of revenues earned, expenses incurred, and/or net income is appropriate for capital maintenance, public
                  policy, management control, accountability, or other purposes.

                  Internal Service Funds - To account for the financing of goods or services provided by one department to other departments of the County, or to other governments, on a cost-reimbursement basis.

                  Fiduciary Fund Types

                  Trust and Agency Funds - To account for assets held by the
                  County as a trustee or as an agent for individuals, private organizations, other governments and/or other funds. These include the pension trust fund (San Diego County Employees'
                  Retirement Association), investment trust fund and agency
                  fund.

                  Account Groups

                  General Fixed Assets Account Group - To account for all fixed assets of the County, except those accounted for in the
                  proprietary-fund types.

                  General Long-Term Debt Account Group - To account for all
                  long-term obligations of the County, except those accounted for in the proprietary fund types.

D.       BASIS OF ACCOUNTING

                  The accounting and financial reporting treatment applied to a fund is determined by its measurement focus. All governmental funds are accounted for using a current financial resources measurement focus. With this measurement focus, only current assets and current liabilities generally are included on the balance sheet. Operating statements of these funds present increases (i.e., revenues and other financing sources) and decreases (i.e., expenditures and other financing uses) in net current assets. Agency funds are custodial in nature and do not involve measurement of results of operations.

                  All proprietary funds, the pension trust fund and the
                  investment trust fund are accounted for on a flow of economic resources measurement focus. With this measurement focus, all assets and all liabilities associated with the operation of these funds are included on the balance sheet. Fund equity for the proprietary funds (i.e., net total assets) is segregated into contributed capital and retained earnings components.
                  Proprietary fund type operating statements present increases
                  (e.g., revenues) and decreases (e.g., expenses) in net total assets. Financial Accounting Standards Board Statements issued after November 30, 1989, are not applied in reporting
                  proprietary fund operations.

                  Governmental and Agency fund types are accounted for on the modified accrual basis of accounting. Revenues are recognized when susceptible to accrual, (i.e., both measurable and
                  available). Available means collectible within the current period or soon enough thereafter to be used to pay liabilities of the current period. The County considers this to be one year. In applying the susceptible to accrual concept to
                  intergovernmental revenues, the legal and contractual
                  requirements of the individual programs are used as guidance.
                  Revenues that are accrued include property taxes, sales tax, interest, and state and federal grants and subventions.
                  Expenditures are generally recognized when the related fund liability is incurred. Exceptions to this general rule
                  include: (1) principal and interest on long-term debt which is recognized when due; (2) prepaid expenses which are reported as current period expenditures, rather than allocated; and (3)
                  accumulated unpaid vacation, sick leave, and other employee benefits which are reported in the period due and payable
                  rather than in the period earned by employees.

                  Proprietary fund types, the pension trust fund and the
                  investment trust fund are accounted for on the accrual basis of accounting. Their revenues are recognized in the period earned and expenses are recognized in the period incurred.
                  There are no unbilled utility service receivables for the
                  proprietary fund types.

E.       PROPERTY TAXES

                  Taxes are levied for each fiscal year on taxable real and
                  personal property which is situated in the County as of the preceding January 1 lien date. However, upon a change in
                  ownership of property or completion of new construction, State law requires an accelerated recognition and taxation of
                  changes in real property assessed valuation. For assessment and collection purposes, property is classified either as
                  "secured" or "unsecured" and is listed accordingly on separate parts of the assessment roll. The "secured roll" is that part of the assessment roll containing locally assessed and State assessed property secured by a lien which is sufficient, in the opinion of the assessor, to secure payment of the taxes.
                  Other property is assessed on the "unsecured roll."

                  Property taxes on the secured roll are payable in two
                  installments, due November 1 and February 1. If unpaid, such taxes become delinquent after 5:00 p.m. on December 10 and
                  April 10, respectively, and a ten percent penalty attaches.
                  Property on the secured roll with unpaid delinquent taxes is declared tax-defaulted after 5:00 p.m. on June 30 th . Such property may thereafter be redeemed by payment of the
                  delinquent taxes, the ten percent delinquency penalty, a ten dollar cost, a fifteen dollar per parcel redemption fee (from which the State receives five dollars), and redemption penalty of one and one-half percent per month starting July 1 and
                  continuing until the end of redemption collectively, the
                  "Redemption Amount"). If taxes remain unpaid after five years on the default roll, the property becomes subject to tax sale by the County Treasurer-Tax Collector.

                  Property taxes on the unsecured roll are due as of the January
                  1 lien date and become delinquent, if unpaid, on August 31. A ten percent penalty attaches to delinquent taxes on property on the unsecured roll and an additional penalty of one and one-half percent per month begins to accrue on November 1.

F.       ASSETS, LIABILITIES, AND FUND EQUITY

                  Cash and Investments

                  Investments in County funds are stated at fair value.
                  Securities which are traded on a national or international exchange are valued at the last reported sales price at
                  current exchange rates. Short-term investments in the Pension
                  Trust Fund are reported at cost, which approximates fair
                  value. The fair value of Pension Trust Fund real estate
                  investments is based on independent appraisals. Investments of the Pension Trust Fund that do not have an established market are reported at estimated fair value.

                  For purposes of reporting cash flows, all amounts reported as
                  "Equity in Pooled Cash and Investments," "Collections in
                  Transit," and "Imprest Cash" are considered cash equivalents.
                  Pooled cash and investment carrying amounts represent monies deposited in the County Treasurer's cash management pool and are similar in nature to demand deposits, (i.e., funds may be deposited and withdrawn at any time without prior notice or penalty). Allocations of assets and liabilities to individual funds related to reverse re-purchase agreements are not
                  considered cash equivalents for purposes of cash flow
                  reporting.

                  Inventories

                  Inventories, which consist of expendable supplies, are stated
                  at average cost. They are accounted for as expenditures at the time of purchase and reported in the balance sheet of the
                  General Fund and the Special Revenue Funds as an asset with an offsetting reserve. Inventory held by the Road Fund, a special revenue fund, and the proprietary fund types is carried at average cost and is expended when consumed.

                  Fixed Assets

                  General fixed assets are recorded as expenditures in the
                  governmental fund types at time of purchase. These assets are capitalized at cost in the General Fixed Assets Account Group
                  (GFAAG). The County has elected not to capitalize interest costs during the construction phase for assets capitalized in the GFAAG but does capitalize such interest, net of interest earned on invested proceeds over the same period, for assets capitalized in proprietary funds. In the case of acquisitions through gifts or contributions, such assets are recorded at fair market value at the time received. No depreciation has been provided on general fixed assets. Fixed assets consisting of certain improvements other than buildings, including roads, bridges, curbs and gutters, streets and sidewalks, and
                  drainage systems have not been capitalized. Such assets
                  normally are immovable and of value only to the County;
                  therefore, the purposes of stewardship and cumulative
                  accountability for capital expenditures are satisfied without recording these assets. Proprietary fund type fixed assets are reported in those funds at cost or estimated fair market value at time of donation.

                  Depreciation is charged to operations of proprietary funds over the fixed assets' estimated useful lives using the
                  straight-line method for structures and improvements, and the hours/miles-of-service method for equipment. The estimated useful lives are as follows:

                                    Structures and Improvements                 5-50 years
                                    Equipment                                   4-20 years

                  Long-Term Liabilities

                  Long-term liabilities expected to be financed with resources from governmental fund types are accounted for in the General
                  Long-Term Debt Account Group. Long-term liabilities of all proprietary fund types are accounted for in the respective funds.

                  Amounts recorded as accumulated leave benefits include an
                  amount representing salary-related payments such as the
                  employer's share of social security and Medicare taxes
                  associated with payments made for such compensated absences.
                  Accumulated leave benefits including vacation, sick leave, and compensatory time worked in the amount of approximately $68.8 million for the governmental fund types as of June 30, 2001, is recorded in the General Long-Term Debt Account Group. These amounts would not be expected to be liquidated from expendable available financial resources but would be expected to be
                  liquidated in future years as employees elect to use these benefits as prescribed by Civil Service rules and regulations.

                  Reservation/Designation of Fund Equity

                  Reserves represent those portions of fund equity not
                  appropriable for expenditure or legally segregated for a
                  specific future use. Designated fund balances represent
                  tentative plans for future use of financial resources.

                  Comparative Data/Totals-Memorandum Only

                  Comparative data for the prior year has been presented in
                  certain of the accompanying financial statements in order to provide an understanding of changes in the County's financial position and operations. Also, certain of the prior year
                  amounts have been reclassified to conform with the current year financial statement presentations. See footnote 4H for additional details.

2.       STEWARDSHIP, COMPLIANCE AND ACCOUNTABILITY

A.       BUDGETARY INFORMATION

                  General Budget Policies

                  An operating budget is adopted each fiscal year for the
                  governmental funds. Annual budgets are not required to be
                  adopted for SANCAL, a non-profit corporation. Accordingly,
                  Special Revenue, Debt Service, and Capital Projects Funds for
                  this entity are not included in the accompanying Combined
                  Statement of Revenues, Expenditures and Changes in Fund
                  Balances - (Budget and Actual) NonGAAP Budgetary Basis.
                  Unencumbered appropriations for the governmental funds lapse at fiscal year-end. Encumbered appropriations are carried
                  forward to the subsequent fiscal year. Budgets for the
                  governmental funds are adopted on a basis of accounting which is different from generally accepted accounting principles.

                  The major areas of differences are as follows:

                  Encumbrance accounting is employed in governmental funds.
                  Encumbrances (e.g., purchase orders, contracts) are reported as budgeted expenditures in the year the commitment to
                  purchase is incurred. For GAAP purposes, encumbrances
                  outstanding at fiscal year-end are reported as reservations of fund balances and do not constitute expenditures and
                  liabilities, because the appropriations for these commitments will be carried forward and the commitments honored in the subsequent fiscal year.

                  Long-term capital lease obligations are not budgeted as an expenditure and source of funds in the year the asset is
                  acquired. Under a GAAP basis, such obligations are included as an expenditure and source of funds in the year the asset is acquired.

                  Loans and deposits to other agencies, if any, and their
                  subsequent repayments are budgeted as expenditures and
                  revenues, respectively. Under a GAAP basis, these items are not recognized as expenditures and revenues.

                  On a budgetary basis, unrealized gains and losses on the fair value of investments are not recognized. For GAAP purposes, such gains or losses are recognized. Expenditures may not
                  legally exceed budgeted appropriations at the expenditure
                  object level within each department. Departmental intrafund expenditure transfers do not have the budgetary status of
                  legal appropriations. Therefore, variances between estimated transfers and actual transfers are not displayed in the
                  general purpose financial statements, but are displayed as a general fund schedule within the Comprehensive Annual
                  Financial Report. All amendments to the adopted budget require
                  Board approval and, as such, reported budget figures are as originally adopted or subsequently amended by the Board.
                  Supplemental appropriations during the year ended June 30,
                  2001, amounted to $257.6 million in the general fund.

B.       BUDGETARY TO GAAP BASIS RECONCILIATION

                  The following schedule is a reconciliation of the budgetary and GAAP fund balances (In Thousands):

                                                                                Special        Debt        Capital
                                                                     General    Revenue       Service     Projects
                                                                      Fund        Funds        Funds        Funds
                 Fund Balance-Budgetary Basis                         $373,908     233,669      1,494        1,482
                 Encumbrances Outstanding at Year-End                   99,848      67,741                     160
                 Fair Value Change in Investments                        2,086       2,955          4           37
                 Restatement of 2000 fund balances                     142,442     138,364                  (5,901)
                 Fund Balances-Non Budgeted Funds                                    1,730     37,002       26,757
                 Fund Balances - GAAP Basis                           $618,284     444,459     38,500       22,535

C.       FUND DEFICITS

                  The following funds have an accumulated deficit at June 30,
+2001 (In Thousands):

                 Capital Projects Funds
                 San Diego County Redevelopment Agency (SDCRA)                            $ 8,152

                 Enterprise Funds
                 Transit                                                                    $ 425

                 Internal Service Funds
                 Risk financing                                                          $ 25,618

                  The deficit within the SDCRA fund is due to the use of loan proceeds in advance of the receipt of benefit fees or
                  incremental tax revenues. This deficit will be reduced in
                  future years upon the receipt of the incremental tax revenues.
                  The deficit within the Transit fund is due to inadequate cost recovery from user fees and the recognition of fair value
                  changes in the value of investments. This deficit will be
                  reduced in future years as securities mature and user fees are adjusted to cover costs. The deficit in the Risk Financing fund is due to the prior years' recognition of liabilities based on actuarial studies. This deficit is expected to be reduced over a 10 year period beginning July 1, 1997, through increased rates to County departments and reduced claim
                  experience through increased risk management.

3.       DETAIL NOTES ON ALL FUNDS AND ACCOUNT GROUPS

A.       EQUITY  IN POOLED  CASH AND  INVESTMENTS,  CASH,  INVESTMENTS,  AND
         OBLIGATIONS  UNDER  REVERSE  REPURCHASE AGREEMENTS

                  The County maintains a cash and investment pool that is
                  available for use by all funds of the County as well as the funds of other agencies for which the County Treasury is the depository. The San Diego County Treasurer issues a separate annual financial report on the County Investment Pool. This report may be obtained by writing to the San Diego County
                  Treasurer, Room 152, County Administration Center, 1600
                  Pacific Highway, San Diego, California, 92101 or by calling
                  (619) 531-4743. Copies are also available on the internet at
                  www.sdtreastax.com.

                  Each fund type's portion of this pool is displayed on the
                  combined balance sheet as "Equity in Pooled Cash and
                  Investments." Interest earned on the pooled funds is accrued in a pooled interest apportionment agency fund and is
                  allocated based on the average daily cash balances of the
                  participating funds. State law requires that interest income related to certain funds be considered income of the general fund of the County. Such interest has been recorded as revenue in the general fund.

                  "Cash with Fiscal Agent," represents amounts on deposit with trustees for the Air Pollution District, SANCAL, Pension Trust
                  Fund (SDCERA), Pension Obligation Bonds, Redevelopment Agency,
                  Teeter Commercial Paper Notes, and for repayment of the
                  General Fund Tax and Revenue Anticipation Notes.

                  "Investments," represents the Inactive Wastesite Management
                  Fund investments, the Pension Trust Fund (SDCERA) investments and stocks and bonds held for other agencies.

                  Deposits: At year-end the carrying amount of the County's
                  deposits was $431,528,000 and the balance per various
                  financial institutions was $414,528,000. Of the balance in financial institutions, $790,000 was covered by federal
                  deposit insurance and $413,738,000 was collateralized
                  according to State statutes which require depositories having public funds on deposit to maintain a pool of securities with the agent of the depository having a market value of at least
                  10% in excess of the total amount of all public funds on
                  deposit. Of this amount $134,256,000 was held by the County or its agent in the County's name and $279,482,000 was held by the depository's trust department or agent in the County's name.

                  Investments: State statutes authorize the County to invest in obligations of the U.S. Treasury, agencies and
                  instrumentalities, commercial paper rated A-1 by Standard &
                  Poor's Corporation or P-1 by Moody's Commercial Paper Record,
                  bankers acceptances, repurchase and reverse repurchase
                  agreements, medium-term notes, and negotiable certificates of deposit issued by national and state licensed or chartered banks or federal or state savings and loan associations.
                  Pension Trust Fund investments are authorized by the County
                  Employees' Retirement Law of 1937. Statutes authorize "Prudent
                  Expert" guidelines as to the form and types of investments which may be purchased. The County's investments are
                  categorized below to give an indication of the level of risk assumed by the entity at year end (In Thousands). Category 1 includes investments that are insured or registered or for which the securities are held by the County or its agent in the County's name. Category 2 includes uninsured and
                  unregistered investments for which the securities are held by counterparty's trust department or agent in the County's name.
                  There were no investments with a risk Category 2 at June 30,
                  2001. Category 3 includes uninsured and unregistered
                  investments for which the securities are held by the
                  counterparty, or by its trust department or agent but not in the County's name.

                                                                               Category                 Fair Value
                                                                   ---------------------------------- ---------------
                                                                   ---------------- ----------------- ---------------
                 (In Thousands)                                           1                3
                 Investments - Categorized
                      Bankers Acceptances                          $                    $ 29,996            29,996
                      Repurchase Agreements                              230,000           5,192           235,192
                      Commercial Paper                                   729,194                           729,194
                      U.S. Government Securities                       1,663,838         147,996         1,811,834
                      Negotiable certificates of deposit                 145,940                           145,940
                      Corporate notes                                     88,101                            88,101
                      Corporate bonds                                    612,608                           612,608
                      Common and preferred stock                       2,284,969                         2,284,969
                 Investments held by the County for other agencies:
                      U.S. Government Securities                             109             109
                      Corporate bonds                                         36              36
                      Common Stock                                             2               2
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 Subtotal                                              5,754,797         183,184         5,937,981
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 Investments - Not Categorized Investments held by broker
                      dealers under Securities loans:
                          U.S. Government securities                                                        13,776
                          Corporate bonds                                                                   66,815
                          Common and preferred stock                                                        91,544
                      Mutual Funds                                                                         267,348
                      Real Estate Equity                                                                   396,335
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 ------------------------------------------------- ---------------- ----------------- ---------------
                 TOTAL INVESTMENTS                                                                      $6,773,799
                 ------------------------------------------------- ---------------- ----------------- ---------------

                  Fair values and estimates of fair values are provided monthly by an independent pricing agency and such values are not
                  supported by any guarantees on the part of the pool sponsor or the pricing agency. The County and certain school districts are involuntary pool participants in the County Treasurer's investment pool and represent 92.7 percent of the total pooled cash and investments on hand at June 30, 2001.

                  Reverse Repurchase Agreements: State statutes permit the
                  County to enter into reverse repurchase agreements, that is, a sale of securities with a simultaneous agreement to repurchase them in the future at the same price plus a contract rate of interest. The County had no reverse repurchase agreements
                  outstanding at June 30, 2001.

                  Securities Lending Transactions: Under the provisions of State statutes, the County Treasurer lends U.S. government
                  obligations and SDCERA lends U.S. government obligations,
                  domestic and international bonds and equities to
                  broker-dealers and other entities (borrowers) for collateral that will be returned for the same securities in the future.
                  The County's custodial bank manages the securities lending programs for the County Treasurer and receives cash and
                  securities as collateral pledged at 102 percent of the market value of securities lent. Fiscal agents for SDCERA manage the securities lending programs and receive cash securities
                  pledged at 102 percent of fair value for domestic securities lent and 105 percent of the fair value of international
                  securities lent.

                  Additional collateral has to be provided the next business day if its value falls to 100 percent or less of the market value of the securities lent. The collateral securities can not be pledged or sold by the County Treasurer or SDCERA unless the borrower defaults. No more than 20 percent of the Treasurer's pooled investment portfolio may be lent at one time. There is no restriction on the amount of SDCERA securities that may be lent at one time. Securities on loan at year-end are presented as unclassified in the preceding schedule of custodial credit risk and represent transactions of the SDCERA pension trust fund. At year-end, the pension trust fund has no credit risk exposure to borrowers because the amounts SDCERA owes the
                  borrowers exceeds the amounts the borrowers owe SDCERA. The term to maturity of securities loans is generally matched with the term to maturity of the cash collateral. Such matching existed at fiscal year end.

B.       RESTRICTED ASSETS-INVESTMENTS

                  Certain investments have been restricted by operation of law to fund post closure landfill costs over a 30-year period.
                  These investments are recorded in the Inactive Wastesite
                  Special Revenue Fund.

C.       GENERAL FIXED ASSETS

                  The following is a summary of investments in general fixed assets by sources and a summary of changes in general fixed assets as of and for the year ended June 30, 2001.

                                            Sources of Investment in General Fund Assets
                                                      By Fund at June 30, 2001
                                                           (In Thousands)
                 ----------------------------------------------------------------------------------------------------
                 ---------------------------------------------------------- -----------------------------------------
                 General Fund:
                      General Fund Revenues                                              $1,192,458
                      Federal and State Grants                                                1,658
                 Special Revenue Funds:
                      Special Revenue Fund Revenues                                          73,134
                      Special Revenue State & Fund Revenues                                      65
                 Capital Projects Funds:
                      Lease Revenue Bonds                                                       174
                      Certificates of Participation                                             273
                 ---------------------------------------------------------- -----------------------------------------
                 ---------------------------------------------------------- -----------------------------------------
                 Total                                                                   $1,267,762
                 ---------------------------------------------------------- -----------------------------------------

                                         Summary of Changes in General Fixed Assets by Class
                                                  For the Year Ended June 30, 2001
                                                           (In Thousands)

                                                        Beginning       Additions       Deletions     Ending Balance
                                                         Balance
                 Land                                   $  217,073        27,215           22,710          221,578
                 Structures & Improvements                 532,719       270,124               97          802,746
                 Equipment                                  62,544        11,388            4,272           69,660
                 Construction in Progress                  424,372        27,214          277,808          173,778
                 ------------------------------------ --------------- --------------- --------------- ---------------
                 ------------------------------------ --------------- --------------- --------------- ---------------
                 Total                                  $1,236,708       335,941          304,887        1,267,762
                 ------------------------------------ --------------- --------------- --------------- ---------------

D.       PROPRIETARY FUND TYPE FIXED ASSETS

                  Following is a summary of Proprietary Fund Type Fixed Assets by class as of June 30, 2001 (In Thousands):

                                                                       Enterprise              Internal Service
                 Land                                                   $ 7,491
                 Structures & Improvements                               90,625                      3,479
                 Equipment                                               11,650 8                    2,539
                 Construction in Progress                                 3,929                     29,854
                 ---------------------------------------------- -------------------------- --------------------------
                 ---------------------------------------------- -------------------------- --------------------------
                 Total                                                  113,695                    115,872
                 ---------------------------------------------- -------------------------- --------------------------
                 ---------------------------------------------- -------------------------- --------------------------

                 Less Accumulated Depreciation                           45,583                     40,222
                 ---------------------------------------------- -------------------------- --------------------------
                 ---------------------------------------------- -------------------------- --------------------------
                 Net                                                   $ 68,112                     75,650
                 ---------------------------------------------- -------------------------- --------------------------
E.       LEASE COMMITMENTS

                  The County has commitments under long-term property operating lease agreements for facilities used for operations. These leases do not meet the criteria for capitalization under FASB
                  Statement 13. The County is the lessee under the terms of
                  several non- cancelable operating leases for real property used to house certain County facilities. The combined rental cost for which the County is obligated under these leases is as follows (In Thousands):

                                                 Fiscal Year                    Minimum
                                                                                Payments
                                                   2001/02                       $ 7,486
                                                   2002/03                         6,842
                                                   2003/04                         5,663
                                                   2004/05                         5,379
                                                   2005/06                         4,237
                                                 Thereafter                       17,739
                                           ------------------------ ---------------------------------
                                           ------------------------ ---------------------------------
                                                    Total                        $47,346
                                           ------------------------ ---------------------------------
                  Total rental expense for all real property operating leases for the year ended June 30, 2001, was approximately $19.9
                  million.

                  In addition to real property leases, the County has also
                  entered into long-term operating leases for personal property, a large portion of which represents data processing and
                  duplicating equipment. Many of these leases are subject to annual adjustment based upon negotiations. Management expects that in the normal course of business, leases that expire be renewed or replaced by other leases. Total rental expense for these operating leases for the year ended June 30, 2001, was approximately $15.7 million.

                  Certain buildings and equipment are being leased under capital leases as defined in FASB Statement 13. The present value of the minimum lease obligation has been capitalized in the
                  General Fixed Asset Account Group and is reflected as a
                  liability in the General Long-Term Debt Account Group. The
                  County assumes responsibility for all maintenance, repair, and structural modifications under the terms of the lease
                  agreements.

                                     Capital Lease Property Class                 June 30, 2001
                                                                                 (In Thousands)
                              Structures and Improvements                            $45,544
                              Equipment                                               30,981
                              ------------------------------------------- ------------------------------
                              ------------------------------------------- ------------------------------
                              Total                                                  $76,525
                              ------------------------------------------- ------------------------------

                  Future minimum lease payments under capital leases consisted of the following at June 30, 2001 (In Thousands):

                                             Fiscal Year                             Minimum
                                                                                      Lease
                                                                                     Payment
                              2001/02                                                $ 9,504
                              2002/03                                                  9,412
                              2003/04                                                  8,909
                              2004/05                                                  8,887
                              2005/06                                                  8,772
                              Thereafter                                              70,058
                              ------------------------------------------- ------------------------------
                              ------------------------------------------- ------------------------------

                              Total Minimum Lease Payments                           115,542
                              Less: Amount Representing Interest                     (39,017)
                              ------------------------------------------- ------------------------------
                              ------------------------------------------- ------------------------------
                              Net Lease Payments                                    $ 76,525
                              =========================================== ==============================

F.       GENERAL LONG-TERM DEBT

                  General Long-Term Debt outstanding at June 30, 2001, consists of certificates of participation, capital lease obligations
                  (See Note 3E), pension obligation bonds, contracts/loans
                  payable, revenue bonds, arbitrage rebate, accumulated unpaid employee leave benefits (See Note 1F) and landfill closure costs as follows (In Thousands):

                                Obligation                     Interest         Final     Original        Amount
                                                                              Maturity
                                                                 Rate           Date        Amount     Outstanding
                 San Diego County Capital Asset Leasing Corporation (SANCAL):
                 1993 Certificates of Participation         3.00-5.75%       2013         $7,640      $5,735
                 issued March, 1993
                 1993 Certificates of Participation         3.25-5.10%       2007         26,085      14,425
                 issued March, 1993
                 1993 Certificates of Participation         2.50-5.625%      2012         203,400     125,095
                 issued May, 1993
                 1996 Certificates of Participation         4.30-5.50%       2018         52,230      45,315
                 issued May, 1996
                 1996 Certificates of Participation         4.00-6.00%       2019         37,690      35,525
                 issued December, 1996
                 1997 Certificates of Participation         4.00-4.80%       2004         28,035      13,205
                 issued June, 1997
                 1997 Certificates of Participation         4.00-5.00%       2025         80,675      75,620
                 issued July, 1997
                 1998 Certificates of Participation         4.00-4.94%       2022         73,115      65,655
                 issued January, 1999
                 1999 Certificates of Participation         3.60-4.75%       2009         15,010      13,770
                 issued September, 1999
                 2000 Certificates of Participation         4.50-5.125%      2010         51,620      47,730
                 issued May, 2000
                 2000 Certificates of Participation         4.50%            2020         19,000      5,975
                 issued May, 2000
                 2001 Certificates of Participation         4.00%            2008         18,400      18,400
                 issued June, 2001
                 ------------------------------------------ ---------------- ------------ ----------- ---------------
                 ------------------------------------------ ---------------- ------------ ----------- ---------------
                 Total Certificates of Participation                                      612,900     466,450
                 ------------------------------------------ ---------------- ------------ ----------- ---------------

                                 Obligation                  Interest Rate       Final      Original      Amount
                                                                             Maturity Date   Amount     Outstanding
                 San Diego Regional Building Authority
                 ------------------------------------------  4.60-6.363%         2019       $ 46,965   $ 39,035
                    Lease beginning October, 1991
                 Third Party Financing Leases:
                    Motorola Corporation
                       Lease beginning December, 1995        5.65%               2011       39,772     29,830
                    Others:
                       Various beginning dates from
                            August, 1997 to the present      4.24-8.00%        2002-2008    11,337     7,660
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Total Capitalized Leases                                                   98,074     76,525
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------

                 Calif. Integrated Waste Mgmt Board
                       Loans beginning December, 1995        5.83-5.87%          2016       1,260      1,050
                 Dept. of Transportation Loans
                       Beginning March, 2001                 5.63%               2017       3,584      3,440
                 Taxable Pension Obligation Bonds
                       Series A                              4.7-6.60%           2007       430,430    317,345
                 Revenue Bonds
                       Redevelopment Agency Series 1995
                                                             4.75-6.75%          2020       5,100      4,770
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Total Other Long-Term Obligations                                          440,374    326,605
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Arbitrage Rebate                                                                      64
                 Accumulated Unpaid Employee Leave
                       Benefits                                                                        68,807
                 Landfill Closure                                                                      101,000
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 ------------------------------------------- --------------- -------------- ---------- --------------
                 Total General Long-Term Debt                                                          $1,039,451
                 ------------------------------------------- --------------- -------------- ---------- --------------

                  The certificates of participation (COP) of the SANCAL
                  non-profit corporation listed above are secured by annual base rental lease payments payable by the County for use of the facilities constructed or equipment purchased from debt
                  proceeds. There are also encumbrances on the facilities
                  constructed with the proceeds of the SANCAL COP and the San
                  Diego Regional Building Authority Bonds. The capital leases between the County and SANCAL have been eliminated for
                  financial reporting purposes and the related assets and debt
                  (e.g. certificates of participation of SANCAL) are reported as
                  San Diego County's assets and debt, respectively.

                  Changes in General Long-Term Debt for the year ended June 30,
                  2001, are summarized as follows (In Thousands):

                                Obligation                   Beginning      Additions    Retirements      Ending
                                                              Balance                                     Balance
                 Certificates of Participation               $515,980         18,400        67,930         466,450
                 Capital Lease Obligations                     81,834                        5,309          76,525
                 Contracts/Loans Payable                        1,120          3,584           214           4,490
                 Pension Obligation Bonds                     347,305                        29960         317,345
                 Redevelopment Agency                           4,870                          100           4,770
                 Arbitrage Rebate                                  16             48                            64
                 Accumulated Unpaid Employee Leave             65,479          3,328                        68,807
                      Benefits
                 Inactive Landfill Closure                    101,000                                      101,000

                 ----------------------------------------- --------------- ------------- ------------- --------------
                 ----------------------------------------- --------------- ------------- ------------- --------------
                      Total                                $1,117,604         25,630       103,513       1,039,451
                 ----------------------------------------- --------------- ------------- ------------- --------------

                  The following is a schedule of debt service requirements to maturity, including interest, for General Long-Term Debt
                  outstanding at June 30, 2001 (In Thousands). Accumulated
                  unpaid employee leave benefits and Landfill Closure are
                  excluded since they are not estimable due to timing of
                  payments.

                 Fiscal Years   Certificates     Capital        Other        Pension     Redevelopment      Total
                    Ending           of                       Long-Term     Obligation
                    June 30     Participation    Leases      Obligations      Bonds          Agency
                 2002             $  57,023        9,504         469           53,753          420       121,169
                 2003                59,659        9,412         456           56,448          424       126,399
                 2004                57,920        8,909         456           59,270          422       126,977
                 2005                54,281        8,888         455           62,237          424       126,285
                 2006                54,246        8,772         454           65,349          426       129,247
                 2007-2011          192,837       38,618       2,230           94,686        2,150       330,521
                 2012-2016           87,428       17,437       2,097                         2,178       109,140
                 2017-2021           59,793       14,002         181                         2,215        46,191
                 2022-2026           30,602                                                               30,602

                 -------------- -------------- ------------ -------------- ------------- --------------- ------------
                 -------------- -------------- ------------ -------------- ------------- --------------- ------------
                 Total             $653,789      115,542       6,789          391,743        8,659       1,176,531
                 -------------- -------------- ------------ -------------- ------------- --------------- ------------

                  Prior Year Defeasance of Debt

                  In prior years, the County defeased certain lease revenue
                  bonds/certificates of participation (COPs) by placing the
                  proceeds of the original issue plus additional County
                  contributions in an irrevocable trust to provide for all
                  future debt service payments on the old obligations.
                  Accordingly, the trust account assets and the liability for the defeased obligations are not included in the County's
                  financial statements. At June 30, 2001, $87.6 million of
                  bonds/COPs outstanding are considered defeased.

                  Advance Refunding of Long-Term Debt

                  San Diego County Capital Asset Leasing Corporation (SANCAL)

                  On June 28, 2001 SANCAL issued $18.4 million in Certificates of Participation (COP) with a variable interest rate. This variable-rate debt does not have minimum and maximum rate
                  limits. At the pricing date, the assumed variable interest rate was 4%. The net proceeds will be used to current refund
                  $38.05 million of COP issued by SANCAL in 1991 for the Interim
                  Justice Facility Project. The COP issued by the Corporation were secured by a long-term capital lease between the County and the Corporation. The net proceeds of $17.87 million (less underwriting fees of $184,000 and other issuance costs of
                  $347,000) were used to purchase the par value of $18.4 million in US Government securities and to fund certain reserves for the COP. Those securities were deposited in an irrevocable trust with an escrow agent to provide for the payment of the outstanding securities. As a result, the SANCAL 1991 COP is considered defeased. The liability for those COP issued by
                  SANCAL and long-term capital lease between the County and the
                  Corporation have been removed from the general long-term debt account group.

                  While there are inherent risks in issuing COP with variable rates, SANCAL will monitor the fluctuations in interest rates and will evaluate the economic advantage of refunding the
                  issuance with a fixed rate or paying off the debt. Using the assumed variable rate of 4% at the time of pricing, SANCAL current refunded SANCAL's 1991 COP to achieve short-term
                  budgetary savings to the County and to reduce the total debt service payments over the next 7 years by an estimated amount of $512,000 and to obtain an economic gain (difference between the present values on the old and new debt) of an estimated amount of $377,000.

                  Inactive Landfill Closure Costs

                  The County maintains 17 waste disposal sites that were closed prior to 1985. Consistent with State and Federal regulations pertaining to closed landfills, post- closure costs for these landfills, to include facilities maintenance and groundwater monitoring over a 30 year period, are estimated at $101
                  million in current year costs. This amount has been recorded in the general long-term debt account group. Actual costs may be higher due to inflation, changes in technology or changes in regulations. The County has funded this liability from cash reserves realized in prior years.

G.       PROPRIETARY FUND TYPES LONG-TERM DEBT

                  Proprietary fund types long-term debt consists of revenue
                  bonds, loans payable, capital leases, contracts payable, and unpaid accumulated employee leave benefits. The revenue bonds are general obligations of the issuing district and as such, the district is empowered and obligated to levy ad valorem taxes upon all taxable property within the. 30 - district
                  without limit as to rate or amount for the purpose of paying the principal and interest. The bonds are also payable from restricted sewer service revenues of the issuing districts. A schedule of proprietary fund types long-term debt is as
                  follows (In Thousands):

                              Obligation               Interest Rate       Final        Original        Amount
                                                                                                      Outstanding
                                                                       Maturity Date     Amount        6/30/2001

                  Revenue Bonds:                          6.70-7.00%       2001            $285           $ 25
                       Alpine Sanitation 1970A
                  Loans:                                      5.3%         2003              61              5
                       Julian Sanitation
                  Capital Leases:
                       Mail/Print/Records ISF:                4.73%        2002             166             54
                          Koch Financial
                          Pitney Bowes                    4.33-4.62%       2003             304            107

                       Fleet ISF:
                          Koch Financial                  4.88-5.63%       2002           5,803            117
                          Pitney Bowes                    4.22-4.87%       2004          11,101          6,201
                          GECPAC                          5.35-7.05%       2001             387              7
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  Total                                                                  18,107          6,516
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  ---------------------------------------------------- -------------- -------------- --------------

                  Contract Payable Spring Valley                                                           195
                  Long-term Claims Payable -                                                            84,210
                        Risk Financing ISF
                  Unpaid Accumulated Employee                                                            2,231
                        Leave Benefits
                  ---------------------------------------------------- -------------- -------------- --------------
                  ----------------------------------- ---------------- -------------- -------------- --------------
                  Total Proprietary Fund Types                                                         $93,152
                  Long-Term Debt
                  ----------------------------------- ---------------- -------------- -------------- --------------

                  The following is a schedule of debt service requirements to maturity, including interest, for proprietary fund types
                  revenue bonds, loans and capital leases outstanding at June
                  30, 2001. Accumulated unpaid employee leave benefits are
                  excluded because they are not estimable due to timing of
                  payments. Long term claims payable are also excluded since they are based on estimates which are uncertain as to the
                  probable date of payment (In Thousands):

                                 Year Ending             Revenue       Loans     Capital Leases      Total
                           ------------------------
                                   June 30                Bonds
                                     2002                    $26         4             3,269         3,299
                                     2003                                5             2,785         2,790
                                     2004                                                844           844

                           ------------------------- ---------------- --------- ----------------- ------------
                           ------------------------- ---------------- --------- ----------------- ------------
                                    Total                    $26         9             6,898         6,933
                           ------------------------- ---------------- --------- ----------------- ------------
H.       SPECIAL ASSESSMENT DEBT

                  The County Treasurer/Tax Collector acts as an agent for
                  property owners and bondholders in collecting and forwarding special assessment monies. The County is not obligated for repayment of any special assessment bonds and all special
                  assessment debt is solely the obligation of various separate governmental agencies. The amount of special assessment debt outstanding for which the County is a fiduciary is $18.7
                  million at June 30, 2001.

I.       INTERFUND RECEIVABLE AND PAYABLE BALANCES

                  Individual Fund interfund balances at June 30, 2001 were (In
Thousands):

                                                                                Due From             Due To
                                                                          --------------------    Other Funds
                                                                              Other Funds

                 General Fund:                                                  $ 198,025            43,115
                 Special Revenue Funds:
                       Road                                                         3,068             1,603
                       Inactive Wastesites                                            657               273
                       Lighting District                                               34                21
                       Air Pollution                                                  323               265
                       County Library                                                 346               427
                       Asset Forfeiture Program                                        78                15
                       Inmate Welfare Program                                         228               361
                       HCD                                                            406             4,807
                       Cable TV                                                        23                13
                       Park Land Dedication                                            97                43
                       Children and Families Commission                             1,358                82
                       County Service Districts                                       248               169
                       Flood Control District                                         286                67
                       Housing Authority                                            1,573             3,014
                       Realignment                                                  6,328            45,042
                       Public Safety                                                  272            29,204
                       Other Special Districts                                         56               585

                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Special Revenue Funds                                       15,381            85,991
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Debt Service Funds:
                       Pension Obligation Bonds                                       $26                 -
                       Nonprofit Corporation                                           47                 -
                       Redevelopment Agency                                            21               307
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Debt Service Funds                                              94               307
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Capital Projects Funds:
                       Capital Outlay                                               5,827            13,217
                       Edgemoor Development                                             4                 1
                       Nonprofit Corporation                                           40             9,313
                       Redevelopment Agency                                            36                20
                 Total Capital Projects Funds                                      15,907            22,551
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Enterprise Funds:
                       Airport                                                        746               296
                       Liquid Waste                                                   332               142
                       Transit                                                         39                64
                       Sanitation Districts                                           855               239
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Enterprise Funds                                             1,972               741
                 -------------------------------------------------------- --------------------- -----------------
         I.       INTERFUND RECEIVABLE AND PAYABLE BALANCES (Continued)

                                                                                Due From             Due To
                                                                          --------------------    Other Funds
                                                                              Other Funds

                 Internal Service Funds:
                       Road & Communication Equipment                                650                 262
                       Purchasing                                                  2,436                 749
                       Risk Financing                                                382               1,283
                       Fleet Services                                              1,695               1,039
                       Mail, Print and Records                                       339                 708
                       Facilities Management                                       7,783               6,268
                       Information Technology                                     10,436              48,990
                       Other Miscellaneous                                            51                 375
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Internal Service Funds                                     23,772              59,674
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Trust and Agency Funds:
                       Pension Trust                                               2,460                 835
                       Investment Trust                                           61,965               5,962
                       Agency                                                      2,421             102,821
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Trust and Agency Funds                                     66,846             109,618
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                       Total Due To - Due From Other Funds                     $ 321,997             321,997
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                                                                                Advances            Advances
                                                                          --------------------        From
                                                                                   To             Other Funds
                                                                              Other Funds

                 General Fund:                                                      $689

                 Special Revenue Funds:
                       County Service Districts                                                          371
                       Flood Control District                                        157
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Special Revenue Funds                                         157                 371
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Debt Service Funds:
                       Nonprofit Corporation                                         478
                       Redevelopment Agency                                          287
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Debt Service Funds                                            478                 287
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Capital Projects Funds:
                       Redevelopment Agency                                                           10,331
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Capital Projects Funds                                                         10,331
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Enterprise Funds:
                       Airport                                                     9,637
                       Sanitation Districts                                          314
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Enterprise Funds                                            9,772                 314
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 Internal Service Funds:
                       Special District Loans                                        207
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Internal Service Funds                                        207
                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------

                 -------------------------------------------------------- --------------------- -----------------
                 -------------------------------------------------------- --------------------- -----------------
                 Total Advances To - Advances From Other Funds                    11,303             $11,303
                 -------------------------------------------------------- --------------------- -----------------
J.       RESIDUAL EQUITY TRANSFERS

                  Residual equity transfers consisted of transfers from the
                  General Fund to the Fleet Internal Service Fund (ISF) in the
                  amount of $7.1 million. Total residual equity transfers in do not equal total residual equity transfers out because the $7.1 million is recorded as a capital contribution in the Fleet
                  ISF.

K.       SEGMENT INFORMATION FOR ENTERPRISE FUNDS

                  The County maintains three enterprise funds which provide
                  airport, liquid waste, and transit services. Segment
                  information for the year ended June 30, 2001, for those funds and six sanitation districts for which the Board of
                  Supervisors has oversight responsibility was as follows (In
                  Thousands):

                                                          Airport      Liquid       Transit    Sanitation     Totals
                                                                        Waste                   Districts

                  Operating Revenue                      $5,424         3,772       11,843       12,209        33,248
                  Depreciation                              745            16          586        1,582         2,929
                  Operating Income (Loss)                (1,032)           32         (765)      (1,040)       (2,805)
                  Tax Revenue                                                           30           30
                  Grant Revenue                           1,180                                   1,180
                  Other Nonoperating Revenue                327           216          197        3,864         4,604
                  Nonoperating Expenses                      32                        310          342
                  Nonoperating Income or (Loss)           1,475           216          197        3,584         5,472
                  Net Income or (Loss)                      561           335       (1,003)       2,636         2,529
                  Capital Contributions                                  (435)         124         (311)
                  Plant, Property and Equipment:
                  Additions                                 472            10          387          346         1,215
                           Deletions                         33                        668          290           991
                  Net Working Capital                    15,062         1,610           11       58,754        75,437
                  Total Assets                           36,573         1,906        7,450      102,124
                  Total Equity                           35,914         1,514        4,323      101,295       143,046
                  Long-Term Liabilities                     110           168                       225           503

L.       CONTRIBUTED CAPITAL

                  During fiscal year 2000/01 contributed capital neither
                  increased nor decreased substantially in accordance with the
                  Governmental Accounting Standards Board's Statement No. 33,
                  "Accounting and Financial Reporting for Nonexchange
                  Transactions", footnote 18. Instead, capital contribution
                  changes are reflected in the Combining Statements of Revenues,
                  Expenses and Changes in Retained Earnings.

                                                             Enterprise Funds

                                                                      Liquid                 Sanitation
                                SOURCE                  Airport       Waste       Transit    Districts     Total
                  Accumulated Depreciation on           $                          (6,036)                 (6,036)
                      Grant Funded Fixed Assets
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------

                  Contributed Capital, July 1            15,922        695         10,784      23,091      50,492
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------

                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------
                  Contributed Capital, June 30          $15,922        695          4,748      23,091      44,456
                  ------------------------------------ ----------- ------------- ---------- ------------ ----------

                                                           Internal Service Funds

                     Source              Road &           Spec.            Mail/
                   Comm.             Dist.            Print     Facil.    Info.    Other
                                         Equip.    Purch.  Loans    Fleet   Records    Mgmt.    Tech.    Misc.    Total

         Governments'
         Contributions Total
         Additions (Reductions)          $                    3                                            (4)       (1)
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         Contributed Capital,             9,541   1,189     904    34,599      583      186    10,453       4    57,459
           July 1
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------
         Contributed Capital,            $9,541   1,189     907    34,599      583      186    10,453            57,458
           June 30
         ------------------------------- -------- -------- ------- -------- --------- -------- --------- ------- --------

4.       OTHER NOTE DISCLOSURES

A.       COMMITMENTS AND CONTINGENCIES

(1)      Litigation

                           In addition to the accrued liability for litigation
                           and Workers Compensation claims described in Note 4B,
                           the County has a potential liability of $19 million
                           that could result if unfavorable final decisions were
                           rendered in numerous lawsuits to which the County is
                           a named defendant. Appropriations are budgeted
                           annually for those portions of obligations coming due
                           that fiscal year. Estimates of potential liabilities
                           described above include estimates of claims incurred
                           but not reported at June 30, 2001.

(2)      Unrecorded Leave Benefits.

                           County employees have unrecorded accumulated benefits
                           of approximately $109.5 million in sick leave. These
                           benefits are not payable to employees upon
                           termination and are normally liquidated in future
                           years as employees elect to use their benefits as
                           prescribed by Civil Service rules and regulations.
                           Accumulated vacation, sick leave, and compensatory
                           time-off for which employees are eligible for payment
                           upon separation has been recorded as current or
                           long-term liabilities in the appropriate funds or
                           General Long-Term Debt Account Group as described in
                           Note 1F.

(3)      Tax and Revenue Anticipation Notes

                           At June 30, 2001 $175 million of Tax and Revenue
                           Anticipation Notes issued during fiscal year 2000/01
                           were still outstanding. Monies for complete
                           redemp-tion of these notes were fully segregated with
                           an independent trustee at June 30, 2001, and
                           subsequently used to redeem the notes on October 4,
                           2001. On July 3, 2001, the County issued $150 million
                           of Tax and Revenue Anticipation notes to finance
                           fiscal year 2001/02 General Fund cash flow
                           requirements. The notes are scheduled to mature on
                           June 28, 2002.

(4)      Teeter Obligation Commercial Paper Notes

                           From November 1995 through June 2001, the County
                           issued $82.7 million in taxable and $210.3 million in
                           tax-exempt commercial paper notes (CP) to provide
                           ongoing financing for tax apportionments to taxing
                           jurisdictions within the County in the amount of
                           delinquent secured property taxes due these
                           districts. The notes are secured by delinquent
                           secured property tax collections. No CP can be issued
                           for a period longer than 270 days. At June 30, 2001,
                           the outstanding balances of CP were $20.0 and $43.9
                           million for taxable and tax-exempt notes,
                           respectively.

(5)      Third Party Debt

                           Mortgage Revenue Bonds

                           Multi-family Housing Revenue Bonds are issued to
                           provide construction and permanent financing to
                           developers of multi-family residential rental
                           projects located in the County to be partially
                           occupied by persons of low or moderate income.
                           Between December 1985 and June 2001, the County
                           issued $49.7 million of Mortgage Revenue Bonds of
                           which $41.1 million were still outstanding as of June
                           30, 2001.

                           Certificates of Participation

                           Beginning in April 1998, $112 million in Certificates
                           of Participation have been issued to provide funding
                           for construction of capital improvements and
                           refunding of prior obligations for a hospital and
                           medical center located within the County. In December
                           1998, the County entered into a lease agreement with
                           the San Diego Natural History Museum to issue $15
                           million of COPs to finance certain museum
                           improvements. In September 1999, the County entered
                           into a lease agreement with the Burnham Institute to
                           issue $51.5 million of COPs to finance the purchase
                           of real property. In March 2000, the County entered
                           into a lease agreement with the San Diego Museum of
                           Art to issue $6 million of COPs to finance certain
                           museum improvements. In April 2000, the County
                           entered into a lease with the Salk Institute to issue
                           $15 million of COPs to finance the acquisition,
                           construction and equipping of certain research
                           facilities. In May 2001, the County entered into a
                           lease agreement with the University of San Diego to
                           issue $36.9 million of COPs to finance certain
                           capital improvements for the University. As of June
                           30, 2001, $233.4 million of such COPs are still
                           outstanding.

                           Industrial Development Revenue Bonds

                           Industrial Development Revenue Bonds have been issued
                           to provide financial assistance for the acquisition,
                           construction, and installation of facilities for
                           industrial, commercial, or business purposes to
                           mutually benefit the citizens of the County. The
                           County issued $3.5 million of Industrial Development
                           Revenue Bonds in October 1987 and all of the
                           outstanding bonds were redeemed on November 1, 2000.
                           There are currently no county issued Industrial
                           Development Revenue Bonds outstanding.

                           Reassessment District Improvement Bonds

                           Reassessment District Improvement Bonds were issued
                           to provide for refunding an earlier issuance of
                           Improvement Bonds for an assessment district. The
                           district issued $28.8 million of Improvement Bonds in
                           July 1991 to finance the acquisition of certain
                           infrastructure improvements specially benefiting
                           properties within an assessment district. In July
                           1997, the district issued $21.8 million of
                           Reassessment Bonds to refund the original issuance,
                           of which $18.8 million were still outstanding as of
                           June 30, 2001.

                           Mortgage Revenue Bonds, Certificates of
                           Participation, Industrial Development Revenue Bonds
                           and Reassessment District Improvement Bonds as
                           described above, together with interest thereon, are
                           limited obligations of the County payable solely from
                           bond proceeds, revenues and other amounts derived
                           solely from home mortgage and health institutions,
                           developer loans secured by first deeds of trust,
                           irrevocable letters of credit, irrevocable surety
                           bonds and tax assessments. In the opinion of County
                           officials, these bonds and certificates are not
                           payable from any revenues or assets of the County,
                           and neither the full faith and credit nor the taxing
                           authority of the County, the State or any political
                           subdivision thereof is obligated to the payment of
                           the principal or interest on the bonds. Accordingly,
                           no liability for these bonds have been recorded in
                           the General Long-Term Debt Account Group.

(6)      Federal Programs

                           The County participates in a number of federal
                           financial assistance programs. Although these
                           programs have been audited through June 30, 2000, in
                           accordance with the provisions of the Single Audit
                           Act of 1996, the resolution of previously identified
                           questioned costs has not occurred. The amount, if
                           any, of expenditures which may be disallowed by the
                           granting agencies cannot be determined at this time,
                           although the County expects such amounts, if any, to
                           be immaterial.

(7)      SDCERA

                           SDCERA is party to financial instruments with
                           off-balance sheet risk to generate earnings and
                           stabilize excess earnings from active management of
                           fixed income securities and common stocks. Managed
                           futures contracts include, but are not limited to,
                           contracts for delayed delivery of securities,
                           commodities, or currencies in which the seller agrees
                           to make delivery at a specified future date of a
                           specified instrument at a specified price or yield.
                           Risks arise from the possible inability of
                           counter-parties to meet the terms of their contract.
                           The risks of loss from these off-balance sheet
                           financial instruments include minimal credit risks,
                           but include the possibility that future changes in
                           market prices may make such financial instruments
                           less valuable (market risk).

                           Not reflected in the pension trust fund financial
                           statements are commitments to acquire real estate
                           totaling $94 million.

                           The County has negotiated certain retirement
                           enhancements as part of contract settlements with
                           employee bargaining units that could become effective
                           in March 2002. Because the effective date is
                           contingent upon the resolution of several outstanding
                           issues, the March date is tentative at this time.
                           Implementation is contingent upon the conclusion of
                           labor negotiations with two remaining employee
                           organizations, the resolution of pending retirement
                           litigation, decisions regarding the method of funding
                           the additional benefits, and finally, approval by the
                           County's Board of Supervisors. If implemented, the
                           enhancements include the elimination of Tier II for
                           both general and safety members, the introduction of
                           a "3% at age 50" formula for safety members and a new
                           optional Tier A for active general members.
                           Preliminary actuarial estimates indicate that the
                           Plan's accrued liability would increase by
                           approximately $990 million, including additional
                           reserve requirements for COLA and retiree health. The
                           SDCERA has been working with its actuarial consultant
                           to assess the financial impact of these enhancements,
                           also taking into consideration the current investment
                           market, to ensure that the Plan remains in sound
                           financial condition in accordance with accepted
                           actuarial principles.

(8)      Deposits for Other Agencies

                           The Treasurer is a named paying agent for various
                           bonds issued by other agencies, e.g., school
                           districts, pursuant to the bond resolutions. The
                           proceeds from these issues are deposited with
                           financial institutions as guaranteed investment
                           contracts in accordance with the provisions of the
                           bond resolution and contractual relationships between
                           the Treasurer and these financial institutions. The
                           amounts deposited belong to the specific agency which
                           issued the bonds and are not assets of the County
                           reporting entity and are not held in the County's
                           external investment pool. The County has no liability
                           with respect to these issues.

B.       RISK MANAGEMENT

                  The County operates a Risk Management Program, whereby it is self-insured for premises liability at medical facilities, medical malpractice, errors and omissions, false arrest,
                  forgery, general liability, and the first $1 million of
                  workers' compensation. The County purchases insurance for
                  property damage, certain casualty claims, public officials bond, employee dishonesty, faithful performance, volunteers, excess workers' compensation, airport comprehensive, and loss of money and securities based upon site locations. Earthquake insurance coverage decreased from $100 million to $75 million.
                  Settlements in the areas covered have not exceeded insurance coverage for each of the past three fiscal years. During
                  fiscal year 1994/95, the County established an Internal
                  Service Fund (ISF) to report all of its uninsured risk
                  management activities. Risk management liabilities are
                  reported when it is probable that a loss has occurred and the amount of that loss can be reasonably estimated. An actuarial evaluation was used to determine the workers' compensation portion of total risk liability at June 30, 2001. For the
                  public liability portion of total risk liability, the
                  actuarial evaluation from June 30, 2000 was used with an
                  estimate for changes since that date. The actuarial estimate was based partially on the experience of similar governmental entities and included the effects of specific incremental
                  claim adjustment expenses, salvage and subrogation if such factors could be estimated. This estimate may be modified in future years to reflect the historical accumulation of the
                  County's actual claims experience. At June 30, 2001, the
                  amount of these liabilities, including an estimate for claims incurred but not reported, was estimated at $84.2 million, including $12.0 million in public liability and $72.2 million in workers' compensation. The workers' compensation liability increased by $25 million over last year's figure. The $25
                  million increase includes $16 million that was due to an
                  increase in the minimum required level, and $9 million that was due to the County choosing the more conservative approach of recording the liability at an 80% confidence level. The
                  County began allocating the cost of providing claims service to all its operating funds as a "premium" charge expressed as a percentage of payroll beginning fiscal year 1996/97. Changes in the balances of claim liabilities for fiscal year 1999/00 and 2000/01 were as follows (In Thousands):

                            Fiscal Year           Beginning-of-     Current-Year       Claim       Balance at
                                                                     Claims and                      Fiscal
                                                   Fiscal-Year       Changes in                   -------------
                                                    Liability        Estimates       Payments       Year-End

                              1999/00                $65,221          19,151          (24,849)         59,523
                              2000/01                 59,523          51,593          (26,906)         84,210

                  Also, the County, in compliance with the Tax Reform Act of
                  1986 and subsequent U.S. Treasury Regulations, has performed arbitrage rebate calculations to determine probable amounts due to the Federal government. An estimate of probable
                  arbitrage rebate in the amount of $64,000 has been included in the General Long-Term Debt Account Group.

C.       JOINT VENTURE

                  The County is a participant with 16 incorporated cities in a joint venture to operate an emergency services organization for the purpose of providing regional planning and mutual
                  assistance in the event of an emergency or disaster in the region including accidents involving hazardous waste. The
                  organization is governed by the Unified Disaster Council
                  composed of one voting member from each represented
                  jurisdiction. A contractual agreement requires that the cities provide one- half of the total required funding each year. The
                  County, by agreement, also provides one-half of the required yearly funding. Any participant may terminate participation in the agreement by giving 120 days notice prior to the beginning of the next fiscal year. Total participant contributions for the 2000/01 fiscal year were $399,904. The organization had a cumulative surplus of $223,902 at June 30, 2001. Separate
                  financial statements for the joint venture may be obtained from the County Chief Financial Officer/Auditor and
                  Controller.

D.       JOINTLY GOVERNED ORGANIZATIONS

                  The County Board of Supervisors jointly governs two service authorities, the Service Authority for Abandoned Vehicles and
                  the Service Authority for Freeway Emergencies. These
                  Authorities are governed by two seven-member boards,
                  consisting of representatives from the city councils of the incorporated cities within the County and two members of the
                  County Board of Supervisors. The purpose of the authorities is to provide for the removal of abandoned vehicles on streets and highways and to provide for freeway emergency call boxes on major freeways within the County, respectively. Funding for the authorities is derived from vehicle license fee
                  surcharges, which are collected by the State and deposited into the County Treasury. The County provides minimal
                  administrative staff support for these authorities.

                  The County Board of Supervisors and the San Diego City Council
                  jointly govern the San Diego Workforce Partnership (the
                  "Partnership"). The Partnership's Board of Directors consists of two members of the County Board of Supervisors, two members from the San Diego City Council and one member of a charitable organization. The purpose of the Partnership is to provide employment training to area residents. Funding for such
                  training is provided by State and Federal grants.

                  The County also jointly governs the San Dieguito River Valley
                  Authority, the Serra Cooperative Library System, Southern
                  California Regional Training and Development Center, and the
                  Van Horn Regional Treatment Facility. The governing boards of these entities consist of representatives from the County
                  and/or other regional governments and other counties. The
                  County does not appoint a voting majority to the above boards.
                  Services provided by these entities include park land
                  acquisition, coordination of library services, regional
                  governmental training, and treatment of emotionally disturbed youth.

E.       SAN DIEGO COUNTY EMPLOYEES' RETIREMENT SYSTEM

(1)      Plan Description

                           The SDCERA administers a single-employer defined
                           benefit pension plan which provides retirement,
                           disability, and death benefits for plan members and
                           beneficiaries pursuant to the County Retirement Law
                           of 1937 enacted and amended by the State legislature.
                           The plan is integrated with the Federal Social
                           Security System. Cost-of-living adjustments are
                           provided to members and beneficiaries at the
                           discretion of the SDCERA Board of Retirement. SDCERA
                           issues a publicly available financial report that
                           includes financial statements and required
                           supplementary information for the pension plan. The
                           financial report may be obtained by writing to the
                           San Diego County Employees Retirement Association,
                           401 West A Street, Suite 1300, San Diego, California
                           92101 or by calling (619) 515-0130.

(2)      Basis of Accounting and Fair Value of Investments (See Notes 1D and 1F, respectively).

(3)      Funding Policy

                           State statutes require member contributions to be
                           actuarially determined to provide a specific
                           statutory level of benefit. Member contribution
                           rates, as a percentage of salary, vary according to
                           age at entry, benefit tier level, and certain
                           negotiated contracts which provide for the County to
                           pay a portion of the employees' contribution. Member
                           contribution rates (weighted average) expressed as a
                           percentage of salary are 4.76%-12.48% for general
                           members and 6.51%-14.40% for safety members. The
                           County is also required by State statutes to
                           contribute at an actuarially determined rate; the
                           2000/01 rates, expressed as a percentage of covered
                           payroll, are - (3.82)% for general members and 2.96%
                           for safety members.

(4)      Annual Pension Cost

                           For the current fiscal year, the County's net annual
                           pension cost was zero and was equal to the County's
                           required and actual contribution. However, the Safety
                           member component did reflect a small liability and
                           the County elected to make contributions of
                           approximately $2 million toward that liability. The
                           General member liability was a negative number. The
                           required contribution rates, as adopted by the SDCERA
                           Board, were determined as part of the June 30, 1998
                           and June 30, 1999 actuarial valuations based upon
                           entry-age actuarial cost method. The actuarial
                           assumptions included (a) an 8.25% investment
                           rate-of-return, (b) projected salary increases of
                           4.5% per year, and (c) cost-of-living increases for
                           retirees of 3.0% (Tier I Safety and General members)
                           and 2.0% (Tier II Safety and General members). The
                           annual pension cost is the same as the annual pension
                           contribution. The actuarial value of assets was
                           determined using techniques that smooth the effects
                           of short-term volatility in the market value of
                           investments over a five-year period. Any unfunded
                           actuarially accrued liability would be funded as a
                           level percentage of projected payroll over a closed
                           five-year period.

(5)      Schedule of Funding Progress (In Millions):

                           Required Supplementary Information Unaudited

                                                        Actuarial
                                          Actuarial     Accrued                                          UAAL as a
                                          Value of     Liability                                         Percentage
                                            Assets    (AAL) Entry     Unfunded    Funded    Covered      Of Covered
                            Actuarial     ----------      Age        AAL (UAAL)   Ratio     Payroll       Payroll
                          Valuation Date     (a)          (b)          (b-a)       (a/b)       (c)       (b-a)/(c)

                          06/30/1998        $2,834.5     2,677.5         0        105.9%      $599.8         0%
                          06/30/1999         3,211.9     2,990.1         0        107.4%       642.8         0%
                          06/30/2000         3,568.7     3,248.8         0        109.8%       672.5         0%

                           The actuarial report for June 30, 2001 is not yet
available.

(6)      Three-Year Trend Information (In Thousands):

                                 Fiscal                Annual                                      Net
                                  Year                Pension           Percentage of            Pension
                                 Ending              Cost (APC)        APC Contributed          Obligation

                               06/30/1998             $24,320                100%                    0
                               06/30/1999                   0                100%                    0
                               06/30/2000              14,341                  0%                    0

                           The actuarial report for June 30, 2001 is not yet
                           available. The Board of Retirement elected to offset
                           the County's APC for the fiscal year ending June 30,
                           2000 from the considerable surplus within the Pension
                           Trust Fund. Therefore, no County monies were expended
                           for the APC.

(7)      Retiree Health Benefits:

                           Retiree health benefits may be available to eligible
                           retirees to the extent that the Board of Retirement
                           on an annual basis approves the payments of such
                           benefits. The Board of Supervisors and the Board of
                           Retirement adopted a funding mechanism under 401(h)
                           of the Internal Revenue Service code, which calls for
                           a portion of the County's contributions to be
                           deposited to a separate account each year. The amount
                           of the contributions placed in this account are then
                           withdrawn from the investment earnings which exceed
                           the assumed rate of return of the portfolio, and
                           placed in the retirement fund to ensure the funding
                           of the pension benefits are made whole and complete.
                           The health benefits fund began its funding with $19.9
                           million that can only be used to pay retirement
                           health benefits.

                           Approximately 8,900 retirees or surviving spouses are
                           eligible to receive these benefits. SDCERA recognizes
                           the cost of providing those benefits by expending
                           annual insurance premiums, which approximated $10.8
                           million for fiscal year 2000/01. A reserve
                           established by the SDCERA Board of Directors for the
                           payment of postretirement health care benefits was
                           approximately $181.5 million at June 30, 2001, a
                           $45.8 million increase from the previous fiscal year.

(8)      Equity and Bond Swaps and Futures Contracts:

                           SDCERA utilizes various financial instruments such as
                           equity and bond interest rate swap agreements and
                           stock and bond futures contracts in order to
                           synthetically create exposure to the equity and bond
                           markets. These financial instruments are intended to
                           be equivalent to the asset they are designed to
                           emulate and SDCERA management believes such
                           investments offer significant advantages over the
                           direct investment in securities including lower
                           transaction fees and custody costs. The SDCERA
                           governing board of directors has adopted a policy
                           whereby specified amounts of cash and certain
                           securities equal the expo-sures resulting from these
                           agreements.

                           The use of swap agreements does expose the pension
                           trust fund to the risk of dealing with financial
                           counterparties and their ability to meet the terms of
                           the contracts. Forward contracts for the purchase of
                           certain commodities are reported at fair value in the
                           financial statements. Obligations to purchase the
                           commodities are not recognized until the commodities
                           are delivered.

F.       NEW SPECIAL REVENUE FUNDS

                  During the fiscal year, the County formed three new Special
                  Revenue Funds. They are entitled Realignment, Children and
                  Families Commission and Public Safety. All three funds were created by eliminating agency funds that formerly held
                  receipts and periodically transferred them to and recognized revenue in the County general fund. The Realignment Fund
                  accounts for revenues and expenditures related to providing health, mental health and public assistance programs to
                  qualifying individuals. Financing is provided by a one-half cent statewide sales tax. The Children and Families Commission
                  Fund accounts for revenues and expenditures related to
                  ensuring that parents have high quality information and
                  support so that their young children are physically,
                  emotionally and developmentally ready to learn. Financing is primarily from a statewide tax on tobacco products. The County
                  Board of Supervisors appoints three of the five commissioners.
                  The Public Safety Fund accounts for revenues and expenditures related to providing public safety services such as sheriffs, fire protection, district attorneys, and corrections.
                  Financing is provided by a one-half cent statewide sales and use tax. The County deemed it impractical to restate the
                  special revenue fund section in the CAFR for the prior period.
                  Instead, the cumulative effect of creating these three new funds is being reported as a restatement of beginning fund balance in the three individual funds for the year ended June
                  30, 2001. The beginning fund balances for the Realignment,
                  Children and Families Commission, and Public Safety Funds were
                  $25.0 million, $62.1 million and $27.5 million respectively.

G.       PRIOR YEAR ADVANCE

                  Prior to the issuance of Revenue Bonds in 1995 by the San
                  Diego County Redevelopment Agency, the County Airport
                  Enterprise Fund funded the initial expenditures of the
                  Agency's two airport projects. It has now been determined that the Redevelopment Agency is required to reimburse the Airport
                  Enterprise Fund, which spent approximately $5.9 million on the projects. The Redevelopment Agency -- Capital Project Fund and
                  the Airport Enterprise Fund have both recognized this increase in their respective Advances From and To Other Funds. They have also adjusted their beginning fund balance and retained earnings figures respectively for the fiscal year ending June
                  30, 2001. The Agency will pay interest on advances, but is not responsible for payment until funds are available for this purpose. Funds were not available this fiscal year and are not expected to be available next year. Therefore, no provision for accrued interest has been made in this report. The
                  Agency's independent auditor has concurred in this treatment.

H.       NEW GOVERNMENTAL ACCOUNTING STANDARDS

                  In December 1998, the Governmental Accounting Standards Board
                  (GASB) issued Statement No. 33, "Accounting and Financial
                  Reporting for Nonexchange Transactions". This statement
                  establishes new standards to guide state and local
                  governments' decisions about when to report the results of nonexchange transactions involving cash and other financial and capital resources. In a nonexchange transaction, a
                  government gives (or receives) value without directly
                  receiving (or giving) equal value in return. The County has adopted the new standards for the current year.

                  In prior years, many nonexchange dollars were collected and maintained in agency funds until such time as they reimbursed expenditures incurred in the general fund and other funds of the County. Thus, revenues were not earned when received, but when expenditures were incurred. Under GASB Statement No. 33, the accounting method changed to require most nonexchange
                  dollars to be recognized as revenues in the general fund or other appropriate fund when received. Time restrictions on revenue recognition required deferred revenues instead of
                  actual revenues. Purpose restrictions did not affect revenue recognition, but did require a reservation of fund balance.
                  The County analyzed hundreds of its trust and agency funds to determine the proper revenue recognition under the new
                  standard. Many funds were found to hold assets for county
                  purposes and for reporting purposes, were moved from the
                  agency category to be recognized in other funds. The agency column now reports only assets held in an agent capacity for other governments, organizations and individuals. Any portion of agency fund assets belonging to other funds at year end are reported in those funds rather than in the agency fund.

                  The adoption of this statement has resulted in a restatement of several fund balances - beginning of year for the current year. The County determined that it was impractical to restate prior periods for an accounting change of this magnitude. Fund
                  Balances - Beginning of Year for the 2000/01 fiscal year were restated (increased) in the General, Road and Flood Control
                  District Funds by $142,442, $12,654 and $11,077 respectively
                  (In Thousands). The details of the adjustment are reflected below:

                                                                                                    Flood
                                                                                                -------------
                                      Restated                         General        Road         Control
                 Reserved for Other Purposes                          $ 118,028       12,696       11,111
                 Designated for Subsequent                               20,783
                    Years' Expenditures
                 Undesignated                                             3,631          (42)         (34)

                 --------------------------------------------------- ------------- ------------ --------------
                 --------------------------------------------------- ------------- ------------ --------------
                 Total                                                 $142,442       12,654       11,077
                 --------------------------------------------------- ------------- ------------ --------------

                  Revenue and fund balance increases were recognized in the
                  current year as a result of implementing the new standards as follows (In Thousands):

                 Reserved for Other Purposes                           $ 34,145        9,604        1,894
                 Designated for Subsequent                                1,668
                    Years' Expenditures
                 Undesignated                                               552

                 --------------------------------------------------- ------------- ------------ --------------
                 --------------------------------------------------- ------------- ------------ --------------
                 Total                                                  $36,335        9,604        1,894
                 --------------------------------------------------- ------------- ------------ --------------

                  The fund balances in the General and Special Revenue Funds, the net assets of the Investment Trust Fund and the amounts due to other governments in the Agency Funds as of June 30,
                  2000 were restated as beginning balances in the fiscal year
                  2000/01 statements as follows:

                                                                     General       Special Revenue        Trust &
                                                                                                          Agency
                 Balances, June 30, 2000 as Previously
                 ----------------------------------------------
                          Reported                                 $ 352,925           207,755          2,003,040
                 Adjustment to Record Revenues
                          of New Special Revenue Funds                                 96,336             (96,336)
                 Adjustment to Recognize Revenues
                          in Accordance with GASB 33                 141,956            23,731           (135,687)
                 Adjustment for Grants Now
                          Recorded as Deferred Revenue                                                    (33,705)
                 Revenue and Expenditure Accruals
                          Related to GASB 33                             486            18,297
                 Adjustments Due to Changes in
                          Fund Classifications                                                             (6,634)
                 ----------------------------------------------- ---------------- ------------------ ------------------
                 ----------------------------------------------- ---------------- ------------------ ------------------

                 Balances, June 30, 2000 as Restated               $ 495,367           346,119          1,730,678
                 ----------------------------------------------- ---------------- ------------------ ------------------

                  In the Investment Trust Fund, the Net Assets Held In Trust for
                  Pool Participants - Beginning of Year for the fiscal year
                  2000/01 was restated (decreased) by $98.3 million. This was a result of the County's thorough review of all trust and agency funds. The adjustment consisted primarily of moving various
                  Investment Trust Fund Equity in Pooled Cash and Investment
                  balances in the amount of $144.8 million to the Agency,
                  General and Special Revenue Funds. In addition, approximately
                  $47.6 million of Agency Fund Equity in Pooled Cash and
                  Investments were moved to the Investment Trust Fund. Other net assets of $1.1 million were moved from Investment Trust Funds.

                  In the Agency Fund, the beginning Equity in Pooled Cash and
                  Investments for the fiscal year 2000/01 was restated
                  (decreased) by $259.1 million. Again, this resulted from the trust and agency fund review. The adjustment consisted of
                  moving various Agency Fund Equity in Pooled Cash and
                  Investments in the amount of $349.5 million to the General,
                  Special Revenue and Investment Trust Funds. The Agency Fund
                  then received approximately $90.4 million of Equity in Pooled
                  Cash and Investments from various Investment Trust Funds. A portion of the assets moved to the General Fund consisted of
                  $32.6 million that was being held there for grants subject to time restrictions and thus was reported as deferred revenue.

                  In April  2000,  the GASB  issued  Statement  No. 36,  "Recipient  Reporting  for Shared  Nonexchange
                  Revenues".  This  statement  amended a paragraph  within  Statement No. 33 relating to shared derived tax  revenues.  The County has  adopted  the new  standard  for the current  year,  but no  reporting changes were necessary.

                  In June 1999, the GASB issued Statement No. 34, "Basic
                  Financial Statements - and Management's Discussion and
                  Analysis - for State and Local Governments". This is a
                  landmark statement that requires government agencies
                  nationwide to report both on a fund basis and also on a
                  government-wide full accrual basis, including infrastructure assets. A comprehensive management discussion and analysis section is also being added. In June 2001, the GASB issued
                  Statement No. 37, "Basic Financial Statements - and
                  Management's Discussion and Analysis - for State and Local
                  Governments: Omnibus". This statement will help governments to better implement GASB Statement No. 34 as it clarifies and modifies certain provisions of that statement. It also
                  provides for a more consistent application to meet changing requirements. In June 2001, the GASB also issued Statement No.
                  38, "Certain Financial Statement Note Disclosures". This
                  statement will provide users with new information while
                  eliminating some disclosures no longer needed. Some
                  requirements addressed are revenue recognition, debt service, receivables, payables, interfund transfers and short term
                  debt. The County has not adopted the new standards in
                  Statement Nos. 34, 37 and 38 for the current year, but must adopt the new standards for the fiscal year beginning July 1,
                  2001. The County has not determined the effect on the
                  financial statements in the year of adoption.

I.       SUBSEQUENT EVENT DISCLOSURE

                  In September 2001, the San Diego Regional Building Authority
                  issued Certificates of Participation (COP), which defeased the
                  1991 COP. Total debt service requirements were reduced by $9.8 million, resulting in an economic gain of approximately $5 million. The County's interest in this debt is 73.29%.

                  In November 2001, SANCAL completed the redemption of
                  $5,975,000 of COP issued in May 2000 to finance the San
                  Pasqual Academy. There are no outstanding COP from the
                  original issuance of $19.0 million.

                                   APPENDIX C

                         SUMMARY OF THE TRUST AGREEMENT

                  The following is a summary of certain provisions contained in the Trust Agreement, as amended and supplemented as of the date of this Official
Statement and is not to be considered a full description thereof. Reference is made to the Trust Agreement for a full description of its terms.

                                   DEFINITIONS

                  "1994 Series A Bonds" means the County of San Diego Taxable
Pension Obligation Bonds, Series A issued under the Original Trust Agreement and delivered on February 15, 1994.

                  "2002 Debenture" means the Pension Obligation Debenture dated as of the 3rd day of October, 2002, issued in favor of the Association in the principal amount of $550,000,000.

                  "Act" means Articles 10 and 11 (commencing with Section 53570)
of Chapter 3, Division 2, Title 5 of the Government Code of the State of
California.

                  "Additional Bonds" means all bonds other than the Prior Bonds of the County authorized by and at any time Outstanding pursuant to the Trust
Agreement and executed, issued and delivered in accordance with the Trust
Agreement.

                  "All-Hold Rate" means, on any date of determination, the
interest rate per annum equal to 85% (as such percentage may be adjusted pursuant to the First Supplemental Trust Agreement) of One-Month LIBOR on such date; provided that in no event shall the All-Hold Rate be more than the Maximum
Auction Rate.

                  "Amount Available for Investment" means each of the amounts set forth and denominated as such in the Forward Delivery Agreement.

                  "Applicable Auction Rate" means the rate per annum at which interest accrues with respect to the Auction Rate Securities of each Subseries for any Auction Interest Period.

                  "Applicable Spread" means on any date of determination, the percentage determined (as such percentage may be adjusted pursuant to the First
Supplemental Trust Agreement) based on Moody's or S&P's ratings of Auction Rate
Securities in effect at the close of business on the Business Day immediately preceding such date, or, if the Auction Rate Securities are then rated by both
Moody's and S&P, based on the lower of such ratings on such Business Day, as set forth below:

        MOODY'S RATINGS                   S&P RATINGS                 APPLICABLE SPREAD

             "Aaa"                           "AAA"                          1.50%
             "Aa"                            "AA"                           1.50
              "A"                             "A"                           2.50
             "BBB"                           "BBB"                          3.50
          Below "BBB"                     Below "BBB"                       3.50
provided, that if the Auction Rate Securities are not then rated by a Rating
Agency, the Applicable Spread shall be 3.5%. For purposes of this definition,
Moody's rating categories of "Aaa," "Aa," "A," and "BBB," and S&P's rating categories of "AAA," "AA," "A," and "BBB" refer to and include the respective rating categories correlative thereto if either or both of such Rating Agencies have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the Auction Rate Securities are not rated by a Rating
Agency, the requirement of a rating by such Rating Agency shall be disregarded.
If the ratings for the Auction Rate Securities are split between two or more of the foregoing categories, the lower rating will determine the Applicable Spread.

                  "Association" means the San Diego County Employees Retirement Association.

                  "Auction Agent Agreement" means the Initial Auction Agent
Agreement for Auction Rate Securities unless and until a Substitute Auction
Agent Agreement for any is entered into, after which "Auction Agent Agreement"
shall mean such Substitute Auction Agent Agreement in each case as from time to time amended or supplemented.

                  "Auction Agent Fee" has the meaning set forth in the Auction
Agent Agreement.

                  "Auction Agent" means the Initial Auction Agent for the
Auction Rate Securities unless and until a Substitute Auction Agent Agreement, acceptable to the Broker-Dealer and the Insurer, becomes effective, after which
"Auction Agent" shall mean the related Substitute Auction Agent.

                  "Auction" means the implementation of the Auction Procedures on an Auction Date.

                  "Auction Date" means the Business Day immediately preceding the first day of each Auction Interest Period for each Subseries of Auction Rate
Securities, other than:

                  (a) each Auction Interest Period for each Subseries commencing after the ownership of the Auction Rate Securities is no longer maintained in book-entry form by the Depository;

                  (b)      each  Auction   Interest  Period   commencing   after  the  occurrence  and  during  the
         continuance of a Payment Default; or

                  (c) any Auction Interest Period commencing less than two
         Business Days after the cure or waiver of a Payment Default.

                  "Auction Documents" means, collectively, the Auction Agent
Agreement, the Broker-Dealer Agreement and the Market Agent Agreement.

                  "Auction Interest Period" or "Interest Period" means, as to the applicable Auction Rate Securities of a Subseries, each period during which a specific Auction Rate is in effect, as a result of an Auction, for such
Subseries of Auction Rate Securities, which Auction Interest Period may be a twenty-eight (28) day period or such other period as may be designated from time to time by the County and the Market Agent pursuant to an Auction Period
Adjustment for a Subseries of Auction Rate Securities, each Auction Interest
Period running from, and including, the Rate Adjustment Date and ending on, and including, the day immediately preceding the next succeeding Rate Adjustment
Date; provided that the initial Auction Interest Period shall be as defined herein under "Initial Auction Interest Period".

                  "Auction Period Adjustment" means an adjustment to the length of an Auction Interest Period implemented by the County and the Market Agent pursuant to the First Supplemental Trust Agreement and the Market Agent
Agreement as described below under paragraph (n) under the heading "Maturity,
Interest Rates and Payment Terms herein."

                  "Auction Procedures" means the Auction and Settlement
Procedures set forth in the Auction Agent Agreement.

                  "Auction Rate Securities" means, individually and
collectively, each of the four Subseries of the Series 2002 B Bonds prior to any
Fixed Rate Conversion Date or any one or more Subseries.

                  "Auction Rate" means, as to the interest rate with respect to the applicable Subseries of Auction Rate Securities, the rate of interest per annum that results from implementation of the Auction Procedures with respect to such Subseries of Auction Rate Securities, and determined as described in the
Auction Procedures; provided however, that the Auction Rate shall not exceed 17%
per annum or the Maximum Auction Rate, if lower than 17% per annum.

                  "Authorized Denomination" means, (i) with respect to Series
2002 A Bonds, $5,000 principal amount or any integral multiple thereof, (ii)
with respect to Series 2002 B Bonds that are Auction Rate Securities, $25,000 principal amount or any integral multiple thereof and with respect to Series
2002 B Bonds that are not Auction Rate Securities, $5,000 and any integral multiple thereof, and (iii) with respect to Series 2002 C Bonds, $25 principal amount or integral multiples thereof.

                  "Bond Year" means the twelve-month period ending on August 15 of each year to which reference is made; provided that the first Bond Year is deemed to have commenced on February 15, 1994 (the date the 1994 Series A Bonds were originally delivered) and ended on August 15, 1994.

                  "Bonds" means the 1994 Series A Bonds, the Series 2002 Bonds and all Additional Bonds.

                  "Broker-Dealer"   means,   collectively,   Salomon  Smith  Barney  Inc.,  Morgan  Stanley  &  Co.
Incorporated,  Banc of America  Securities  LLC, Bear Stearns & Co. Inc. and Lehman  Brothers Inc., with respect to the Series 2002 B Bonds or any other  broker or dealer  (each as defined in the  Securities  Exchange Act of 1934), commercial bank or other entity  permitted by law to perform the functions  required of a  Broker-Dealer  set forth in the Auction Procedures which is an "Authorized Broker-Dealer" under the Broker-Dealer Agreement and which:

                  (a)      is a Depository System Participant (or an affiliate of a Depository System
         Participant);

                  (b)      has been appointed as such by the County and approved by the Insurer pursuant to the
         First Supplemental Trust Agreement; and

                  (c)      has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

                  When used herein at a time when more than one Broker-Dealer is acting under the Trust Agreement, the term "the Broker-Dealer" shall mean, as the context dictates, either all such Broker-Dealers collectively, or only each
Broker-Dealer acting with respect to the applicable Auction Rate Securities.

                  "Broker-Dealer Agreement" means the agreement between the
Auction Agent and the applicable Broker-Dealer relating to the Auction Rate
Securities pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. The Broker-Dealer Agreement shall be substantially in the form of the Broker-Dealer Agreement, dated as of September 1, 2002, between the Initial
Auction Agent and the initial Broker-Dealer.

                  "Broker-Dealer Fee" has the meaning set forth in each
Broker-Dealer Agreement.

                  "Business Day" means any day other than a Saturday or Sunday or day upon which the Corporate Trust Office is authorized by law to remain closed.

                  "Certificate of the County" means an instrument in writing signed by the Chairperson or Vice-Chairperson of the Board of Supervisors of the
County or the Chief Administrative Officer or Treasurer-Tax Collector of the
County, or by any other officer of the County duly authorized by the Board of
Supervisors for that purpose.

                  "Corporate Trust Office" means such corporate trust office of the Trustee as may be designated from time to time by written notice from the
Trustee to the County, initially being 700 South Flower Street, Suite 500, Los
Angeles, California 90017; provided, however, that the Trustee may designate in writing to the County and the Holders such other office or agency from time to time for purposes of registration, transfer, exchange, payment or redemption of
Bonds.

                  "County Auditor" means the Auditor-Controller of the County.

                  "County Treasurer" means the Treasurer-Tax Collector of the
County.

                  "County" means the County of San Diego, a legal subdivision and body corporate and politic of the State.

                  "Dated Date" means October 3, 2003, being the initial issuance date of the Series 2002 Bonds.

                  "Original Debenture" means the Pension Obligation Debenture of the County dated February 15, 1994, issued in favor of the Association in the principal amount of $428,500,000.

                  "Defaulted Interest" means interest with respect to any Series
2002 B Bond which is payable but is not punctually paid or duly provided for on any Interest Payment Date.

                  "Event of Default" means an event of default under and as
defined in the Trust Agreement.

                  "Existing Holder Registry" means, with respect to each
Subseries of Auction Rate Securities, the registry of Persons who are Beneficial
Owners of the related Subseries of Auction Rate Securities, maintained by the
Auction Agent as provided in the applicable Auction Agent Agreement.

                  "Existing Holder" means, with respect to any Auction, a Person who was listed as the Beneficial Owner of the applicable Subseries of Auction
Rate Securities in the related Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction.

                  "Financial Newspaper" means The Wall Street Journal or The
Bond Buyer, or any other newspaper or journal printed in the English language, publishing financial news and selected by the Trustee, who shall be under no liability by reason of such selection.

                  "First Supplemental Trust Agreement" means the First
Supplemental Trust Agreement, dated as of September 1, 2002, between the County and the Trustee.

                  "Fiscal Year" means the twelve-month period terminating on
June 30 of each year, or any other annual accounting period hereafter selected and designated by the County as its Fiscal Year in accordance with applicable law.

                  "Fixed Rate Conversion Date" means the date on which interest with respect to any Subseries of Auction Rate Securities is converted to a fixed interest rate in accordance with the provisions of the First Supplemental Trust
Agreement.

                  "Forward Delivery Agreement" means the Debt Service Forward
Delivery Agreement dated as of _____ __, 2002, by and among the County, the
Trustee and ________________.

                  "Holder" and "Holders" means any person who shall be a
registered owner of any Outstanding Bond; provided that the Insurer shall be deemed Holder of such percentage of Outstanding Bonds then covered by the
Insurance Policy and, for so long as the aggregate principal amount of Bonds insured by a financial guaranty insurance policy issued by the Insurer shall be at least 51% of the aggregate principal amount of all Outstanding Bonds and provided that no event of default shall have occurred and be continuing under such insurance policy, with respect to consent required for (a) the execution and delivery of any Supplemental Trust Agreement, (b) the removal of the Trustee and selection and appointment of any successor Trustee, and (c) initiation or approval of any action not described in (a) or (b) above which requires the consent of the Holders of the Bonds, as more particularly set forth under the heading "PAYMENTS UNDER THE INSURANCE POLICY" herein.

                  "Independent Certified Public Accountant" means any certified public accountant or firm of such accountants duly licensed and entitled to practice and practicing as such under the laws of the State or a comparable successor, appointed and paid by the County, and who, or each of whom --

                           (1)      is in fact independent  according to Statement of Auditing  Standards No. 1 and not under the domination of the County;

                           (2)      does not have a  substantial  financial  interest,  direct or indirect,  in the operations of the County; and

                           (3) is not connected with the County as a member,
                  officer or employee of the County, but who may be regularly retained to audit the accounting records of and make reports thereon to the County.

                  "Information Services" means Financial Information, Inc.'s
"Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New
Jersey 17302, Attention: Editor; Kenny Information Services' "Called Bond
Service," 55 Broad Street, 28th Floor, New York, New York 10004; Moody's
Investors Service's "Municipal and Government," 99 Church Street, 8th Floor, New
York, New York 10007, Attention: Municipal News Reports; and Standard & Poor's
Corporation's "Called Bond Service," 25 Broadway, 3rd Floor, New York, New York
10004; or, in accordance with then current guidelines of the Securities and
Exchange Commission, such other addresses and/or such other services providing information with respect to called bonds, or such services as the County may designate in a Certificate of the County delivered to the Trustee.

                  "Initial Auction Agent Agreement" means each Auction Agent
Agreement, dated as of the date of the First Supplemental Trust Agreement, relating to the Auction Rate Securities, between the Trustee and the Initial
Auction Agent, including any amendment thereof or supplement thereto.

                  "Initial Auction Agent" means Deutsche Bank Trust Company
Americas, a New York banking corporation, its successors and assigns.
                  "Initial Auction Interest Period" means, with respect to each
Subseries of the Auction Rate Securities, the period from and including the
Dated Date of the Series 2002 B Bonds to and including the following dates in the case of each Subseries of Auction Rate Securities: (i) October 23, 2002 in
the case of Series 2002 B-1 Bonds; (ii) October 30, 2002 in the case of the
Series 2002 B-2 Bonds; (iii) November 6, 2002 in the case of Series 2002 B-3
Bonds; and (iv) November 13, 2002 in the case of Series 2002 B-4 Bonds.

                  "Initial  Broker-Dealers"  means,  severally,  Salomon  Smith Barney Inc.,  Morgan  Stanley & Co.
Incorporated,  Banc of America  Securities  LLC,  Bears Stearns & Co. Inc.,  and Lehman  Brothers  Inc.,  and their respective successors and assigns.

                  "Initial Interest Payment Date" means with respect to the
Series 2002 B Bonds and the Series 2002 C Bonds, February 15, 2003; and with respect to the Series 2002 A Bonds, August 15, 2003.

                  "Initial Market Agent Agreement" means the Market Agent
Agreement, dated as of September 1, 2002, relating to the Auction Rate
Securities, between the Trustee and the Market Agent, including any amendment thereof or supplement thereto.

                  "Initial  Market  Agent" means Salomon Smith Barney Inc.  under the Market Agent  Agreement,  and its successors and assigns.

                  "Initial Rate Adjustment Date" shall mean the first Business
Day following (a) October 23, 2002 in the case of Series 2002 B-1 Bonds; (b)
October 30, 2002 in the case of the Series 2002 B-2 Bonds; (c) November 6, 2002 in the case of Series 2002 B-3 Bonds; and (d) November 13, 2002 in the case of
Series 2002 B-4 Bonds.

                  "Insurance Policy" means the financial guaranty insurance
policy issued by the Insurer guaranteeing the scheduled payments of principal of and interest on the Series 2002 Bonds.

                  "Insurer" means MBIA Insurance Corporation, a stock insurance company incorporated under the laws of the State of New York, as issuer of the
Insurance Policy.

                  "Interest Payment Date" means a date on which interest is due on the Bonds, being February 15 and August 15 of each year to which reference is made, commencing August 15, 1994 with respect to the 1994 Series A Bonds and commencing with respect to the Series 2002 B Bonds and the Series 2002 C Bonds,
February 15, 2003; and with respect to the Series 2002 A Bonds, August 15, 2003.

                  "Investment Maturity Date" means each of the dates set forth and denominated as such in Schedule 1 to the Forward Delivery Agreement.

                  "Investment Purchase Date" means each of the dates set forth and denominated as such in Schedule 1 to the Forward Delivery Agreement.

                  "Market Agent Agreement" means the Initial Market Agent
Agreement until and unless a Substitute Market Agent Agreement is effective after which "Market Agent Agreement" shall mean the Substitute Market Agent
Agreement, as from time to time amended or supplemented.

                  "Market Agent" means the Initial Market Agent for the Auction
Rate Securities unless and until a Substitute Market Agent Agreement, acceptable to the Broker-Dealer and the Insurer, is entered into after which "Market Agent"
shall mean the related Substitute Market Agent.

                  "Maximum Auction Rate" means:

                  (a) with respect to the Auction Rate Securities of each
         Subseries on any date of determination, the interest rate per annum equal to the lesser of:

                           (i) One-Month LIBOR on such date plus the Applicable
                  Spread (as such percentage may be adjusted as set forth in paragraph (m) under the heading "Maturity, Interest Rates and
                  Payment Terms"; and

                           (ii)     17% per annum; and

                  (b)      with respect to Series 2002 B Bonds that are not Auction Rate Securities, the rate of
         17% per annum.

provided, that in no event shall the Maximum Auction Rate be more than the maximum rate permitted by the laws of the State.

                  "Moody's" means Moody's Investors Service, Inc., and its
successors and assigns, or, if it shall no longer perform the functions of a securities rating organization, any other nationally recognized securities
Rating Agency designated by the County, by notice to the Trustee.

                  "Nominee"   means  Cede  &  Co.  or  such  other  entity  as  is   designated  by  an  authorized
representative of the Depository.

                  "Non-Payment Rate" means, for Auction Rate Securities of each
Subseries, on any date of determination, the interest rate per annum equal to the Maximum Auction Rate, provided that in no event shall the Non-Payment Rate be more than the maximum rate permitted by State law.

                  "Notice of Cure of Payment Default" means a notice
substantially in such form provided in the First Supplemental Trust Agreement.

                  "Notice of Payment Default" means a written notice
substantially in such form provided in the First Supplemental Trust Agreement.

                  "Notice of Percentage Change" means a written notice to the
Trustee, the Broker-Dealer and the Auction Agent substantially in the form provided in the Market Agent Agreement.

                  "Notice of Proposed Percentage Change" means a written notice to the Trustee, the Broker-Dealer and the Auction Agent substantially in the form provided in the Market Agent Agreement.

                  "One-Month LIBOR" means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 am, London time, on such day. If at least two such quotations appear, "One-Month LIBOR" shall be the arithmetic mean (rounded upward, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If such rate does not appear on Telerate page 3750, the rate for that day will be determined on the basis of the Reuters
Screen LIBOR Page. If at least two such quotations appear, "One-Month LIBOR"
shall be the arithmetic mean (rounded upward, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, "One-Month LIBOR" with respect to such Auction Interest Period shall be determined at approximately 11:00 am, London time, on such day on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Auction Agent and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, "One-Month LIBOR" shall be the arithmetic mean (rounded upward, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, "One-Month LIBOR" shall be the arithmetic mean (rounded upward, if necessary to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 am, New York City time, on such day by three major banks in
New York, New York selected by the Auction Agent for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, "One-Month
LIBOR" shall be One-Month LIBOR as was in effect under the foregoing provisions for the immediately preceding Auction Interest Period.

                  "Opinion of Counsel" means a written opinion of counsel of recognized national standing in the field of law relating to municipal bonds, appointed and paid by the County.

                  "Original Trust Agreement" means the Trust Agreement, dated as of February 1, 1993, between the County and the Trustee, as originally executed and delivered.

                  "Outstanding," when used as of any particular time with
reference to Bonds, means (subject to the provisions of the Trust Agreement) all
Bonds except:

                           (1)      Bonds theretofore cancelled by or surrendered to the Trustee for cancellation;

                           (2)      Bonds  paid or  deemed  to have  been  paid  within  the  meaning  of the Trust
                  Agreement; and

                           (3) Bonds in lieu of or in substitution for which
                  other Bonds shall have been executed, issued and delivered by the County pursuant to the Trust Agreement.

                  "Payment Default" means:

                  (a)      a default in the due and punctual payment of any installment of interest with respect to a Subseries of Series 2002 B Bonds, or

                  (b) a default in the due and punctual payment of any interest, principal or premium, if any, with respect to Auction Rate Securities on their stated maturity date or pursuant to a mandatory sinking fund redemption;

                  provided however, that any payment of scheduled interest on any Subseries of Auction Rate Securities in the manner contemplated by the First Supplemental Trust Agreement shall not constitute a Payment
         Default.

                  "Permitted  Investments"  means any of the  following to the extent  permitted by the laws of the
State:

                           (1) United States Treasury notes, bonds, bills, or
                  certificates of indebtedness, or obligations for which the faith and credit of the United States of America are pledged for the payment of principal and interest (including
                  obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America
                  and securities which represent an undivided interest in such direct obligations), and also any securities now or hereafter authorized, the timely payment of both the principal of and interest on which is guaranteed fully and directly by the full faith and credit of the United States of America;

                           (2) Bonds or debentures of the Federal Home Loan Bank
                  Board established under the Federal Home Loan Bank Act, bonds, debentures, participation certificates or other obligations of the Government National Mortgage Association or the Federal
                  National Mortgage Association established under the National
                  Housing Act, as amended;

                           (3) Demand deposits, time certificates of deposit or
                  negotiable certificates of deposit issued by a state or
                  nationally chartered bank or trust company, including the
                  Trustee, or a state or national savings and loan association, provided that such certificates of deposit shall be (i)
                  continuously and fully insured by the Federal Deposit
                  Insurance Corporation or (ii) issued by any bank or trust
                  company organized under the laws of any state of the United
                  States, or any national banking association (including the
                  Trustee), having a combined capital and surplus of at least
                  $500,000,000, whose non-guaranteed senior debt is rated "A" or equivalent or better by the Rating Agencies and such
                  certificates shall have maturities of six months or less;

                           (4) Any repurchase agreement approved by the Insurer
                  with any bank or trust company organized under the laws of any state of the United States (including the Trustee) or any
                  national banking association or government bond dealer
                  reporting to, trading with and recognized as a primary dealer by, the Federal Reserve Bank of New York, which agreement is secured at all times by collateral security described in
                  clause (1) or (2) of this definition and in which the Trustee has a perfected security interest, and which collateral (a) is held by the Trustee or a third party agent, (b) is not subject to liens or claims of third parties, (c) has a market value determined as frequently and in an amount sufficient to
                  satisfy the collateralization levels required by the Rating
                  Agencies, and (d) failure to maintain the requisite collateral level will require the liquidation of the collateral;

                           (5) Bankers' acceptances which are issued by a bank
                  or trust company organized under the laws of any state of the
                  United States or any national banking association (including the Trustee) rated "A" or equivalent or better by the Rating
                  Agencies; provided, that such banker's acceptances may not exceed 270 days' maturity;

                           (6) Commercial paper of "prime" quality of the
                  highest ranking or of the highest letter and numerical rating as provided by the Rating Agencies, which commercial paper is limited to issuing corporations that are organized and
                  operating within the United States of America and that have total assets in excess of five hundred million dollars
                  ($500,000,000) and that have an "A" or equivalent or higher rating for the issuer's debentures, other than commercial
                  paper, as provided by the Rating Agencies; provided that
                  purchases of eligible commercial paper may not exceed one
                  hundred eighty (180) days' maturity nor represent more than ten percent (10%) of the outstanding commercial paper of an issuer corporation;

                           (7) Bonds, notes, warrants or other evidence of
                  indebtedness of any of the states of the United States or of any political subdivision or public agency thereof which are rated in the highest short-term or one of the two highest
                  long-term rating categories by the Rating Agencies;
                           (8) Government money market portfolios or money
                  market funds registered under the Federal Investment Company
                  Act of 1940, whose shares are registered under the Federal
                  Securities Act of 1933, and restricted to obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the United States, which portfolios shall have an "AAA" or equivalent by the Rating Agencies;

                           (9) Tax exempt securities issued by any state or
                  municipality rated "AAA" or equivalent by the Rating Agencies, for which the interest and principal has been provided by an escrow deposit which, in the opinion of an Independent
                  Certified Public Accountant, is fully sufficient to pay the principal of and interest and redemption premium, if any, on such tax exempt securities at their stated maturity or
                  redemption date;

                           (10) Guaranteed investment contracts in a form
                  approved by the Rating Agencies and the Insurer with entities the unsecured debt securities of which are rated in one of the two highest long-term rating categories by the Rating Agencies or the equivalent of such ratings by virtue of guarantees or insurance arrangements;

                           (11) The pooled investment fund of the County of San
                  Diego, California, which is administered in accordance with the investment policy of said County as established by the
                  County Treasurer, as permitted by Section 53601 of the
                  Government Code of the State, copies of which policy are
                  available upon written request to the County Treasurer; and

                           (12) The Local Agency Investment Fund (as that term
                  is defined in Section 16429.1 of the Government Code of the
                  State, as such Section may be amended or recodified from time to time).

                  "Person" means an individual, corporation, firm, association, partnership, trust or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.

                  "Principal Office" means the address stated as such for the
Trustee and any other fiduciary, agent or service provider as provided in the
First Supplemental Trust Agreement or any Related Documents.

                  "Principal Payment Date" means, with respect to each Series and Subseries of Bonds, each date on which principal is scheduled to be due and payable by reason of mandatory sinking fund redemption or maturity dates.

                  "Prior Bonds" means all of the County's Taxable Pension
Obligation Bonds, Series A, authorized by and at any time Outstanding pursuant to the Trust Agreement.

                  "Rate Adjustment Date" shall mean with respect to each
Subseries of the Auction Rate Securities, the date on which a new Interest Rate becomes effective with respect to such Subseries of Auction Rate Securities, and shall mean the initial Rate Adjustment Date and, thereafter, the first Business
Day following each Rate Determination Date (which, until an Auction Period
Adjustment, generally is each fourth Wednesday, or the next Business Day if such
Wednesday is not a Business Day).

                  "Rate Determination Date" shall mean (a) October 23, 2002 in the case of Series 2002 B-1 Bonds; (b) October 30, 2002 in the case of the
Series 2002 B-2 Bonds; (c) November 6, 2002 in the case of Series 2002 B-3
Bonds; and (d) November 13, 2002 in the case of Series 2002 B-4 Bonds, and thereafter, the Business Day immediately preceding the first day of each related
Auction Interest Period, other than: (i) an Auction Interest Period which commences on a Fixed Rate Conversion Date: (ii) each Auction Interest Period commencing after the ownership of Auction Rate Securities is no longer maintained in Book-Entry Form; (iii) each Auction Interest Period commencing after and during the continuance of a Payment Default; or (iv) an Auction
Interest Period commencing less than two Business Days after the cure or waiver of a Payment Default. Notwithstanding the foregoing, the Rate Determination Date for one or more Auction Interest Periods may be changed as described below under paragraph (n) under the heading "Maturity, Interest Rates and Payment Terms herein."

                  "Rating Agencies" means, collectively, Moody's and S&P.

                  "Record Date" means, with respect to an Interest Payment Date, fifteen calendar days immediately preceding such Interest Payment Date, whether or not such day is a Business Day.

                  "Redemption Date" means any date on which any Bond is redeemed and fully paid pursuant to the First Supplemental Trust Agreement.

                  "Redemption Price" means the principal, premium (if any) and accrued interest to the applicable redemption date on which all or any portion of the Series 2002 B Bonds are subject to optional or mandatory sinking fund redemption pursuant to the provisions of the First Supplemental Trust Agreement.

                  "Regular Record Date" means, with respect to Auction Rate
Securities, the second Business Day immediately preceding each Interest Payment
Date.

                  "Related Documents" means the Auction Agent Agreement, each
Broker-Dealer Agreement and each Market Agent Agreement, in each case as from time to time amended or supplemented.

                  "Representation Letter" means the letter of representation dated the date of issuance of the 1994 Series A Bonds, to The Depository Trust
Company, New York, New York, from the County and the Trustee relating to the
1994 Series A Bonds.

                  "Retirement Law" means the County Employees Retirement Law of
1937, consisting of Division 4 of Title 3 of the Government Code of the State.

                  "S&P" means Standard & Poor's Ratings Service, and its
successors and assigns, or, if it shall no longer perform the functions of a securities rating organization, any other nationally recognized securities
Rating Agency designated by the County.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Depositories" means: The Depository Trust Company,
711 Stewart Avenue, Garden City, New York 11530, Fax-(516) 227-4039 or 4190; or
such other addresses and/or such other securities depositories as the County may designate to the Trustee.

                  "Sell Order" shall have the meaning given to such term in the
Auction Procedures.

                  "Series 2002 Bonds" means the County of San Diego Taxable
Pension Obligation Bonds, Series 2002 A, Series 2002 B and Series 2002 C.

                  "Series 2002 B Serial Bonds" means, upon the Fixed Rate
Conversion Date, Series 2002 B Fixed Rate Bonds of any single maturity or maturities (i.e. "term bonds" prior to the Fixed Rate Conversion Date), with respect to which the County elects to establish a schedule of one or more principal maturity dates, and/or principal amounts and redemption dates and prices for optional redemption or mandatory redemption of Series 2002 B Fixed
Rate Bonds if an Opinion of Counsel is provided to the Trustee to the effect that such schedule, dates, principal amounts and/or redemption prices will not adversely affect the validity of the Series 2002 B Bonds under State law.

                  "Series 2002 B Fixed Rate Bonds" means any Subseries of Series
2002 B Bonds which are no longer Auction Rate Securities following the Fixed
Rate Conversion Date.

                  "Special Record Date" means a special date fixed to determine the names and addresses of Holders of the Bonds for purposes of paying interest on a special interest payment date for the payment of defaulted interest, all as further provided in the First Supplemental Trust Agreement.

                  "State" means the State of California.

                  "Subseries" means, severally, the Series 2002 B Bonds,
Subseries B-1, Subseries B-2, Subseries B-3 and Subseries B-4.

                  "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial
Auction Agent Agreement, whereby a Person having the qualifications required by the First Supplemental Trust Agreement agrees with the Trustee to perform the duties of the Auction Agent under the First Supplemental Trust Agreement.

                  "Substitute Auction Agent" means the Person with whom the
Trustee enters into a Substitute Auction Agent Agreement.

                  "Substitute Market Agent Agreement" means a market agent
agreement containing terms substantially similar to the terms of the Initial
Market Agent Agreement, whereby a Person or Persons having the qualifications required by the First Supplemental Trust Agreement agrees with the Trustee to perform the duties of the Market Agent under the Trust Agreement.

                  "Substitute Market Agent" means the Person or Persons
acceptable to the Insurer with whom the Trustee enters into a Substitute Market
Agent Agreement.

                  "Supplemental Trust Agreement" means any trust agreement then in full force and effect which has been duly executed and delivered by the
County and the Trustee amendatory or supplemental to the Trust Agreement; but only if and to the extent that such Supplemental Trust Agreement is specifically authorized under the Trust Agreement.

                  "Tender Date" means the date on which the Auction Rate
Securities of any Series are required to be tendered purchased pursuant to the
First Supplemental Trust Agreement.

                  "Tender Price" means the purchase price to be paid to the
Holders of any Auction Rate Securities purchased pursuant to the provisions of
First Supplemental Trust Agreement, which shall be the principal amount thereof tendered for purchase, without premium, plus accrued and unpaid interest, if any, to the Tender Date.

                  "Term Bonds" means Bonds which are payable on or before their specified maturity dates from sinking fund payments established for that purpose and calculated to retire such Bonds on or before their specified maturity dates.

                  "Trust Agreement" means the Trust Agreement, dated as of
February 1, 1993, between the County and the Trustee, as originally executed and as amended and supplemented by the First Supplemental Trust Agreement, and as it
may from time to time be amended or supplemented by all Supplemental Trust
Agreements executed pursuant to the provisions of the Trust Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means BNY Western Trust Company, any other
association or corporation which may at any time be substituted in its place as provided in the Trust Agreement.

                  "Undelivered Bond" means any Auction Rate Security which
constitutes an Undelivered Bond under the provisions of the First Supplemental
Trust Agreement.

                  "Written Request of the County" means an instrument in writing signed by the Chief Administrative Officer or Treasurer-Tax Collector of the
County, or by any other officer of the County duly authorized by the County for that purpose.

                               SERIES 2002 B BONDS

Auction Interest Periods

                  After the Initial Auction Period for Series 2002 B Bonds, the
Auction Interest Period shall be a 28-day period unless and until changed in accordance with the definition of Auction Interest Period.

Date; Initial Accrual of Interest

                  Each Series 2002 B Bond shall be dated the Dated Date.
Interest with respect thereto shall be payable from the Interest Payment Date next preceding the date of execution thereof, unless:

(a) it is executed on an Interest Payment Date, in which event interest with respect thereto shall be payable from such Interest Payment Date; or

(b) it is executed after a Regular Record Date and on or before the following
Interest Payment Date, in which event interest with respect thereto shall be payable from such Interest Payment Date; or

(c) it is executed on or before the first Regular Record Date, in which event interest with respect thereto shall be payable from the Dated Date;

provided, however, that if, as of the date of execution of any Series 2002 B
Bond, interest is in default with respect to any Outstanding Series 2002 B Bond, interest on such Series 2002 B Bond shall be payable from the Interest Payment
Date to which interest has previously been paid or made available for payment with respect to the Outstanding Series 2002 B Bonds.

Maturity, Interest Rates and Payment Terms

                  Interest on the Series 2002 B Bonds shall be computed and
payable, and principal shall be payable, in each case in lawful money of the
United States of America, as follows:

(a) Interest Rates; Distributions on Auction Rate Securities. Interest with respect to the Auction Rate Securities of each Subseries shall be at the rates specified under this heading, as determined under the Trust Agreement from time to time. The Trustee shall determine the aggregate interest payable by the
County in accordance with the Trust Agreement on or before each Interest Payment
Date but not later than two Business Days prior to each Interest Payment Date.
Interest due on any Interest Payment Date with respect to Auction Rate
Securities in the aggregate shall equal the sum of all interest accrued with respect to such Auction Rate Securities during and to the extent of each Auction
Interest Period occurring on and after the immediately preceding Interest
Payment Date or the Dated Date (whichever came last). The interest accrued with respect to Auction Rate Securities at the conclusion of any Auction Interest
Period in the aggregate for such Subseries shall equal:

(i)      the applicable Auction Rate for such Subseries, multiplied by

(ii)     the aggregate  principal amount of the Outstanding  Auction Rate Securities of such Subseries,  multiplied by

(iii)    the number of days in the applicable  Auction Interest Period for such Subseries or part thereof,  divided by

(iv)     360,

and rounding the resulting figure to the nearest cent (a half-cent being rounded upward). The amount of such interest distributable to the Depository (which in turn is obligated to remit such interest to its DTC Participants for subsequent disbursement to the Beneficial Owners of Auction Rate Securities), in respect of each $25,000 in principal amount for any Auction Interest Period or part thereof, shall be calculated by the Trustee by applying the applicable Auction
Rate for such Auction Interest Period or part thereof to such $25,000 principal amount, multiplying the result by the actual number of days in such Auction
Interest Period or part thereof, divided by 360, and rounding the resultant figure to the nearest cent (a half-cent being rounded upward).

                  The Trustee shall deliver to the Auction Agent, to the
Depository or other Holders of the Applicable Auction Rate Securities, a notice of any Payment Default in accordance with the First Supplemental Trust
Agreement.

(b) Payment of Principal Upon Surrender. Principal with respect to a Series 2002
B Bond, whether or not designated as Auction Rate Securities, shall be payable only upon presentation and surrender of such Series 2002 B Bond at the Principal
Office of the Trustee; provided, however, that payments of principal with respect to Auction Rate Securities, at maturity or upon redemption, shall be made by wire transfer of immediately available funds to the Depository while the
Auction Rate Securities are in book-entry form unless such method of payment shall have been modified by written agreement among the Trustee, the Depository and the Auction Agent.

(c) Mailed Interest Payments. Except as provided in paragraph (d) immediately below, interest with respect to the Series 2002 B Bonds, whether or not designated as Auction Rate Securities, shall be payable on each Interest Payment
Date by the Trustee by check mailed on the date on which such interest is due, to the Holders as of the close of business on the Regular Record Date for such
Interest Payment Date to the registered address of Holders appearing on the registration books maintained by the Trustee.

(d) Wired Interest Payments. In the case of Series 2002 B Bonds, whether or not designated as Auction Rate Securities, held by any Holder in an aggregate principal amount of $1,000,000 or more as shown on the registration books maintained by the Trustee, who, prior to the Regular Record Date next preceding any Interest Payment Date, has provided the Trustee with wire transfer instructions, interest shall be paid on each Interest Payment Date in immediately available funds in accordance with such wire transfer instructions provided by that Holder. Unless otherwise requested by the Depository, payments of interest with respect to Auction Rate Securities shall be made to the
Depository in the foregoing manner while the Auction Rate Securities are in book-entry form; provided, however, that such manner may be modified by written agreement among the Trustee, the Depository and the Auction Agent.

(e) Payment of Defaulted Interest. The Trustee shall determine not later than
2:00 p.m., New York City time, on the Business Day next succeeding each Interest
Payment Date, whether a Payment Default relating to the applicable Subseries of
Series 2002 B Bonds has occurred. If a Payment Default relating to any Subseries has occurred, the Trustee, not later than 3:00 p.m., New York City time, on such
Business Day, shall send a Notice of Payment Default to the Auction Agent and the Broker-Dealer by facsimile or similar means and, if such Payment Default is cured, the Trustee shall as quickly as is commercially reasonable send a Notice of Cure of Payment Default to the Auction Agent relating to by facsimile or similar means. Whether or not Series 2002 B Bonds are then designated as Auction
Rate Securities, Defaulted Interest with respect thereto shall forthwith cease to be payable to DTC and DTC's Participants for the benefit of their respective
Beneficial Owners as of the relevant Regular Record Date by virtue of having been such Beneficial Owners, but such Defaulted Interest shall continue to accrue, and if and when money becomes available for the payment of such interest, the Trustee shall establish a Special Record Date for the payment of such interest, which date shall be not more than 15 nor fewer than 10 days before the proposed payment date, and shall give notice by first-class mail of the pending payment and the Special Record Date and, on the proposed payment date, such interest shall be payable to the Holders of the Series 2002 B Bonds as of the close of business on such Special Record Date.

(f) Payment of Unpresented Series 2002 B Bonds. If any Series 2002 B Bonds are
not presented for payment when the principal with respect thereto becomes due or if any check or draft mailed to an Holder in connection with a payment of interest with respect to any Series 2002 B Bond is not cashed by such Holder, if an amount sufficient to pay principal and interest with respect to such Series
2002 B Bonds is held by the Trustee for the benefit of the Holders thereof, the
Trustee shall segregate and hold such money in trust for the benefit of such
Holders, who shall, except as provided in paragraph (g) below, thereafter be restricted exclusively to such amounts for the satisfaction of any claim of whatever nature on their part under the Trust Agreement or relating to the
Series 2002 B Bonds. Any money which the Trustee segregates and holds in trust for the payment of the Tender Price of any Series 2002 B Bond which remains unclaimed for two years after the applicable maturity or redemption date shall be paid to the County. After the payment of such unclaimed money to the County, the former Holder of such Series 2002 B Bond shall look only to the County for the payment of the principal amount due on the applicable maturity or redemption date, plus accrued interest thereon to such applicable maturity or redemption date. The County shall not be liable for any interest on unclaimed money from and after the applicable maturity or redemption date and the County shall not be regarded as a trustee of such unclaimed money. This subsection (f) shall supersede the Original Trust Agreement and shall apply only to Auction Rate
Securities.

(g) General Limits on Interest Rate Adjustments. The interest rate with respect to the Auction Rate Securities of any one or more Subseries may be adjusted as provided in the remaining paragraphs under this heading "Maturity, Interest
Rates and Payment Terms," and interest with respect to all Series 2002 B Bonds of each Subseries shall be calculated at the same rate established for the
Series 2002 B Bonds at any given time; provided, however, that such interest shall not exceed the Maximum Auction Rate. As for Auction Rate Securities of
each Subseries, the related Auction Agent shall calculate the Maximum Auction
Rate and the All-Hold Rate on each Auction Date. If the ownership of the Auction
Rate Securities is no longer maintained in book-entry form by the Depository, the Auction Agent shall calculate the Maximum Auction Rate on the Business Day immediately preceding each Interest Payment Date after the delivery of Series
2002 B Bonds representing the Auction Rate Securities pursuant to the First
Supplemental Trust Agreement. If a Payment Default shall have occurred, the
Trustee shall calculate the Non-Payment Rate on the first day of (i) each
Auction Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Auction Interest Period commencing less than two Business Days after the cure of any Payment Default.
The Auction Agent shall determine One-Month LIBOR for each Auction Interest
Period for each Subseries of Auction Rate Securities on each respective Rate
Determination Date in accordance with the Auction Agent Agreement; provided that if the ownership of the Auction Rate Securities is no longer maintained in book-entry form, or if a Payment Default has occurred, then the Trustee shall determine One-Month LIBOR for each such Auction Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of
One-Month LIBOR, the Maximum Auction Rate, the All-Hold Rate and the Non-Payment
Rate shall (in the absence of manifest error) be final and binding upon the
Holders, all Beneficial Owners and all other parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the
Trustee and each Broker-Dealer of One-Month LIBOR, the Maximum Auction Rate, the
All-Hold Rate and the Non-Payment Rate. The County hereby approves the Auction
Procedures and Settlement Procedures set forth in the forms of Auction Agent
Agreement, Broker-Dealer Agreement and Market Agent Agreement, with such changes thereto and completion thereof as are not materially adverse to the County.
Except for the determination by the Trustee of One Month LIBOR as provided in this subsection (g), nothing in this subsection (g) shall otherwise be construed to require the Trustee to establish the Auction Rate for any Auction Rate
Securities; the establishment of each Auction Rate shall be determined in the manner set forth in the Auction Documents.

(h) Basis for Interest Accrual. Except for Auction Rate Securities, as to which interest shall be calculated in accordance with the provisions described under
"Maturity, Interest Rates and Payment Terms - Interest Rates; Distributions on
Auction Rate Securities," interest with respect to the Series 2002 B Bonds shall accrue on the basis of a 360-day year of twelve 30-day months.

(i) Dates for Interest Payments. Interest with respect to the Series 2002 B
Bonds of each Subseries shall be payable on each Interest Payment Date, each
Redemption Date, each Tender Date and on each maturity date of such Subseries.

(j) Applicable Auction Rate. Interest with respect to the Auction Rate
Securities of each Subseries shall be computed on the basis of a 360-day year for the actual number of days elapsed. The applicable Auction Rate for each
Subseries of Auction Rate Securities for each Auction Interest Period shall be the Auction Rate established for the applicable Subseries of Auction Rate
Securities, provided that:

(i)      if a notice of an adjustment in the percentages used to determine the
         Maximum Auction Rate, the All-Hold Rate and the Non-Payment Rate shall have been given by the Market Agent in accordance with paragraph (m)
         below and because of a failure to satisfy either of the conditions set forth in subparagraphs (i) or (ii) of paragraph (m) below, such adjustment shall not have taken effect, then an Auction shall not be held on the Auction Date immediately preceding the next succeeding
         Interest Payment Date and the applicable Auction Rate for such next succeeding Auction Interest Period shall equal the Maximum Auction Rate on such Auction Date; and

(ii)     if, on any Auction Date, an Auction is not held for any reason then the
         Applicable Auction Rate for the next succeeding Auction Interest Period shall equal the Maximum Auction Rate on such Auction Date.

Notwithstanding the foregoing:

(A)               if the ownership of the Auction Rate Securities of any
                  Subseries is no longer maintained in book-entry form by the
                  Depository, the applicable Auction Rate for each Subseries for any Auction Interest Period commencing after the delivery of
                  Series 2002 B Bonds as Auction Rate Securities pursuant to the
                  First Supplemental Trust Agreement shall equal the Maximum
                  Auction Rate on the Business Day immediately preceding the first day of such succeeding Auction Interest Period; or

(B)               if a Payment Default shall have occurred,  the Applicable  Auction Rate for the Auction  Interest
                  Period  commencing on or immediately  after such Payment  Default,  and for each Auction Interest
                  Period  thereafter,  to and including  the Auction  Interest  Period,  if any,  during which,  or commencing  less than two Business Days after,  such Payment  Default is cured in accordance with the First  Supplemental  Trust  Agreement,  shall equal the Non-Payment  Rate on the first day of each such  Auction  Interest  Period,  provided  that if an Auction  occurred on the Business Day immediately  preceding any such Auction  Interest  Period,  the applicable  Auction Rate for such
                  Auction Interest Period shall be the Non-Payment Rate.

(k)      Notice of Auction  Rate,  Amounts and Payment  Dates.  For Series 2002 B Bonds  designated as Auction Rate
Securities:

(i)      So long as the ownership of Auction Rate Securities is maintained in book-entry form by the Depository, the Trustee shall advise the
         Depository of each Regular Record Date for the Auction Rate Securities of each Subseries at least two Business Days prior thereto and request, by 4:00 p.m., New York City time, on the Business Day immediately preceding each Regular Record Date, that the Depository deliver to the
         Trustee a position listing showing, at the close of business on the applicable Regular Record Date, the aggregate principal amount of
         Auction Rate Securities of each Subseries; and

(ii)     On the date of delivery of the Series 2002 B Bonds, or as soon as practicable thereafter, and on the Business Day preceding each Interest
         Payment Date for each Subseries, the Trustee shall inform:

(A)               the Auction Agent (so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate
                  Securities is maintained in book-entry form by the Depository)
                  and the Insurer, of:

(1)      the next Interest Payment Date, and

(2)      the  amount  payable  to the  Auction  Agent on the  Auction  Date  pursuant  to  paragraph  (l) set forth immediately below; and

(B)               the Depository (so long as the ownership of the Auction Rate
                  Securities is maintained in book-entry form by the Depository)
                  and the Insurer of the amount of interest distributable in respect of each $25,000 in principal amount (taken to the
                  nearest .000001 without rounding) of the Auction Rate
                  Securities of each Subseries for any Auction Interest Period or part thereof, calculated in accordance with paragraph (a)
                  under this heading.

                  So long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Securities is maintained in book-entry form by the Depository, if any day scheduled to be an Interest Payment Date shall be changed after the Trustee shall have given the notice referred to in subparagraph (i) of this paragraph (k), the Trustee shall, not later than 12:15
p.m., New York City time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old Interest Payment Date, by such means as the
Trustee deems practicable, give notice of such change to the Auction Agent and the Insurer.

(l) Auction Agent Fees and Broker-Dealer Fees with Respect to Auction Rate
Securities. On each Interest Payment Date for each Subseries, the County shall pay (or shall cause the Trustee to pay pursuant to the First Supplemental Trust
Agreement) to each Auction Agent and to each Broker-Dealer (or to each Auction
Agent for the benefit of each Broker-Dealer), on behalf of the Existing Holders of the Auction Rate Securities of the related Subseries, in immediately available funds, an amount equal to the Auction Agent Fee then due to the
Auction Agent (as calculated by the Auction Agent and delivered to the Trustee in the form of an electronic transmission or facsimile transmission) with respect to each Subseries and the Broker-Dealer Fee then due to the applicable
Broker-Dealer (as calculated by the Auction Agent and delivered to the Trustee in the form of an electronic transmission or facsimile transmission).

(m) Adjustments in Percentages for Auction Rate Securities. Pursuant to each
Market Agent Agreement, the Market Agent, with the consent of the County and the
Insurer, will adjust the percentages used in determining the All-Hold Rate, the
Applicable Spreads used in determining the Maximum Auction Rate and the percentage used in calculating the Non-Payment Rate, and the Market Agent thereunder will communicate its determination to make such adjustments by means of a Notice of Proposed Percentage Change, delivered in writing at least twenty days prior to any Auction Date on which the Market Agent desires to effect the change, to the County, the Broker-Dealer, the Trustee, the Insurer and the
Auction Agent. Such notice shall be effective only if it is accompanied by the form of an Opinion of Counsel to the effect that such adjustment is authorized under the First Supplemental Trust Agreement and satisfies the requirements of the First Supplemental Trust Agreement. Any such adjustment shall take effect on the applicable Auction Date only if:

(i)      the Trustee and the Auction Agent receive by 9:30 am, New York City time, on such Auction Date, an Opinion of Counsel to the effect that such adjustment is authorized by the First Supplemental Trust
         Agreement; and

(ii)     If the condition referred to in subparagraph (i) above is not satisfied, the existing percentage used in determining the All-Hold
         Rate, the percentage used in determining the Non-Payment Rate and the
         Applicable Spreads used in determining the Maximum Auction Rate shall remain in effect and the rate of interest for the next succeeding
         Auction Interest Period shall equal the Maximum Auction Rate on the applicable Auction Date.

(n) Changes in Auction Interest Period or Periods. The County may change, from time to time, the length of one or more Auction Interest Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Interest Period and the Interest Rate borne by the
Auction Rate Securities (an "Auction Period Adjustment"); provided that the
County shall have received a Rating Affirmation from each Rating Agency and a
Opinion of Counsel to the effect that such action is duly authorized under the
Trust Agreement and will not, in and of itself, have and advserse effect on the
State of California personal income taxes exemption. The County will not initiate such change in the length of the Auction Interest Period unless it has received the written consent of the Market Agent, which consent shall not be unreasonably withheld (and in the case of any adjustment where the new Auction
Interest Period will be in excess of thirty five (35) days, the written consent of the Insurer), not less than fifteen days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The County will initiate an
Auction Period Adjustment by giving written notice to the Trustee, the Auction
Agent, the Market Agent, the Securities Depository and each Rating Agency then rating the Auction Rate Securities subject to such Auction Period Adjustment, in substantially the form of, or containing substantially the information contained in the Trust Agreement at least 10 days prior to the Rate Determination Date for such Auction Interest Period.

                  No Auction Period Adjustment may result in an Auction Interest
Period of less than 7 nor more than 91 days, with respect to Auction Rate
Securities with a "Short Auction Period", or in an Auction Interest Period that is more than three months shorter or longer than the Auction Interest Period established upon the issuance of such Auction Rate Securities, with respect to
Auction Rate Securities with a "Long Auction Period." An Auction Period
Adjustment will not be allowed unless Sufficient Clearing Bids (as defined in
APPENDIX F - "AUCTION AND SETTLEMENT PROCEDURES" herein) existed or all Auction
Rate Securities were subject to Submitted Hold Orders (as defined in APPENDIX F
- "AUCTION AND SETTLEMENT PROCEDURES" herein) at both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.

                  An Auction Period Adjustment will take effect only if (A) the
Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the
Business Day before the Rate Determination Date for the first such Auction
Interest Period, a Certificate from the County authorizing an Auction Period
Adjustment specified in such certificate and the written consent of the Market
Agent described above and the Rating Affirmation and the Opinion of Counsel specified above, and (B) Sufficient Clearing Bids exist or all Auction Rate
Securities were subject to Submitted Hold Orders at the Auction on the Rate
Determination Date for such first Auction Interest Period. If the conditions referred to above are not met, the Auction Rate applicable for the next Auction
Interest Period will be determined pursuant to the Auction Procedures and the length of the Auction Interest Period will remain the same.

(o) Changes in the Rate Determination Date. The Market Agent may, while any of the Auction Rate Securities are Outstanding and with the written consent of an
Authorized Officer of the County, specify an earlier Rate Determination Date for any one or more Series of the Auction Rate Securities (but in no event than five
Business Days earlier than the Rate Determination Date for the Auction Rate
Securities that would otherwise be determined in accordance with the definition of Rate Determination Date for such Series) with respect to one or more specified Auction Interest Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting a Rate Determination Date and the Interest Rate borne on the
Auction Rate Securities. The Authorized Officer of the County will not consent to such change in the Rate Determination Date unless he or she shall have received from the Market Agent not less than 15 days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The
Market Agent will provide notice of its determination to specify an earlier Rate
Determination Date for one or more Auction Interest Periods by means of a written notice delivered at least 10 days prior to the proposed changed Rate
Determination Date to the Trustee, the Auction Agent, the County and the
Securities Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the Trust Agreement.

                  In connection with any change in Auction terms described
above, the Auction Agent will provide such further notice to such parties as is specified in the Auction Agent Agreement.

(p) Conversion of Auction Rate Securities to Fixed Interest Rates. At the option of the County, with the prior written consent of the Insurer, all but not less than all of the Series 2002 B Bonds may be converted from Auction Rate
Securities to Series 2002 B Bonds bearing interest at fixed interest rates as follows:

(i)      The Fixed Rate Conversion Date shall be an Interest Payment Date.

(ii)     The County  shall give  written  notice of any such  conversion  to the Trustee,  the  applicable  Auction
         Agent, the Insurer and the applicable  Broker-Dealer  not less than fifteen (15) days nor more than thirty
         (30) days prior to the date on which the Trustee is  required to notify the Series 2002 B Bond  Holders of the  conversion of the  applicable  Subseries  pursuant to  subparagraph  (iii)  immediately  below.  Such notice  shall  specify  the  proposed  Fixed Rate  Conversion  Date of the  applicable  Subseries  and the principal  amount of Auction Rate  Securities to be converted to Series 2002 B Bonds  bearing  interest at
         fixed  interest   rates.   Together  with  such  notice,   the  County  shall  file  with  the  applicable
         Broker-Dealer  and the Trustee a form of Opinion of Counsel addressed to the  Broker-Dealer,  the Trustee, the County and the  Insurer to the effect  that the  conversion  of the  Auction  Rate  Securities  of the applicable  Subseries to fixed interest rates will not adversely  affect the validity of the Series 2002 B
         Bonds under State law. No conversion  shall become  effective  unless on or before the proposed Fixed Rate
         Conversion  Date the County  shall also file with the  Trustee  an  Opinion  of Counsel  addressed  to the
         Trustee,  the County and the Insurer  substantially  in the form  described in the  immediately  preceding sentence, dated the Fixed Rate Conversion Date.

(iii)    Not fewer than forty (40) days prior to the Fixed Rate Conversion Date established for the applicable Series, the Trustee shall mail a written notice of the conversion to the Holders of all Auction Rate Securities
         (with a copy to the Insurer) of the applicable Subseries to be converted, which notice shall:

(A)      specify the Fixed Rate Conversion Date established for the applicable Subseries;

(B)               notify such Holders that the Auction Rate Securities of the applicable Subseries to be converted will be subject to
                  mandatory tender for purchase on such Fixed Rate Conversion
                  Date at a price equal to 100% of the principal amount of such
                  Auction Rate Securities, plus interest accrued and unpaid with respect thereto, if any, to but not including the Fixed Rate
                  Conversion Date;

(C)               notify such Holders that in the event of a failed conversion, or in the event the County exercises its right of election to revoke the conversion pursuant to the First Supplemental Trust
                  Agreement, such Auction Rate Securities will not be subject to mandatory tender, will be returned to their Holders, will
                  automatically convert to the Auction Interest Period in effect immediately prior to the Fixed Rate Conversion Date and will bear interest at the Maximum Auction Rate;

(D)      set forth the time, the place and the manner for tendering such Auction Rate Securities for purchase; and

(E) set forth any other matters required to be stated pursuant to the First
Supplemental Trust Agreement.

(iv)     Not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Fixed Rate Conversion Date established for the applicable Subseries, at the direction of the County, the applicable Broker-Dealer shall determine, by offering for sale and using at least its best efforts to find purchasers for the Subseries of
         Auction Rate Securities which are to be converted to Series 2002 B
         Bonds bearing interest at fixed interest rates:

(A)      the fixed interest rate(s) applicable to such Series 2002 B Bonds after such Fixed Rate Conversion Date;

(B)               the allocation of such Series 2002 B Bonds between Series 2002
                  B Serial Bonds and other Series 2002 B Bonds, which allocation shall be made in such manner as shall:

(1)      produce the lowest aggregate interest payable with respect to the converted Series 2002 B Bonds;

(2)                        establish mandatory Redemption Dates and related
                           principal amounts for Series 2002 B Serial Bonds, if
                           any, and establish mandatory Redemption Dates and
                           related principal amounts for Series 2002 B Bonds
                           other than Series 2002 B Serial Bonds, if any, which
                           are consistent, on a pro rata basis, with the
                           principal of such Series 2002 B Bonds prior to such
                           Fixed Rate Conversion Date;

(3)      permit Bond Counsel to render the opinion described in subparagraph (ii) above;

                  provided, however, that if Bond Counsel is unable to render such opinion because of the allocation procedures set forth in this subparagraph (iv), all such converted Series 2002 B Bonds shall be redesignated as Series 2002 B Serial Bonds with
                  mandatory Redemption Dates and related principal amounts which are consistent, on a pro rata basis, with the applicable
                  principal of such Series 2002 B Bonds prior to the Fixed Rate
                  Conversion Date).

                                    Such determination shall be conclusive and
                  binding upon the County, the Trustee and the Holders of the
                  Series 2002 B Bonds of the applicable Subseries to be
                  converted to which such rate or rates will be applicable. Not later than 5:00 pm, New York City time, on the date of
                  determination of the fixed interest rate(s), as provided in the first sentence of this subparagraph (iv), the applicable
                  Broker-Dealer shall notify the County and the Trustee of the following by facsimile notice:

(C)      the aggregate  principal  amount of the Series 2002 B Bonds bearing interest at fixed rates as a result of such conversion;

(D)               a schedule of the mandatory Redemption Dates and related
                  principal amounts of converted Series 2002 B Bonds which the
                  County has redesignated as Series 2002 B Serial Bonds; and

(E)               a schedule of the mandatory Redemption Dates and related
                  principal amounts of converted Series 2002 B Bonds which are not Serial Bonds, if any.

                                    If necessary or appropriate in the Opinion
                  of Counsel, the County shall execute and deliver an additional supplement to the Trust Agreement setting forth, among other things, the terms of the Series 2002 B Fixed Rate Bonds and the form of Series 2002 B Fixed Rate Bond;

(v)      The County may revoke its election to effect a conversion of the applicable Subseries of the Auction Rate Securities to Series 2002 B
         Bonds bearing interest at fixed interest rates by giving written notice of such revocation to the Trustee, the Insurer and the applicable
         Broker-Dealer and at any time prior to the Business Day immediately preceding the Fixed Rate Conversion Date.

(vi)     Auction Rate Securities of the applicable Subseries which are to be converted to Series 2002 B Bonds bearing interest at fixed interest rates shall be subject to mandatory tender for purchase on a proposed
         Fixed Rate Conversion Date (subject to the availability of funds sufficient to pay the Tender Price of such Series 2002 B Bonds having been provided to the Trustee through the remarketing of such Series
         2002 B Bonds) at a price equal to 100% of the principal amount of such
         Auction Rate Securities, plus interest accrued and unpaid with respect thereto to, if any, but not including, the Fixed Rate Conversion Date.

(vii)    If on a proposed Fixed Rate Conversion  Date, any condition  precedent to such  conversion  required under the First  Supplemental  Trust Agreement shall not be satisfied,  the Trustee shall give written notice by first-class  mail,  postage  prepaid,  as soon as  practicable  and in any event  not later  than the next succeeding  Business Day to the Holders of the applicable  Subseries to be converted that such  conversion has not occurred,  that the Series 2002 B Bonds of the applicable  Subseries to be converted  shall not be purchased on the failed Fixed Rate  Conversion  Date,  that the Auction Agent shall  continue to implement the Auction  Procedures  on the  Auction  Dates with  respect to the Series  2002 B Bonds which  otherwise would  have been  converted,  excluding,  however,  the  Auction  Date  falling on the  Business  Day next preceding the failed Fixed Rate  Conversion  Date,  and that the interest rate with respect to such Series
         2002 B Bonds shall continue to be the applicable Auction Rate; provided,  however,  that the interest rate on the Series 2002 B Bonds  during the  Auction  Interest  Period  commencing  on such  failed  Fixed Rate
         Conversion Date shall be the Maximum Auction Rate until the next scheduled Auction Date.

(q)      Purchase of Series 2002 B Bonds.

(A)      Mandatory  Tender for Purchase Upon  Conversion to Fixed  Interest  Rates.  The Series 2002 B Bonds of any
                  Subseries  shall be subject to  mandatory  tender for  purchase if at any time the Trustee  gives notice, in accordance with the procedures set forth in  subsection (B) immediately  below,  that, at the option of the County,  the Series 2002 B Bonds of such  Subseries are to be converted to a fixed  interest  rate  pursuant to the  provisions  of the First  Supplemental  Trust  Agreement;
                  subject to the  availability  of funds  sufficient  to pay the Tender Price of such Series 2002 B
                  Bonds having been provided to the Trustee  through the  remarketing  of such Series 2002 B Bonds.
                  In the case of  conversion  of Series  2002 B Bonds to fixed  interest  rates,  the Series 2002 B
                  Bonds of such  Subseries  shall be subject to  mandatory  tender for  purchase as provided in the
                  First  Supplemental  Trust  Agreement.  The  Series  2002 B Bonds of such  Subseries  subject  to mandatory tender shall be purchased or deemed purchased at the Tender Price.

(B)               Notice of Mandatory Tender for Purchase. In connection with any mandatory tender for purchase of any Series 2002 B Bonds of any Subseries in accordance with paragraph (A) immediately above and paragraph (p) under this heading "Maturity, Interest
                  Rates and Payment Terms", the Trustee shall give the notice required by the First Supplemental Trust Agreement as part of the notices given pursuant to (if applicable) paragraph (p)
                  under this heading "Maturity, Interest Rates and Payment
                  Terms". Such notice shall state:

(1)                        that the Tender Price of any Series 2002 B Bond
                           subject to mandatory tender for purchase shall be
                           payable only upon surrender of that Series 2002 B
                           Bond to the Trustee at its Principal Office for
                           delivery of Series 2002 B Bonds, accompanied by an
                           instrument of transfer, in form satisfactory to the
                           Trustee, executed in blank by the Holder or such
                           Holders duly authorized attorney, with such signature
                           guaranteed in the manner set forth in the form
                           attached to the Series 2002 B Bonds;

(2)                        that, provided that moneys sufficient to effect such
                           purchase have been provided through the remarketing
                           of such Series 2002 B Bonds by the applicable
                           Broker-Dealer, and provided that the County has not
                           exercised its right of election to revoke the
                           conversion pursuant to the First Supplemental Trust
                           Agreement, Series 2002 B Bonds subject to mandatory
                           tender for purchase shall be purchased on the Tender
                           Date;

(3)      that if any Holder of a Series 2002 B Bond subject to mandatory  tender for  purchase  does not  surrender such  Series  2002 B Bond to the Trustee  for  purchase  on the Tender  Date,  then such
                           Series  2002  B  Bond,  on  and  after  such  Tender  Date,  shall  be  deemed  to be an
                           Undelivered  Series 2002 B Bond,  that no  interest  shall  accrue with  respect to such
                           Series  2002 B Bond on and after such  Tender Date and that the Series 2002 B Bond shall have no rights  under the Trust  Agreement  other than to receive  payment of the Tender
                           Price; and

(4)                        that, in the event moneys sufficient to pay the
                           Tender Price of such Series 2002 B Bonds have not
                           been provided to the Trustee through the remarketing
                           of such Series 2002 B Bonds, such Series 2002 B Bonds
                           shall not be purchased or deemed purchased and shall
                           continue to have interest accrue with respect thereto
                           as if such failed purchase had not occurred.

                                    If the circumstances described in
                  subparagraph (4) above should occur, then the affected Series
                  2002 B Bonds shall not be purchased or deemed purchased and shall continue to have interest accrue with respect thereto as described in subparagraph (4) above. The Insurance Policy may not be drawn upon to purchase any Series 2002 B Bonds under the Trust Agreement.

(C)      Undelivered  Series  2002 B Bonds.  The  following  provisions  shall apply to  Undelivered  Series 2002 B
                  Bonds:

(1)      The Trustee  may refuse to accept  delivery  of any Series  2002 B Bond for which a proper  instrument  of transfer has not been provided;  provided,  however,  that such refusal shall not affect the  validity  of the  purchase  of such  Series  2002 B Bond as  provided  in the First
                           Supplemental  Trust  Agreement.  If any  Holder  of a  Series  2002 B  Bond  subject  to mandatory tender for purchase pursuant to the First  Supplemental  Trust Agreement fails to deliver  such Series  2002 B Bond  properly  endorsed,  such Series 2002 B Bond shall constitute an Undelivered Series 2002 B Bond.

(2)                        If funds in the amount of the purchase price of the
                           Undelivered Series 2002 B Bond are available for
                           payment to the Holder thereof on the Tender Date and
                           at the time specified, then, from and after the
                           Tender Date and time of such required delivery:

                                                     (A) such Undelivered Series
                                            2002 B Bond shall be deemed to be
                                            purchased and shall no longer be
                                            deemed to be Outstanding under the
                                            Trust Agreement;

                                                     (B)      interest  shall no  longer  accrue  with  respect  to
                                            such Undelivered Series 2002 B Bond; and

                                                     (C) funds in the amount of
                                            the purchase price of the
                                            Undelivered Series 2002 B Bond shall
                                            be held uninvested by the Trustee
                                            for the benefit of the Holder
                                            thereof (provided that such Series
                                            2002 B Bond shall have no right to
                                            any investment proceeds derived from
                                            such funds), to be paid on delivery
                                            (and proper endorsement) of such
                                            Undelivered Series 2002 B Bond to
                                            the Trustee at its Principal Office
                                            for delivery of the Series 2002 B
                                            Bonds. Any money which the Trustee
                                            segregates and holds in trust for
                                            the payment of the Tender Price of
                                            any Series 2002 B Bond which remains
                                            unclaimed for two years after the
                                            date of purchase shall be paid to
                                            the County. After the payment of
                                            such unclaimed money to the County,
                                            the former Holder of such Series
                                            2002 B Bond shall look only to the
                                            County for the payment of the Tender
                                            Price. The County shall not be
                                            liable for any interest on unclaimed
                                            money and shall not be regarded as a
                                            trustee of such money.

(r) Determination by Trustee; Notice of Tender. For purposes of paragraph (p)
under this heading, the Trustee shall determine timely and proper delivery of
Series 2002 B Bonds and the proper endorsement of Series 2002 B Bonds delivered.
Such determination shall be binding on the Holders of such Series 2002 B Bonds, the County, and the Broker-Dealer, absent manifest error.

Transfer And Exchange

(a) Transfer of Series 2002 B Bonds. The registration of any Series 2002 B Bond may, in accordance with its terms, be transferred upon the Registration Books by the Person in whose name it is registered, in Person or by his attorney duly authorized in writing upon surrender of such Series 2002 B Bond for cancellation at the Office of the Trustee, accompanied by delivery of a written instrument of transfer in a form acceptable to the Trustee, duly executed. Whenever any Series
2002 B Bond shall be surrendered for registration of transfer, the Trustee shall execute and deliver a new Series 2002 B Bond or Series 2002 B Bonds for a like aggregate principal amount in authorized denominations. The Trustee shall require the payment by the Series 2002 B Bond Holder requesting such transfer of any tax or other governmental charge required to be paid with respect to such transfer. The cost of printing any Series 2002 B Bonds and any services rendered or any expenses incurred by the Trustee in connection with any transfer shall be paid by the County. The Trustee shall not be required to transfer:

(i)      any Series 2002 B Bonds during the period between the date fifteen (15)
         days prior to the date of selection of Series 2002 B Bonds for redemption and such date of selection, or

(ii)     any Series 2002 B Bonds selected for redemption.

(b) Exchange of Series 2002 B Bonds. Series 2002 B Bonds may be exchanged, upon surrender thereof, at the Office of the Trustee for a like aggregate principal amount of Series 2002 B Bonds of other authorized denominations of the same maturity. Whenever any Series 2002 B Bond or Series 2002 B Bonds shall be surrendered for exchange, the Trustee shall execute and deliver a new Series
2002 B Bond or Series 2002 B Bonds for like aggregate principal amount in
Authorized Denominations. The Trustee shall require the payment by the Series
2002 B Bond Holder requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange. The cost of printing any Series 2002 B Bonds and any services rendered or any expenses incurred by the Trustee in connection with any exchange shall be paid by the County. The
Trustee shall not be required to exchange:

(i)      any Series 2002 B Bonds during the period between the date fifteen (15)
         days prior to the date of selection of Series 2002 B Bonds for redemption and such date of selection, or

(ii)     any Series 2002 B Bonds selected for redemption.

CUSIP Numbers

                  The Trustee and the County shall not be liable for any defect or inaccuracy in any CUSIP number that appears on any Series 2002 B Bond or in any redemption notice. The Trustee may, in its discretion, include in any redemption notice a statement to the effect that the CUSIP numbers on the Series
2002 B Bonds have been assigned by an independent service and are included in such notice solely for the convenience of the Holders and that neither the
Trustee nor the County shall be liable for any inaccuracies in such numbers.

Book-Entry Procedures

(a) Transfers Outside Book-Entry System. The Depository may determine to discontinue providing its services with respect to the Series 2002 B Bonds at any time by giving notice to the County and the Trustee and discharging its responsibilities with respect thereto under applicable law. The Trustee shall notify the Depository in the event any such notice is received from the
Depository. The County, at the request or with the consent of the Depository and without the consent of any other Person, may terminate the services of the
Depository with respect to the Series 2002 B Bonds if the County or the
Depository determines that:

(i)      the Depository is unable to discharge its responsibilities with respect to the Series 2002 B Bonds, or

(ii)     a continuation of the requirement that all of the Outstanding Series
         2002 B Bonds be registered in the Registration Books kept by the
         Trustee in the name of the Nominee, or any other nominee of the
         Depository, is not in the best interest of the Beneficial Owners of the
         Series 2002 B Bonds.

                  Upon the termination of the services of the Depository with respect to the Series 2002 B Bonds pursuant to subparagraph (ii) immediately above, or upon any other discontinuance or termination of the services of the
Depository with respect to the Series 2002 B Bonds after which no substitute securities depository willing to undertake the functions of the Depository hereunder can be found which, in the opinion of the County, is willing and able to undertake such functions upon reasonable and customary terms, the Trustee is obligated to deliver Series 2002 B Bonds at the expense of the Beneficial Owners of the Series 2002 B Bonds, as described in the First Supplemental Trust
Agreement, and the Series 2002 B Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of the
Nominee of the Depository, but may be registered in whatever name or names
Series 2002 B Bond Holders transferring or exchanging Series 2002 B Bonds shall designate, in accordance with the provisions of the First Supplemental Trust
Agreement.

(b) Payments and Notices. Notwithstanding any other provision of the First
Supplemental Trust Agreement to the contrary, so long as any Series 2002 B Bond is registered in the name of the Nominee, all payments with respect to principal, premium, if any, and interest evidenced by such Series 2002 B Bond and all notices with respect to such Series 2002 B Bond shall be made and given, respectively, in the manner prescribed by the Depository from time to time.
Series 2002 B Bond Holders shall have no lien or security interest in any rebate or refund paid by the Depository to the Trustee or the County which arises from the payment by the Trustee of principal or interest evidenced by the Series 2002
B Bonds in immediately available funds to the Depository.

(c) Tenders and Deliveries. So long as Cede & Co. is the sole registered Holder of the Series 2002 B Bonds, all deliveries of Series 2002 B Bonds under the provisions of the First Supplemental Trust Agreement shall be made pursuant to
DTC's procedures as in effect from time to time, and none of the County or the
Trustee shall have any responsibility for or liability with respect to the implementation of such procedures.

Market Agent

                  The County hereby authorizes and expressly directs the
Trustee, as agent for the Beneficial Owners of the Auction Rate Securities, to
enter into a Market Agent Agreement relating to Auction Rate Securities with the
Initial Market Agent. The Market Agent shall serve in such capacity under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent shall be a member of the National Association of Securities Dealers, Inc.,
having capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this First Supplemental Trust
Agreement and the Market Agent Agreement. The Market Agent will promptly resign following receipt of a request by the Trustee or the Insurer (with a copy to the
County and the Trustee) or at any time, with the prior written consent of the
Insurer, upon and pursuant to the written direction of the Beneficial Owners of at least two-thirds of the aggregate principal amount of the Auction Rate
Securities then Outstanding filed with the Market Agent, the Insurer and the
County, provided that such removal shall not take effect until the appointment by the County of a Substitute Market Agent and the successors acceptance of their duties and obligations pursuant to appropriate documentation. The Market
Agent may also resign upon 30 days' prior written notice delivered to the
Trustee, provided that such resignation shall not take effect until the appointment by the County of a substitute Market Agent. If the County is unable to appoint a Substitute Market Agent within 30 days following receipt of such written notice of resignation, the Market Agent may petition the appropriate court having jurisdiction to appoint a Substitute Market Agent. Notwithstanding this provisions of the paragraph, the Market Agent may be removed at any time, at the request of the County with the consent of the Insurer, for any breach of its obligations under the First Supplemental Trust Agreement or under the Market
Agent Agreement.

                  The Trustee shall not be liable under any circumstances for any action taken, suffered or omitted by the Market Agent and shall be indemnified as set forth in the Trust Agreement.

Auction Agent

(a) The County authorizes and expressly directs the Trustee, as agent for the
Beneficial Owners of the Auction Rate Securities, to enter into the Initial
Auction Agent Agreement relating to Auction Rate Securities with Deutsche Bank
Trust Company Americas, a New York Banking Corporation, as the Initial Auction
Agent. Any Substitute Auction Agent shall be:

(i)      subject to the written approval of the applicable Broker-Dealer; and either:

(ii)     a bank or trust company duly organized under the laws of the United
         States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least
         $15,000,000; or

(iii)    a member of the National  Association of Securities  Dealers,  Inc.,  having a capitalization  of at least
         $15,000,000,

and, in either case, authorized by law to perform all the duties imposed upon it under the First Supplemental Trust Agreement and under the Auction Agent
Agreement. The Auction Agent may at any time resign and be discharged of its duties and obligations under the Auction Agent Agreement as Auction Agent by giving at least 90 days' prior notice to the Trustee, the County, the Insurer and the Market Agent. The Auction Agent may be removed at any time by a request of the Trustee or the Insurer (with a copy to the Trustee and the County) and upon thirty days notice to the Auction Agent or upon the written direction of the County or, with the prior written consent of the Insurer, the Beneficial
Owners of at least two-thirds of the aggregate principal amount of the Auction
Rate Securities then Outstanding, by an instrument signed by such Beneficial
Owners or their attorneys and filed with the Auction Agent, the applicable
Broker-Dealer, the Trustee, the Insurer and the Market Agent upon at least 30 days' prior notice. Neither resignation nor removal of the Auction Agent pursuant to the provisions of the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Market Agent, a Substitute Auction Agent
Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 45 days after notifying the Trustee, the applicable Broker-Dealer, the
County, the Insurer and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the
Auction Agent Agreement, the Auction Agent does not receive such payment. The
Trustee shall not be liable for any action taken, suffered or omitted by the
Auction Agent.

(b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the
County, with the consent of the Insurer, shall use its best efforts to appoint a
Substitute Auction Agent for such Series.

(c) The Auction Agent is acting as agent for the Beneficial Owners of the
Auction Rate Securities in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the applicable
Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the
Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining
(or failing to ascertain) the pertinent facts.

(d) Notwithstanding the provisions of paragraph (a) under this heading, the
Auction Agent may be removed at any time, at the request of the County, with the consent of the Insurer, for any breach of its obligations under the First
Supplemental Trust Agreement or under the related Auction Agent Agreement.

Broker-Dealers

(a)      The Auction  Agent will enter into a  Broker-Dealer  Agreement  with Salomon  Smith  Barney  Inc.,  Morgan
Stanley & Co.  Incorporated,  Banc of America  Securities LLC, Bear Stearns & Co. Inc. and Lehman Brothers Inc. for
the Auction Rate  Securities.  The County may, from time to time,  approve one or more additional  Persons to serve as  Broker-Dealers  under  Broker-Dealer  Agreements  and shall be  responsible  for providing  such  Broker-Dealer
Agreements to the Trustee and the applicable Auction Agent.

(b) Any Broker-Dealer may be removed at any time, at the request of the County, for any breach of its obligations under the First Supplemental Trust Agreement or under the Broker-Dealer Agreement, provided that at least one Broker-Dealer
Agreement must be in effect immediately following such removal.

No County or Trustee Liability For Auction Failures

                  Neither the County nor the Trustee shall be responsible for any failure of a Broker-Dealer to submit an Order (as defined in the Auction
Agent Agreement) to the Auction Agent on behalf of any Existing Holder or
Potential Holder (as defined in the Auction Agent Agreement), nor shall the
County nor the Trustee be responsible for failure by any Depository to effect any transfer or to provide the Auction Agent with current information regarding registration of transfers. The County shall have no liability if there are not
Sufficient Clearing Bids (as such term is defined in the Auction Agent
Agreement) from time to time pursuant to the Auction Procedures.

                               FUNDS AND ACCOUNTS

                  Bond Fund; Deposits to Bond Fund. The Debenture provides that the County is obligated to prepay each Fiscal Year's obligations within 30 days of the commencement of such Fiscal Year. In order to meet the County's obligations under Section 31453.5 of the Retirement Law for each Fiscal Year, the County shall deposit or cause to be deposited with the Trustee the amount of the County's obligations on the Bonds for such Fiscal Year within 30 days of the commencement of each Fiscal Year (the "Prepayment Obligation Date") and covenants that on October 3, 2002 and on each Prepayment Obligation Date commencing July 5, 2003 and thereafter, it will transfer to the Trustee an amount which, together with the amount then on deposit in the Debt Service Fund, will be not less than the amount of the obligations on the Bonds becoming due in such Fiscal Year. For purposes of determining the amount of the County's obligations on any Outstanding Auction Rate Securities for such Fiscal Year to be deposited in accordance with the previous sentence, the County's obligation
(the "Auction Rate Securities Prepayment Obligation") with respect to such
Auction Rate Securities shall be calculated on the basis of actual principal to be due and payable during such Fiscal Year plus interest payable on Outstanding
Auction Rate Securities based upon the weighted average interest rates with respect to the Auction Rate Securities for the 12-month period ending March 31 of the preceding Fiscal Year plus 200 basis points, as set forth in a certificate to be provided to the County by the Trustee on or before July 1 of each year.

                  On or about December 15 of each year, the County will
calculate, and set forth in a certificate to be provided to the Trustee and the
Insurer on such date, the projected interest to be payable with respect to the
Auction Rate Securities on February 15 of the succeeding year. Such calculation shall be made on the basis of (1) interest payable for any then current or past
Auction Interest Period for which interest has not been paid for each Subseries of Auction Rate Securities for which a specific Auction Rate has been determined, and (2) for any Auction Interest Period ending on or before the last
Business Day preceding such February 15 for each Subseries of Auction Rate
Securities for which a new interest rate has yet to be determined, on the basis of the weighted average interest rates with respect to the Auction Rate
Securities for dates after the immediately preceding Interest Payment Date and for which rates have been determined plus 200 basis points. If the amount then on deposit in the Debt Service Fund is less than the amount of the interest projected to be payable on all Outstanding Bonds on February 15 of the succeeding year, the County will transfer to the Trustee an amount which, together with the amount then on deposit in the Debt Service Fund, will be not less than the amount of the principal and the interest projected to be payable on all Outstanding Bonds on February 15 of the succeeding year.

                  If on the second Business Day prior to any February 15
Interest Payment Date the amount then on deposit in the Interest Account is less than the amount of the interest to be payable on all Outstanding Bonds on such
February 15, the County will transfer to the Trustee an amount which, together with the amount then on deposit in the Interest Account, will be not less than the than the amount of the interest to be payable on all Outstanding Bonds on such February 15.

                  Further, to the extent permitted by law, the County covenants to take such action as may be necessary to amend or supplement the budget appropriations for payments of the County's obligations on the Bonds including, without limitation the Auction Rate Securities Prepayment Obligation and Swap
Payments at any time and from time to time during any Fiscal Year in the event that the County's obligations on the Bonds including, without limitation the
Auction Rate Securities Prepayment Obligation and Swap Payments paid in any
Fiscal Year exceeds the pro rata portion of the appropriations then contained in the County's budget.

                  All amounts payable by the County under the Trust Agreement shall be promptly deposited by the Trustee upon receipt thereof in a special fund designated as the "Bond Fund" which fund is created under the Trust
Agreement and shall be held in trust by the Trustee.

                  Allocation of Moneys in Bond Fund. At least two Business Days prior to each Interest Payment Date or date fixed for redemption of Bonds, the
Trustee shall transfer from the Bond Fund, in immediately available funds, for deposit into the following respective accounts (each of which the Trustee shall maintain in trust separate and distinct from the other funds and accounts established under the Trust Agreement), the following amounts in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of funds sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any deposit is made to any account subsequent in priority:

                  (a)      Interest Account,

                  (b)      Principal Account, and

                  (c)      Administrative Expense Account.

All money in each of such accounts shall be held in trust by the Trustee and shall be applied, used and withdrawn only for the purposes authorized in the
Trust Agreement.

                  Interest Account. On each February 15 and August 15,
(commencing on August 15, 1994 with respect to the issuance of the 1994 Series A
Bonds and February 15, 2003 with respect to the issuance of the Series 2002
Bonds), the Trustee shall set aside from the Bond Fund and deposit in the
Interest Account that amount of money which is equal to the amount of interest becoming due and payable on all Outstanding Bonds on such February 15 or August
15, as the case may be.

                  No deposit need be made in the Interest Account if the amount contained in the Trust Agreement is at least equal to the aggregate amount of interest becoming due and payable on all Outstanding Bonds on such Interest
Payment Date.

                  All money in the Interest Account shall be used and withdrawn by the Trustee solely for the purpose of paying the interest on the Bonds as it shall become due and payable (including accrued interest on any Bonds purchased or redeemed prior to maturity).

                  Principal Account. On each August 15, the Trustee shall set aside from the Bond Fund and deposit in the Principal Account an amount of money equal to the amount of all sinking fund payments required to be made on such
August 15 into the respective sinking fund accounts for all Outstanding Term
Bonds and the principal amount of all Outstanding Bonds maturing on such August
15.

                  No deposit need be made in the Principal Account if the amount contained in the Trust Agreement is at least equal to the aggregate amount of the principal of all Outstanding Series 2002 B Serial Bonds maturing by their terms on such August 15 plus the aggregate amount of all sinking fund payments required to be made on such August 15 for all Outstanding Term Bonds.

                  The Trustee shall establish and maintain within the Principal
Account a separate subaccount for the Term Bonds of each series and maturity, designated as the "__ Sinking Account" (the "Sinking Account"), inserting in the
Trust Agreement the series and maturity (if more than one such account is established for such series) designation of such Bonds. With respect to each
Sinking Account, on each mandatory sinking account payment date established for such Sinking Account, the Trustee shall apply the mandatory sinking account payment required on that date to the redemption (or payment at maturity, as the case may be) of Term Bonds of the series and maturity for which such Sinking
Account was established, upon the notice and in the manner provided in the Trust
Agreement; provided that, at any time prior to giving such notice of such redemption, the Trustee may upon the Written Request of the County, apply moneys in such Sinking Account to the purchase for cancellation of Term Bonds of such series and maturity at public or private sale, as and when and at such prices
(including brokerage and other charges, but excluding accrued interest, which is payable from the Interest Account), as may be directed by the County, except that the purchase price (excluding accrued interest) shall not exceed the redemption price that would be payable for such Bonds upon redemption by application of such mandatory sinking account payment. If, during the twelve-month period immediately preceding said mandatory sinking account payment date, the Trustee has purchased Term Bonds of such series and maturity with moneys in such Sinking Account, such Bonds so purchased shall be applied, to the extent of the full principal amount thereof to reduce said mandatory sinking account payment.

                  All money in the Principal Account shall be used and withdrawn by the Trustee solely for the purpose of paying the principal of the Bonds as they shall become due and payable, whether at maturity or redemption, except that any money in any sinking account shall be used and withdrawn by the Trustee only to purchase or to redeem or to pay Term Bonds for which such sinking account was created.

                  Administrative Expense Account. Following the deposits set forth above having been made on each February 15 Interest Payment Date, any moneys remaining in the Bond Fund (other than those funds representing Swap
Payments under any swap agreement paid to the County or the Trustee and deposited in the Bond Fund as of August of the preceding year, which amounts shall be retained in the Bond Fund) shall be deposited by the Trustee in the
Administrative Expense Account. Moneys deposited in the Administrative Expense
Account shall be transferred by the Trustee to or upon the order of the County, as specified in a Written Request of the County, provided all of the County's obligations under the Trust Agreement are then otherwise satisfied.

                  Deposit and Investments of Money in Accounts and Funds. All
money held by the Trustee in any of the accounts or funds established pursuant hereto shall be invested in Permitted Investments at the Written Request of the
County. If no Written Request of the County is received, the Trustee shall invest funds held by it in Permitted Investments described in clause (8) of the definition thereof. Such investments shall as nearly as practicable mature on, but in any event before, the dates on which such money is anticipated to be needed for disbursement under the Trust Agreement. All interest or profits received on any money so invested shall be deposited in the Bond Fund.

                               REDEMPTION OF BONDS

                  Notice of Redemption. Notice of redemption with respect to
Bonds other than Auction Rate Securities shall be mailed by first-class mail by the Trustee, not less than 30 nor more than 45 days prior to the redemption date and with respect to Auction Rate Securities shall be mailed by first-class mail by the Trustee, not less than 30 days nor more than 60 days prior to the redemption date to (i) the respective Holders of the Bonds designated for redemption at their addresses appearing on the registration books of the Trustee and to the Insurer, (ii) the Securities Depositories and (iii) one or more
Information Services. Notice of redemption to the Securities Depositories and the Information Services shall be given by registered mail or overnight delivery or facsimile transmission. Each notice of redemption shall state the date of such notice, the redemption price, if any, (including the name and appropriate address of the Trustee), the CUSIP number (if any) of the maturity or maturities, and, if less than all of any such maturity is to be redeemed, the distinctive certificate numbers of the Bonds of such maturity, to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Bonds the redemption price, if any, thereof and in the case of a Bond to be redeemed in part only, the specified portion of the principal amount thereof to be redeemed, together with interest accrued thereon to the redemption date, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered at the address of the
Trustee specified in the redemption notice. Failure to receive such notice or any defect in the Trust Agreement shall not invalidate any of the proceedings taken in connection with such redemption.

                  In the event of redemption of Bonds (other than sinking
account redemptions), the Trustee shall mail a notice of redemption upon receipt of a Written Request of the County but only after the County shall file a
Certificate of the County with the Trustee that on or before the date set for redemption, the County shall have deposited with or otherwise made available to the Trustee for deposit in the Principal Account the money required for payment of the redemption price, including accrued interest, of all Bonds then to be called for redemption (or the Trustee determines that money will be deposited with or otherwise made available to it in sufficient time for such purpose), together with the estimated expense of giving such notice.

                  If notice of redemption has been duly given as aforesaid and money for the payment of the redemption price of the Bonds called for redemption is held by the Trustee, then on the redemption date designated in such notice
Bonds so called for redemption shall become due and payable, and from and after the redemption date so designated interest on such Bonds shall cease to accrue, and the Holders of such Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof.

Partially Redeemed Series 2002 B Bonds

                  Upon surrender of any Series 2002 B Bond redeemed in part
only, the Trustee shall execute and deliver to the Holder thereof, at the expense of the County, a new Series 2002 B Bond or Series 2002 B Bonds of
Authorized Denominations then applicable, equal in aggregate principal amount to the unpaid portion of the Series 2002 B Bond surrendered and of the same interest rate and the same maturity.

Effect of Redemption

                  From and after the date fixed for redemption, if funds
available for the payment of the principal of and interest (and premium, if any)
with respect to the Series 2002 B Bonds so called for redemption shall have been duly provided, such Series 2002 B Bonds so called shall cease to be entitled to any benefit under the First Supplemental Trust Agreement other than the right to receive payment of the principal, interest accrued to the Redemption Date, and premium, if any, and no interest shall accrue with respect thereto from and after the Redemption Date specified in the notice of such redemption. All Series
2002 B Bonds redeemed in whole or in part pursuant to the provisions of the
Trust Agreement shall be canceled by the Trustee and destroyed, and the Trustee shall certify in writing as to their destruction. If such funds shall not be so available on the Redemption Date, interest with respect to such Series 2002 B
Bonds or portions thereof shall continue accrue until paid at the same rate as it would have accrued had they not been called for redemption.

                          ISSUANCE OF ADDITIONAL BONDS

                  Conditions for the Issuance of Additional Bonds. The County
may at any time issue Additional Bonds on a parity with the Prior Bonds, but only subject to the following specific conditions, which are hereby made conditions precedent to the issuance of any such Additional Bonds:

                  (a)      The County shall be in compliance  with all  agreements  and covenants  contained in the
         Trust Agreement.

                  (b) The issuance of such Additional Bonds shall have been
         authorized pursuant to the Act and shall have been provided for by a
         Supplemental Trust Agreement which shall specify the following:

                           (1) The purpose for which such Additional Bonds are
                  to be issued; provided that such Additional Bonds shall be applied solely for (i) the purpose of satisfying any
                  obligation to make payments to the Association pursuant to the
                  Act relating to pension benefits accruing to the Association's members, and/or for payment of all costs incidental to or
                  connected with the issuance of Additional Bonds for such
                  purpose, and/or (ii) the purpose of refunding any Bonds then
                  Outstanding, including payment of all costs incidental to or connected with such refunding;

                           (2)      The authorized principal amount and designation of such Additional Bonds;

                           (3)      The  denomination or  denominations  of and method of numbering such Additional
                  Bonds;

                           (4)      The redemption  premiums,  if any, and the redemption  terms,  if any, for such
                  Additional Bonds;

                           (5) The amount, if any, to be deposited from the
                  proceeds of sale of such Additional Bonds in the Interest
                  Account in the Trust Agreement after referred to;

                           (6) Such other provisions (including the requirements
                  of a book-entry Bond registration system, if any) as are
                  necessary or appropriate and not inconsistent herewith.

                  Procedure for the Issuance of Additional Bonds. At any time after the sale of any Additional Bonds in accordance with the Act, the County shall execute such Additional Bonds for issuance under the Trust Agreement and shall deliver them to the Trustee, and thereupon such Additional Bonds shall be delivered by the Trustee to the purchaser thereof upon the Written Request of the County, but only upon receipt by the Trustee of the following documents or money or securities, all of such documents dated or certified, as the case may be, as of the date of delivery of such Additional Bonds by the Trustee:

                  (a)      An executed copy of the  Supplemental  Trust Agreement  authorizing the issuance of such
         Additional Bonds;

                  (b)      A Written Request of the County as to the delivery of such Additional Bonds;

                  (c) An Opinion of Counsel to the effect that (1) the County has executed and delivered the Supplemental Trust Agreement, and the
         Supplemental Trust Agreement is valid and binding upon the County and
         (2) such Additional Bonds are valid and binding obligations of the
         County entitled to the benefits of the Act and of the Trust Agreement, and such Additional Bonds have been duly and validly issued in accordance with the Act and with the Trust Agreement;

                  (d) A Certificate of the County containing such statements as may be reasonably necessary to show compliance with the conditions for the issuance of such Additional Bonds contained in the Trust Agreement;

                  (e) Such further documents, money or securities as are
         required by the provisions of the Supplemental Trust Agreement providing for the issuance of such Additional Bonds.

                  Additional Bonds. The County shall not issue Additional Bonds if immediately following issuance of such Additional Bonds the aggregate principal amount of Bonds insured by a financial guaranty insurance policy issued by the Insurer shall be less then 51% of the aggregate principal amount of all Outstanding Bonds.

                             COVENANTS OF THE COUNTY

                  Punctual Payment and Performance. The County will punctually pay the interest on and the principal of and redemption premiums, if any, to become due on every Bond issued under the Trust Agreement in strict conformity with the terms of the Trust Agreement and of the Bonds, and will faithfully observe and perform all the agreements and covenants to be observed or performed by the County contained in the Trust Agreement and in the Bonds.

                  Extension of Payment of Bonds. The County shall not directly or indirectly extend or assent to the extension of the maturity of any of the
Bonds or the time of payment of any claims for interest by the purchase of such
Bonds or by any other arrangement, and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such
Bonds or claims for interest shall not be entitled, in case of any default under the Trust Agreement, to the benefits of the Trust Agreement, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon which shall not have been so extended.
Nothing in the Trust Agreement shall be deemed to limit the right of the County to issue Bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of the
Bonds.

                  Additional Debt. The County expressly reserves the right to enter into one or more other agreements or indentures for any of its corporate purposes, and reserves the right to issue other obligations for such purposes.

                  Power to Issue Bonds. The County is duly authorized pursuant to law to issue the Bonds and to enter into the Trust Agreement. The Bonds and the provisions of the Trust Agreement are the legal, valid and binding obligations of the County in accordance with their terms. The Bonds constitute obligations imposed by law. In the event the County fails to deposit with the
Trustee the amounts required to pay principal of, premium, if any, and interest on the Bonds by an Interest Payment Date, in accordance with Section 31584 of the Retirement Law, the County Auditor shall forthwith transfer any lawfully available funds to the Trustee to the extent necessary to pay the principal of, premium, if any, and interest coming due on the Bonds on such Interest Payment
Date. The County may issue at any time, and from time to time, Additional Bonds in accordance with the Trust Agreement and any such Additional Bonds shall be subject to the benefits of the obligation imposed upon the County Auditor by the next preceding sentence.

                  Accounting Records and Reports. The County will keep or cause to be kept proper books of record and accounts in which complete and correct entries shall be made of all transactions relating to the receipts, disbursements, allocation and application of moneys on deposit in the funds and accounts established under the Trust Agreement, and such books shall be available for inspection by the Trustee, at reasonable hours and under reasonable conditions. Not more than 180 days after the close of each Fiscal
Year, the County shall furnish or cause to be furnished to the Trustee a complete financial statement covering receipts, disbursements, allocation and application of moneys on deposit in the funds and accounts established under the
Trust Agreement for such Fiscal Year. The Trustee shall have no duty to review or examine such statement.

                  Prosecution and Defense of Suits. The County will defend
against every suit, action or, proceeding at any time brought against the
Trustee upon any claim to the extent involving the failure of the County to fulfill its obligations under the Trust Agreement; provided that the Trustee or any affected Holder at its election may appear in and defend any such suit, action or proceeding. The County will indemnify and hold harmless the Trustee against any and all liability claimed or asserted by any person to the extent arising out of such failure by the County, and will indemnify and hold harmless the Trustee against any attorney's fees or other expenses which it may incur in connection with any litigation to which it may become a party by reason of its actions under the Trust Agreement, except for any loss, cost, damage or expense resulting from the active or passive negligence, willful misconduct or breach of duty by the Trustee. Notwithstanding any contrary provision hereof, this covenant shall remain in full force and effect even though all Bonds secured hereby may have been fully paid and satisfied.

                  Further Assurances. Whenever and so often as reasonably
requested to do so by the Trustee or any Holder, the County will promptly execute and deliver or cause to be executed and delivered all such other and further assurances, documents or instruments, and promptly do or cause to be done all such other and further things as may be necessary or reasonably required in order to further and more fully vest in the Holders all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them hereby.

                  Waiver of Laws. The County shall not at any time insist upon or plead in any manner whatsoever, or claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force that may affect the covenants and agreements contained in the Trust Agreement or in the Bonds, and all benefit or advantage of any such law or laws is hereby expressly waived by the County to the extent permitted by law.

                  Costs of  Issuance.  The County  shall  punctually  pay or cause to be paid all costs of issuance relating to the Bonds.

                  Performance of ISDA Master Agreements. The County shall
perform its obligations under and in accordance with one or more ISDA Master
Agreements dated as of September 17, 2002 by and between the County and Citibank
N.A., New York and/or Morgan Stanley Capital Services, Inc.

                   CERTAIN PROVISIONS RELATING TO THE TRUSTEE

                  Appointment of Trustee; Removal and Resignation. BNY Western
Trust Company shall serve as the Trustee for the Bonds for the purpose of receiving all money which the County is required to deposit with the Trustee under the Trust Agreement and for the purpose of allocating, applying and using such money as provided in the Trust Agreement and for the purpose of paying the interest on and principal of and redemption premiums, if any, on the Bonds presented for payment at the Corporate Trust Office of the Trustee with the rights and obligations provided in the Trust Agreement. The County agrees that it will at all times maintain a Trustee having a corporate trust office in Los
Angeles or San Francisco, California.

                  The County may at any time, unless there exists any event of default as defined in the Trust Agreement, remove the Trustee initially appointed and any successor thereto and may appoint a successor or successors thereto, in each case acceptable to the Insurer, by an instrument in writing;
provided that any such successor shall be a bank or trust company doing business and having a corporate trust office in Los Angeles or San Francisco, California, having a combined capital (exclusive of borrowed capital) and surplus of at least one hundred million dollars ($100,000,000) and subject to supervision or examination by federal or state authority. If such bank or trust company publishes a report of condition at least annually, pursuant to law or to the, requirements of any supervising or examining authority above referred to, then for the purpose of this section the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee may at any time resign by giving written notice of such resignation to the County and by mailing to the Holders notice of such resignation. Upon receiving such notice of resignation, the County shall promptly appoint a successor Trustee by an instrument in writing. Any removal or resignation of a Trustee and appointment of a successor Trustee shall become effective only upon the acceptance of appointment by the successor Trustee. If, within 30 days after notice of the removal or resignation of the Trustee no successor Trustee shall have been appointed and shall have accepted such appointment, the removed or resigning
Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, which court may thereupon, after such notice, if any, as it may deem proper and prescribe and as may be required by law, appoint a successor
Trustee having the qualifications required hereby.

                  The Trustee is authorized to pay or redeem the Bonds when duly presented for payment at maturity or on redemption prior to maturity. The
Trustee shall cancel all Bonds upon payment thereof or upon the surrender thereof by the County and shall destroy such Bonds and a certificate of destruction shall be delivered to the County. The Trustee shall keep accurate records of all Bonds paid and discharged and cancelled by it.

                  The Trustee shall, prior to an event of default, and after the curing of all events of default that may have occurred, perform such duties and only such duties as are specifically set forth in the Trust Agreement and no implied duties or obligations shall be read into the Trust Agreement. The
Trustee shall, during the existence of any event of default (that has not been cured), exercise such of the rights and powers vested in it by the Trust
Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  Liability of Trustee. The Trustee shall not be liable in
connection with the performance of its duties under the Trust Agreement except for its own active or passive negligence, willful misconduct or breach of duty.

                  The Trustee shall not be bound, subject to the rights of the
Insurer in connection with its Insurance Policy, to recognize any person as the
Holder of a Bond unless and until such Bond is submitted for inspection, if required, and such Holder's title thereto satisfactorily established, if disputed.

                  The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that the
Trustee was negligent in ascertaining the pertinent facts.

                  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Trust
Agreement.

                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement at the request, order or direction of any of the Bondholders pursuant to the provisions of the Trust
Agreement unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The Trustee has no obligation or liability to the
Holders for the payment of interest on, principal of or redemption premium, if any, with respect to the Bonds from its own funds; but rather the Trustee's obligations shall be limited to the performance of its duties under the Trust
Agreement.

                  The Trustee shall not be deemed to have knowledge of any event of default unless and until an officer at the Trustee's Corporate Trust Office responsible for the administration of its duties under the Trust Agreement shall have actual knowledge thereof or the Trustee shall have received written notice thereof at its Corporate Trust Office. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements in the Trust Agreement or of any of the documents executed in connection with the Bonds, or as to the existence of a default or event of default under the Trust Agreement. The Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.

                  The Trustee may execute any of the trusts or powers under the
Trust Agreement or perform any duties under the Trust Agreement either directly or by or through attorneys-in-fact, agents or receivers, and shall be answerable for the negligence or misconduct or any such attorney-in-fact, agent or receiver. The Trustee shall be entitled to advice of counsel and other professionals concerning all matters of trust and its duty under the Trust
Agreement, but the Trustee shall not be answerable for the professional malpractice of any attorney-in-law or certified public accountant in connection with the rendering of his professional advice in accordance with the terms of the Trust Agreement, if such attorney-in-law or certified public accountant was selected by the Trustee with due care.

                  Compensation and Indemnification of Trustee. The County
covenants to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties under the Trust
Agreement of the Trustee, and the County will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the
Trustee in accordance with any of the provisions of the Trust Agreement
(including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, default or willful misconduct, including the negligence or willful misconduct of any of its officers, directors, agents or employees. The County, to the extent permitted by law, shall indemnify, defend and hold harmless the Trustee against any loss, damages, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trusts created hereby, including costs and expenses (including attorneys' fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers under the Trust Agreement. The rights of the Trustee and the obligations of the
County described in this paragraph shall survive the discharge of the Bonds and the Trust Agreement and the resignation or removal of the Trustee.

                        AMENDMENT OF THE TRUST AGREEMENT

                  Amendment of the Trust Agreement Upon Consent of the Holders.
The Trust Agreement and the rights and obligations of the County and of the
Holders may be amended at any time by a Supplemental Trust Agreement which shall become binding when the written consents of the Holders of a majority in aggregate principal amount of the Bonds then Outstanding, exclusive of Bonds disqualified as provided in the Trust Agreement, are filed with the Trustee. No such amendment shall (1) extend the maturity of or reduce the interest rate on or amount of interest on or principal of or redemption premium, if any, on any
Bond without the express written consent of the Holder of such Bond, or (2)
reduce the percentage of Bonds required for the written consent to any such amendment.

                  Amendment of the Trust Agreement Without Consent of the
Holders. Subject to the rights of the Insurer as particularly set forth under the heading "PAYMENTS UNDER THE INSURANCE POLICY" herein, the Trust Agreement and the rights and obligations of the County and of the Holders may also be amended at any time by a Supplemental Trust Agreement which shall become binding upon adoption without the consent of any Holders, but only to the extent permitted by law and after receipt of an approving Opinion of Counsel for any purpose that will not materially adversely affect the interests of the Holders, including (without limitation) for any one or more of the following purposes --

                  (a) to add to the agreements and covenants required in the
         Trust Agreement to be performed by the County other agreements and covenants thereafter to be performed by the County, to pledge or assign additional security for the Bonds (or any portion thereof), or to surrender any right or power reserved in the Trust Agreement to or conferred in the Trust Agreement on the County;

                  (b) to make such provisions for the purpose of curing any
         ambiguity or of correcting, curing or supplementing any defective provision contained in the Trust Agreement and in any supplemental trust agreement or in regard to questions arising under the Trust
         Agreement which the County may deem desirable or necessary and not inconsistent herewith;

                  (c) to provide for the issuance of any Additional Bonds and to provide the terms of such Additional Bonds, subject to the conditions and upon compliance with the procedure set forth in the Trust Agreement
         (which shall be deemed not to adversely affect Holders);

                  (d) to modify, amend or add to the provisions in the Trust
         Agreement or in any supplemental agreement to permit the qualification thereof under the Trust Indenture Act of 1939, as amended, or any similar federal statutes hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by such statute or similar statute; or

                  (e) to modify, amend or supplement the Trust Agreement and any supplemental agreement in any manner that does not materially adversely affect the interest of Holders of Bonds.

                  Disqualified Bonds. Bonds owned or held by or for the account of the County shall not be deemed Outstanding for the purpose of any consent or other action or any calculation of Outstanding Bonds provided in the Trust
Agreement, and shall not be entitled to consent to or take any other action provided in the Trust Agreement; provided, however, that Series 2002 Bonds covered by the Insurance Policy shall not be so disqualified.

                  Endorsement or Replacement of Bonds After Amendment. After the
effective date of any action taken as in the Trust Agreement above provided, the
County may determine that the Bonds may bear a notation by endorsement in form approved by the County as to such action, and in that case upon demand of the
Holder of any Outstanding Bonds and presentation of his Bond for such purpose at the office of the Trustee a suitable notation as to such action shall be made on such Bond. If the County shall so determine, new Bonds so modified as, in the opinion of the County, shall be necessary to conform to such action shall be prepared and executed, and in that case upon demand of the Holder of any
Outstanding Bond a new Bond or Bonds shall be exchanged at the office of the
Trustee without cost to each Holder for its Bond or Bonds then Outstanding upon surrender of such Outstanding Bonds.

                  Amendment by Mutual Consent. The provisions of the Trust
Agreement shall not prevent any Holder from accepting any amendment as to the particular Bonds held by him, provided that due notation thereof is made on such
Bonds; provided that no Holder of a Series 2002 Bond insured by a financial guaranty insurance policy issued by the Insurer shall be permitted to accept such an amendment without the prior written consent of the Insurer.

                    EVENTS OF DEFAULT AND REMEDIES OF HOLDERS

                  Events of Default and Acceleration of Maturities. If one or
more of the following events (in the Trust Agreement called "events of default")
shall happen, that is to say:

                  (a)      if default  shall be made by the County in the due and punctual  payment of the interest on any Bond when and as the same shall become due and payable;

                  (b) if default shall be made by the County in the due and
         punctual payment of-the principal of or redemption premium, if any, on any Bond when and as the same shall become due and payable, whether at maturity as expressed in the Trust Agreement or by proceedings for redemption;

                  (c) if default shall be made by the County in the performance of any of the agreements or covenants required in the Trust Agreement to be performed by the County, and such default shall have continued
         for a period of 60 days after the County shall have been given notice in writing of such default by the Trustee; specifying such default and requiring the same to be remedied, shall have been given to the County by the Trustee or the Holders of not less than twenty-five percent
         (25%) in aggregate principal amount of the Bonds at the time
         Outstanding; provided, however, if the default stated in the notice can be corrected, but not within the applicable period, the Trustee and such Holders shall not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the County within the applicable period and diligently pursued until the default is corrected.

                  (d) if the County shall file a petition or answer seeking
         arrangement or reorganization under the federal bankruptcy laws or any other applicable law of the United States of America or any state therein, or if a court of competent jurisdiction shall approve a petition filed with or without the consent of the County seeking arrangement or reorganization under the federal bankruptcy laws or any other applicable law of the United States of America or any state therein, or if under the provisions of any other law for the relief or aid of debtors any court of competent jurisdiction shall assume custody or control of the County or of the whole or any substantial part of its property;

then and in each and every such case during the continuance of such event of default the Trustee may, and upon the written request of the Holders of not less than fifty-one percent (51%) in aggregate principal amount of the Bonds then
Outstanding shall, by notice in writing to the County, declare the principal of all Bonds then Outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become due and payable, anything contained in the Trust Agreement or in the Bonds to the contrary notwithstanding. The Trustee shall promptly notify all Holders of any such event of default which is continuing.

                  This provision, however, is subject to the condition that if at any time after the principal of the Bonds then Outstanding shall have been so declared due and payable and before any judgment or decree for the payment of the money due shall have been obtained or entered the County shall deposit with the Trustee a sum sufficient to pay all matured interest on all the Bonds and all principal of the Bonds matured prior to such declaration, with interest at the rate borne by such Bonds on such overdue interest and principal, and the reasonable fees and expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of interest on and principal of the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the
Trustee to be adequate shall have been made therefor, then and in every such case the Holders of not less than fifty-one percent (51%) in aggregate principal amount of Bonds then Outstanding, by written notice to the County and to the
Trustee, may on behalf of the Holders of all the Bonds then Outstanding rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default or shall impair or exhaust any right or power consequent thereon.

                  Application of Funds Upon Acceleration. All moneys in the
accounts and funds provided in the Trust Agreement upon the date of the declaration of acceleration by the Trustee and all amounts in such funds and accounts thereafter received by the County under the Trust Agreement shall be transmitted to the Trustee and shall be applied by the Trustee in the following order --

                  First, to the payment of the costs and expenses of the
Trustee, if any, in carrying out the provisions of the Trust Agreement with respect to Events of Default and remedies thereon, including reasonable compensation to their accountants and counsel, and to the payment of the costs and expenses of the Holders (including the Insurer) in providing for the declaration of such event of default, including reasonable compensation to its accountants and counsel; and

                  Second, upon presentation of the several Bonds, and the
stamping thereon of the amount of the payment if only partially paid or upon the surrender thereof if fully paid, to the payment of the whole amount then owing and unpaid upon the Bonds for interest and principal, with (to the extent permitted by law) interest on the overdue interest and principal at the rate borne by such Bonds, and in case such money shall be insufficient to pay in full the whole amount so owing and unpaid upon the Bonds, then to the payment of such interest, principal and (to the extent permitted by law) interest on overdue interest and principal without preference or priority among such interest, principal and interest on overdue interest and principal ratably to the aggregate of such interest, principal and interest on overdue interest and principal.

                  Institution of Legal Proceedings by Trustee. If one or more of the events of default shall happen and be continuing, the Trustee may with the prior written consent of the Insurer, and upon the written request of the
Holders of a majority in principal amount of the Bonds then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of the Holders of Bonds under the Trust
Agreement by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained in the Trust Agreement, or in aid of the execution of any power in the Trust Agreement granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights and duties under the Trust Agreement.

                  Non-Waiver. Nothing in any provision of the Trust Agreement or in the Bonds shall affect or impair the obligation of the County, which is absolute and unconditional, to pay the interest on and principal of and redemption premiums, if any, on the Bonds to the respective Holders of the Bonds at the respective dates of maturity or upon prior redemption as provided in the
Trust Agreement, or shall affect or impair the right of such Holders, which is also absolute and unconditional, to institute suit to enforce such payment by virtue of the contract embodied in the Trust Agreement and in the Bonds.

                  A waiver of any default or breach of duty or contract by the
Trustee or any Holder shall not affect any subsequent default or breach of duty or contract or impair any rights or remedies on any such subsequent default or breach of duty or contract. No delay or omission by the Trustee or any Holder to exercise any right or remedy accruing upon any default or breach of duty or contract shall impair any such right or remedy or shall be construed to be a waiver of any such default or breach of duty or contract or an acquiescence in the Trust Agreement, and every right or remedy conferred upon the Holders by the
Act or by the Trust Agreement may be enforced and exercised from time to time and as often as shall be deemed expedient by the Trustee or the Holders.

                  If any action, proceeding or suit to enforce any right or
exercise any remedy is abandoned, the County, the Trustee and any Holder shall be restored to their former positions, rights and remedies as if such action, proceeding or suit had not been brought or taken.

                  Actions by Trustee as Attorney-in-Fact. Any action, proceeding or suit which any Holder shall have the right to bring to enforce any right or remedy under the Trust Agreement may be brought by the Trustee for the equal benefit and protection of all Holders, whether or not the Trustee is a Holder, and the Trustee is hereby appointed (and the successive Holders, by taking and holding the Bonds issued under the Trust Agreement, shall be conclusively deemed to have so appointed it) the true and lawful attorney-in-fact of the Holders for the purpose of bringing any such action, proceeding or suit and for the purpose of doing and performing any and all acts and things for and on behalf of the
Holders as a class or classes as may be advisable or necessary in the opinion of the Trustee as such attorney-in-fact.

                  Remedies Not Exclusive. No remedy in the Trust Agreement
conferred upon or reserved to the Holders is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and shall be in addition to every other remedy given under the Trust Agreement or now or hereafter existing at law or in equity or by statute or otherwise and may be exercised without exhausting and without regard to any other remedy conferred by the Act or any other law.

                  Limitation on Bondholders' Right to Sue. No Holder of any Bond
issued under the Trust Agreement shall have the right to institute any suit, action or proceeding at law or equity, for any remedy under or upon the Trust
Agreement, unless (a) such Holder shall have previously given to the Trustee written notice of the occurrence of an event of default as defined under the
Trust Agreement; (b) the Holders of at least a majority in aggregate principal amount of all the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers in the Trust Agreement before granted or to institute such suit, action or proceeding in its own name; (c) said Holders shall have tendered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
and (d) the Trustee shall have refused or omitted to comply with such request for a period of 60 days after such request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

                  Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy under the Trust Agreement; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by his or their action to enforce any right under the Trust Agreement, except in the manner in the Trust Agreement provided;
and that all proceedings at law or in equity to enforce any provision of the
Trust Agreement shall be instituted, had and maintained in the manner in the
Trust Agreement provided and for the equal benefit of all Holders of the
Outstanding Bonds.

                  Absolute Obligation of County. Nothing in any provision of the
Trust Agreement or in the Bonds contained shall affect or impair the obligation of the County, which is absolute and unconditional, to pay the principal of, premium, if any and interest on the Bonds to the respective Holders of the Bonds at their respective due dates as in the Trust Agreement provided.

                  Rights of Insurer. The Insurer shall be deemed the Holder and shall be treated as such for purposes of any provisions requiring the consent or approval of the Holders of 2002 Bonds or with respect to rights of such Holders other than the right to receive payments of principal, purchase price and interest, and tender and purchase rights under the Trust Agreement, but only for so long as the Insurer is in compliance with the Insurance Policy, and if the
Insurer is in default under the Insurance Policy, the Insurer shall not have any rights granted to the Insurer under the Trust Agreement. See also, "PAYMENTS
UNDER THE INSURANCE POLICY" herein.

                               DEFEASANCE OF BONDS

                  Discharge of Bonds. If the County shall pay or cause to be paid or there shall otherwise be paid to the Holders of all Outstanding Bonds the interest thereon and the principal thereof and the redemption premiums, if any, thereon at the times and in the manner stipulated in the Trust Agreement and in the Bonds, then all agreements, covenants and other obligations of the
County to the Holders of such Bonds under the Trust Agreement shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the County all such instruments as may be necessary or desirable to evidence such discharge and satisfaction, the
Trustee shall pay over or deliver to the County all money or securities held by it pursuant hereto which are not required for the payment of the interest on and principal of and redemption premiums, if any, on such Bonds.

                  Any Outstanding Bonds shall prior to the maturity date or
redemption date thereof be deemed to have been paid within the meaning of and with the effect expressed in the paragraph above if (1) in case any of such
Bonds are to be redeemed on any date prior to their maturity date, the County shall have given to the Trustee in form satisfactory to it irrevocable instructions to provide notice in accordance with the Trust Agreement, (2) there shall have been deposited with the Trustee either (A) money in an amount which shall be sufficient or (B) Permitted Investments of the type described in clause
(1) of the definition of Permitted Investments and which are not subject to redemption prior to maturity (including any such Permitted Investments issued or held in book-entry form on the books of the County or the Treasury of the United
States of America) or tax exempt obligations of a state or political subdivision thereof which have been defeased under irrevocable escrow instructions by the deposit of such money or Permitted Investments and which are then rated in the highest rating category by the Rating Agencies, the interest on and principal of which when paid will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, in the opinion of an Independent Certified Public Accountant, to pay when due the interest to become due on such Bonds on and prior to the maturity date or redemption date thereof, as the case may be, and the principal of and redemption premiums, if any, on such Bonds, and (3) in the event such Bonds are not by their terms subject to redemption within the next succeeding 60 days, the County shall have given the Trustee in form satisfactory to it irrevocable instructions to mail as soon as practicable, a notice to the Holders of such Bonds that the deposit required by clause (2) above has been made with the Trustee and that such Bonds are deemed to have been paid in accordance with the Trust Agreement and stating the maturity date or redemption date upon which money is to be available for the payment of the principal of and redemption premiums, if any, on such Bonds.

                  Unclaimed Money. Anything contained in the Trust Agreement to the contrary notwithstanding, any money held by the Trustee in trust for the payment and discharge of any of the Bonds or interest thereon which remains unclaimed for two years after the date when such Bonds or interest thereon have become due and payable, either at their stated maturity dates or by call for redemption prior to maturity, if such money was held by the Trustee at such date, or for two years after the date of deposit of such money if deposited with the Trustee after the date when such Bonds have become due and payable, shall at the Written Request of the County be repaid by the Trustee to the County as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall not look to the
Trustee for the payment of such Bonds; provided, however, that before being required to make any such payment to the County, the Trustee may, and at the request of the County shall, at the expense of the County, cause to be published once a week for two successive weeks in a Financial Newspaper of general circulation in Los Angeles and in San Francisco, California and in the same or a similar Financial Newspaper of general circulation in New York, New York a notice that such money remains unclaimed and that, after a date named in such notice, which date shall not be less than 30 days after the date of the first publication of each such notice, the balance of such money then unclaimed will be returned to the County.

                       PAYMENTS UNDER THE INSURANCE POLICY

                  A. In the event that, on the second Business Day, and again on the Business Day, prior to the payment date on the Series 2002 Bonds, the
Trustee has not received sufficient moneys to pay all principal of and interest on the Series 2002 Bonds due on the second following or following, as the case may be, Business Day, the Trustee shall immediately notify the Insurer or its designee on the same Business Day by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

                  B.       If the  deficiency is made up in whole or in part prior to or on the payment  date,  the
Trustee shall so notify the Insurer or its designee.

                  C. In addition, if the Trustee has notice that any Bondholder has been required to disgorge payments of principal or interest on the Series
2002 Bond to a trustee in Bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Bondholder within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

                  D.       The Trustee is hereby  irrevocably  designated,  appointed,  directed and  authorized to act as attorney-in-fact for Holders of the Series 2002 Bonds as follows:

                           1. If and to the extent there is a deficiency in
         amounts required to pay interest on the Series 2002 Bonds, the Trustee shall (a) execute and deliver to State Street Bank and Trust Company,
         N.A., or its successors under the Insurance Policy (the "Insurance
         Paying Agent"), in form satisfactory to the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Insurance Policy payment from the Insurance
         Paying Agent with respect to the claims for interest so assigned, and
         (c) disburse the same to such respective Holders; and

                           2. If and to the extent of a deficiency in amounts
         required to pay principal of the Series 2002 Bonds, the Trustee shall
         (a) execute and deliver to the Insurance Paying Agent in form satisfactory to the Insurance Paying Agent an instrument appointing the
         Insurer as agent for such Holder in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Series 2002 Bond surrendered to the Insurance Paying agent of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Insurance Policy payment therefor from the Insurance Paying Agent, and (c) disburse the same to such Holders.

                  E. Payments with respect to claims for interest on and
principal of Series 2002 Bonds disbursed by the Trustee from proceeds of the
Insurance Policy shall not be considered to discharge the obligation of the
County with respect to such Series 2002 Bonds, and the Insurer shall become the owner of such unpaid Series 2002 Bond and claims for the interest in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

                  F.       Irrespective  of whether any such  assignment is executed and delivered,  the County and the Trustee hereby agree for the benefit of the Insurer that:

                           1. They recognize that to the extent the Insurer
         makes payments, directly or indirectly (as by paying through the
         Trustee), on account of principal of or interest on the Series 2002
         Bonds, the Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the County, with interest thereon as provided and solely from the sources stated in the
         Trust Agreement and the Series 2002 Bonds; and

                           2. They will accordingly pay to the Insurer the
         amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the
         Insurance Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the
         Trust Agreement and the Series 2002 Bond, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Series 2002 Bonds to Holders, and will otherwise treat the Insurer as the owner of such rights to the amount of such principal and interest.

                  G. In connection with the issuance of Additional Bonds, the
County shall deliver to the Insurer a copy of the disclosure document, if any, circulated with respect to such Additional Bonds.

                  H.       Copies  of any  amendments  made  to the  documents  executed  in  connection  with  the issuance  of the  Series  2002 Bonds  which are  consented  to by the  Insurer  shall be sent to  Standard & Poor's
Corporation.

                  I.       The Insurer shall receive  notice of the  resignation  or removal of the Trustee and the appointment of a successor thereto.

                  J.       The  Insurer  shall  receive  copies  of  all  notices   required  to  be  delivered  to
Bondholders and, on an annual basis, copies of the County's audited financial statements and Annual Budget.

                  L. For so long as the aggregate principal amount of Bonds
insured by a financial guaranty insurance policy issued by the Insurer shall be at least 51% of the aggregate principal amount of all Outstanding Bonds and provided that no event of default shall have occurred and be continuing under such insurance policy, the Insurer's consent shall be required, in addition to the consent of the Holders of the Bonds, when such consent is required for the following purposes: (a) execution and delivery of any Supplemental Trust
Agreement, (b) removal of the Trustee and selection and appointment of any successor Trustee, and (c) initiation or approval of any action not described in
(a) or (b) above which requires the consent of the Holders of the Bonds; and any provision of the Trust Agreement requiring the consent or approval of a majority or specified percentage of Holders of Outstanding Bonds shall, unless expressly stated otherwise, be satisfied by the consent or acquiescence of the Insurer in lieu of the consent of Holders, provided that such percentage shall correlate to the aggregate principal amount of Bonds insured by the Insurance Policy issued by the Insurer.

                  M. Notwithstanding the terms of the Trust Agreement as
described above under the heading "AMENDMENT OF THE TRUST AGREEMENT - Amendment of the Trust Agreement Without Consent of the Holders," for so long as the aggregate principal amount of Bonds insured by a financial guaranty insurance policy issued by the Insurer shall be at least 51% of the aggregate principal amount of all Outstanding Bonds and provided that no event of default shall have occurred and be continuing under such insurance policy, the Insurer's prior written consent shall be required as a condition to any amendment of the Trust
Agreement not otherwise requiring consent of the Holders.

                  N. Anything in the Trust Agreement to the contrary
notwithstanding, for so long as the aggregate principal amount of Bonds insured by a financial guaranty insurance policy issued by the Insurer shall be at least
51% of the aggregate principal amount of all Outstanding Bonds and provided that no event of default shall have occurred and be continuing under such insurance policy, upon the occurrence and during the continuance of an Event of Default under the Trust Agreement, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Bonds or the Trustee for the benefit of the Holders of the Bonds under the Trust
Agreement, including, without limitation, (i) the right to accelerate the principal of the Bonds as provided in the Trust Agreement, and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of Events of Default.

                  Notices: Any notice that is required to be given to a Holder of the Series 2002 Bond or to the Trustee pursuant to the Trust Agreement shall also be provided to the Insurer. All notices required to be given to the Insurer under the Trust Agreement shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk,
New York 10504 Attention: Surveillance.

                  The County agrees to reimburse the Insurer immediately and unconditionally upon demand, to the extent permitted by law, for all reasonable expenses, including attorneys' fees and expenses, incurred by the Insurer in connection with (i) the enforcement by the Insurer of the County's obligations, or the preservation or defense of any rights of the Insurer, under the Trust
Agreement and any other document executed in connection with the issuance of the
Series 2002 Bonds, and (ii) any consent, amendment, waiver or other action with respect to the Trust Agreement or any related document, whether or not granted or approved, together with interest on all such expenses from and including the date incurred to the date of payment at Citibank's Prime Rate plus 3% or the maximum interest rate permitted by law, whichever is less. In addition, the
Insurer agrees reserves the right to charge a fee in connection with its review of any such consent, amendment or waiver, whether or not granted or approved.

                                   APPENDIX D

                    PROPOSED FORM OF OPINION OF BOND COUNSEL

         Upon delivery of the Series 2002 Bonds, Orrick, Herrington & Sutcliffe
LLP, Los Angeles, California, Bond Counsel, proposes to render its final approving opinion with respect to the Series 2002 Bonds in substantially the following form:

                               [Date of Delivery]

County of San Diego
1600 Pacific Highway
San Diego, California  92101

             Re: County of San Diego Taxable Pension Obligation Bonds,
                  Series 2002 A, Series 2002 B and Series 2002 C
                                (Final Opinion)

Ladies and Gentlemen:

         We have acted as bond counsel in connection with the issuance by the
County of San Diego (the "County") of $________ aggregate principal amount of
County of San Diego Taxable Pension Obligation Bonds, Series 2002 A, Series 2002
B and Series 2002 C (collectively, the "Bonds"), pursuant to Articles 10 and 11 of Chapter 3 of Division 2 of Title 5 of the California Government Code (the
"Act") and a Trust Agreement, dated as of February 1, 1994 (the "Original Trust
Agreement"), between the County and U.S. Trust Company of California, N.A., as
trustee, as amended and supplemented by a First Supplemental Trust Agreement, dated as of September 1, 2002 (the "Supplemental Trust Agreement" and together with the Original Trust Agreement, the "Trust Agreement"), between the County and BNY Western Trust Company, as successor trustee (the "Trustee").

         In such connection, we have reviewed the Trust Agreement, the opinions of counsel to the Trustee and the County, the report prepared by the County's
Actuary (the "Actuary") regarding the valuation of the assets and liabilities of the County Employees' Retirement Association, certificates of the County, the
Trustee, the Actuary and others and such other documents, matters and opinions to the extent we deemed necessary to render the opinions set forth herein.

         The opinions expressed herein are based on an analysis of existing laws, regulations, rulings and court decisions, including the default judgment rendered on December 16, 1993, by the Superior Court of the County of San Diego
in the action entitled County of San Diego v. All Persons, No. 670668, filed
November 10, 1993, and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted or events occurring after the date hereof. We have not undertaken to determine, or to inform any person, whether any such actions are taken or omitted or events do occur or any other matters come to our attention after the date hereof. Our engagement with respect to the Bonds has concluded with their issuance, and we disclaim any obligation to update this letter. We have assumed the genuineness of all documents and signatures presented to us (whether as originals or as copies) and the due and legal execution and delivery thereof by, and validity against, any parties other than the County. We have not undertaken to verify independently, and have assumed, the accuracy of the factual matters represented, warranted or certified in the documents referred to in the second paragraph hereof. We call attention to the fact that the rights and obligations under the Bonds and the Trust Agreement may be subject to bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and other laws relating to or affecting creditors' rights, to the application of equitable principles, to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against counties in the State of
California. We express no opinion with respect to any indemnification, contribution, choice of law, choice of forum or waiver provisions contained in the foregoing documents. Finally, we undertake no responsibility for the accuracy, completeness or fairness of the Official Statement or other offering material relating to the Bonds and express no opinion with respect thereto.

         Based on and subject to the foregoing, and in reliance thereon, as of the date hereof, we are of the following opinions:

         1.       The Bonds constitute valid and binding obligations of the County.

         2.       The  Supplemental  Trust  Agreement has been duly  executed and  delivered by, and  constitutes a valid and binding obligation of, the County.

         3. The Bonds do not constitute an obligation of the County for which the County is obligated to levy or pledge any form of taxation or for which the
County has levied or pledged any form of taxation, and neither the Bonds nor the obligation of the County to make payment of the interest on or the principal of the Bonds constitutes an indebtedness of the County or the State, or any of its political subdivisions, in contravention of any constitutional or statutory debt limitation or restriction.

         4. Interest on the Bonds is not excludable from gross income for federal income tax purposes and is exempt from State of California personal income taxes. We express no opinion regarding other tax consequences related to the ownership or disposition of, or the accrual or receipt of interest on, the
Bonds.

                                       Faithfully yours,

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                                       per

                                   APPENDIX E

                             BOOK-ENTRY ONLY SYSTEM

         The Series 2002 Bonds will be available in book-entry form only in the denominations of (i) with respect to Fixed Rate Bonds, $5,000 or any integral multiple thereof, (ii) with respect to Auction Rate Securities, $25,000 or any integral multiple thereof, and (iii) with respect to PINES, $25 or integral multiples thereof. Purchasers of beneficial ownership interests in the Series
2002 Bonds will not receive bonds representing their interests in the Bonds purchased. The Underwriter will confirm original issuance purchases with statements containing certain terms of the Bonds purchased. DTC will act as securities depository for the Series 2002 Bonds. The ownership of one fully registered Bond for each maturity and type of the Series 2002 Bonds as set forth on the cover page hereof, each in the aggregate principal amount of each such maturity, will be registered in the name of Cede & Co., as nominee for DTC and will be deposited with DTC.

         The information in this Appendix concerning The Depository Trust
Company ("DTC"), New York, New York, and DTC's book-entry system has been obtained from DTC and the County takes no responsibility for the completeness or accuracy thereof. The County cannot and does not give any assurances that DTC,
DTC Participants or Indirect Participants will distribute to the Beneficial
Owners (a) payments of interest, principal or premium, if any, with respect to the Series 2002 Bonds, (b) certificates representing ownership interest in or other confirmation or ownership interest in the Series 2002 Bonds, or (c)
redemption or other notices sent to DTC or Cede & Co., its nominee, as the registered owner of the Series 2002 Bonds, or that they will so do on a timely basis, or that DTC, DTC Participants or DTC Indirect Participants will act in the manner described in this Appendix. The current "Rules" applicable to DTC are on file with the Securities and Exchange Commission and the current "Procedures"
of DTC to be followed in dealing with DTC Participants are on file with DTC.

         The DTC will act as securities depository for the Series 2002 Bonds.
The Series 2002 Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each maturity of the Series 2002 Bonds, each in the aggregate principal amount of such maturity, and will be deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds and provides asset servicing for over 2 million issues of
U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct
Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both
U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in
turn, is owned by a number of Direct Participants of DTC and Members of the
National Securities Clearing Corporation, Government Securities Clearing
Corporation, MBS Clearing Corporation, and Emerging Markets Clearing
Corporation, (respectively, "NSCC," "GSCC," "MBSCC," and "EMCC," also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the
American Stock Exchange LLC, and the National Association of Securities Dealers,
Inc. Access to the DTC system is also available to others such as both U.S. and
non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a
Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its
Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

         Purchases of the Series 2002 Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series 2002
Bonds on DTC's records. The ownership interest of each actual purchaser of each
Security ("Beneficial Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which the Beneficial Owner entered into the transaction.
Transfers of ownership interests in the Series 2002 Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Series 2002 Bonds, except in the event that use of the book-entry system for the Series 2002 Bonds is discontinued.

         To facilitate subsequent transfers, all Series 2002 Bonds deposited by
Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Series 2002 Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual
Beneficial Owners of the Series 2002 Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series 2002 Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect
Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the Series 2002 Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Series 2002 Bonds, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of the Series 2002 Bonds may wish to ascertain that the nominee holding the Series 2002 Bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

         Redemption notices shall be sent to DTC. The conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect
Participants and by DTC Participants and Indirect Participants to Beneficial
Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Any failure of
DTC to advise any DTC Participant, or of any DTC Participant or Indirect
Participant to notify a Beneficial Owner, of any such notice and its content or effect will not affect the validity of the redemption of the Series 2002 Bonds called for redemption or of any other action premised on such notice. Redemption of portions of the Series 2002 Bonds by the County will reduce the outstanding principal amount of Series 2002 Bonds held by DTC. In such event, DTC will implement, through its book-entry system, a redemption by lot of interests in the Series 2002 Bonds held for the account of DTC Participants in accordance with its own rules or other agreements with DTC Participants and then DTC
Participants and Indirect Participants will implement a redemption of the Series
2002 Bonds for the Beneficial Owners. Any such selection of Series 2002 Bonds to be redeemed will not be governed by the Indenture and will not be conducted by the County or the Trustee.
         Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Series 2002 Bonds unless authorized by a Direct
Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date.
The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those
Direct Participants to whose accounts the Series 2002 Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Payments of principal of, premium, if any, and interest evidenced by the Series 2002 Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit
Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the County or the Trustee, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC (nor its nominee), the Trustee, or the County, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of, premium, if any, and interest evidenced by the Series 2002 Bonds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the
County or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the
Beneficial Owners will be the responsibility of Direct and Indirect
Participants.

         NEITHER THE COUNTY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR
OBLIGATION TO DTC PARTICIPANTS, INDIRECT PARTICIPANTS OR BENEFICIAL OWNERS WITH
RESPECT TO THE PAYMENTS OR THE PROVIDING OF NOTICE TO DTC PARTICIPANTS, INDIRECT
PARTICIPANTS OR BENEFICIAL OWNERS OR THE SELECTION OF SERIES 2002 BONDS FOR
PREPAYMENT.

         None of the County or the Trustee can give any assurances that DTC, DTC
Participants, Indirect Participants or others will distribute payments of principal of, premium, if any, and interest on the Series 2002 Bonds paid to DTC or its nominee, as the registered Owner, or any redemption or other notice, to the Beneficial Owners or that they will do so on a timely basis or that DTC will serve and act in a manner described in this Official Statement.

         DTC may discontinue providing its services as depository with respect to the Series 2002 Bonds at any time by giving reasonable notice to the County or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

         The County may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, bond certificates will be printed and delivered.

         In the event that the book-entry system is discontinued as described above, the requirements of the Indenture will apply. The foregoing information concerning DTC concerning and DTC's book-entry system has been provided by DTC, and none of the County or the Trustee take any responsibility for the accuracy thereof.

         None of the County or the Underwriters can and do not give any assurances that DTC, the Participants or others will distribute payments of principal, interest or premium, if any, evidenced by the Series 2002 Bonds paid to DTC or its nominee as the registered owner, or will distribute any redemption notices or other notices, to the Beneficial Owners, or that they will do so on a timely basis or will serve and act in the manner described in this Official
Statement. None of the County or the Underwriters are responsible or liable for the failure of DTC or any Participant to make any payment or give any notice to a Beneficial Owner with respect to the Series 2002 Bonds or an error or delay relating thereto.

                           GLOBAL CLEARANCE PROCEDURES

         The information that follows is based solely on information provided by the Euroclear Operator. No representation is made as to the completeness or the accuracy of such information or as to the absence of material adverse changes in such information subsequent to the date hereof.

Clearstream International and Clearstream

         Clearstream International is the product of the merger of Deutsche
Borse and Cedel International, the European international clearing depository founded in 1970, and a number of its subsidiaries including Cedelbank.
Clearstream International is registered in Luxembourg and has two subsidiaries:
Clearstream Banking and Clearstream Services. Clearstream Banking
("Clearstream") contains the core clearing and settlement business and consists of Clearstream Banking Luxemborg, Clearstream Banking Frankfurt and six regional offices in Dubai, Hong Kong, London, New York, Sao Paulo and Tokyo. Clearstream
holds securities for its participating organizations ("Clearstream
Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream Participant, either directly or indirectly.

Euroclear System

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The
Euroclear System is owned Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such
Participants or other securities intermediaries.

         The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Securities through accounts with a direct Participant of
Euroclear or any other securities intermediary that holds a book-entry interest in the Securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator

         The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

Distribution of the Series 2002 Bonds through Clearstream or Euroclear

         Distributions with respect to the Series 2002 Bonds held through
Clearstream or Euroclear are to be credited to the cash accounts of Clearstream
Participants or Euroclear Participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its Depository
(as defined below). Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Owner of the Series 2002 Bonds under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC. Owners of the Series
2002 Bonds may hold their Series 2002 Bonds through DTC (in the United States)
or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         The Series 2002 Bonds will initially be registered in the name of Cede
& Co., the nominee of DTC. Clearstream and Euroclear may hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositaries which in turn are to hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. acts as depositary for Clearstream and the Euroclear Operator acts as depositary for
Euroclear (in such capacities, individually, the "Depositary" and, collectively, the "Depositaries").

         Transfers of the Series 2002 Bonds between DTC Participants are to occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants are to occur in accordance with their respective rules and operating procedures. Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant may be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing would be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a
Participant are to be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlements in DTC.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, are to be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system if the transaction meets its settlement requirements, is to deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in
DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and
Euroclear Participants may not deliver instructions to the Depositaries.

         THE COUNTY AND THE TRUSTEE CANNOT AND DO NOT GIVE ANY ASSURANCES THAT
DTC, DIRECT PARTICIPANTS OR INDIRECT PARTICIPANTS OF DTC, CLEARSTREAM,
CLEARSTREAM PARTICIPANTS, EUROCLEAR OR EUROCLEAR PARTICIPANTS WILL DISTRIBUTE TO
THE BENEFICIAL OWNERS OF THE SERIES 2002 BONDS (I) PAYMENTS OF PRINCIPAL OF OR
INTEREST ON THE SERIES 2002 BONDS (II) CONFIRMATIONS OF THEIR OWNERSHIP
INTERESTS IN THE SERIES 2002 BONDS OR (III) OTHER NOTICES SENT TO DTC OR CEDE &
CO., ITS PARTNERSHIP NOMINEE, AS THE REGISTERED OWNER OF THE SERIES 2002 BONDS,
OR THAT THEY WILL DO SO ON A TIMELY BASIS, OR THAT DTC, DIRECT PARTICIPANTS OR
INDIRECT PARTICIPANTS, CLEARSTREAM, CLEARSTREAM PARTICIPANTS, EUROCLEAR OR
EUROCLEAR PARTICIPANTS WILL SERVE AND ACT IN THE MANNER DESCRIBED IN THIS
OFFICIAL STATEMENT.

         NEITHER THE COUNTY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR
OBLIGATIONS TO DTC, THE DIRECT PARTICIPANTS, THE INDIRECT PARTICIPANTS OF DTC,
CLEARSTREAM, CLEARSTREAM PARTICIPANTS, EUROCLEAR, EUROCLEAR PARTICIPANTS OR THE
BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY
DTC OR ANY DIRECT PARTICIPANTS OR INDIRECT PARTICIPANTS OF DTC, CLEARSTREAM,
CLEARSTREAM PARTICIPANTS, EUROCLEAR OR EUROCLEAR PARTICIPANTS; (2) THE PAYMENT
BY DTC OR ANY DIRECT PARTICIPANTS OR INDIRECT PARTICIPANTS OF DTC, CLEARSTREAM,
CLEARSTREAM PARTICIPANTS, EUROCLEAR OR EUROCLEAR PARTICIPANTS OF ANY AMOUNT DUE
TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON
SERIES 2002 BONDS; (3) THE DELIVERY BY DTC OR ANY DIRECT PARTICIPANTS OR
INDIRECT PARTICIPANTS OF DTC, CLEARSTREAM, CLEARSTREAM PARTICIPANTS, EUROCLEAR
OR EUROCLEAR PARTICIPANTS OF ANY NOTICE TO ANY BENEFICIAL OWNER THAT IS REQUIRED
OR PERMITTED TO BE GIVEN TO OWNERS UNDER THE TERMS OF THE INDENTURE; OR (4) ANY
CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS OWNER OF THE SERIES 2002 BONDS.

                                   APPENDIX F

                        AUCTION AND SETTLEMENT PROCEDURES

         Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in Appendix C.

         SECTION 1. Auction Procedures. So long as the ownership of the Auction
Rate Securities is maintained in book-entry form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate
Securities only pursuant to a Bid or Sell Order placed in an Auction or through the Authorized Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions of the Auction Rate Securities, such Existing Owner, its Authorized Broker-Dealer or its Participant advises the Auction Agent of such transfer. Subject to the provisions set forth in Appendix D under the heading "Maturity, Interest Rate and Payment Terms," Auctions of the Auction
Rate Securities shall be conducted on each Auction Date, if there is an Auction
Agent on such Auction Date, in the following manner:

                  (a)      (i)      Prior to 1:00  p.m.,  New York City time (the  "Submission  Deadline")  on each
         Auction Date relating to Auction Rate Securities;

                                    (A) each Existing Owner of Auction Rate
                           Securities may submit to the Authorized Broker-Dealer
                           by telephone or otherwise any information as to:

(I)                                 the principal amount of outstanding Auction
                                    Rate Securities, if any, held by such
                                    Existing Owner which such Existing Owner
                                    desires to continue to hold without regard
                                    to the Auction Rate for the next succeeding
                                    Auction Interest Period;

(II)                                the principal amount of outstanding Auction
                                    Rate Securities, if any, which such Existing
                                    Owner offers to sell if the Auction Rate for
                                    the next succeeding Auction Interest Period
                                    shall be less than the rate per annum
                                    specified by such Existing Owner; and/or

(III)                               the principal amount of outstanding Auction
                                    Rate Securities, if any, held by such
                                    Existing Owner which such Existing Owner
                                    offers to sell without regard to the Auction
                                    Rate for the next succeeding Auction
                                    Interest Period; and

                                    (B) the Authorized Broker-Dealer may contact
                           Potential Owners to determine the principal amount of
                           Auction Rate Securities which each Potential Owner
                           offers to purchase, if the Auction Rate for the next
                           succeeding Auction Interest Period shall not be less
                           than the rate per annum specified by such Potential
                           Owner.

The statement of an Existing Owner or a Potential Owner referred to in (A) or
(B) of this paragraph (i) is hereinafter referred to as an "Order," and each
Existing Owner and each Potential Owner placing an Order is hereinafter referred to as a "Bidder"; an Order described in clause (A)(I) is hereinafter referred to as a "Hold Order"; an Order described in clause (A)(II) or (B) is hereinafter referred to as a "Bid"; and an Order described in clause (A)(III) is hereinafter referred to as a "Sell Order."

                           (ii) (A) Subject to the provisions of Section 1(b)
                  hereof, a Bid by an Existing Owner shall constitute an
                  irrevocable offer to sell (in each case for settlement in same day funds on the next Interest Payment Date therefor at a
                  price equal to 100% of the principal amount thereof):

(I)                                 the principal amount of outstanding Auction
                                    Rate Securities specified in such Bid if the
                                    Auction Rate determined as provided herein
                                    shall be less than the rate specified in
                                    such Bid; or

(II)                                such principal amount or a lesser principal
                                    amount of outstanding Auction Rate
                                    Securities to be determined as set forth in
                                    Section 1(d)(i)(D), if the Auction Rate
                                    determined as provided herein shall be equal
                                    to the rate specified in such Bid; or

(III)                               such principal amount or a lesser principal
                                    amount of outstanding Auction Rate
                                    Securities to be determined as set forth in
                                    Section 1(d)(ii)(C) if the rate specified
                                    therein shall be higher than the Maximum
                                    Auction Rate and Sufficient Clearing Bids
                                    have not been made.

                                    (B) Subject to the provisions of Section
                           1(b) hereof, a Sell Order by an Existing Owner shall
                           constitute an irrevocable offer to sell (in each case
                           for settlement in same day funds on the next Interest
                           Payment Date therefor at a price equal to 100% of the
                           principal amount thereof):

(I)                                 the principal amount of outstanding Auction
                                    Rate Securities specified in such Sell Order
                                    if Sufficient Clearing Bids exist; or

(II)                                such principal amount or a lesser principal
                                    amount of outstanding Auction Rate
                                    Securities set forth in Section 1(d)(i)(C),
                                    if Sufficient Clearing Bids have not been
                                    made.

                                    (C) Subject to the provisions of Section
                           1(b) hereof, a Bid by a Potential Owner shall
                           constitute an irrevocable offer to purchase (in each
                           case for settlement in same day funds on the next
                           Interest Payment Date therefor at a price equal to
                           100% of the principal amount thereof):

(I)                                 the principal amount of outstanding Auction
                                    Rate Securities specified in such Bid if the
                                    Auction Rate determined as provided herein
                                    shall be higher than the rate specified in
                                    such Bid; or

(II)                                such principal amount or a lesser principal
                                    amount of outstanding Auction Rate
                                    Securities set forth in Section 1(d)(i)(E),
                                    if the Auction Rate determined as provided
                                    herein shall be equal to the rate specified
                                    in such Bid.

                  (b) (i) The Authorized Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction
         Date relating to the Auction Rate Securities, all Orders obtained by such Authorized Broker-Dealer and shall specify with respect to each such Order:

                                    (A)     the name of the Bidder placing such Order;

                                    (B)     the  aggregate  principal  amount of Auction Rate  Securities  that are the subject of such Order;

                                    (C) to the extent that such Bidder is an
Existing Owner:

(I)      the  principal  amount of Auction  Rate  Securities,  if any,  subject  to any Hold  Order  placed by such
                                    Existing Owner;

(II)                                the principal amount of Auction Rate
                                    Securities, if any, subject to any Bid
                                    placed by such Existing Owner and the rate
                                    specified in such Bid; and

(III)                               the principal amount of Auction Rate
                                    Securities, if any, subject to any Sell
                                    Order placed by such Existing Owner; and

                                    (D) to the extent such Bidder is a Potential
                           Owner, the rate specified in such Potential Owner's
                           Bid.

                           (ii) If any rate specified in any Bid contains more
                  than three figures to the right of the decimal point, the
                  Auction Agent shall round such rate up to the next higher one thousandth (.001) of 1%.

                           (iii) If an Order or Orders covering all outstanding
                  Auction Rate Securities held by an Existing Owner is not
                  submitted to the Auction Agent prior to the Submission
                  Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of outstanding Auction Rate Securities held by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                           (iv) Neither the County, the Trustee nor the Auction
                  Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any
                  Existing Owner or Potential Owner, nor shall any such party be responsible for failure by any Securities Depository to effect any transfer or to provide the Auction Agent with current
                  information regarding registration of transfers.

                           (v) If any Existing Owner submits through the
                  Authorized Broker-Dealer to the Auction Agent one or more
                  Orders covering in the aggregate more than the principal
                  amount of outstanding Auction Rate Securities held by such
                  Existing Owner, such Orders shall be considered valid as
                  follows and in the following order of priority:

                                    (A) All Hold Orders shall be considered
                           valid, but only up to and including in the aggregate
                           the principal amount of outstanding Auction Rate
                           Securities held by such Existing Owner, and if the
                           aggregate principal amount of Auction Rate Securities
                           subject to such Hold Orders exceeds the aggregate
                           principal amount of Auction Rate Securities held by
                           such Existing Owner, the aggregate principal amount
                           of Auction Rate Securities subject to each such Hold
                           Order shall be reduced so that the aggregate
                           principal amount of Auction Rate Securities subject
                           to such Hold Orders equals the aggregate principal
                           amount of outstanding Auction Rate Securities held by
                           such Existing Owner.

                                    (B) (I) any Bid shall be considered valid up
                           to and including the excess of the principal amount
                           of outstanding Auction Rate Securities held by such
                           Existing Owner over the aggregate principal amount of
                           Auction Rate Securities subject to any Hold Order
                           referred to in subsection (v)(A) above;

                                            (II) subject to subsection (v)(B)(I)
                           above, if more than one Bid with the same rate is
                           submitted on behalf of such Existing Owner and the
                           aggregate principal amount of outstanding Auction
                           Rate Securities subject to such Bids is greater than
                           such excess, such Bids shall be considered valid up
                           to and including the amount of such excess;

                                            (III) subject to subsections
                           (v)(B)(I) and (v)(B)(II) above, if more than one Bid
                           with different rates is submitted on behalf of such
                           Existing Owner, such Bids shall be considered valid
                           first in the ascending order of their respective
                           rates until the highest rate is reached at which such
                           excess exists and then at such rate up to and
                           including the amount of such excess; and

                                            (IV) in any such event, the amount
                           of outstanding Auction Rate Securities, if any,
                           subject to Bids not valid under this subsection (B)
                           shall be treated as the subject of a Bid by a
                           Potential Owner at the rate therein specified; and

                                    (C) All Sell Orders shall be considered
                           valid up to and including the excess of the principal
                           amount of outstanding Auction Rate Securities held by
                           such Existing Owner over the aggregate principal
                           amount of Auction Rate Securities subject to Hold
                           Orders referred to in subsection (v)(A) and valid
                           Bids referred to in subsection (v)(B).

                           (vi) If more than one Bid for Auction Rate Securities
                  is submitted on behalf of any Potential Owner, each Bid
                  submitted shall be a separate Bid with the rate and principal amount therein specified.

                           (vii) Any Bid or Sell Order submitted by an Existing
                  Owner covering an aggregate principal amount of Auction Rate
                  Securities not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of
                  Auction Rate Securities not equal to an Authorized
                  Denomination shall be rejected.

                         (viii)  Any  Bid  specifying  a rate  higher  than  the
                    Maximum  Auction  Rate will be  treated  as a Sell  Order if submitted  by an Existing  Owner and will not be accepted if submitted  by a Potential  Owner.  Any Bid  submitted  by an
                    Existing Owner or on behalf of a Potential Owner  specifying a rate  lower  than the All Hold Rate  shall be treated as a
                    Bid specifying the All Hold Rate, and each such Bid shall be considered  as valid and shall be selected in the  ascending order of their  respective  rates contained in the Submitted
                    Bids.

                           (ix) Any Order submitted in an Auction by the
                  Authorized Broker-Dealer to the Auction Agent prior to the
                  Submission Deadline on any Auction Date shall be irrevocable.

                  (c) (i) Not earlier than the Submission Deadline on each
         Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Authorized Broker-Dealer
         (each such Order as submitted or deemed submitted by the Authorized
         Broker-Dealer being hereinafter referred to individually as a
         "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order,"
         as the case may be, or as a "Submitted Order" and collectively as
         "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders,"
         as the case may be, or as "Submitted Orders") and shall determine:

                                    (A) the excess of the total principal amount
                           of outstanding Auction Rate Securities over the sum
                           of the aggregate principal amount of outstanding
                           Auction Rate Securities subject to Submitted Hold
                           Orders (such excess being hereinafter referred to as
                           the "Available Auction Rate Securities"), and

                                    (B)     from the Submitted Orders whether:

(I)                                 (aa) the aggregate principal amount of
                                    outstanding Auction Rate Securities subject
                                    to Submitted Bids by Potential Owners
                                    specifying one or more rates equal to or
                                    lower than the Maximum Auction Rate exceeds
                                    or (bb) is equal to the sum of:

(II)                                the aggregate principal amount of
                                    outstanding Auction Rate Securities subject
                                    to Submitted Bids by Existing Owners
                                    specifying one or more rates higher than the
                                    Maximum Auction Rate, and

(III) the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Sell Orders

(in the event such excess or such equality exists, other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders, such
Submitted Bid described in subclause (I) above shall be referred to collectively as "Sufficient Clearing Bids"); and

                                    (C) if Sufficient Clearing Bids exist, the
                           lowest rate specified in such Submitted Bids (the
                           "Winning Bid Rate") such that if:

(I)                                 (aa) each such Submitted Bid from Existing
                                    Owners specifying such lowest rate and (bb)
                                    all other Submitted Bids from Existing
                                    Owners specifying lower rates were rejected,
                                    thus entitling such Existing Owners to
                                    continue to hold the principal amount of
                                    Auction Rate Securities subject to such
                                    Submitted Bids, and

(II)                                (aa) each such Submitted Bid from Potential
                                    Owners specifying such lowest rate and (bb)
                                    all other Submitted Bids from Potential
                                    Owners specifying lower rates were accepted,

the result would be that such Existing Owners described in subsection (C)(I)
above would continue to hold an aggregate principal amount of outstanding
Auction Rate Securities which, when added to the aggregate principal amount of outstanding Auction Rate Securities to be purchased by such Potential Owners described in subsection (C)(II) above, would equal not less than the Available
Auction Rate Securities.

                           (ii) Promptly after the Auction Agent has made the
         determinations pursuant to Section 1(c)(i) hereof, the Auction Agent shall advise the County and the Trustee of the Maximum Auction Rate and
         the All-Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding
         Auction Interest Period as follows:

                                    (A) if Sufficient Clearing Bids exist, that
                           the Auction Rate for the next succeeding Auction
                           Interest Period shall be equal to the Winning Bid
                           Rate so determined;

                                    (B) if Sufficient Clearing Bids do not exist
                           (other than because all of the outstanding Auction
                           Rate Securities are subject to Submitted Hold
                           Orders), that the Auction Rate for the next
                           succeeding Auction Interest Period shall be equal to
                           the Maximum Auction Rate; or

                                    (C) if all outstanding Auction Rate
                           Securities are subject to Submitted Hold Orders, that
                           the Auction Rate for the next succeeding Auction
                           Interest Period shall be equal to the All-Hold Rate.

                  (d) Existing Owners shall continue to hold the principal
         amount of Auction Rate Securities that are subject to Submitted Hold
         Orders, and, based on the determinations made pursuant to Section
         1(c)(i) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                          (i) if Sufficient Clearing Bids have been made, all
                  Submitted Sell Orders shall be accepted and, subject to the provisions of Sections 1(d)(iv) and 1(d)(v), Submitted Bids shall be accepted or rejected as follows in the following
                  order of priority and all other Submitted Bids shall be
                  rejected:

                                    (A) Existing Owners' Submitted Bids
                           specifying any rate that is higher than the Winning
                           Bid Rate shall be accepted, thus requiring each such
                           Existing Owner to sell the aggregate principal amount
                           of Auction Rate Securities subject to such Submitted
                           Bids;

                                    (B) Existing Owners' Submitted Bids
                           specifying any rate that is lower than the Winning
                           Bid Rate shall be rejected, thus entitling each such
                           Existing Owner to continue to hold the aggregate
                           principal amount of Auction Rate Securities subject
                           to such Submitted Bids;

                                    (C) Potential Owners' Submitted Bids
                           specifying any rate that is lower than the Winning
                           Bid Rate shall be accepted;

                                    (D) each Existing Owners' Submitted Bid
                           specifying a rate that is equal to the Winning Bid
                           Rate shall be rejected, thus entitling such Existing
                           Owner to continue to hold the aggregate principal
                           amount of Auction Rate Securities subject to such
                           Submitted Bid, unless the aggregate principal amount
                           of outstanding Auction Rate Securities subject to all
                           such Submitted Bids shall be greater than the
                           principal amount of Auction Rate Securities (the
                           "remaining principal amount") equal to the excess of
                           the Available Auction Rate Securities over the
                           aggregate principal amount of Auction Rate Securities
                           subject to Submitted Bids described in subsections
                           (B) and (C) of this Section 1(d)(i), in which event
                           such Submitted Bid of such Existing Owner shall be
                           rejected in part, and such Existing Owner shall be
                           entitled to continue to hold the principal amount of
                           Auction Rate Securities subject to such Submitted
                           Bid, but only in an amount equal to the aggregate
                           principal amount of Auction Rate Securities obtained
                           by multiplying the remaining principal amount by a
                           fraction, the numerator of which shall be the
                           principal amount of outstanding Auction Rate
                           Securities held by such Existing Owner subject to
                           such Submitted Bid and the denominator of which shall
                           be the sum of the principal amount of outstanding
                           Auction Rate Securities subject to such Submitted
                           Bids made by all such Existing Owners that specified
                           a rate equal to the Winning Bid Rate; and

                                    (E) Each Potential Owner's Submitted Bid
                           specifying a rate that is equal to the Winning Bid
                           Rate shall be accepted, but only in an amount equal
                           to the principal amount of Auction Rate Securities
                           obtained by multiplying the excess of the aggregate
                           principal amount of Available Auction Rate Securities
                           over the aggregate principal amount of Auction Rate
                           Securities subject to Submitted Bids described in
                           subsections (B), (C) and (D) of this Section 1(d)(i)
                           by a fraction the numerator of which shall be the
                           aggregate principal amount of outstanding Auction
                           Rate Securities subject to such Submitted Bid and the
                           denominator of which shall be the sum of the
                           principal amount of outstanding Auction Rate
                           Securities subject to Submitted Bids made by all such
                           Potential Owners that specified a rate equal to the
                           Winning Bid Rate.

                           (ii) If Sufficient Clearing Bids have not been made
                  (other than because all of the outstanding Auction Rate
                  Securities are subject to submitted Hold Orders), subject to the provisions of Section 1(d)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of
                  priority and all other Submitted Bids shall be rejected:

                                    (A) Existing Owners' Submitted Bids
                           specifying any rate that is equal to or lower than
                           the Maximum Auction Rate shall be rejected, thus
                           entitling such Existing Owners to continue to hold
                           the aggregate principal amount of Auction Rate
                           Securities subject to such Submitted Bids;

                                    (B) Potential Owners' Submitted Bids
                           specifying any rate that is equal to or lower than
                           the Maximum Auction Rate shall be accepted, and
                           specifying any rate that is higher than the Maximum
                           Auction Rate shall be rejected; and

                                    (C) each Existing Owner's Submitted Bid
                           specifying any rate that is higher than the Maximum
                           Auction Rate and the Submitted Sell Order of each
                           Existing Owner shall be accepted, thus entitling each
                           Existing Owner that submitted any such Submitted Bid
                           or Submitted Sell Order to sell the Auction Rate
                           Securities subject to such Submitted Bid or Submitted
                           Sell Order, but in both cases only in an amount equal
                           to the aggregate principal amount of Auction Rate
                           Securities obtained by multiplying the aggregate
                           principal amount of Auction Rate Securities subject
                           to Submitted Bids described in subsection (B) of this
                           Section 1(d)(ii) by a fraction the numerator of which
                           shall be the aggregate principal amount of
                           outstanding Auction Rate Securities held by such
                           Existing Owner subject to such Submitted Bid or
                           Submitted Sell Order and the denominator of which
                           shall be the aggregate principal amount of
                           outstanding Auction Rate Securities subject to all
                           such Submitted Bids and Submitted Sell Orders.

                           (iii) If all outstanding Auction Rate Securities are
                  subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                           (iv) If, as a result of the procedures described in
                  Section 1(d)(i) or 1(d)(ii), any Existing Owner would be
                  entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of
                  Auction Rate Securities that is not equal to an Authorized
                  Denomination the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the
                  principal amount of Auction Rate Securities to be purchased or sold by any Existing Owner or Potential Owner so that the
                  principal amount of Auction Rate Securities purchased or sold by each Existing Owner or Potential Owner shall be equal to an
                  Authorized Denomination.

                           (v) If, as a result of the procedures described in
                  Section 1(d)(ii), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of
                  Auction Rate Securities, the Auction Agent shall, in such
                  manner as in its sole discretion it shall determine, allocate
                  Auction Rate Securities for purchase among Potential Owners so that only Auction Rate Securities in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Securities.

                           (vi) the County, Trustee and Auction Agent shall have
                  no liability in the event that there are not Sufficient
                  Clearing Bids from time to time pursuant to the Auction
                  Procedures.

                  (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate
         Securities to be purchased and the aggregate principal amount of
         Auction Rate Securities to be sold by Potential Owners and Existing
         Owners on whose behalf the Authorized Broker-Dealer submitted Bids or
         Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Securities to be sold differs from such aggregate principal amount of Auction Rate Securities to be purchased, determine to which other Broker-Dealer or Broker
         Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealer acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Securities.

                  (f) Any calculation by the Auction Agent (or the Trustee, if applicable) of the Applicable Auction Rate, the Maximum Rate, the
         All-Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all Beneficial Owners and all other parties.

         SECTION 2.  Settlement Procedures.

                  (a) Not later than 3:00 p.m., New York City time, on each
         Auction Date, the Auction Agent shall notify by telephone each
         Broker-Dealer that participated in the Auction relating to the Auction
         Rate Securities held on such Auction Date and submitted an Order on behalf of an Existing Owner or Potential Owner of:

                           (i)      the Auction Rate fixed for the next Auction Interest Period;

                           (ii)     whether there were Sufficient Clearing Bids in such Auction;

                           (iii) If the Authorized Broker-Dealer (a "Seller's
         Broker-Dealer") submitted a Bid or a Sell Order on behalf of an
         Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate
         Securities, if any, to be sold by such Existing Owner;

                           (iv) if the Authorized Broker-Dealer (a "Buyer's
         Broker-Dealer") submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Securities, if any, to be purchased by such Potential Owner;

                           (v) if the aggregate amount of Auction Rate
         Securities to be sold by all Existing Owners on whose behalf such
         Seller's Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate principal amount of Auction Rate Securities to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a
         Bid, the name or names of one or more Buyer's Broker-Dealer (and the name of the Participant, if any, of each such Buyer's Broker-Dealer)
         acting for one or more purchasers of such excess principal amount of
         Auction Rate Securities and the principal amount of Auction Rate
         Securities to be purchased from one or more Existing Owners on whose behalf such Seller's Broker-Dealer acted by one or more Potential
         Owners on whose behalf each of such Buyer's Broker-Dealer acted;

                           (vi) if the principal amount of Auction Rate
         Securities to be purchased by all Potential Owners on whose behalf such
         Buyer's Broker-Dealer submitted a Bid exceeds the amount of Auction
         Rate Securities to be sold by all Existing Owners on whose behalf such
         Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealer (and the name of the
         Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Rate
         Securities and the principal amount of Auction Rate Securities to be sold to one or more Potential Owners on whose behalf such Buyer's
         Broker-Dealer acted by one or more Existing Owners on whose behalf each of such Seller's Broker-Dealer acted; and

                           (vii)    the Auction Date for the next succeeding Auction.

                  (b) On each Auction Date, the Authorized Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

                           (i) advise each Existing Owner and Potential Owner on
         whose behalf such Authorized Broker-Dealer submitted a Bid or Sell
         Order in the Auction on such Auction Date whether such Bid or Sell
         Order was accepted or rejected, in whole or in part;

                           (ii) in the case of an Authorized Broker-Dealer that
         is a Buyer's Broker-Dealer, advise each Potential Owner on whose behalf such Authorized Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner's Participant to pay to such Authorized Broker-Dealer (or its Participant) through the
         Securities Depository the amount necessary to purchase the principal amount of Auction Rate Securities to be purchased pursuant to such Bid against receipt of such Auction Rate Securities;

                           (iii) in the case of an Authorized Broker-Dealer that
         is a Seller's Broker-Dealer, instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Participant to deliver to such
         Authorized Broker-Dealer (or its Participant) through the Securities
         Depository the principal amount of Auction Rate Securities to be sold pursuant to such Order against payment therefor;

                           (iv) advise each Existing Owner on whose behalf such
         Seller's Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Buyer's Broker-Dealer submitted a Bid of the Auction
         Rate for the next Auction Interest Period;

                           (v)      advise  each  Existing  Owner  on  whose  behalf  such  Seller's  Broker-Dealer submitted an Order of the next Auction Date; and

                           (vi) advise each Potential Owner on whose behalf such
         Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

                  (c) On the basis of the information provided to it pursuant to
         Section 2(a), an Authorized Broker-Dealer that submitted a Bid or Sell
         Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to Section 2(b)(ii), and any
         Auction Rate Securities received by it in connection with such Auction pursuant to Section 2(b)(iii) among the Potential Owners, if any, on whose behalf such Authorized Broker-Dealer submitted Bids, the Existing
         Owners, if any on whose behalf such Authorized Broker-Dealer submitted
         Bids or Sell Orders in such Auction, and any Authorized Broker-Dealer identified to it by the Auction Agent following such Auction pursuant to Section 2(a)(v) or 2(a)(vi).

                  (d)      On each Auction Date:

                           (i) each Potential Owner and Existing Owner with an
         Order in the Auction on such Auction Date shall instruct its
         Participant as provided in Section 2(b)(ii) or 2(b)(iii), as the case may be;

                           (ii) each Seller's Broker-Dealer that is not a
         Participant of the Securities Depository shall instruct its Participant to (A) pay through the Securities Depository to the Participant of the
         Existing Owner delivering Auction Rate Securities to such Seller's
         Broker-Dealer following such Auction pursuant to Section 2(b)(iii) the amount necessary to purchase such Auction Rate Securities against receipt of such Auction Rate Securities, and (B) deliver such Auction
         Rate Securities through the Securities Depository to a Buyer's
         Broker-Dealer (or its Participant) identified to such Seller's
         Broker-Dealer pursuant to Section 2(a)(v) against payment therefor; and

                           (iii) each Buyer's Broker-Dealer that is not a
         Participant in the Securities Depository shall instruct its Participant to (A) pay through the Securities Depository to Seller's Broker-Dealer
         (or its Participant) identified following such Auction pursuant to
         Section 2(a)(vi) the amount necessary to purchase the Auction Rate
         Securities to be purchased pursuant to Section 2(b)(ii) against receipt of such Auction Rate Securities, and (B) deliver such Auction Rate
         Securities through the Securities Depository to the Participant of the purchaser thereof against payment therefor.

                  (e)      On the Business Day following each Auction Date:

                           (i) each Participant for a Bidder in the Auction on
         such Auction Date referred to in Section 2(d)(i) shall instruct the
         Securities Depository to execute the transactions described under
         Section 2(b)(ii) or 2(b)(iii) for such Auction, and the Securities
         Depository shall execute such transactions;

                           (ii) each Seller's Broker-Dealer or its Participant
         shall instruct the Securities Depository to execute the transactions described in Section 2(d)(ii) for such Auction, and the Securities
         Depository shall execute such transactions; and

                           (iii) each Buyer's Broker-Dealer or its Participant
         shall instruct the Securities Depository to execute the transactions described in Section 2(d)(iii) for such Auction, and the Securities
         Depository shall execute such transactions.

                  (f) If an Existing Owner selling Auction Rate Securities in an
         Auction fails to deliver such Auction Rate Securities (by authorized book-entry), an Authorized Broker-Dealer may deliver to the Potential
         Owner on behalf of which it submitted a Bid that was accepted a principal amount of Auction Rate Securities that is less than the principal amount of Auction Rate Securities that otherwise was to be purchased by such Potential Owner. In such event, the principal amount of Auction Rate Securities to be so delivered shall be determined solely by such Authorized Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Securities shall constitute good delivery. Notwithstanding the foregoing terms of this subsection, any delivery or nondelivery of Auction Rate Securities which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the
         Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreement.

                                   APPENDIX G

                  SPECIMEN FINANCIAL GUARANTY INSURANCE POLICY

                       FINANCIAL GUARANTY INSURANCE POLICY
                           MBIA Insurance Corporation
                             Armonk, New York 10504

                                                        Policy No. [NUMBER]

MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to [PAYING AGENT/TRUSTEE] or its successor (the "Paying
Agent") of an amount equal to (i) the principal of (either at the stated
maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of a such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts."
"Obligations" shall mean:

                                      [PAR]
                              [LEGAL NAME OF ISSUE]

Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with
State Street Bank and Trust Company, N.A., in New York, New York, or its
successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the
Obligations in any legal proceeding related to payment of Insured Amounts on the
Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners, or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

As used herein, the term "owner" shall mean the registered owner of any
Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the
Obligations.

In the event the Insurer were to become insolvent, any claims arising under a policy of financial guaranty insurance are excluded from coverage by the
California Insurance Guaranty Association, established pursuant to Article 14.2
(commencing with Section 1063) of Chapter 1 of Part 2 of Division 1 of the
California Insurance Code.

IN WITNESS WHEREOF, the Insurer has caused this policy to be executed in facsimile on its behalf by its duly authorized officers, this [DAY] day of
[MONTH, YEAR].

                                                MBIA Insurance Corporation

                                                ____________________________
                                                President

                                       Attest:
                                                ____________________________
                                                Assistant Secretary

STD-R-CA-6
4/95